As filed with the Securities and Exchange Commission on June 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

METALS ACQUISITION LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Jersey, Channel Islands	1000	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3rd Floor, 44 Esplanade,

St. Helier, Jersey, JE4 9WG

+44 1534 514 000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael James McMullen

3rd Floor, 44 Esplanade,St.

Helier, Jersey, JE4 9WG

+44 1534 514 000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. William Burns Paul Hastings LLP 600 Travis Street, Fifty-Eighth Floor Houston, Texas 77002 Tel: (713) 860-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission, or “SEC,” is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2023

PRELIMINARY PROSPECTUS

Metals Acquisition Limited

SECONDARY OFFERING OF

54,803,246 ORDINARY SHARES

6,535,304 PRIVATE WARRANTS

This prospectus relates to the offer and sale, from time to time, by the Selling Securityholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest, of up to an aggregate of (i) 54,803,246 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), comprising: (a) up to 22,128,695 Ordinary Shares issued to certain Selling Securityholders in connection with the Business Combination (as defined herein), (b) up to 22,951,747 Ordinary Shares issued to certain Selling Securityholders under the PIPE Financing (as defined herein) consummated in connection with the Business Combination, (c) up to 6,535,304 Ordinary Shares issuable upon the exercise of 6,535,304 outstanding private placement warrants originally issued in a private placement in connection with the initial public offering of Metals Acquisition Corp (“MAC”) at a price of $1.50 per warrant, which are exercisable at a price per share of $11.50 (the “Private Warrants”), and (d) up to 3,187,500 Ordinary Shares issuable upon the exercise of 3,187,500 outstanding private warrants held by Sprott Private Resource Lending II (Collecter-2) LLP (“Sprott”) originally issued in connection with the Mezz Facility (as defined herein) (the “New MAC Financing Warrants”), which are exercisable at a price per share of $12.50 and (ii) 6,535,304 Private Warrants. Although certain of our shareholders are subject to restrictions regarding the transfer of their securities, these Ordinary Shares may be sold after the expiration of the applicable lock-up periods. The market price of our Ordinary Shares could decline if the Selling Securityholders sell a significant portion of our Ordinary Shares or are perceived by the market as intending to sell them.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will receive the proceeds from any exercise of the Private Warrants for cash, but not from the resale of the Ordinary Shares or Private Warrants by the Selling Securityholders. See “Use of Proceeds.” We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our Ordinary Shares and public warrants are listed on the New York Stock Exchange LLC (the “NYSE”) under the trading symbols “MTAL” and “MTAL.WS.” On June 29, 2023, the closing price for our Ordinary Shares on NYSE was $10.40 and the closing price for our public warrants on NYSE was $1.34.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary — Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED , 2023

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the SEC by Metals Acquisition Limited. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find Additional Information.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

References to “A$” or “AU$” in this prospectus refer to the Australian dollar, the official currency of Australia, and references to “U.S. dollars,” “US$” and “$” in this prospectus are to United States dollars, the legal currency of the United States. Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100%. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

Throughout this prospectus, unless otherwise designated or the context requires otherwise, the terms “we,” “us,” “our,” “the Company” and “our company” refer to Metals Acquisition Limited and its subsidiaries, which prior to the Business Combination was the business of Cobar Management Pty. Limited and its subsidiaries and consolidated affiliated entities. References to “CMPL” mean Cobar Management Pty. Limited, and references to “New MAC” mean Metals Acquisition Limited. Unless the context requires otherwise, all references to “our financial statements” mean the financial statements of CMPL included herein.

This document does not constitute a prospectus for the purposes of the Companies (Jersey) law 1991 (as amended) and the consent of the Registrar of Companies in Jersey to the circulation of this document is therefore not required.

FINANCIAL STATEMENT PRESENTATION

The Company

Prior to the Business Combination, New MAC had no material assets and did not conduct any material activities other than those incident to its formation and certain matters related to the Business Combination, such as the making of certain required securities law filings. New MAC was incorporated to become the holding entity of MAC and CMPL to effect the Business Combination. Accordingly, no financial statements of New MAC have been included in this prospectus. New MAC continues not to have any assets other than its indirect equity interest in CMPL and direct equity interests in Metals Acquisition Corp. (Australia) Pty Ltd (“MAC-Sub”). As a result, the financial statements included in this prospectus are those of MAC and CMPL.

The Business Combination is accounted for using the acquisition method in accordance with IFRS 3. New MAC has been identified as the “acquirer” as it obtained control over CMPL as the “acquiree” by its wholly-owned subsidiary, MAC-Sub, purchasing 100% of the share capital of CMPL.

CMPL

CMPL’s audited financial statements as of December 31, 2022, 2021 and 2020 and for the years then ended included in this prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and are reported in U.S. dollars. IFRS differs from the United States generally accepted accounting principles (“U.S. GAAP”) in certain material respects and thus may not be comparable to financial information presented by U.S. companies.

We refer in various places in this prospectus to non-GAAP financial measures (i) Cash Cost, After By- product Credits, (ii) AISC, After By-product Credits, and (iii) free cash flow which are more fully explained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Significant Factors Affecting our Results of Operations — Non-GAAP Financial Measures”. The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for CMPL’s financial results prepared in accordance with IFRS.

MAC

The historical financial statements of MAC were prepared in accordance with U.S. GAAP and are reported in U.S. dollars.

INDUSTRY AND MARKET DATA

Market, ranking and industry data used throughout this prospectus is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information, as indicated. Industry reports, publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In some cases, we do not expressly refer to the sources from which this data is derived. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain a number of forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, results of operations, business strategy and plans and objectives of management for future operations, are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are also forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the Company. Forward-looking statements also include statements regarding the expected benefits of the Business Combination.

The forward-looking statements are based on the current expectations of our management and are inherently subject to uncertainties and changes in circumstance and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings we made with the SEC and the following important factors:

•	the effect of any future pandemic on New MAC;
●	the benefits of the Business Combination;
•	the future financial performance of New MAC following the Business Combination;
•	expansion plans and opportunities;
•	our public securities’ potential liquidity and trading;
•	the lack of a market for our securities;
•	our financial performance following the Business Combination.
•	adverse variances in the actual resources, reserves and life-of-mine inventories at CMPL from those contained in the Technical Report;
•	adverse operating conditions and geotechnical risks applicable to New MAC’s operations;
•	New MAC’s substantial capital expenditure requirements;
•	New MAC’s inability to effectively manage growth;
•	the ability to maintain the listing of our Ordinary Shares and public warrants on the NYSE following the Business Combination;
•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Business Combination;

v

•	the risks associated with cyclical demand for New MAC’s products and vulnerability to industry downturns and regional, national or global downturns;
•	fluctuations in New MAC’s revenue and operating results;
•	fluctuations and volatility in commodity prices and foreign exchange rates;
•	unfavorable conditions or further disruptions in the capital and credit markets and New MAC’s ability to obtain additional capital on commercially reasonable terms;
•	competition from existing and new competitors;
•	New MAC’s ability to integrate any businesses it acquires;
•	New MAC’s dependence on third-party contractors to provide various services;
•

compliance with and liabilities related to environmental, health and safety laws, regulations and other regulations, including those related to climate change, including changes to such laws, regulations and other requirements;

•	climate change;
•	changes in U.S., Australian or other foreign tax laws;
•	increases in costs, disruption of supply, or shortages of materials;
•	general economic or political conditions; and
•	other factors detailed under the section entitled “Risk Factors” herein.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which will be accessible at www.sec.gov, and which you are advised to consult.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires in this document:

“2023 Plans” means the Incentive Plan, ESPP and DSU Plan, collectively.

“A&R Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, entered into by New MAC, the Sponsor, Glencore and certain owners of equity interests in MAC concurrently with the Closing, pursuant to which that certain Registration Rights Agreement, dated as of July 28, 2021, is amended and restated in its entirety, as of the Closing.

“Ag” means silver.

“Articles” means the amended and restated memorandum and articles of association of New MAC in effect upon the Closing.

“ASX” means the Australian Securities Exchange operated by ASX Limited.

“Board” means the board of directors of the Company.

“Business Combination” means the Merger and the other transactions contemplated by the Share Sale Agreement, collectively, including the Financings.

“Citi Debt” means Citibank, N.A., Sydney Branch.

“Closing” means the consummation of the Business Combination on June 15, 2023, including the transactions contemplated by the Share Sale Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Continental” refers to Continental Stock Transfer & Trust Company.

“Copper Stream” means the copper purchase agreement dated March 20, 2023 entered into by and among MAC-Sub, MAC and MAC Limited in connection with the Redemption Backstop Facility.

“COVID-19” or the “COVID-19 pandemic” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or other epidemics, pandemics or disease outbreaks.

“CSA Mine” means the Cornish, Scottish and Australian underground copper mine near Cobar, New South Wales, Australia.

“Cu” means copper.

“DSU Plan” means the 2023 Non-Employee Directors Deferred Unit Plan.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“ESPP” means the 2023 Employee Stock Purchase Plan.

“Founder Shares” means the MAC Class B Ordinary Shares.

“GAH” means Glenore Australia Holdings Pty Limited (Australian Treasury).

“GIAG” means Glencore International AG.

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board.

“Incentive Plan” means the 2023 Long-Term Incentive Plan.

“Indicated Mineral Resources” means that part of a Mineral Resource for which quantity, grade (or quality), densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of Modifying Factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. The nature, quality, amount and distribution of data are such as to allow confident interpretation of the geological framework and to assume continuity of mineralization. An Indicated Mineral Resource may be converted to a probable Ore Reserve.

“Inferred Mineral Resources” means that part of a Mineral Resource for which quantity and grade (or quality), are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply, but not to verify, geological and grade (or quality) continuity. It is based on exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes. Confidence in the estimate of Inferred Mineral Resources is not sufficient to allow the application of technical and economic parameters to be used for detailed planning studies. An Inferred Mineral Resource must not be converted to an Ore Reserve. While it is reasonably expected that the majority of an Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with further drilling or exploration data, there is no certainty that this will be the case.

“initial shareholders” means certain of MAC’s officers and directors that are principals of the Sponsor and which indirectly held the Founder Shares through their holdings of Class B units in the Sponsor, which entitled them to an equivalent number of Ordinary Shares upon distribution.

“IPO” means MAC’s initial public offering of units, consummated on August 2, 2021.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“JORC Code” means the Australasian Joint Ore Reserve Committee Code, 2012 edition.

“LME” means the London Metal Exchange.

“MAC Class A Ordinary Shares” means MAC’s Class A ordinary shares, par value $0.0001 per share.

“MAC Class B Ordinary Shares” means MAC’s Class B ordinary shares, par value $0.0001 per share.

“MAC Limited” means Metals Acquisition Limited.

“management” or our “management team” means the officers of the Company.

“Material” means all copper concentrate produced by the CSA Mine that is derived from minerals within the mining Tenements, produced by the operations or produced or derived from any ore, minerals or concentrates which are inputted to and/or processed through the plant (including any ore, minerals or concentrate produced or derived from any mining lease that is not the Mining Tenements) or as further set out in Clause 4 of the Offtake Agreement.

“Measured Mineral Resources” means that part of a Mineral Resource for which quantity, grade (or quality), densities, shape and physical characteristics are estimated with confidence sufficient to allow the application of Modifying Factors to support detailed mine planning and final evaluation of the economic viability of the deposit. The nature, quality, amount and distribution of data are such as to leave no reasonable doubt that the tonnage and grade of mineralization can be estimated to within close limits and that any variations from the estimate would be unlikely to significantly affect potential economic viability. A Measured Mineral Resource may be converted to a proven Ore Reserve (or to a probable Ore Reserve where circumstances other than geological confidence suggest that a lower confidence level is appropriate).

“Merger” means the merger of MAC with and into MAC Limited, with MAC Limited continuing as the surviving company pursuant to the Plan of Merger.

“Mezz Facility” means the US$135 million mezzanine debt facility provided by Sprott to MAC-Sub.

“Mineral Resource” means a concentration or occurrence of solid material of economic interest in or on the Earth’s crust in such a form, grade (or quality) and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade (or quality), continuity and other geological characteristics of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling. Mineral Resources are sub-divided, in order of increasing geological confidence, into Inferred, Indicated and Measured categories.

“Modifying Factors” has the meaning given to it in the JORC Code.

“mt” means metric tonne.

“New MAC Financing Warrants” means the warrants to purchase Ordinary Shares issued to Sprott under the Mezz Facility.

“New MAC Warrants” means the Private Warrants, public warrants and New MAC Financing Warrants.

“NSW” means New South Wales, Australia.

“NYSE” means The New York Stock Exchange.

“Offtake Agreement” means a life-of-mine offtake obligation committing us to sell to GIAG all Material, and committing GIAG to buy all Material.

“Ordinary Shares” or “New MAC Ordinary Shares” means New MAC’s ordinary shares of $0.0001 each in the capital of the Company and having the rights and being subject to the restrictions specified in the Articles.

“Ore Reserve” means the economically mineable part of a Measured and/or Indicated Mineral Resource. It includes diluting materials and allowances for losses which may occur when the material is mined or extracted and is defined by studies at Pre-Feasibility or Feasibility level that include application of Modifying Factors. Such studies demonstrate that, at the time of reporting, extraction could reasonably be justified.

“PCAOB” means the Public Company Accounting Oversight Board.

“PIPE Financing” means the private placement of Ordinary Shares to fund a portion of the consideration for the Business Combination.

“PIPE Investors” means the investors that participated in the PIPE Financing, collectively.

“Private Warrants” means the 6,535,304 private placement warrants issued by New MAC in exchange for MAC private placement warrants originally issued in a private placement in connection with MAC’s IPO at a price of $1.50 per warrant, which are exercisable at a price per share of $11.50.

“Probable Reserves” means the economically mineable part of an indicated and, in some cases, a measured mineral resource.

“Proven Reserves” means the economically mineable part of a measured mineral resource and can only result from conversion of a measured mineral resource.

“public shares” means MAC Class A Ordinary Shares included in the units sold by MAC in its IPO.

“public shareholders” means the holders of MAC Class A Ordinary Shares.

“public warrants” means the warrants included in the units sold in MAC’s IPO, each of which was exercisable for one MAC Class A Ordinary Share, in accordance with its terms.

“redemption” means the redemption of public shares for cash pursuant to our Amended and Restated Memorandum and Articles of Association.

“Redemptions Backstop Facility” means the up to US$100 million backstop facility provided by Osisko, US$75 million Copper Stream and US$25 million equity subscription following completion of redemptions on a pro-rata basis between the Copper Stream and equity subscription.

“registrable securities” means, collectively, (a) the Founder Shares, (b) the private placement warrants (including any Ordinary Shares issued or issuable upon the exercise of the private placement warrants), (c) any outstanding Ordinary Shares or any other equity security (including the Ordinary Shares issued or issuable upon the exercise of any other equity security) of New MAC held by a party to the A&R Rights Agreement, (d) any equity securities (including the Ordinary Shares issued or issuable upon the exercise of any such equity security) of New MAC issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to New MAC by a party to the A&R Rights Agreement (including the Working Capital Warrants and any Ordinary Shares issued or issuable upon the exercise of the Working Capital Warrants) and (e) any other equity security of New MAC issued or issuable with respect to any such Ordinary Share by way of a share capitalization or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.

“Reserve” means an estimate of tonnage and grade or quality of Indicated and Measured Mineral Resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or Indicated Mineral Resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.

“Royalty Area” means the area within the boundaries of the Tenements, meaning (a) the mining and exploration tenements (being the leases, licenses, claims, permits, and other authorities) and mining and exploration tenement applications listed in Schedule 1 to the Royalty Deed (whether registered or applied for) in each case as may be renewed, extended, substituted, replaced (including where an exploration license is replaced by a mining or other tenement with production rights) or consolidated; and (b) any other mining tenement, lease, license, claim, permit or authority applied for or granted wholly or partly in respect of the whole or any part of the area which is the subject, as at the Effective Date, of any of the mining or exploration tenements listed in Schedule 1 to the Royalty Deed that is at any time held, or an interest in which is at any time held, by the Grantor or any of its Related Bodies Corporate at the date on which the completion of the sale and purchase of the Shares in accordance with clause 8 of the Share Sale Agreement.

“Royalty Deed” means the deed between New MAC, Glencore and CMPL, under which CMPL is required, on a quarterly basis, to pay to Glencore a royalty equal to 1.5% of Net Smelter Returns and grant security interests created as a result of the Royalty Deed. Net Smelter Returns are equal to the gross revenue minus permitted deductions for all marketable and metal-bearing copper material, in whatever form or state, that is mined, produced, extracted or otherwise recovered from the Royalty Area. Glencore has the right to transfer its interest in the Royalty Deed (subject to limited restrictions, and subject to a right of last refusal granted to CMPL) and the security created as a result of the Royalty Deed.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Facilities” means the senior secured debt facility that MAC-Sub can draw down on for various purposes provided for in the SFA as part of the Debt Facilities.

“SFA” means the syndicated facilities agreement dated as of February 28, 2023, by and between MAC- Sub and the Senior Lenders, which sets forth the terms of the Senior Facilities.

“Senior Lenders” means Citi Debt, Bank of Montreal, Harris Bank, N.A., National Bank of Canada and The Bank of Nova Scotia, Australian Branch, collectively.

“Share Sale Agreement” means the Share Sale Agreement, entered into on March 17, 2022, by and among MAC Limited, MAC, MAC-Sub and Glencore, as amended by the Deed of Consent and Covenant, dated as of November 22, 2022, as supplemented by the CMPL Share Sale Agreement Side Letter, dated as of April 21, 2023, as supplemented by the CMPL Share Sale Agreement Side Letter, dated May 31, 2023, and as further supplemented by the CMPL Share Sale Agreement Side Letter, dated June 2, 2023, as may be amended, supplemented, or otherwise modified from time to time.

“Silver Stream” means the up to US$90 million silver purchase agreement dated March 20, 2023 entered into by and among MAC-Sub, MAC, MAC Limited and Osisko.

“Sponsor” means Green Mountain Metals LLC, a Cayman Islands limited liability company.

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“Sponsor Letter Agreement” means the letter agreement, dated as of July 28, 2021, by and among Sponsor, the initial shareholders and MAC pursuant to which the parties agreed to vote all of their Founder Shares in favor of the Business Combination and related transactions and to take certain other actions in support of the Share Sale Agreement and related transactions.

“Subscription Agreements” means the subscription agreements, entered into or to be entered into by MAC, New MAC and each of the PIPE Investors in connection with the PIPE Financing.

“Technical Report” means an independent technical review and independent technical report summary in accordance with SEC Regulation S-K Technical Report Summary requirements, to accompany the SEC filing for the information of MAC’s shareholders.

“transfer agent” means Continental, our transfer agent.

“Trust Account” means the Trust Account that held a portion of the proceeds of the IPO and the concurrent sale of the private placement warrants.

“U.S. GAAP” means United States generally accepted accounting principles.

“VWAP” means volume-weighted average price.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety, and CMPL’s financial statements and related notes thereto, before making an investment decision.

Overview

CMPL operates the CSA Mine, which is located less than 1,000 kilometers west-northwest of Sydney near the town of Cobar in western New South Wales, Australia. Sealed highways and public roads provide all-weather access to the CSA Mine, and the CSA Mine is linked by rail to the ports of Newcastle and Port Kembla, New South Wales, from which the copper concentrate product is exported.

The CSA Mine has a long operating history, with copper mineralization first discovered in 1871. Development commenced in the early 1900s, focusing on near surface mineralization. In 1965, Broken Hill South Limited developed a new mechanized underground mining and processing operation, with new shafts, winders, concentrator, and infrastructure. Subsequently, it operated under several different owners, until Glencore acquired the property in 1999.

The underground mine is serviced by two hoisting shafts and a decline from surface to the base of the mine. Ore is produced principally from two steeply dipping underground mineralized systems, QTS North (“QTSN”) and QTS Central (“QTSC”), from depths currently between 1,500 to 1,900 meters below the surface. The current depth of the decline is around 1,900 meters. The ore is crushed underground, hoisted to surface, and milled and processed through the CSA concentrator. In 2022, the CSA Mine produced 144 kilotons (“kt”) of concentrate grading 26% copper containing 38kt of copper.

The currently estimated Ore Reserves support six and a half years of operation. The CSA Mine has a long history of resource renewal and exploration success, and there is reasonable geological evidence of continuity down dip.

The town of Cobar is serviced by a sealed airstrip, with commercial flights to and from Sydney. The project is well-served by existing infrastructure, which includes power supply, water supply, site buildings, and service facilities. Power is supplied to the site from the state energy network via a 132 kilovolt (“kV”) transmission line. A 22kV line is also connected to the site and is available for limited supply in emergencies. The state energy network is supplied by a mix of conventional and renewable power generation. Further diesel power generators are available to supply minimal backup power capable of supporting emergency room facilities and functions.

The majority of the water supply for the operation is provided by the Cobar Water Board from Lake Burrendong via a weir on the Bogan River at Nyngan through a network of pumps and pipelines. During times of significant drought, the CSA Mine may not be able to rely on this water supply. Additional water is available from tailings water recycling, surface water capture, and an installed borefield. Although the CSA Mine has water allocations provided under water licenses, there is no certainty of supply in times of significant drought. The supplementary water supply listed is not sufficient to maintain mining and processing operations at full production.

We believe that the CSA Mine has the potential to allow us to participate in the decarbonization of the world through the production and sale of copper, which is used in electrification production and supply. The copper concentrate produced by the CSA Mine is a well-known product in the global copper smelting market and is a quality product sought after for blending opportunities. By being in production already, the CSA Mine gives us the ability to participate in this opportunity as it evolves without the need for a major capital investment.

Recent Development

Business Combination

On June 15, 2023 (the “Closing Date”), we consummated the previously announced Business Combination pursuant to the Share Sale Agreement, pursuant to which MAC-Sub acquired from Glencore 100% of the issued share capital of CMPL, which owns and operates the CSA Mine near Cobar, New South Wales, Australia. Immediately prior to the Business Combination, MAC merged with and into MAC Limited, with New MAC continuing as the surviving company (MAC Limited following the Merger is referred to as New MAC) and CMPL becoming an indirect subsidiary of New MAC following the Business Combination.

As part of the Business Combination: (i) each issued and outstanding MAC Class A Ordinary Share and MAC Class B Ordinary Share was converted into one Ordinary Share and (ii) each issued and outstanding whole warrant to purchase MAC Class A Ordinary Shares was converted into one New MAC Warrant at an exercise price of $11.50 per share, subject to the same terms and conditions existing prior to such conversion.

Prior to the consummation of the Business Combination, MAC entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and MAC agreed to issue and sell to the PIPE Investors an aggregate of 22,951,747 Ordinary Shares at a price of $10.00 per share, for aggregate gross proceeds of $229,517,470. Four of the PIPE Investors are officers and directors of MAC and one of the PIPE Investors is also an affiliate of the Sponsor and they have agreed to subscribe for 230,000 Ordinary Shares in the aggregate, at a purchase price of $10.00 per share, for aggregate gross proceeds of $2,300,000 all pursuant to the Subscription Agreements on the same terms and conditions as all other PIPE Investors. Such subscribed shares were converted into Ordinary Shares in connection with the Business Combination. New MAC has also agreed to grant certain customary registration rights to the PIPE Investors in connection with the PIPE Financing.

In connection with the Subscription Agreements, the Sponsor agreed to transfer an aggregate of 988,333 shares of Class B common stock of MAC that it held and agreed to sell 500,000 MAC Private Placement Warrants at a price of $1.50 for each MAC Private Placement Warrant to certain investors who agreed to subscribe for a significant number of Ordinary Shares.

On June 12, 2023, MAC Limited and BEP Special Situations VI LLC (“Bluescape”) entered into a director nomination side letter (the “Director Nomination Agreement”), which provides that, for so long as Bluescape (together with its affiliates) holds at least 1.25 million of Ordinary Shares, Bluescape will at its sole discretion be entitled to (but not obliged to) designate one (1) director to be nominated the board of directors of New MAC. In the event Bluescape and its affiliates, together, cease to hold at least 1.25 million of Ordinary Shares, Bluescape shall promptly cause the resignation of such director and New MAC may promptly remove such director at its sole discretion. Any person appointed as a director in accordance with the Director Nomination Agreement must not be prohibited from acting as a director of New MAC under any applicable law or the rules of any relevant stock exchange and must be “independent” in accordance with the rules of any relevant stock exchange.

MAC-Sub (as borrower), MAC and MAC Limited (as guarantors) and Sprott (as lender) entered into a Mezzanine Loan Note Facility Agreement dated March 10, 2023 pursuant to which Sprott made available a US$135 million loan facility agreement available to MAC-Sub, for funding purposes in connection with the Business Combination (the “Mezz Facility”). MAC-Sub is subject to standard and customary mandatory prepayment terms for a facility of this nature, and the Mezz Facility is subject to substantially similar terms relating to conditions, representations and warranties, customary terms, covenants, conditions precedents, events of default and other provisions as the syndicated facilities agreement (the “SFA”) by and between MAC-Sub and several lenders. In connection with the Mezz Facility, New MAC, MAC, Sprott Private Resource Lending II (Collector), LP (the “Equity Subscriber”) and Sprott Private Resource Lending II (Collector-2), LP (the “Warrant Subscriber”), entered into a subscription agreement (the “Sprott Subscription Agreement”) pursuant to which the Equity Subscriber committed to purchase 1,500,000 Ordinary Shares (the “Subscribed Shares”) at a purchase price of $10.00 per share and an aggregate purchase price of $15,000,000. In addition, in accordance with the terms of the Mezz Facility, the Warrant Subscriber received 3,187,500 warrants to purchase Ordinary Shares (the “New MAC Financing Warrants”) once the Mezz Facility began. Each New MAC Financing Warrant entitles the holder to purchase one Ordinary Share. The New MAC Financing Warrant documentation contains customary anti-dilution clauses.

Moreover, certain other related agreements have been entered into in connection with the Business Combination, including the Royalty Deed, Offtake Agreement, Amended and Restated Registration Rights Agreement, Senior Loan Facility Agreement, Mezzanine Debt Facility Agreements, Silver Stream Agreement, Osisko Redemptions Backstop Facility and Copper Stream, each as described under the heading “Certain Relationships and Related Person Transactions — Transactions Related to the Business Combination.”

The Business Combination was consummated on June 15, 2023. The transaction was unanimously approved by MAC’s Board of Directors and was approved at the extraordinary general meeting of MAC’s shareholders held on June 5, 2023. MAC’s shareholders also voted to approve all other proposals presented at the extraordinary general meeting. On June 16, 2023, the Ordinary Shares and New MAC Warrants commenced trading on the NYSE under the symbols “MTAL” and “MTAL.WS,” respectively.

Emerging Growth Company

We qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, and may not be required to, among other things, (1) provide an auditor’s attestation report on its system of internal controls over financial reporting pursuant to Section 404; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing or (b) in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time), and (2) the date on which (x) we are deemed to be a large accelerated filer, which means that the market value of our Ordinary Shares held by non-affiliates exceeds $700 million as of the prior June 30, or (y) the date on which we have issued more than $1.0 billion in nonconvertible debt during the prior three-year period.

Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.

Our Corporate Information

We are a private limited company incorporated under the laws of the Jersey, Channel Islands with limited liability. Prior to the Closing, we did not conduct any material activities other than those incident to our formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.

The mailing address of our registered office is 3rd Floor, 44 Esplanade, St. Helier, Jersey, JE4 9WG and our telephone number is +44 1534 514 000. Our website is https://www.metalsacquisition.com/. The information contained in, or accessible through, our website does not constitute a part of this prospectus.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov.

Our agent for service of process in the United States is Forbes Barrentine Law, 17480 Dallas Pkwy #114, Dallas, TX 75287.

Our Organizational Structure

The following diagram depicts a simplified organizational structure of the Company as of the date hereof.

Summary Risk Factors

Investing in our securities entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in our securities. These risks include, among others:

•	Estimates of Reserves are uncertain and the volume and grade of ore actually recovered may vary from our estimates.
•	Our mining activities are subject to adverse operating conditions and geotechnical risks, which could adversely impact our ore recoveries and mining efficiencies.
•	Our mining activities are subject to ongoing cost and resourcing requirements that may not always be met.
•

To maintain our business, we will be required to make substantial capital expenditures. If we are unable to obtain needed capital or financing on satisfactory terms, it could have an adverse impact on our results of operations.

•

Our management of tailings are subject to significant environmental, health, safety and engineering challenges and risks, including the need to expand our tailings storage capacity that could adversely affect our business.

•	Interruption or other disruptions and delays to our operations could have a material adverse effect on our cash flow, results of operations and financial condition.
•	Our expected reduction in total direct site operating costs and increase in mined tonnages may not be realized in the short term or at all.
•	All production from the CSA Mine is sold to a single customer, GIAG, and such reliance on GIAG as a key customer may have significant consequences for our cash flow and broader financial position.
•	Future project expansion and exploration success may not be achieved.
•	Maintenance of mining tenement title and approvals is essential to the ongoing conduct of our operations.
•	Land access to current or future mining tenements may not always be guaranteed.
•	Future pandemics, such as the COVID-19 pandemic, could have an adverse effect on our business.

•	General labor market tightness in the mining sector may lead to higher costs than planned or the inability to secure the skilled workforce necessary to optimize the mine.
•	Severe weather events and natural disasters, such as storms and floods, may impact the ability of the CSA Mine to export its product in a timely manner and for us to otherwise conduct our operations.
•	Rehabilitation liabilities may increase or otherwise impact our operating margins.
•	Inability to access reliable transport and infrastructure could have an adverse impact on our revenue, productivity and reputation.
•	Equipment failure at the CSA Mine could have an adverse impact on our ability to continue operations.
•	General cost inflation across Australia, including, but not limited to, energy prices may increase the costs of production more than anticipated.
•	Any new native title claims asserted or recognized over the mine site may impact the ability to operate or result in higher than planned costs.
•	Existing and future environmental laws and may increase our costs of doing business, result in significant liabilities, fines or penalties, and may restrict our operations.
•	We are subject to complex laws and regulations, which could have a material adverse effect on our operations and financial results.
•

Violations of anti-money laundering, sanctions and compliance laws may subject us to regulatory sanctions or other claims and could materially and adversely affect our business, financial condition and reputation.

•	The cost, outcome or impact of existing or future litigation could materially and adversely affect our business, financial condition and reputation.
•

Existing and future laws and regulations governing issues involving climate change, and public sentiment regarding climate change, could result in increased operating costs or otherwise impact our operations or products, which could have a material adverse effect on our business.

•	Our current and future operations require permits and licenses, and failure to comply with or obtain such permits and licenses could have a material impact on our business.
•	Premature mine closure or placement into care and maintenance could subject us to significant additional costs and could have a detrimental effect on our financial condition.
•	We may be subject to community opposition or negative publicity in connection with our activities as a major mining company.
•	We may be adversely affected by fluctuations in demand for, and prices of, copper.
•	Our operations are underpinned by numerous contractual arrangements with third parties and non-compliance with these arrangements may substantially affect our operations or profits.
•	Appreciation of the Australian dollar against the U.S. dollar could have the effect of increasing the CSA Mine’s cost of production, thus reducing our margins.
•	We depend on key personnel for the success of our business.

•	Our management of workplace health and safety matters may expose the company to significant risk.
•	Risks regarding international conflict and related market pressures may impact our business operations.
•	Information technology security breaches could harm our business activities and reputation.
•	Market risks and competition in the copper and battery metals industry in Australia may impact our business operations.
•	Sovereign risk and changes in law may impact our operations in unforeseen ways.
•	The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain executive management and qualified board members.
•	Changes in accounting standards may have an adverse effect on the reported financial performance of our business.
•	Application of existing tax laws, rules or regulations are subject to interpretation by taxing authorities.
•	Any new tax legislation introduced by governments may change the current tax treatment, which could adversely impact our cash flow from the mine.
•

CMPL has identified material weaknesses in its internal control over financial reporting. If we are unable to remediate the material weaknesses, or if other control deficiencies are identified, we may not be able to report our financial results accurately, prevent fraud or file its periodic reports as a public company in a timely manner.

•	New MAC’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the SOX could have a material adverse effect on our business.
•	There is no guarantee of a positive return on Ordinary Shares.
•	There is no certainty that New MAC will pay dividends.
•	Because the CSA Mine’s operations are located outside of the Unites States, we may be subject to a variety of additional risks that may negatively impact its operations.
•	Existing and future government laws, regulations and other legal requirements that govern our business may increase our costs of doing business and may restrict our operations.
•	Any new tax legislation introduced by governments may change the current tax treatment, which could adversely impact our cash flow from the CSA Mine.
•

As a foreign private issuer, New MAC is exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company. This may limit the information available to holders of the Ordinary Shares.

•

New MAC is a “foreign private issuer” within the meaning of the rules of the NYSE on which New MAC lists Ordinary Shares and, as a result, expects to qualify for, and intends to rely on, exemptions from certain corporate governance requirements. You will therefore not have the same protections afforded to shareholders of companies that are subject to such requirements.

•	New MAC may lose its foreign private issuer status in the future, which could result in significant additional cost and expense.

•	You may face difficulties in protecting your interests as a shareholder, as Jersey law provides substantially less protection when compared to the laws of the United States.
•	It may be difficult to enforce a U.S. judgment against New MAC or its directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of our Ordinary Shares and Warrants.

Ordinary shares offered by the Selling Securityholders

Up to 54,803,246 Ordinary Shares, comprising:

●
up to 22,128,695 Ordinary Shares issued to certain Selling Securityholders in connection with the Business Combination,
●
up to 22,951,747 Ordinary Shares issued to certain Selling Securityholders under the PIPE Financing consummated in connection with the Business Combination,
●
up to 6,535,304 Ordinary Shares issuable to certain Selling Securityholders following exercise of Private Warrants held by them, and
●
up to 3,187,500 Ordinary Shares issuable upon exercise of New MAC Financing Warrants.

Private Warrants offered by the Selling Securityholders	Up to 6,535,304 Private Warrants that were issued in connection with the Business Combination.
Offering prices

The exercise price of the Private Warrants is $11.50 per Ordinary Share, subject to adjustment as described herein. The exercise price of the New MAC Financing Warrants is $12.50 per Ordinary Share. The Ordinary Shares offered by the Selling Securityholders under this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Ordinary Shares issued and outstanding prior to any exercise of the Warrants	48,409,448 Ordinary Shares.
Warrants issued and outstanding

18,561,064 Warrants, consisting of (i) 6,535,304 Private Warrants, (ii) 8,838,260 public warrants and (iii) 3,187,500 New MAC Financing Warrants, the exercise of which will result in the issuance of 18,561,064 Ordinary Shares.

Use of proceeds

All of the Ordinary Shares and Private Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales.

However, we could receive up to an aggregate of $216,639,736 from the exercise of all Warrants, assuming the exercise in full of such Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See the section of this prospectus titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Dividend policy

We have never declared or paid any cash dividend on our Ordinary Shares. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. Any further determination to pay dividends on our Ordinary Shares would be at the discretion of our Board.

Market for our Ordinary Shares and Warrants	Our Ordinary Shares and public warrants are listed on the NYSE under the trading symbol “MTAL” and “MTAL.WS.”
Lock-Up Restrictions

Of the 54,803,246 Ordinary Shares that may be offered or sold by Selling Securityholders identified in this prospectus, 54,803,246 of those Ordinary Shares are subject to certain lock-up or other resale restrictions under the Securities Act as further described elsewhere in this prospectus. See “Shares Eligible for Future Sale.”

Risk Factors	Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and any prospectus supplement or related free writing prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and any prospectus supplement or related free writing prospectus.

Risks Related to Our Business and Industry

Estimates of Reserves are uncertain and the volume and grade of ore actually recovered may vary from our estimates.

The existing Ore Reserves will be depleted over time by production from our operations. The currently estimated Ore Reserves support approximately six and a half years of operation, with the additional mine life in the life-of-mine plan (“LOM Plan”) being based principally on estimated Inferred Resources or projections of mineralization down dip of Inferred Resources. While the CSA Mine has a long history of resource renewal and exploration success, and there is reasonable geological evidence of continuity down dip, our future estimates may not be realized. If we are unable to replace or increase Ore Reserves to maintain or grow our current level of Ore Reserves, this would adversely impact the long-term economic viability of our business and operations.

We base our Ore Reserve information on our own interpretation of geological data and current and proposed mine plans in accordance with the JORC Code. CMPL’s Ore Reserve estimate as of December 31, 2021 does not incorporate the Indicated Resources identified in the Technical Report. Our estimates are periodically updated to reflect past ore production, new drilling information and other geological or mining data.

While such estimates are based on knowledge, experience and industry practice utilizing suitably certified competent persons employed or contracted by CMPL, there are considerable uncertainties inherent in estimating quantities and qualities of economically recoverable Ore Reserves, including many factors beyond our control. As a result, estimates of economically recoverable Ore Reserves are by their nature uncertain. Some of the factors and assumptions which impact economically recoverable Ore Reserve estimates include:

●	geological and mining conditions;
●	historical production from the area compared with production from other producing areas;
●	the assumed effects of regulations and taxes by governmental agencies;
●	our ability to obtain, maintain and renew all required mining tenements and permits;
●	future improvements in mining technology;
●	assumptions governing future commodity prices; and
●	future operating costs, including the cost of materials and capital expenditures.

Each of the factors which impacts reserve estimation may be beyond our control, prove unreliable or incorrect and/or vary considerably from the assumptions used in estimating the reserves. For these reasons, estimates of Ore Reserves may vary substantially.

Given the above factors, Glencore and CMPL’s internal estimates vary from those estimates contained in the Technical Report prepared by Behre Dolbear Australia Pty Ltd, in consultation with Cube Consulting Pty Ltd. Glencore has not verified or independently tested the assumptions underlying any estimate of Ore Reserves or Indicated, Inferred and/or Measured Resources and those estimates are not to be read in any way as representative or indicative of Glencore and/or CMPL’s internal views on these matters.

In addition, the grade and/or quantity of the metals ultimately recovered may differ from that interpreted from drilling results. There can be no assurance that metals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or on a commercial production scale. Until actually mined and processed, no assurance can be given that the estimated tonnage, grades and recovery levels will be realized or that the Ore Reserves will be mined and processed economically. Material inaccuracies in, or changes to, Ore Reserves estimates may impact the LOM Plan and other projections as to the future economic viability of our business operations. Actual production, revenues and expenditures with respect to our Ore Reserves will likely vary from estimates, and these variances may be material. As a result, our estimates may not accurately reflect our actual Ore Reserves in the future.

Additionally, our estimates of Ore Reserves may be adversely affected in future fiscal periods by the SEC’s recent rule amendments revising property disclosure requirements for publicly-traded mining companies, with which we are complying for the first time in this prospectus.

Our mining activities are subject to adverse operating conditions and geotechnical risks, which could adversely impact our ore recoveries and mining efficiencies.

Mining activities are subject to adverse operating conditions and geotechnical risks. Operational risks, accidents and other adverse incidents could include:

●	variations in mining and geological conditions from those anticipated, such as variations in geotechnical conclusions;
●	operational and technical difficulties encountered in mining, including management of atmosphere and noise, equipment failure and maintenance or technical issues;
●	adverse weather conditions or natural or man-made disasters, including floods, droughts, bushfires, seismic activities, ground failures, rock bursts, pit wall failures, structural cave-ins or slides and other catastrophic events;
●	insufficient or unreliable infrastructure, such as power, water and transport;
●	industrial and environmental accidents, such as releases of mine affected water and diesel spill;
●	industrial disputes and labor shortages;
●	transportation shortages impacting the timely transportation of labor, goods, products and service providers;
●	mine safety accidents, including fatalities, fires and explosions from methane and other sources;
●	competition and conflicts with other natural resource extraction and production activities within overlapping operating areas;
●	shortages, or increases in the costs, of consumables, components, spare parts, plant and equipment;
●	cyber-attacks that disrupt the Group’s operations or result in the dissemination of proprietary or confidential information about the Group to its customers or other third parties;
●	security breaches or terrorist acts; and
●	any or all of which may affect the ability to continue mining activities at the CSA Mine.

As with most underground mines, the CSA Mine is subject to geotechnical risks that arise from changes in the stresses, seismicity and/or stability of the rock formations that surround ore and waste material once that material has been extracted by mining. Geotechnical conditions can be unpredictable and failures in current or historic mined areas may occur without warning. Failures, in the form of the material collapsing into stope or development voids may result in risks to the safety of mining personnel underground, damage to mining equipment, a temporary or extended loss of access to mining areas directly or indirectly affected by the failure, and additional costs to rehabilitate affected areas, any of which may have an adverse impact on our operating performance and financial condition.

A particular concern at mines is warm temperatures that can reduce the amount of time during which underground mining activities can safely be conducted. Currently, our mining is taking place at depths down to 1,900 meters, which significantly increases stress levels and causes difficulties with maintaining acceptable temperature levels in the mine. In particular, the CSA Mine has high virgin rock temperatures, which may result in working conditions that are not suitable for workers or can result in risk for the use of explosives, requiring more expensive high temperature explosives that reduce operational flexibility. Any significant step change in the temperature gradient at depth could amplify this risk.

Any inability to maintain acceptable temperature levels in the mine could cause a delay in recovery of ore and/or could reduce the amount of material that we are able to recover, with the result that the ability to achieve recoveries from mineral sales and to sustain operations would be adversely impacted.

More generally, the CSA Mine’s underground mining operations are subject to general seismicity risks, which may result in sudden movement of underground workings that may result in damage to underground workings and equipment and the temporary suspension of access to affected areas.

Adverse operating conditions may also cause operating costs to increase. Increasing depth will bring added temperature and increases stress levels to be managed and could have an adverse impact on ore recoveries and mining efficiencies.

Ore recovery could be adversely affected by increasing stress conditions that could increase more than modelled at depth (or trigger a significant increase in adverse impacts from even a slight change in conditions), resulting in poor ore recovery and increased dilution, both of which would have a material impact. As depth increases, costs will increase, resulting in the risk of diminishing returns if productivity improvements do not match the depth increases.

Our mining activities are subject to ongoing cost and resourcing requirements that may not always be met.

Our mining activities are dependent upon efficient and successful operation and exploitation of personnel, services and resources. Any increase in the price of production inputs, including labor, fuels, consumables or other inputs can materially and adversely affect our business and results of operations. Input costs can be affected by changes in factors including market conditions, government policies, exchange rates and inflation rates, which are unpredictable and outside our control. If we are unable to procure the requisite quantities of water, fuel or other consumables and inputs that our operations require in time and at commercially acceptable prices, or if there are significant disruptions in the supply of fuel, water or other consumables and inputs, the performance of our business and results of operations could be materially and adversely affected.

To maintain our business, we will be required to make substantial capital expenditures. If we are unable to obtain needed capital or financing on satisfactory terms, it could have an adverse impact on our results of operations.

Mining is a capital-intensive business. Our expected capital expenditure requirements are significant, averaging around $53.3 million per annum over the next five years. Even with estimating data and a methodology that we believe is reasonable and appropriate, unanticipated costs or delays could result in capital cost overruns. We expect to require additional financing to sustain any future capital cost overruns. We plan to finance our operations with a combination of proceeds from the Business Combination, capital from investors, and if required, loans from financial institutions, as well as anticipated future revenue from product sales. Our ability to successfully maintain and expand our business will depend on many factors, including our working capital needs, the availability of equity and/or debt financing and, over time, our ability to generate positive cash flows from operations. We believe that our cash on hand following the Business Combination is sufficient to meet our working capital and capital expenditure requirements for a period of at least 12 months. However, additional funding may be required for a variety of reasons, including, but not limited to, delays in expected development.

Over time, we expect that we will need to raise additional funds through a variety of possible methods, including, but not limited to, entry into joint ventures or other strategic arrangements, the issuance of equity, equity-related or debt securities or receipt of credit from financial institutions. These funds are expected to finance our working capital requirements and ongoing costs such as construction and development relating to the CSA Mine.

Depending on the liquidity of global credit and capital markets, our ability to obtain new funding or refinance in the future may be significantly reduced. We cannot be certain that additional capital will be available on attractive terms, if at all, when needed. In the case of an equity issue, this could be dilutive to shareholders. We may be forced to decrease our level of investment in product development or scale back our operations, which could have an adverse impact on our results of operations.

Our management of tailings are subject to significant environmental, health, safety and engineering challenges and risks, including the need to expand our tailings storage capacity that could adversely affect our business.

Managing a volume of tailings presents significant environmental, health, safety and engineering challenges and risks. Mining operations require governmental permits and approvals for tailings storage areas. At present, the Southern Tailings Storage Facility at the CSA Mine has capacity to store tailings up to October 2024 at the current rate of approximately 55 kt of tailings per month, depending on production rate. The planned future Southern Tailings Storage Facility containment raises, Stages 10 and 11, are currently subject to required approvals. CMPL has commenced preliminary work on potential additional tailings storage areas, including the currently excised Northern Tailings Storage Facility, which may offer an opportunity for further tailings storage, but we cannot guarantee that we will be able to obtain sufficient additional tailings storage areas. If we are not able to obtain additional tailings storage areas, we may not be able to continue our operations and, or, may be subject to substantial penalties for non-compliance.

In addition, recent work has identified a requirement to buttress the Northern Tailings Storage Facility embankment to provide further stability and this work is planned to be carried out in 2023. There may be a requirement for additional ongoing work in the future that has not be identified at this time. This work (and any required future work) could require material expenditures and could adversely affect our business.

A failure of tailings storage areas could result in an adverse environmental impact to the land on which operations are located and have a significant impact on our business and reputation. Based on the impact such incidents have had on other mining companies, a dam failure could result in immediate and prolonged cessation of operations at the relevant site, increased expenses, decrease in Ore Reserves, damage to assets, legal liabilities, government investigations, increased insurances costs or inability to obtain insurance or necessary certifications, and significant remediation (and potentially compensation) costs, as well as long-term reputational damage and other impacts.

Interruption or other disruptions and delays to our operations could have a material adverse effect on our cash flow, results of operations and financial condition.

Anything that delays the consistent mining of the CSA Mine and production of high-grade copper concentrate, including but not limited to construction or engineering issues, geotechnical or other mining related issues, or adverse weather events could alter our prospects and adversely affect our business. Any delays and interruptions associated with the remaining grinding mill installation could have a material adverse effect on our operations. For a more complete description of these delays, see the sections entitled “Business — Processing” and “Business — Mining”.

Our expected reduction in total direct site operating costs and increase in mined tonnages may not be realized in the short term or at all.

Our expected reduction in total direct site operating costs and increase in mined tonnages may not be realized in the short term or at all as a result of (i) operational and work cultural changes introduced by our ownership and (ii) the development of additional stoping areas.

All production from the CSA Mine is sold to a single customer, GIAG, and such reliance on GIAG as a key customer may have significant consequences for our cash flow and broader financial position.

One hundred percent of production from the CSA Mine is committed under the Offtake Agreement with GIAG. Concurrently with the Closing, we entered into a new Offtake Agreement with GIAG to replace the existing offtake agreement and settle all amounts owing or receivable under the historical agreement, which means that GIAG will continue to be the CSA Mine’s sole customer following the Closing. Under that arrangement, GIAG is entitled to suspend or cancel delivery of product in certain circumstances, such as due to the occurrence of a force majeure event. For example, both we and GIAG agree to use our respective reasonable efforts to cure any event of force majeure to the extent that it is reasonably possible to do so. Failure to deliver or accept delivery of Material which is excused by or is the result of an event of force majeure shall extent the term of the Offtake Agreement for a period equal to the period of such failure. Any suspension or cancellation of orders would reduce our cash flow and revenue.

Future project expansion and exploration success may not be achieved.

We hold a number of exploration licences and interests in exploration licences adjacent to and in the area of the CSA Mine. Mineral exploration and development are high-risk undertakings and involve significant uncertainties. No assurance can be given that our exploration programs in respect of these exploration tenements will result in the discovery of any viable mineral resource or reserve. Mineral exploration is highly speculative in nature and is frequently unsuccessful. Further, any mineral resource or reserve, if discovered may not be commercially viable to recover in current or future market conditions. Our exploration activities carry risk and as such, exploration progress may be curtailed, delayed or canceled as a result of weather conditions, mechanical difficulties, shortages or delays in the delivery of drill rigs or other equipment.

There is no guarantee that any mining lease will be obtained in respect of any exploration licence we currently hold. Further, in the event a mining lease were to be obtained, successful mine development, infrastructure construction and mineral production is dependent on obtaining all necessary consent and approvals and the successful design, construction and operation of efficient gathering, processing and transportation facilities. No assurance can be given that we will be able to obtain all necessary consents and approvals in a timely manner, or at all. Delays or difficulties in obtaining relevant approvals, or obtaining conditional or limited approvals, may interfere with future mining operations or plans of the company, which could materially impact our business and financial position in the future.

There is also no assurance that we will be able to finance future developments or acquisition of exploration projects through operating cash flows, equity, debt, the issue of other forms of security, or any combination thereof.

Maintenance of mining tenement title and approvals is essential to the ongoing conduct of our operations.

Our mining, development and exploration activities are dependent upon the timely grant, or as the case may be, the maintenance or renewal of appropriate licences, concessions, leases, permits and regulatory consents which may be withdrawn or made subject to limitations. The maintenance, renewal and granting of mineral titles is often connected with or conditional on obtaining required statutory approvals. There is no assurance that we will be granted all mining titles or approvals for which we have applied or will apply for or that any licences, concessions, leases, permits or consents will be renewed as and when required or that new, unfavorable, conditions will not be imposed.

In particular, the current term of our mining lease, CML5, expires in 2028, and is subject to renewal at that time. There can be no guarantee that it will be renewed. To the extent such approvals, consents or renewals are not obtained in a timely manner, we may be curtailed or prohibited from continuing with our mining, exploration and development activities or proceeding with any future exploration or development.

Similarly, any challenge our title or a dispute over boundaries could adversely impact extraction, production, processing, exploration and expansion activities.

Further, we could face penalties, lose title to our interest in the licences, concessions, leases, permits or consents, or any other tenements that we may acquire in the future, if conditions attached to those interests are not met or if insufficient funds are available to pay tenement rentals or meet expenditure requirements.

Land access to current or future mining tenements may not always be guaranteed.

Under Australian State and Commonwealth legislation, we may be required to obtain the consent of and/or pay compensation to landowners and holders of third-party interests, including pastoral leases, petroleum tenure and other mining tenure which overlay areas comprising our tenement and exploration interests in connection with exploration or mining activities undertaken by us, or in respect of any other mining projects that we acquire or develop in the future. Access to land often depends on a company being successful in negotiating with landholders. There is no assurance that we will obtain all the permissions required as and when required or that new conditions will not be imposed in connection therewith. To the extent such permissions are not obtained, we may be curtailed or prohibited from continuing with our exploration activities or proceeding with any future exploration or development.

Future pandemics, such as the COVID-19 pandemic, could have an adverse effect on our business.

Future pandemics, including the residual effects of the COVID-19 pandemic, could significantly impact the national and global economy and commodity and financial markets. For example, the full extent and impact of the COVID-19 pandemic is unknown and to date has included, among other things, extreme volatility in financial markets, a slowdown in economic activity, extreme volatility in commodity prices and a global recession. The response to COVID-19 led to significant restrictions on travel, temporary business closures, quarantines, and global stock market volatility. The outbreak has affected our business and may continue to do so by, among other things, decreasing labor availability and impacting consumable supply and transport logistics. At the onset of the COVID-19 pandemic in the first quarter of 2020, CMPL experienced delays due to port slowdowns from congestion at port facilities and trucking shortages, which resulted in supply chain disruptions and unplanned labor shortages due to sickness and related isolation periods.

While the impacts of COVID-19 appear to be diminishing, any resurgence or new strains, or any future pandemics, may have further impacts on labor availability, consumable supply and transport logistics. Any future pandemics, or a resurgence, or new strains of COVID-19 could lead to significant restrictions on travel and business closures. These travel restrictions and business closures may in the future adversely affect our operations, including our ability to obtain regulatory approvals and to sell our product, which could materially and adversely affect our business. The impacts of any future pandemics, such as COVID-19, on our operational and financial performance will depend on various future developments, including the duration and spread of any new outbreak of an existing or new strain and the impact on regulatory agencies, customers, suppliers and employees, all of which remain uncertain at this time.

General labor market tightness in the mining sector may lead to higher costs than planned or the inability to secure the skilled workforce necessary to optimize the mine.

The success of our business and projects will depend in large part on the skill of our personnel and on labor resources. Competition for personnel, particularly those with expertise in the mining services industry, is high. We may be impacted by general labor market constraints. In the event we are unable to attract, hire and retain the requisite personnel, we may experience delays or interruptions in operating the CSA Mine and completing projects in accordance with project schedules and budgets, and our mining operations may be adversely affected.

Severe weather events and natural disasters, such as storms and floods, may impact the ability of the CSA Mine to export its product in a timely manner and for us to otherwise conduct our operations.

We could be materially and adversely affected by natural disasters or severe weather conditions. Severe storms, such as tropical storms, and flash floods, and other natural disasters or severe weather conditions could result in the evacuation of personnel, loss of facilities, damage to equipment and facilities, interruption in mining and transportation of products and materials and loss of productivity. Disruptions in operations or damage to any such facilities could reduce our ability to mine successfully. If we are unable to operate or are required to reduce operations due to severe weather conditions, our business could be adversely affected as a result of curtailed deliveries of its product.

Rehabilitation liabilities may increase or otherwise impact our operating margins.

Environmental rehabilitation liabilities are a generally well-recognized cost associated with producing mines such as the CSA Mine. We are required to include provisions in our financial statements for rehabilitation and remediation costs. Estimating the likely quantum of such costs involves making assumptions as to mine life (which, in turn, is influenced by estimates regarding future commodity prices), the extent of disturbance and contamination, and future rehabilitation and closure costs. As such, no assurance can be given as to the adequacy or accuracy of our current provisions for future rehabilitation and closure costs, and actual costs may be substantially greater.

Further, we have in place security deposits with the New South Wales Government that are intended to provide surety against rehabilitation liability and closure obligations in the event of our insolvency or termination, forfeiture or expiration of our mining tenements and exploration licenses. The quantum of the surety is determined by the relevant regulatory authority having regard to an assessment of disturbance and contamination, and other criteria determined by the regulatory authority (from time to time). The assessment undertaken by relevant authorities may result in an increase in the quantum of the surety which will increase the liability recognized by us in our statement of financial position and increased costs incurred by us to put the surety in place. If, in the future, we are unable to secure required financial assurances or are forced to obtain financial assurance at too high a cost, we may not be able to obtain permits, and in that event production on our properties could be adversely affected. This could have a material adverse effect on our business.

We may also experience a significant increase in the financial burden of addressing environmental rehabilitation liabilities as a result of legislative, judicial or executive decision-making by governmental authorities. Laws and regulations concerning the environment are constantly changing and are generally becoming more restrictive and expensive to comply with. To the extent that we become subject to further environmental rehabilitation liabilities, the satisfaction of any such liabilities would reduce funds otherwise available to us and could have a material adverse effect on us.

Inability to access reliable transport and infrastructure could have an adverse impact on our revenue, productivity and reputation.

Our mining, processing and development activities depend heavily on adequate infrastructure. As our product is transported by a range of methods, including rail and sea, we require reliable railroads, bridges, power sources and water supplies to access and conduct our operations.

A number of factors could disrupt the availability and reliability of essential infrastructure and transport services, including weather-related issues, key equipment or infrastructure failures, rail or port capacity, congestion, industrial action, commercial disputes, terrorist attacks or other events. The occurrence of any such disruptions could limit our ability to deliver our product, which could in turn impact our revenue, productivity and reputation. Further, if the cost of accessing such infrastructure increases, we will be unable to pass through such cost increases, which would adversely impact our profitability.

Equipment failure at the CSA Mine could have an adverse impact on our ability to continue operations.

The CSA Mine and its associated processing plant and equipment, are at risk of incidents such as critical mechanical failures, fire, damage via corrosion of aged infrastructure, and loss of power supply. For example, one of the original mills was replaced in May 2023 due to its aged infrastructure. Similarly, we installed a new transformer required to deliver sufficient power for the upgraded ventilation and cooling power draw. Catastrophic failure of either the mill or substation could result in significant downtime at the CSA Mine and negatively impact production and costs for 2023. The occurrence of any such incidents could interrupt our operations or impact our ability to continue operating and cause harm to assets or equipment.

General cost inflation across Australia, including, but not limited to, energy prices may increase the costs of production more than anticipated.

During the production process of high-grade copper concentrate, we are exposed to volatility in prices for certain raw materials and products. Prices and availability of these raw materials are subject to substantial fluctuations that are beyond our control due to factors such as changing economic conditions, inflation, currency and commodity price fluctuations, tariffs, resource availability, transportation costs, weather conditions and natural disasters, political unrest and instability, and other factors impacting supply and demand pressures. Significant price increases for these supplies could adversely affect our operating profits. Current and future inflationary effects may be driven by, among other things, supply chain disruptions and governmental stimulus or fiscal policies. COVID-19, for example, has resulted in raw material price inflation as well as supply chain constraints and disruptions.

Any new native title claims asserted or recognized over the mine site may impact the ability to operate or result in higher than planned costs.

We are required under applicable local laws and regulations to seek authorizations and consents from Aboriginal and Torres Strait Islander peoples in relation to native title (where it has not been extinguished) and Aboriginal cultural heritage, including in connection with our operating, producing, exploration and development activities.

If native title is either determined to exist or there are registered, but undetermined, native title claims over any part of the tenements and native title has not otherwise been extinguished with respect to that part, we may be required to negotiate with, and pay compensation to, the native title holders for impairment, loss or diminution or other effect of the proposed activities on their native title rights and interests. Compensation obligations may also arise pursuant to agreements with native title claimants or native title holders in relation to any tenements we acquire. The existence of native title or a registered native title claim may preclude or delay the granting of exploration and mining tenements pending resolution of the statutory procedures imposed by the Native Title Act 1993 (Cth) and considerable expenses may be incurred in negotiating and resolving native title issues.

We cannot predict whether we will be able to obtain all required authorizations and consents for our current and future operations. Obtaining, retaining or renewing the necessary authorizations and consents can be a complex and time-consuming process and may involve substantial costs or the imposition of onerous conditions. There can be considerable delay in obtaining the necessary authorizations and consents. However, where consents and authorizations are not provided by agreement, there are fallback options available under the native title “right to negotiate” process and the statutory process for development of cultural heritage management plans.

The duration and success of authorization and consent processes are contingent on many factors that are outside of our control. Failure to obtain an authorization or consent in connection with a specific project may adversely impact our operations.

Existing and future environmental laws and may increase our costs of doing business, result in significant liabilities, fines or penalties, and may restrict our operations.

The nature of our mining operations carries the potential for environmental disturbance and harm, with implications for surrounding ecosystems, water supply and land use. This could be due to, among other things, physical disruption from land clearing and excavation and use of groundwater supplies in mining operations, or the uncontrolled release of contaminants into soil and waterways.

We are subject to various environmental laws and regulations, including those related to wastewater discharge, solid waste discharge, pollution, tailings, air emissions, noise and the disposal of hazardous materials and other waste products from our operations. Such laws and regulations may subject us to liabilities, including liabilities associated with contamination of the environment, damage to natural resources and the disposal of waste products that may occur as the result of our operations. In addition, certain laws and regulations require enterprises like ours that oversee mining operations to engage companies which are licensed and qualified to oversee the mines, and to collect, store, dispose of and transfer the copper. If we fail to comply with environmental laws and regulations, the relevant governmental authorities may impose fines or deadlines to cure instances of noncompliance, and may order us to cease operations. In particular, any breach by us in connection with laws and regulations relating to the handling of minerals, as well as tailings and other waste products from our operations, may subject us to monetary damages and fines. We may also suffer from negative publicity and reputational damage as a result of such non-compliance. In addition, if any third party suffers any loss as a result of our emissions, release of hazardous substances, our improper handling of minerals, tailings or other waste products, or our non-compliance with environmental laws and regulations, such third parties may seek damages from us.

We are also required to have comprehensive environmental management plans and mine closure plans in place for the CSA Mine, which include the proposed methods to rehabilitate disturbed land, remediation requirements for contaminated land and end uses for land and infrastructure. These are developed in accordance with regulatory requirements and in consultation with regulatory bodies, and are regularly reviewed for ongoing suitability. However, as scientific understanding of the extent and long-term impacts of environmental disturbances caused by the mining industry continues to evolve, regulatory responses and stakeholder attitudes may shift. More stringent regulation of environmental management plans and more onerous mine closure and rehabilitation obligations may result in increased costs for mitigation, offsets or compensatory actions.

Future changes to environmental laws and regulations may also require us to install new control equipment or otherwise change operations or incur costs in order to comply with any such change in laws or regulations. We cannot assure you that we will be able to comply with all environmental laws and regulations at all times as such laws and regulations are evolving and tend to become more stringent. Therefore, if governments in areas where we operate impose more stringent laws and regulations in the future, we will have to incur additional, potentially substantial costs and expenses in order to comply, which may negatively affect our results of operations.

We are subject to complex laws and regulations, which could have a material adverse effect on our operations and financial results.

As a business with international reach, we are subject to complex laws and regulations, including investment screening laws, in jurisdictions in which we operate. Those laws and regulations may be interpreted in different ways. They may also change from time to time, as may related interpretations and other guidance. Changes in laws or regulations could result in higher expenses and payments, and uncertainty relating to laws or regulations may also affect how we conduct our operations and structure our investments and could limit our ability to enforce our rights.

New legislation may require different operating methodologies or additional capital or operating expense to satisfy new rules and regulations. Changes in environmental and climate laws or regulations could lead to new or additional investment in manufacturing designs, could subject us to additional costs and restrictions, including increased energy and raw materials costs, and could increase environmental compliance expenditures.

We may be subject to review and enforcement actions under domestic and foreign laws that screen investments and to other national-security-related laws and regulations. In certain jurisdictions, these legal and regulatory requirements may be more stringent than in the United States and may impact mining companies more specifically. As a result of these laws and regulations, investments by particular investors may need to be filed with local regulators, which in turn may impose added costs on our business, impact our operations, and/or limit our ability to engage in strategic transactions that might otherwise be beneficial to us and our investors.

Violations of anti-money laundering, sanctions and compliance laws may subject us to regulatory sanctions or other claims and could materially and adversely affect our business, financial condition and reputation.

Any fraud, bribery, corruption, money-laundering, violations of trade sanctions, misrepresentations, anti-competitive behavior or other misconduct by our directors, employees, contractors, customers, suppliers, business partners and other third parties could result in violations of relevant laws and regulations and subject us to corresponding regulatory sanctions or other claims. These illegal activities may not be known to us, may be outside of our control, and may result in serious civil and criminal liability in addition to reputational harm. While we have implemented Group-level policies and monitoring procedures to limit the likelihood of bribery and corruption occurring, no assurances can be made as to the effectiveness of such policies in preventing these illegal activities.

The cost, outcome or impact of existing or future litigation could materially and adversely affect our business, financial condition and reputation.

The nature of our business and industry involves exposure to litigation, including civil liability claims, criminal claims, environmental and native title matters, health and safety matters, workers’ compensation claims, regulatory and administrative proceedings, government investigations, tort claims, contract claims, tax investigations and labor disputes. Although we may defend any such matters and make insurance claims when possible, litigation and other regulatory investigations and proceedings are costly (even if we were to prevail on the merits of the dispute), unpredictable and time-consuming. While it is difficult for us to accurately predict the outcome or impact of existing or future litigation, future litigation costs, settlements or judgments could materially and adversely affect our business, financial condition and reputation.

Existing and future laws and regulations governing issues involving climate change, and public sentiment regarding climate change, could result in increased operating costs or otherwise impact our operations or products, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to the possible impact of climate change. Laws, treaties, international agreements and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such laws and regulations. Any future climate change laws and regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. At this time, we cannot predict with any certainty how such future laws and regulation will affect our financial condition, operating performance or ability to compete. Furthermore, even without such laws and regulation, increased awareness and any adverse publicity in the global marketplace about possible impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations, if any, are highly uncertain and, if present, would be particular to the geographic circumstances in areas in which we operate. Nevertheless, these impacts could adversely impact the cost, production and financial performance of our operations.

Our current and future operations require permits and licenses, and failure to comply with or obtain such permits and licenses could have a material impact on our business.

Our current and future operations, including additional exploration activities, require permits, licenses and similar approvals from governmental authorities, including those related to the environment and health and safety. We cannot predict if all permits, licenses and approvals which we may require for our existing and future operations will be obtainable on reasonable terms, if at all.

Costs related to applying for and obtaining permits, licenses and approvals may be prohibitive and could delay our planned operations. In addition, the relevant regulatory frameworks are complex and are regularly reviewed and amended in response to changes in stakeholder and community expectations. The application process preceding the grant and renewal of regulatory approvals is often protracted due to internal government decision-making processes (which involve the exercise of discretion and can be unpredictable) and statutory and other rights of stakeholders, including the public, non-government organizations and anti-mining groups, who may be required to be consulted with respect to, comment upon, and submit objections to (as the case may be) proposed approvals. These stakeholders may also bring lawsuits to challenge the issuance of certain approvals, permits and licenses, the validity of environmental impact statements, or the performance of mining activities. Delays or difficulties in obtaining relevant approvals may interfere with our current or planned mining operations, which could impact on profitability and overall business performance.

Failure to comply with applicable permitting and licensing requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or other remedial actions. Amendments to current permits and licenses governing our operations, or more stringent implementation thereof, could have a material adverse impact on our operations and cause increases in capital expenditures or production costs or reduction in levels of activities at the CSA Mine, or require abandonment or delays in future activities.

Premature mine closure or placement into care and maintenance could subject us to significant additional costs and could have a detrimental effect on our financial condition.

We could be required to cease operations at the CSA Mine prior to the end of its mine life due to health, safety, environmental, geotechnical, geological, commercial, financial or other concerns. An unexpected early closure could cause us to incur significant costs, including in connection with site rehabilitation, asset idling costs, employee redundancy, contractor demobilization costs, early contract termination and loss of revenue. We may be required to implement changed operational plans, fund the closure costs on an expedited basis and potentially lose future revenue, which would have an adverse impact on the financial condition and our results of operations.

The placement of the CSA Mine into care and maintenance (a temporary shutdown in circumstances where production is not financially viable in the short-term) could have similarly detrimental effects on our financial position.

We may be subject to community opposition or negative publicity in connection with our activities as a major mining company.

All industries, particularly the mining industry, are subject to community actions in the various jurisdictions in which they are present. Fostering and maintaining a “social license to operate”, which can be understood as the acceptance of the activities of these companies by stakeholders, in the case of a mining project is a key tenet of corporate social responsibility, without which it can be very difficult to, among other things, secure necessary permits or arrange financing. Our relationship with the communities in which we operate is important to ensure the future success of existing operations and the construction and development of our projects. While we consider that our relationships with the communities in which we operate are strong, there is an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. Certain stakeholders, some of which oppose resource development because of concerns involving environmental issues or indigenous rights, are often vocal critics of the mining industry and its practices. In recent years, communities and non-governmental organizations have become more vocal and active with respect to mining activities at, or near, their communities. These parties may take action by, among other things, opposing new projects or approvals, applying for injunctions seeking work stoppage, commencing lawsuits for damages and generally protesting or disrupting mining activities. Changes in the aspirations and expectations of local communities and stakeholders where we operate with respect to our contribution to employee health and safety, infrastructure, community development, environmental management and other factors could affect our “social license to operate”. Adverse publicity generated by such persons, in connection with such protests or generally across the mining industry, could have an adverse effect on our reputation or financial performance.

We may be adversely affected by fluctuations in demand for, and prices of, copper.

Our business is highly dependent on strong demand for copper. Changes in demand for, and the market price of, copper could significantly affect our profitability. Our financial results may be significantly adversely affected by declines in the price of copper. Copper prices may fluctuate and are affected by numerous factors beyond our control, such as interest rates, exchange rates, taxes, inflation, global demand for copper and the political and economic conditions of countries that produce or import copper. A prolonged or significant economic contraction worldwide could put downward pressure on market prices of copper. These factors could negatively impact the copper price and therefore our business. Protracted periods of low prices for copper could significantly reduce revenues and the availability of required capital in the future. As such, our business may be adversely affected, and growth in our revenues may slow or decline, if market demand for copper deteriorates or copper production outpaces demand.

Additionally, we may be unable to adjust production volumes in a timely or cost-efficient manner in response to changes in pricing and demand. In periods of low prices, we may have limited ability to reduce or curtail operating activities to reduce costs, as many of our operating overheads (such as plant and equipment) are fixed in the short-term. This may lead to higher production costs on a unit cost basis. Conversely, during periods of high prices, our ability to rapidly increase production may be practically constrained by the availability of additional plant, equipment and other infrastructure, and labor (particularly given demand for these inputs typically increases on an industry-wide basis when commodity prices are high).

Our operations are underpinned by numerous contractual arrangements with third parties and non-compliance with these arrangements may substantially affect our operations or profits.

Our capacity to efficiently conduct our operations in a number of respects depends upon third party products and service providers and contractual arrangements that have been entered into by CMPL to provide for these arrangements. As in any contractual relationship, our ability to ultimately receive benefits from these contracts is dependent upon the relevant third party complying with its contractual obligations. To the extent that such third parties default in their obligations, it may be necessary for us to enforce our rights under the relevant contracts and pursue legal action. Such legal action may be costly and no guarantee can be given that a legal remedy will ultimately be obtained on commercial terms.

Additionally, some existing contractual arrangements that CMPL obtains the benefit of are related party contracts with other members of the Glencore group, or contracts which the Glencore group has entered into for the benefit of multiple mines and entities in the Glencore group. We may be unable to obtain the benefit of these agreements moving forward following the Closing and may need to seek alternative service and product providers, or renegotiate new contracts with the existing service providers. There is no guarantee that such services and products may be obtained within the timeframe preferred by CMPL, or on terms and pricing favorable to us. Any delay or deficiency in our contractual arrangements following completion of the Business Combination may result in us being unable to carry on all of our planned business and other activities. Any changes to terms and pricing of these contractual arrangements may materially affect our business and financial condition.

Appreciation of the Australian dollar against the U.S. dollar could have the effect of increasing the CSA Mine’s cost of production, thus reducing our margins.

The Australian dollar is influenced by interest rate differentials and the price and volume of Australia’s main exports, which are iron ore and coal. The Australian dollar is not materially impacted by the copper price and thus moves independently of the copper price. The Australian dollar could appreciate against the US dollar, which could have the effect of increasing the CSA Mine’s cost of production when expressed in US dollar terms if US dollar copper prices remain constant, thus reducing our margins.

We depend on key personnel for the success of our business.

We depend on the continued services and performance of key personnel, including members of our senior management among other key staff. If one or more of our senior management or other key employees cannot, or choose not to continue their employment with us, we might not be able to replace them easily or in a timely manner, or at all. In addition, the risk that competitors or other companies may poach our talent increases as we become more well-known. Our key management personnel may elect to leave the Company resulting in a loss of continuity, which may negatively impact our production and costs. The loss of key personnel, including members of management, could disrupt our operations and have a material adverse effect on our business, financial condition, and results of operations.

Our future success will depend upon our continued ability to identify, hire, develop, motivate, and retain highly skilled individuals across the globe, with the continued contributions of our senior management being especially critical to our success. We face intense competition in the industry for well-qualified, highly skilled employees and our continued ability to compete effectively depends, in part, upon our ability to attract and retain new employees. We cannot guarantee that we will be able to attract new employees or retain the services of our senior management or any other key employees in the future. If we fail to effectively manage our hiring needs and successfully integrate our new hires, among other factors, our efficiency and ability to meet our forecasts and our ability to maintain our culture, employee morale, productivity, and retention could suffer, and our business, financial condition, and results of operations could be materially adversely affected.

Finally, effective succession planning will be important to our future success. If we fail to ensure the effective transfer of senior management knowledge and to create smooth transitions involving senior management, our ability to execute short and long term strategic, financial, and operating goals, as well as our business, financial condition, and results of operations generally, could be materially adversely affected.

Our management of workplace health and safety matters may expose the company to significant risk.

As with any mining project, there are health and safety risks associated with our operations in Australia. Given the inherent dangers associated with mining, many of our workforce (including contractors) may be exposed to substantial risk of serious injury or death from hazards, including motor vehicle incidents on or off-site, electrical incidents, falls from height, being struck by suspended loads, seismicity-induced and other rock falls underground, fire and confined space incidents. Workers may also be subject to longer-term health risks, including due to exposure to noise and hazardous substances (such as dust and other particulate matter). While we regularly and actively review our workplace health and safety systems and monitor compliance with workplace health and safety regulations, no assurance can be made that we have been or will be at all times in full compliance with all applicable laws and regulations, or that workplace accidents will not occur in the future. As the operator of an underground mine, we have extensive legislative obligations to ensure that our personnel and contractors operate in a safe working environment. A failure to comply with such obligations or workplace health and safety laws and regulations generally could result in civil claims, criminal prosecutions or statutory penalties against us which may adversely affect our business, financial position and performance, as well as causing long-term reputational damage.

Our insurance coverage may not be sufficient in all possible contexts and we may not be able to rely upon our insurance in certain circumstances.

Our mining, exploration and development operations involve numerous risks, including unexpected or unusual geological operating conditions, rock bursts, cave-ins, ground or slope failures, fires, floods, earthquakes and other environmental occurrences, political and social instability that could result in damage to or destruction of mineral properties or producing facilities, personal injury or death, environmental damage, delays in mining caused by industrial accidents or labor disputes, changes in regulatory environment, monetary losses and possible legal liability. We maintain insurance within ranges of coverage we believe to be consistent with industry practice and having regard to the nature of activities being conducted and associated risks as set out above. However, no assurance can be given that we will be able to continue to obtain such insurance coverage at all times, that such coverage will be at reasonable rates or that any coverage we arrange will be adequate and available to cover all such claims. Further, we may elect to not purchase insurance for certain risks due to various factors (such as cost, likelihood of risks eventuating and industry practice). The lack of, or insufficiency of, insurance coverage could adversely affect our business, financial position and performance. We will need to obtain new policies of insurance on and from Closing.

Risks regarding international conflict and related market pressures may impact our business operations.

The outbreak of military conflict between Russia and Ukraine is having a material effect on the global economy. These hostilities have created uncertainty for capital markets around the world, and this uncertainty may lead to adverse consequences for commodity prices and our business operations.

Measures taken by governments around the world to end the Ukrainian conflict (such as imposing tariffs on Russian exports and other economic sanctions) may cause disruptions to our supply chains and adversely impact commodity prices. Ongoing sanctions and trade restrictions on Russia or other markets could adversely affect our operations, revenue and profit. Such events may affect our financial performance. Further, there is no certainty that similar conflicts which impact global markets will not arise in the future.

Information technology security breaches could harm our business activities and reputation.

We use certain information, communications and technology (“ICT”) systems and automated machinery to manage our production processes and operate our business. However, even advanced ICT systems are subject to defects, interruptions and breakdowns, which could cause business disruption and operational errors. In addition, our ICT systems and automated machinery may be vulnerable to security breaches (for example, from cyber criminals), resulting in unauthorised access to confidential financial, operational or customer data, damage to automated machinery, or production interruptions as well as incidents arising from our employees’ or contractors’ human error. Any such damage or interruption could adversely affect our business results, including due to facing significant fines, litigation, reputational harm, and expenses incurred in repairing and upgrading systems.

Market risks and competition in the copper and battery metals industry in Australia may impact our business operations.

We are one of a large number of mining and exploration companies that operate in the base metals and battery metals industry in Australia. Although we will undertake all reasonable due diligence in our business decisions and operations, we will have no influence or control over the activities or actions of our competitors, which may positively or negatively affect the operating and financial performance of our projects and business. There can be no assurance that we can compete effectively with other base metal and battery metal mining and exploration companies in the search for and recovery of base metal and battery metal resources.

Sovereign risk and changes in law may impact our operations in unforeseen ways.

The exploration, development and production of copper and other base metals, as well as operational profitability generally, can be affected by changes in government policy that are beyond our control. The Australian Government regularly conducts legislative, regulatory and policy-related reviews in connection with mining operations and related environmental, social and governance issues. Changing attitudes to environmental, land care, cultural heritage or indigenous land rights issues, together with the nature of the political process, means that the regulatory framework in which mines operate will change over time. Such changes may affect our exploration, development or operational plans and our rights and/or obligations to undertake such activities. Taxes, royalties, duties, excise, fines, fees and other legislative or regulatory costs may be imposed on us by governments in Australia or in other jurisdictions in which we operate. Unforeseen judicial, legislative or executive decisions have adversely affected the viability and profitability of mining operations within Australia in the past and could adversely affect the company’s financial and operational performance in the future.

The CSA Mine is located in the Commonwealth of Australia and, specifically, the State of New South Wales. This jurisdiction has historically been a safe, stable, transparent and lawful jurisdiction for mining companies to operate within. Sovereign risk associated with mining operations and commerce within this jurisdiction is generally considered to be low. Nonetheless, change in the composition or policies of the government may result in a less conducive environment for mining or commerce, which is beyond our control and could adversely affect our earnings, revenue, costs, reputation, or profitability.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain executive management and qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act, the listing standards of the NYSE and other applicable securities rules and regulations. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming, and costly, and place significant strain on our personnel, systems and resources.

For example, the Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, results of operations and financial condition. In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

We intend to invest substantial resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations and standards are not validated by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. We also expect that being a public company that is subject to these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly members who can serve on our audit committee, and qualified executive officers. As a result of the disclosure obligations required of a public company, our business and financial condition will become more visible, which may result in an increased risk of threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business, results of operations and financial condition would be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, may divert the resources of our management and harm our business, result of operations and financial condition.

Financial, Tax and Accounting-Related Risks

Changes in accounting standards may have an adverse effect on the reported financial performance of our business.

We prepare our financial statements in accordance with IFRS, which may be amended or replaced with new standards. Any such amendment or replacement is beyond our control and may have an adverse effect on the reported financial performance of the business. In addition, IFRS requires us to exercise judgment and make estimates when preparing its financial statements, and it is possible that relevant regulatory authorities may not agree with those judgments or estimates.

Our balance sheet includes a number of assets that may be subject to impairment risk.

Our balance sheet includes a number of assets that may be subject to impairment risk, including plant and equipment, mining tenements, and intangible assets. The values of these assets are derived from the valuation of the underlying business and as such, are exposed to many of the risks that our business is exposed to, including commodity prices and demand, exchange rate risk, operational risks, and adverse changes in estimated reserves and resources. Adverse changes in these risk factors could lead to a reduction in the valuation of our assets and result in an impairment charge being recognized on our balance sheet.

Application of existing tax laws, rules or regulations are subject to interpretation by taxing authorities.

The application of domestic and international income and non-income tax laws, rules and regulations to our operations are subject to interpretation by the relevant taxing authorities. Given a focus on revenue generation, taxing authorities have become more aggressive in their enforcement of such laws, rules and regulations, resulting in increased audit activity and audit assessments and legislation. As such, potential tax liabilities may exceed its current tax reserves or may require us to modify its business practices and incur additional cost to comply, any of which may have a material adverse effect on its business.

Any new tax legislation introduced by governments may change the current tax treatment, which could adversely impact our cash flow from the mine.

Our tax treatment is subject to the enactment of, or changes in, tax laws, regulations and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities in various jurisdictions, all of which could change on a prospective or retroactive basis. Such changes may include, but are not limited to, changes to the taxation of operating income, investment income, dividends received or (in the specific context of withholding tax) dividends paid, payroll, fringe benefits paid to employees, royalties, or the taxation of partnerships and other pass-through entities. We are unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices, could affect our financial position overall or effective tax rates in the future, reduce post-tax returns to our shareholders, or increase the complexity, burden and cost of tax compliance.

CMPL has identified material weaknesses in its internal control over financial reporting. If we are unable to remediate the material weaknesses, or if other control deficiencies are identified, we may not be able to report our financial results accurately, prevent fraud or file its periodic reports as a public company in a timely manner.

Prior to the Closing, given (i) the size of CMPL within the Glencore group and (ii) that CMPL was part of GAH’s consolidated audit process, CMPL was not required to produce standalone audited financial statements on a yearly basis and was not subject to SEC reporting, PCAOB auditing standards or the Sarbanes Oxley Act (“SOX”). Standalone audited financial statements for the years ended December 31, 2021 and 2020 were produced for the first time solely in connection with the Business Combination and the associated requirements of New MAC to file this registration statement.

In the course of auditing its financial statements for the years ended December 31, 2021 and 2020, which was undertaken by CMPL solely in connection with the requirements of the Business Combination and filing of this registration statement, CMPL and its independent registered public accounting firm identified material weaknesses as of December 31, 2021 in CMPL’s internal control environment driven by (i) a lack of sufficient accounting and financial reporting personnel with requisite knowledge of and experience in application of SEC rules and regulations and (ii) lack of formal documentation in place to assess its financial reporting risks and controls as required under Section 404(a) of SOX. These material weaknesses are reflective of the fact that, prior to the Business Combination and the filing of this registration statement, CMPL was not required to produce standalone financial statements under PCAOB auditing standards or otherwise comply with SEC reporting requirements or the provisions of SOX.

In addition, in the course of auditing its financial statements for the year ended December 31, 2020 solely in connection with the requirements of the Business Combination and filing of this registration statement, CMPL’s independent registered public accounting firm identified a material weakness in CMPL’s internal control environment driven by deficiencies in the adequacy of supporting documentation to support the implementation of controls around property, plant and equipment. This material weakness was remediated as of April 2021 through the implementation of SAP by CMPL.

As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Prior to the Closing, CMPL was a wholly-owned subsidiary of a private Australian company, which was an indirect wholly-owned subsidiary of Glencore plc. Following the Business Combination, New MAC is responsible for the internal control environment at the CSA Mine and compliance with all the applicable regulatory requirements.

New MAC plans to implement a number of measures to address material weaknesses which are the result of a lack of accounting and financial reporting personnel with requisite knowledge of and experience in the application of SEC rules and regulations, and the lack of formal documentation in place to assess its financial reporting risks and controls as required under Section 404(a) of SOX. New MAC intends to do this by (i) hiring accounting and financial personnel with relevant SEC reporting and SOX compliance experience, (ii) establishing an internal audit function with SEC reporting and SOX compliance experience, and (iii) expanding the capabilities of existing accounting and financial reporting personnel through continuous training and education in the accounting and reporting requirements under SEC rules and regulations. New MAC expects to remedy the identified material weaknesses following the Closing.

However, implementation of these measures, or the failure to adequately implement these or other measures that may be required, may not fully address the material weaknesses identified in CMPL’s internal control over financial reporting and New MAC may not be successful in remediating the material weaknesses. Failure to correct the material weaknesses or failure to discover and address any other material weaknesses or deficiencies could result in inaccuracies in CMPL’s or New MAC’s respective financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis.

As a public company, we are required pursuant to Section 404 of the Sarbanes-Oxley Act to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting for each annual report on Form 20-F to be filed with the SEC. New MAC will be required to disclose material changes made in its internal control over financial reporting on a quarterly basis. Failure to comply with the Sarbanes-Oxley Act could potentially subject New MAC to sanctions or investigations by the SEC, the stock exchange on which its securities are listed or other regulatory authorities, which would require additional financial and management resources.

While documenting and testing New MAC’s internal control procedures, in order to satisfy the requirements of Section 404, New MAC may identify other weaknesses and deficiencies in its internal controls over financial reporting. If New MAC fails to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, it may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404.

Generally, if, we fail to achieve and maintain an effective internal control environment, it could result in material misstatements in its financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of the Ordinary Shares and the New MAC Warrants, may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which our securities are listed, regulatory investigations and civil or criminal sanctions. We may also be required to restate its financial statements from prior periods.

Risks Relating to New MAC following the Business Combination

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

Although New MAC conducted due diligence on the CSA Mine and CMPL, New MAC cannot assure you that this due diligence revealed all material issues that may be present in CMPL’s business, that it would be possible to uncover through a customary amount of due diligence or that factors outside of our control will not later arise. As a result, New MAC may be forced to write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if the due diligence successfully identifies certain risks, additional, unexpected risks may arise or previously known risks may materialize in a manner not consistent with its preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on its liquidity, the fact that New MAC reports charges of this nature could contribute to negative market perceptions about New MAC or its securities. In addition, charges of this nature may cause New MAC to violate lending covenants to which it may be subject. Accordingly, any shareholders of New MAC could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by New MAC’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation materials relating to the Business Combination contained an actionable material misstatement or material omission.

New MAC incurred a significant amount of debt in connection with the Business Combination that is secured by substantially all of New MAC’s assets, and may in the future incur additional indebtedness, including in connection with the Closing. New MAC’s payment obligations under such indebtedness may limit the funds available to New MAC, and the terms of New MAC’s debt agreements may restrict its flexibility in operating its business.

In connection with the Business Combination, New MAC incurred approximately $393 million in aggregate principal amount of indebtedness under the Debt Facilities, which will be secured by substantially all of New MAC’s assets.

We are required to use a portion of our cash flows from operations to pay interest and principal on our indebtedness. Such payments will reduce the funds available to us for working capital, capital expenditures, and other corporate purposes and limit our ability to obtain additional financing (or to obtain such financing on acceptable terms) for working capital, capital expenditures, expansion plans, and other investments, which may in turn limit our ability to implement our business strategy, heighten our vulnerability to downturns in our business or in the general economy, limit our flexibility in planning for, or reacting to, changes in our business and the industry, and prevent us from taking advantage of business opportunities as they arise. A high level of leverage may also have significant negative effects on our future operations by increasing the possibility of an event of default under the financial and operating covenants contained in our debt instruments.

The Debt Financing subjects New MAC to financial maintenance covenants and restrictive covenants limiting its business and operations, including limitations on incurring additional indebtedness and liens, limitations on certain consolidations, mergers, and sales of assets, and restrictions on the payment of dividends or distributions. The total net debt to EBITDA ratio in the SFA currently does not account for whether New MAC has drawn upon any part of the Copper Stream in the Redemptions Backstop Facility. New MAC has requested the Senior Lenders to amend the SFA to update the net debt ratio covenant to require New MAC to: maintain a ratio of total net debt to EBITDA, if there are no amounts outstanding under the Copper Stream, of not more than 3.25 (for the first 12 months after financial close of the Senior Facilities) or 3.00 thereafter, or, if there are any amounts outstanding under the Copper Stream, of not more than 3.50 (for the first 12 months after financial close of the Senior Facilities) or 3.25 thereafter. The financial covenants require MAC-Sub to (i) maintain a DSCR over any relevant period of not less than 1.20, (ii) have a forecast cash flow coverage ratio of not less than 1.25, (iii) have a net debt to EBITDA ratio of not more than 2.5, (iv) maintain a ratio of total net debt to EBITDA of not more than 3.25 (for the first 12 months after financial close of the Senior Facilities) or 3.00 thereafter, (v) have available cash and cash equivalents of at least US$30 million at the end of each relevant period, and (vi) have a reserve tail ratio projection of over 25% at the Termination Date. If Senior Lenders do not amend the net debt ratio covenant it would further heighten New MAC’s vulnerability to downturns in its business or the general economy and could increase the risk of a default by New MAC.

Any debt financing secured by us in the future could involve additional restrictive covenants relating to its capital-raising activities and other financial and operational matters, which may make it more difficult for New MAC to obtain additional capital to pursue business opportunities, including potential acquisitions or divestitures. Any default under our debt arrangements could require that New MAC repay or refinance such indebtedness immediately. In such event, we may be unable to repay our indebtedness or refinance such indebtedness on reasonable terms, if at all, which would have a material adverse effect on our business, financial condition, results of operations and prospects.

The projections and operating information in this prospectus rely in large part upon assumptions and analyses developed by our management. If these assumptions or analyses prove to be incorrect, the actual operating results of New MAC may be materially different from the forecasted results.

The projected financial and operating information (including the projections, or the “Projections”) appearing elsewhere in this prospectus reflect estimates of the future performance of New MAC based on the reasonable beliefs and assumptions of management at the relevant time when such Projections were prepared and/or presented. In particular, the Projections were prepared by management based on certain estimates, assumptions and internal, forward-looking and unaudited prospective financial information. While those estimates, assumptions and information were believed to be reasonable with respect to the expected future financial performance at such time, they could not and do not take into account any circumstances or events occurring after the Closing. The Projections incorporate certain financial and operational assumptions, including, but not limited to, future industry performance under various industry scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the business of the CSA Mine.

The assumptions that underlie the Projections are preliminary and there can be no assurance that our actual results will be in line with our expectations. The Projections cover multiple years and such financial projections, by their nature, become subject to greater uncertainty with each succeeding year. In addition, whether actual operating and financial results and business developments will be consistent with our expectations and assumptions as reflected in our forecast depends on various factors, many of which are outside our control, including but not limited to those stated elsewhere in this “Risk Factors” section and the following:

●	our ability to effectively manage growth;
●	changes in our strategy, future operations, financial position, estimated revenue and losses, forecasts, projected costs, prospects and plans;
●	our ability to satisfy future capital requirements;
●	expansion plans and opportunities;
●	adverse variances in the actual resources, reserves and life-of-mine inventories at the CSA Mine from those contained in the Technical Report;
●	adverse operating conditions and geotechnical risks applicable to the CSA Mine’s operations;
●	our ability to successfully identify acquisition opportunities, make acquisitions on terms that are commercially satisfactory, successfully integrate potential acquired businesses and services, and subsequently grow acquired businesses;
●	our ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;
●	fluctuations in the CSA Mine’s revenue and operating results;
●	fluctuations and volatility in commodity prices and foreign exchange rates;
●	competition from existing and new competitors;
●	climate change;
●	changes in U.S., Australian or other foreign tax laws;

●	increases in costs, disruption of supply, or shortages of materials; and regulatory, legislative and political changes.

There can be no assurance that the actual results of New MAC will be in line with the Projections. Unfavorable changes in any of these or other factors, most of which are beyond the control of New MAC, could adversely affect business, financial condition and results of operations of New MAC and cause the actual results of New MAC to differ materially from the Projections contained in this prospectus.

New MAC has identified material weaknesses in our internal control over financial reporting. These material weaknesses could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Our management will likewise be required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Our management concluded that its disclosure controls and procedures were not effective due to material weaknesses in internal control over financial reporting related to our accounting for complex financial instruments, calculation of earnings per share using the two-class method and to properly accrue expenses. As a result, we plan to enhance our processes to identify and appropriately apply applicable accounting requirements to better evaluate and understand the nuances of the complex accounting standards that apply to our financial statements. Our plans currently include providing enhanced access to accounting literature, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. We have improved our processes around tracking agreements and enhanced our processes to get updated confirmations from all service providers to ensure completeness of accruals. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities. In either case, there could result a material adverse effect on our business. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Shares or our ability to complete a business combination.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weaknesses identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls, and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

New MAC’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the SOX could have a material adverse effect on its business.

Prior to the Business Combination, as an Australian private company, CMPL was not subject to Section 404 of SOX. However, following the Closing, we are required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of SOX are significantly more stringent than those required of CMPL as a private held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Closing. If we are not able to implement the additional requirements of Section 404(a) of SOX in a timely manner or with adequate compliance, we may not be able to assess whether its internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

Risks Relating to Ordinary Shares

There is no guarantee of a positive return on Ordinary Shares.

New MAC can make no guarantee in respect of the market price of shares of New MAC, and any acquirer of shares in the Company, whether by direct issue, conversion, or acquisition on-market, may not necessarily make a profit on any capital expended in the acquisition. The value of Ordinary Shares is determined by the stock market and will be subject to a range of factors beyond the control of New MAC and its directors and management.

The market price of a publicly traded stock is affected by many variables not directly related to the success of the company. These factors include, but are not limited to, the demand for, and availability of, the company’s shares, movements in domestic interest rates, exchange rates, fluctuations in the Australian, United States and international stock markets, and general domestic and economic activity. Securities markets can experience high levels of price and volume volatility, and the market price of securities of many companies can experience wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that such fluctuations will not affect the price of New MAC’s securities going forward.

There is no certainty that New MAC will pay dividends.

Any future determination as to the payment of dividends by New MAC will be at the discretion of the Board and will depend on numerous factors including its costs, revenue, financial covenants, capital expenditure requirements, and financial strategy. No assurance in relation to the future payment of dividends or franking credits attaching to dividends can be given by New MAC. In addition, pursuant to the terms of the SFA and the Share Sale Agreement, New MAC will be prohibited from making any distribution or paying any dividends to shareholders until the US$75,000,000 deferred payment and all applicable interest (due within one year post-Closing) has been paid to Glencore in full. Furthermore, until the Debt Facilities used to finance the acquisition have been repaid in full, there will be additional restrictions on New MAC’s ability to pay dividends and dividends will only be payable subject to a permissible cash flow waterfall structure to limit cash distributions by New MAC.

Because New MAC has no current plans to pay cash dividends on Ordinary Shares for the foreseeable future, you may not receive any return on investment unless you sell Ordinary Shares for a price greater than that which you paid for them.

New MAC may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board and will depend on, among other things, New MAC’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, New MAC’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness New MAC or its subsidiaries incur. As a result, you may not receive any return on an investment in Ordinary Shares unless you sell Ordinary Shares for a price greater than that which you paid for it.

Risks Relating to Operating a Business in Non-U.S. Countries

Because the CSA Mine’s operations are located outside of the Unites States, we may be subject to a variety of additional risks that may negatively impact its operations.

The CSA Mine’s operations are located in Australia. As such, we are subject to special considerations and risks associated with companies operating in an international setting, including, but not limited to, any of the following:

●	costs and difficulties inherent in managing cross-border business operations;
●	rules and regulations regarding currency redemption;
●	complex corporate withholding taxes on individuals;
●	laws governing the manner in which future business combinations may be effected;

●	exchange listing and/or delisting requirements;
●	tariffs and trade barriers;
●	regulations related to customs and import/export matters;
●	local or regional economic policies and market conditions;
●	unexpected changes in regulatory requirements;
●	longer payment cycles;
●	tax issues, such as tax law changes and variations in tax laws as compared to United States tax laws;
●	currency fluctuations and exchange controls;
●	rates of inflation;
●	challenges in collecting accounts receivable;
●	cultural and language differences;
●	employment regulations;
●	underdeveloped or unpredictable legal or regulatory systems;
●	corruption;
●	protection of intellectual property;
●	social unrest, crime, strikes, riots and civil disturbances;
●	regime changes and political upheaval;
●	terrorist attacks, natural disasters, pandemics and wars; and
●	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks, and its operations might suffer, either of which may adversely impact its business, financial condition and results of operations.

Existing and future government laws, regulations and other legal requirements that govern our business may increase our costs of doing business and may restrict our operations.

As a business with international reach, we are subject to complex laws and regulations, including investment screening laws, in jurisdictions in which we operate. Those laws and regulations may be interpreted in different ways. They may also change from time to time, as may related interpretations and other guidance. Changes in laws or regulations could result in higher expenses and payments, and uncertainty relating to laws or regulations may also affect how we conduct our operations and structure our investments and could limit our ability to enforce our rights.

We may be subject to review and enforcement actions under domestic and foreign laws that screen investments and to other national-security-related laws and regulations, including Australia’s Foreign Acquisition and Takeovers Act 1975 (Cth). In certain jurisdictions (including Australia), these legal and regulatory requirements may be more stringent than in the United States. As a result of these laws and regulations, investments by particular investors may need to be filed with local regulators, which in turn may impose added costs on our business, impact our operations, and/or limit our ability to engage in strategic transactions that might otherwise be beneficial to us and our investors.

Any new tax legislation introduced by governments may change the current tax treatment, which could adversely impact our cash flow from the CSA Mine.

Our tax treatment is subject to the enactment of, or changes in, tax laws, regulations and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities in various jurisdictions, all of which could change on a prospective or retroactive basis. Such changes may include, but are not limited to, the taxation of operating income, investment income, dividends received or (in the specific context of withholding tax) dividends paid, payroll taxes, fringe benefit taxes, and changes in royalties. We are unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices, could affect our financial position overall or effective tax rates in the future, reduce post-tax returns to our stockholders, and increase the complexity, burden and cost of tax compliance.

Risks Relating to New MAC’s Foreign Private Issuer Status

As a foreign private issuer, New MAC is exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company. This may limit the information available to holders of the Ordinary Shares.

New MAC is a foreign private issuer, as such term is defined in Rule 405 under the Securities Act. However, under Rule 405, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to New MAC on June 30, 2023.

As a foreign private issuer, New MAC is not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, New MAC is exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act (including the requirement applicable to emerging growth companies to disclose the compensation of New MAC’s Chief Executive Officer and the other two most highly compensated executive officers on an individual, rather than an aggregate, basis). In addition, New MAC’s officers and directors will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, while New MAC expects to submit quarterly interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, New MAC will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies, and New MAC will not be required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. Furthermore, Ordinary Shares are not currently listed, and we do not currently intend to list Ordinary Shares, on any market in Jersey, New MAC’s jurisdiction of incorporation. As a result, New MAC is not subject to the reporting and other requirements of companies listed in Jersey. For instance, New MAC is not required to publish quarterly or semi-annual financial statements. Accordingly, there may be less publicly available information concerning New MAC’s business than there would be if it were a U.S. public company.

New MAC is a “foreign private issuer” within the meaning of the rules of the NYSE on which New MAC has its Ordinary Shares listed and, as a result, expects to qualify for, and intends to rely on, exemptions from certain corporate governance requirements. You will therefore not have the same protections afforded to shareholders of companies that are subject to such requirements.

The corporate governance rules of NYSE on which the Ordinary Shares are listed require listed companies to have, among other things, a majority of independent board members and independent director oversight of executive compensation, nomination of directors and corporate governance matters. However, as a foreign private issuer, New MAC is permitted to, and it may, follow home country practice in lieu of the above requirements, subject to certain exceptions. As long as New MAC relies on the foreign private issuer exemption for certain of these corporate governance standards, a majority of the Board is required to be independent directors and its compensation committee and nominating and corporate governance committee are not required to be composed entirely of independent directors. Therefore, the Board’s approach to governance may be different from that of a board of directors consisting of a majority of independent directors, and, as a result, management oversight may be more limited than if it were subject to all the corporate governance standards of the NYSE. Accordingly, you will not have the same protections afforded to shareholders of companies that are subject to all the corporate governance requirements of NYSE on which New MAC has its Ordinary Shares listed.

New MAC may lose its foreign private issuer status in the future, which could result in significant additional cost and expense.

In the future, New MAC would lose its foreign private issuer status if a majority of its shareholders, directors or management are U.S. citizens or residents, and New MAC fails to meet additional requirements necessary to avoid loss of that status. Although New MAC has elected to comply with certain U.S. regulatory provisions, its loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to New MAC under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If New MAC is not a foreign private issuer, it will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms required to be filed by a foreign private issuer. For example, the annual report on Form 10-K requires domestic issuers to disclose executive compensation information on an individual basis with specific disclosure regarding the domestic compensation philosophy, objectives, annual total compensation (base salary, bonus, and equity compensation) and potential payments in connection with change in control, retirement, death or disability, while the annual report on Form 20-F permits foreign private issuers to disclose compensation information on an aggregate basis. New MAC would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. New MAC may also be required to modify certain of its policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, New MAC may lose its ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.

You may face difficulties in protecting your interests as a shareholder, as Jersey law provides substantially less protection when compared to the laws of the United States.

New MAC is incorporated under Jersey law. The rights of holders of shares are governed by Jersey law, including the provisions of the Companies (Jersey) Law 1991, as amended (the “Jersey Companies Law”), and by its memorandum and articles of association. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations and the rights of shareholders in Cayman corporations, including MAC. See “Description of Share Capital — Other Jersey, Channel Islands Law Considerations — Enforcement of Liabilities” in this prospectus for a description of the principal differences between the provisions of the Jersey Companies Law applicable to New MAC and the Companies Act (As Revised) of the Cayman Islands applicable to MAC relating to shareholders’ rights and protections.

It may be difficult to enforce a U.S. judgment against New MAC or its directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.

Several of our directors and executive officers are not residents of the United States, and the majority of our assets and the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process upon New MAC within the United States or other jurisdictions, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. See “Description of Share Capital — Other Jersey, Channel Islands Law Considerations — Enforcement of Civil Liabilities.” Additionally, it may be difficult to assert U.S. securities law claims in actions originally instituted outside of the United States. Foreign courts may refuse to hear a U.S. securities law claim because foreign courts may not be the most appropriate forums in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides.

In particular, investors should be aware that there is uncertainty as to whether the courts of Jersey, Channel Islands would recognize and enforce judgments of U.S. courts obtained against New MAC or its directors or management or against the selling shareholder predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. There is also uncertainty as to whether the courts of Jersey, Channel Islands would entertain original actions against New MAC or its directors or officers or against the selling shareholder predicated upon the securities laws of the United States or any state in the United States. As a result of the difficulty associated with enforcing a judgment against New MAC, you may not be able to collect any damages awarded by either a U.S. or foreign court.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2023:

•	on an actual basis; and
•	on an unaudited pro forma combined basis, after giving effect to the Business Combination and the PIPE Financing.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus or any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

	As of March 31, 2023
	Actual	Pro forma

	(in US$thousands)
Cash and cash equivalents	406	54,125
Equity:
Share capital	—	5
Additional paid-in capital	—	407,991
Parent net investment	154,696	—
Capital reserves	—	—
Retained Earnings/(Accumulated loss)	209,606	(94,451)
Total (deficit) equity	364,302	313,545
Debt:
Loans and borrowings	635	700,800
Lease liabilities	635	17,356
Total debt	635	718,156
Total capitalization	365,343	1,085,826

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information are provided to aid you in your analysis of the financial aspects of the proposed transaction (see Note 1) (the “proposed transaction” or the “Transaction”).

The unaudited pro forma condensed combined financial information has been prepared based on the MAC historical financial statements and the CMPL historical financial statements as adjusted to give effect to the proposed transaction. The unaudited pro forma condensed combined statement of financial position gives pro forma effect to the proposed transaction as if it had been consummated on March 31, 2023. The unaudited pro forma condensed combined statement of comprehensive income for the three months ended March 31, 2023, and the year ended December 31, 2022, and give effect to the transaction as if it had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and do not necessarily reflect what the company’s combined financial condition or results of operations would have been had the proposed transaction occurred on the dates indicated. Further, the pro forma combined financial information may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information contained in this filing has been prepared by, and are the responsibility of, MAC Limited and MAC. Moreover, neither MAC’s independent accountants, Ernst & Young LLP, or CMPL’s independent accountants, Deloitte Touche Tohmatsu, have compiled or reviewed the unaudited pro forma condensed combined financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and, accordingly, each of CMPL (and their directors and officers), Glencore (and their directors and officers), Ernst & Young LLP and Deloitte Touche Tohmatsu assumes no responsibility for, and disclaims any association with, the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;
•	the historical unaudited financial statements of MAC for the three months ended March 31, 2023, and the audited financial statements for the year ended December 31, 2022; and
•

the historical unaudited interim condensed financial statements of CMPL for the three months ended March 31, 2023, and the audited financial statements for the year ended December 31, 2022, and the related notes included in the registration statement.

SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the proposed transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the proposed transaction.

This information should be read together with the financial statements and related notes, as applicable, of each of CMPL and MAC included in this prospectus and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
AS AT MARCH 31, 2023

(in thousands of US dollars)

	Historical
	Metals Acquisition Corp	Cobar Management Pty Limited	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$—	$406	$75,000	(a)	$54,125
			196,298	(b)
			132,300	(b)
			75,000	(b)
			284,517	(c)
			16,720	(d)
			(5,079)	(e)

			15,000	(g)
			(770,503)	(g)
			34,431	(h)
			35	(u)
Cash	35	—	(35)	(u)
Other receivable	65	1,648	—		1,713
Inventories	—	21,415	24,068	(g)	45,483
Prepaid expenses	193	1,962	—		2,155
Total current assets	293	25,431	77,752		103,476
Non-current assets
Property and equipment	—	423,910	815,785	(g)	1,238,308
			(1,387)	(d)
Intangible assets	—	721	—		721

Inventories	—	334	—		334
Prepaid expenses	—	56	—		56
Other assets	—	—	—		—
Marketable securities held in Trust Account	271,757	—	(271,757)	(h)	—
Deferred financing costs	1,598	—	(1,598)	(b)	—
Total non-current assets	273,355	425,021	541,043		1,239,419
Total assets	$273,648	$450,452	$618,795		$1,342,895

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
AS AT MARCH 31, 2023

(in thousands of US dollars)

	Historical
	Metals Acquisition Corp	Cobar Management Pty Limited		Transaction Accounting Adjustments	Notes	Pro Forma Combined
LIABILITIES
Current liabilities
Trade payables	$—		$10,734	$4,497	(g)	$15,231
Accrued expenses and accounts payable	2,078		—	62,510	(e)	64,588
Trade payables related parties	—		1,720	(1,720)	(g)
Deferred liabilities	10,261		—	(541)	(e)	9,720
Deferred underwriting discount	9,280		—	(1,500)	(f)	7,780
Due to related party	23		—	(23)	(e)
Promissory note - related party	1,459		—	23	(e)	1,482
Other payables	—		6,483	—		6,483
Lease liabilities	—		568	6,413	(d)	6,981
Short term debt - Bank	—		—	68,333	(b)	68,333
Deferred consideration - Glencore	—		—	75,000	(i)	75,000
Warrant Liability	10,992		—	6,965	(k)	17,957
Provisions	—		11,870	—		11,870
Total current liabilities	34,093		31,375	219,957		285,425

Non-current liabilities
Deferred liability - upfront deposit from Silver Stream	—		—	75,000	(a)	75,000
Royalty payable	—		—	45,000	(j)	45,000
Contingent consideration payable	—		—	104,500	(j)	104,500
Lease liabilities	—		67	10,308	(d)	10,375
Provisions	—		44,600	—		44,600
Debt financing costs	—		—	—		—
Long term debt - Bank	—		—	126,712	(b)	126,712
Long term debt - Mezz	—		—	131,255	(b)	131,255
Financial liability - Copper Stream Backstop Facility	—		—	75,000	(b)	75,000
Deferred tax liabilities	—		10,108	121,375	(g)	131,483
Total non-current liabilities	—		54,775	689,150		743,925
Total Liabilities	$34,093		$86,150	$909,107		$1,029,350

Class A ordinary shares subject to possible redemption, 26,514,780 shares at redemption value	$271,757	$		$(271,757)	(h)	$—

EQUITY
Retained earnings	—		209,606	(209,606)	(g)
Parent net investment	—		154,696	(154,696)	(g)	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,628,695 shares issued and outstanding	1		—	(1)	(l)	—
Common shares	—		—	5	(l)	5
Additional paid-in capital	—		—	407,991	(l)	407,991
Accumulated deficit	(32,203)		—	(62,248)	(e)	(94,451)
Total equity	239,555		364,302	(290,312)		313,545
Total liabilities and equity	$273,648		$450,452	$618,795		$1,342,895

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2023

(in thousands of US dollars)

	Historical
	Metals Acquisition Corp	Cobar Management Pty Limited	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$—	$65,227	$17,523	(t)	$82,750
Cost of goods sold	—	(51,749)	1,232	(m)	(52,991)
			(1,081)	(n)
			(1,393)	(o)
Gross profit	—	13,478	16,281		29,759
Operating expenses
Distribution and selling expenses	—	(3,275)	(5,089)	(t)	(8,364)
Administrative expenses	—	(299)	—	(u)	(4,887)
			(1,204)	(u)
			(3,383)	(u)
			(1)	(u)
Operating and formation costs	(1,204)	—	1,204	(u)
Acquisition costs	(3,383)	—	3,383	(u)
Bank Fee	(1)	—	1	(u)
Net foreign exchange gains/(losses)	—	(672)	—		(671)
			1	(u)
Change in foreign exchange	1	—	(1)	(u)
Change in fair value of warrants	(3,448)	—	—		(3,448)
Finance income	—	4	—		4
Trust interest income	2,849	—	(2,849)	(q)
Finance costs	—	(153)	(11,036)	(r)	(11,230)
			(41)	(u)
Interest expense	(41)	—	41	(u)
Profit/(Loss) before income tax	(5,227)	9,083	(2,693)		1,163
Income tax benefit/(expense)	—	(3,981)	2,805	(s)	(1,176)
Profit/(loss) for the year	$(5,227)	$5,102	$112		$(13)
Profit (Loss) per share - basic	$(0.16)				$(0.00)
Weighted average shares outstanding - basic	33,143,475				48,409,448
Profit (Loss) per share - diluted	$(0.16)				$(0.00)
Weighted average shares outstanding - diluted	33,143,475				48,409,448

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands of US dollars)

	Historical
	Metals Acquisition Corp	Cobar Management Pty Limited	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$—	$219,705	$105,939	(t)	$325,644
Cost of goods sold	—	(189,496)	9,475	(m)	(189,782)
			(4,188)	(n)
			(5,573)	(o)
Gross profit	—	30,209	105,653		135,862
Operating expenses
Distribution and selling expenses	—	(17,246)	(19,939)	(t)	(37,185)
Administrative expenses	—	(1,230)	(60,861)	(p)	(72,062)
			(224)	(u)
			(5)	(u)
			(2,117)	(u)
			(7,625)	(u)
Stock compensation	(224)	—	224	(u)
Bank Fee	(5)	—	5	(u)
Operating and formation costs	(2,117)	—	2,117	(u)
Acquisition costs	(7,625)	—	7,625	(u)
Net foreign exchange gains/(losses)	—	(453)	—		(453)
Change in fair value of warrants	1,477	—	—		1,477
Change in fair value conversion option	7	—	(7)	(q)	—
Finance income	—	6	—		6
Trust interest income	3,753	—	(3,753)	(q)
Finance costs	—	(930)	(44,526)	(r)	(45,456)
Amortization of discount on convertible promissory note	(8)	—	8	(q)
Profit/(Loss) before income tax	(4,742)	10,356	(23,425)		(17,811)
Income tax benefit/(expense)	—	(15,715)	22,388	(s)	6,673
Profit/(loss) for the year	$(4,742)	$(5,359)	$(1,037)		$(11,138)
Profit (Loss) per share - basic	$(0.14)				$(0.23)
Weighted average shares outstanding - basic	33,143,475				48,409,448
Profit (Loss) per share - diluted	$(0.14)				$(0.23)
Weighted average shares outstanding - diluted	33,143,475				48,409,448

Note 1 — Description of the Proposed Transaction

On March 17, 2022, MAC, MAC-Sub, and Glencore entered into the Share Sale Agreement, as amended by the Deed of Consent and Covenant, dated November 22, 2022 (together, the “Share Sale Agreement”). As a result of the transactions contemplated by the Share Sale Agreement, MAC will merge with and into MAC Limited (the “Merger”), with MAC Limited continuing as the surviving company (MAC Limited following the Merger is referred to as “New MAC”) and MAC-Sub will acquire 100% of the equity interests of CMPL from Glencore by way of acquisition with CMPL becoming a direct subsidiary of MAC-Sub and an indirect subsidiary of New MAC as a result thereof. Glencore will receive at least $775 million in cash, with the potential for this amount to be scaled up to $875 million depending on equity demand (subject to a customary closing accounts adjustment (including New MAC being liable for accounting and auditing fees in connection with the proposed transaction) to reflect the working capital, net debt and tax liabilities of CMPL at the time of closing under the Share Sale Agreement (the “Closing”), a $75 million deferred payment (plus applicable interest within 12 months of Closing), up to $150 million in two contingent payments (subject to copper price performance), a 1.5% copper only net smelter return royalty and up to 10,000,000 newly issued New MAC Ordinary Shares issued at the redemption share price of $10.00 per share ($100 million worth included in the $1,100 million purchase price). The maximum cash consideration of $875 million will be funded through a combination of a 100% payable long term silver sale-and-purchase agreement (the “Silver Stream”) with Osisko through an upfront payment of $75 million (with the potential for an additional $15 million if the average LBMA silver price over the ten (10) day period prior to the closing of the Silver Stream is greater than $25.50/oz, $90 million total), a $205 million syndicated senior term loan facility, a $135 million mezzanine facility, and equity. MAC has agreed to a Redemptions Backstop Facility with Osisko that comprises $25 million of equity and a $75 million copper- linked financing facility (the “Copper Stream”) that is fully subordinated to the syndicated senior term loan facility. Upon the Closing of the Business Combination, New MAC Ordinary Shares and New MAC Warrants are expected to trade on the NYSE under the ticker symbols “MTAL” and “MTAL.WS”, respectively, and New MAC will become a publicly listed entity. Within several months following the consummation of the Business Combination, New MAC expects to pursue a dual listing on the ASX. No certainty can be provided as to the timing of any such listing or whether it will be ultimately successful. The Business Combination closed on June 15, 2023, following the receipt of the required approval by MAC’s shareholders and the fulfillment of other customary closing conditions. The unaudited pro forma condensed combined financial information contained herein reflects the Business Combination.

MAC raised US$227 million of proceeds from private equity placements (“PIPE Financing”) as partial consideration for the Business Combination with certain investors. The MAC Class A Ordinary Shares subscribed for in the PIPE Financing converted into New MAC Ordinary Shares in connection with the Business Combination.

It is also anticipated that, in connection with the Business Combination and to establish liquidity upon Closing, New MAC entered into a sale-leaseback agreement with Sandvik Financial Services Pty Ltd for certain capital equipment for $16.7 million (A$25 million) over a three-year term.

Concurrently with the Closing, a Royalty Deed between New MAC, Glencore and CMPL became effective, pursuant to which CMPL will be required, on a quarterly basis, to pay to Glencore a royalty equal to 1.5% of net smelter returns from all marketable and metal-bearing copper material produced from the Cornish, Scottish, and Australian mine (“CSA Mine”) near Cobar, New South Wales, Australia, and certain specified exploration licenses held by CMPL in addition to the CSA Mine at the time of Closing. After Closing, MAC will have an obligation to pay deferred consideration of $75 million plus interest to Glencore within 12 months of Closing (from the proceeds of equity capital raises) and if the amount is not paid any residual amount owing will be settled on the next business day (12 months post-Closing plus one (1) business day) via the issue of top-up New MAC equity applying a 30% discount to the 20-trading day VWAP before the issuance (the “Equity Conversion Date”). If New MAC is listed on more than one exchange, the VWAP will be calculated by reference to the exchange with the largest volume (US$ equivalent) over the 20-trading day period before the Equity Conversion Date. If the New MAC Ordinary Shares cannot be issued to Glencore due to applicable law or the rules of any applicable stock exchange, Glencore, in its sole discretion, may delay the date for the issuance of the New MAC Ordinary Shares, noting that such right only delays the date for the issuance of the New MAC Ordinary Shares, which amount of New MAC Ordinary Shares will be set on the Equity Conversion Date.

Also, in connection with the Business Combination, MAC agrees to pay Glencore $150 million in cash structured as two contingent payments of $75 million each (each, a “Contingent Payment”) that will be unsecured, fully subordinated and payable if, and only if, over the life of the mine, the average daily LME closing price is greater than:

(a)	$4.25/lb ($9,370/mt) for any rolling 18-month period (commencing at Closing); and

(b)	$4.50/lb ($9,920/mt) for any rolling 24-month period (commencing at Closing).

Additionally, in connection with the Business Combination, CMPL and GIAG entered into a new Offtake Agreement, a life-of-mine offtake obligation pursuant to which CMPL is committed to selling all Material to GIAG, and GIAG is committed to buying all Material. The new Offtake Agreement replaces the existing offtake agreement between CMPL and GIAG.

Glencore shall also have the right to appoint one director to the New MAC Board for every 10% of New MAC Ordinary Shares that it beneficially owns.

Note 2 — Basis of Presentation

The historical financial statements of CMPL have been prepared in accordance with IFRS as issued by the IASB and in its presentation currency of the U.S. dollar. The historical financial statements of MAC have been prepared in accordance with U.S. GAAP in its presentation currency of the U.S. dollar. The unaudited pro forma condensed combined financial information has been prepared using IFRS, the basis of accounting of CMPL. After giving effect to pro forma adjustments (i.e., the conversion and redemption of the MAC Class A Ordinary Shares immediately prior to Closing) there were no accounting policy differences requiring adjustment to MAC’s historical US GAAP financial statements in order to align with IFRS.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the proposed transaction are based on certain currently available information and certain assumptions and methodologies that MAC believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. MAC believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the proposed transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the proposed transaction. MAC and CMPL have not had any historical relationship prior to the proposed transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Post the close of the Business Combination, MAC’s current public shareholders, the Sponsor, which directly owns the Founder Shares (and which are indirectly owned by the initial shareholders), the PIPE Investors, and current CMPL shareholders, own approximately the following percentages of the Ordinary Shares:

	Final Redemptions
	Shares	%
MAC public shareholders(1)	3,329,006	7%
Shares held by Sponsor (including the Anchor Investors and Cornerstone Investors)(2)	6,628,695	14%
PIPE Investors(3)	22,721,747	47%
Redemptions Backstop Facility(4)	2,500,000	5%
Current CMPL shareholders	10,000,000	21%
Other Equity(5)	3,230,000	7%
	48,409,448	100%*
*	The percentages may not add due to rounding

(1)	The unaudited pro forma condensed combined financial statements are prepared on the final redemption price for Class A Redeemable shares of approximately $10.34 per share.

(2)	Green Mountain Metals LLC is the record holder of the shares reported herein. In addition, certain of MAC’s officers and directors and Anchor Investors hold Class B units in Green Mountain Metals LLC, which entitle them to an equivalent number of New MAC Ordinary Shares on distribution. The Sponsor has subsequently agreed to transfer 985,000 Founder Shares to the Cornerstone Investors. The amounts shown for these individuals are included in the total owned by Green Mountain Metals LLC.
(3)	Assumes 22,721,747 shares issued to PIPE Investors at the redemption share price of $10.00 per share for gross proceeds of approximately $227 million (Refer to Note 4(c)).
(4)	The Redemptions Backstop Facility comprises an equity subscription component of $25 million (2,500,000 shares at the share redemption price of $10.00 per share) and a Copper stream component $75 million.
(5)	Other Equity comprises 1,500,000 shares as part of the Mezzanine financing package as well as 1,500,000 shares as part of the Silver Sale-and- purchase agreement. The remaining 230,000 shares represent participation by certain of MAC’s officers and directors.

All subscriptions are at the PIPE subscription price of $10.00 per share.

The share amounts and ownership percentages set forth above do not take into account (i) MAC Warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter, (ii) New MAC Warrants issued in relation to the subordinated financing and (iii) equity awards to be issued under the 2023 Plans. In accordance with the terms of the Share Sale Agreement, in no event will MAC redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

Note 3 — Accounting for the Business Combination

The Business Combination is accounted for using the acquisition method in accordance with IFRS 3. MAC has been identified as the “acquirer” as it will obtain control over CMPL as the “acquiree” by its wholly owned subsidiary, MAC-Sub, purchasing 100% of the share capital of CMPL. The Transaction will be completed by transferring cash and issuing Ordinary Shares to Glencore. In addition, there will be a Royalty Deed with Glencore which is to be classified as a financial liability. Deferred and contingent consideration also exists for the potential payouts to Glencore based on proceeds from a future ASX listing and/or capital raising and if the average daily LME closing price for copper is greater than (a) $4.25/lb ($9,370/mt) for any rolling 18-month (commencing at Closing), and (b) $4.50/lb ($9,920/mt) for any rolling 24-month period (commencing at Closing) during the life of the mine. The cash being transferred represents a significant majority of the total consideration, meaning the SPAC merger is carried out primarily by transferring cash rather than by exchanging equity interests. The purchase consideration will be allocated to the fair value of the acquired assets and liabilities and will be based on management’s best estimate of the fair value based on currently available information. The actual amount allocated to certain identifiable net assets could vary as the purchase price allocation is finalized. The Royalty Deed Agreement and Contingent payments linked to average copper price thresholds are to be classified as financial liabilities and initially recognized at fair value, and subsequently measured at fair value with changes recognized in profit or loss. The Offtake Agreement represents an executory contract that replaces the existing offtake agreement between CMPL and Glencore which was settled and closed out on Closing. Delivery of goods and sales earned under the new Offtake Agreement will be recorded in accordance with MAL’s revenue recognition policies when they occur which has been reflected as Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial statements.

Note 4 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined statement of financial position and combined statements of income (loss) have been prepared to reflect the Transaction together with the related transactions summarized above and the following assumptions and adjustments.

Unaudited Pro Forma Condensed Combined Statement of Financial Position

(a)Upfront deposit relating to the sale-and-purchase agreement for 100% of the payable silver over the life- of-mine (“Silver Stream”): Adjustment reflects the proceeds from the $75 million upfront deposit for the Silver Stream. The term of the Silver Stream is 20 years and represents a prepayment for payable silver to be sold to Osisko. The Silver Stream is an executory contract and MAL only has a responsibility to deliver refined silver if refined silver is produced. The upfront deposit of $75 million was recorded as a deferred liability in the pro forma balance sheet. The economic effective date for the commencement of deliveries under the Silver Stream be February 1, 2023. MAL shall sell and deliver Refined Silver to the Purchaser in an amount equal to the

Streamed Silver Quantity of each outturn of Refined Silver by an offtaker (provisional or final) between February 1, 2023, and the Closing Date within twenty (20) business days of the Closing Date. The estimated contractual amount owing on Closing in exchange for the gross deposit received, is $3,855,108.

(b)Credit facilities: MAL has entered into a syndicated senior term loan facility for $205 million and a mezzanine facility for $135 million that was used to partially fund the cash portion of the purchase price payable on Closing. MAC has already incurred debt issuance costs associated with the facilities of $1,598,459 and incremental costs of $699,230 which has been accrued. The proceeds, net of banking fees received under the syndicated senior term loan facility to fund the purchase price wass $196.3 million after taking into account debt issuance cost of $8,702,408. The mezzanine facility has an original issue discount of 2% representing debt issuance costs of $2,700,000. The net proceeds received to fund the purchase price was $132.3 million. The Redemptions Backstop Facility was fully utilized and comprises a $75 million copper stream and an incremental $25 million equity subscription (See Note 2 and Note 4(c)). The $75 million copper stream is fully subordinated to the senior lending facility with a delivery holiday for the first 12 months post-Closing. On the 5th anniversary of Closing, New MAC will have the option to buy back one third of the residual stream amount (reducing the second Threshold Stream and Tail Stream to 3.25% and 1.5%, respectively) for $40 million cash. Deliveries under the copper stream may be deferred and are therefore accounted as a financial liability at fair value of the consideration received. The interest on the Mezzanine facility can be paid in cash or accrued as a payment-in-kind (“PIK”) at the election of MAC. PIK interest will only be settled in cash as a bullet payment at the maturity date of the facility. The percentage that can be accrued as a PIK is dependent on a range of copper prices. The senior and mezzanine debt facilities are recognized at amortized cost net of debt issuance costs and original issue discounts.

(in thousands of US dollars)
Syndicated Senior Term Loan	$205,000
Less Debt issuance costs net settled	(8,702)
Net Funding Amount	$196,298
Less Accrued Debt issuance cost	(1,253)
Syndicated Senior Term Loan Liability	$195,045
Portion reclassified to short term	(68,333)
Syndicated Senior Term Loan Liability - Long Term	$126,712

Mezzanine Loan	$135,000
Less Debt issuance costs net settled	(2,700)
Net Funding Amount	$132,300
Less Accrued Debt issuance cost	(1,045)
Mezzanine Loan Liability	$131,255

(c)Private placement and replacement of MAC Class B Ordinary Shares with New MAC Ordinary Shares: The adjustment reflects the proceeds from the issuance of a total of 28,451,747 New MAC Ordinary Shares at a price of $10.00 per share (par value of $0.0001 per share), Other Equity from Osisko, Sprott and certain of MAC’s officers and directors (an aggregate of 3,230,000 shares) and in relation to the equity component of the Redemptions Backstop Facility (2,500,000 shares). The issuance of the 28.45 million New MAC Ordinary Shares have a nominal value of $2,845, and at $10.00 per share, generated gross proceeds of $284.5 million. The proceeds from the PIPE Financing, Other Equity and equity component of the Redemptions Backstop Facility are recognized at the fair value of the consideration received less estimated share issuance costs of approximately $3,988,699 for a net amount of $280.5 million. On Closing, the 6,628,695 MAC Class B Ordinary Shares held by the Sponsor (including the interests of certain initial IPO investors (“Anchor Investors”)) was converted on a one-for-one basis into New MAC Ordinary Shares. Certain qualified institutional buyers or institutional accredited investors who are unaffiliated with the New MAC management team (“Cornerstone Investors”) purchased a total of 13,500,000 New MAC Ordinary Shares, or 59%, of the PIPE of 22,721,747 Ordinary Shares. The Sponsor transferred an aggregate of 985,000 Founder Shares to Cornerstone Investors. MAC estimated the aggregate fair value of these Founder Shares attributable to Cornerstone Investors via their purchase of PIPE shares to be $8,835,450, or $8.97 per share. The Founder Shares allocated to the Cornerstone Investors represent a capital contribution by the Sponsor for the benefit of

New MAC and are recorded as offering costs and reflected as a reduction in the proceeds from the offering and offering expenses. The Sponsor, initial shareholders and Cornerstone Investors have waived all anti- dilution rights with respect to such shares.

Shares	Final Redemptions
PIPE Investors	22,721,747
Redemptions Backstop Facility	2,500,000
Other Equity	3,230,000
Total Shares issued	28,451,747

(in thousands of US dollars)
Gross proceeds	$284,517

(d)Sale-leaseback: In conjunction with the Transaction and to establish liquidity upon Closing, MAL entered into a permitted sale-leaseback arrangement for newly acquired underground equipment with an estimated fair value on acquisition of $16.7 million (A$25 million) which will result in the recognition of a lease liability of $16.7 million and a corresponding right-of-use asset amount. The agreement is at an advanced stage and will be consummated before June 30, 2023. The fair value of the assets subject to the sale are equal to the current carrying value. The net effect of the transaction is a reduction in Property, Plant and Equipment of $1,387,492 (See Note 4(e)). The lease liability is recognized at amortized cost over an expected lease term of three (3) years and split between a long-term portion of $10.3 million and a short-term portion of $6.4 million.

(e)Accounting for incremental transaction costs and settlement of Sponsor Promissory Note: The Glencore Deed of Consent costs have been partially accrued in deferred liabilities and was settled on Closing. Total estimated transaction costs are accounted for in total combined deferred liabilities of $9.7 million and accrued expenses and accounts payable of $64.6 million that includes Stamp duty estimated at $59 million. Debt issuance costs of $13.7 million were partially net settled with funding of the Senior Term Loan and the Mezzanine debt (See Note 4(b)). Share issuance costs have been accounted for in additional paid-in capital and together with the deferred underwriting fee remains payable at Closing. Incremental other transaction costs of $3.3 million is not deemed debt issuance costs or share issuance costs and have been accounted for in the unaudited pro forma condensed combined statement of comprehensive income. The Sponsor Promissory Note was not settled on Closing. The amounts due to a related party was capitalized as part of the Promissory Note prior to closing.

(thousands of US dollars)
Transaction costs incurred on closing
Stamp duty	$59,046
Other transaction costs	3,315
Discount on Deferred Underwriting Fee	(1,500)
Transaction Costs	$60,861
Loss recognized on Sale-and-leaseback	1,387
Accumulated deficit	$62,248

Transaction costs settled on closing
Glencore Deed of Consent costs	$5,079

(f)Deferred underwriting costs: Adjustment relates to the payment of the deferred underwriting fees related to the August 2, 2021, initial public offering of MAC and will be settled on closing of the Transaction. MAL and the underwriter have agreed to a partial reduction of the outstanding fee.

(g) Acquisition of CMPL: If the transaction had occurred on March 31, 2023, the estimated preliminary fair values of the identifiable assets and liabilities (and related tax impacts) of CMPL and the purchase consideration would be as follows:

(in thousands of USD dollars)	Carrying Value	Purchase Price Allocation	Fair Value
Assets
Cash and cash equivalents(1)	$406	$15,000	$15,406
Trade receivables from related parties	—	—	—
Other receivables	1,648		1,648
Inventories	21,415	24,068	45,483
Prepaid expenses	2,018		2,018
Property, plant and equipment(3)	423,910	815,785	1,239,695
Intangible assets	721		721
Inventories	334		334
Other assets	—		—
Total Assets	$450,452	$854,853	$1,305,305

Liabilities
Trade payables (4)	10,734	4,497	15,231
Trade payables related parties(2)	1,720	(1,720)	—
Other payables	6,483		6,483
Short term Lease liabilities	568		568
Short term Provisions	11,870		11,870
Lease liabilities	67		67
Provisions	44,600		44,600
Deferred tax liabilities(3)	10,108	121,375	131,483
Total Liabilities	$86,150	$124,152	$210,302
Net Assets Acquired	$364,302	$730,701	$1,095,003

Estimated Purchase Price Consideration
Cash consideration			$775,000
Less Estimated Working Capital Adjustment			(4,497)
Cash consideration on Closing			770,503
Royalty Deed			45,000
Deferred Consideration			75,000
Fair value of Contingent Consideration			104,500
Current CMPL shareholders			100,000
Total(5)			$1,095,003
(1)

The Transaction as agreed, allows for a minimum working cash amount of $15 million to be available in cleared funds as well as finished product inventory equating to approximately one month of production or two shipments upon Closing to establish minimum liquidity. The finished product inventory has been revalued to estimated net realizable value. Estimated net realizable value is determined based on the prevailing copper sales price less estimated treatment and refining costs based on the new offtake agreement.

(2)	Parties have agreed that all related party transactions in CMPL will be settled prior to closing as it represents amounts receivable and payable under the historical offtake agreement.
(3)

The preliminary purchase price allocation is based on management’s best estimate using the depreciated replacement cost method and taking into account any change in the tax base of the assets as a result of the allocation. The actual amount allocated to certain identifiable net assets could vary as the purchase price allocation is finalized post closing and will also affect the estimated Stamp Duty costs accrued (See Note 4(e)).

(4)

The final purchase price is subject to a normalized working capital level. The working capital estimate on Closing resulted in an initial net reduction in the purchase price of $4.5 million. This amount is subject to review and will be finalized 90 days post-Closing.

(5)

On June 2, 2023, The parties have agreed that, to the extent CMPL’s Security Bond Liability increases beyond the amount applicable as at the date of the Share Sale Amendment, Glencore agrees to procure that it, or its related bodies corporate, will procure bank guarantees or securities are provided to the State on behalf of the Company at Glencore’s cost for the portion of such Security Bond Liability that exceeds the current Security Bond Liability during the period on and from completion of the Business Combination until the earlier of (i) the refinancing of MAL’s Senior Facilities (as that term is defined herein) or the date that the Senior Facilities are repaid or cancelled in full. Glencore has also agreed to maintain its current Security Bond cover in place for an interim period post closing of the Business Combination, of up to 90 days, at which time MAL will replace the Security Bond (to the extent it doesn’t exceed current Security Bond Liability). If MAL is unable to replace the Security Bond within the interim period a re-balancing regime has been agreed to reflect the commercial positions outlined in this paragraph (namely, that MAL will meet the obligations and responsibility for the current Security Bond Liability).

(h)Redemption of MAC Class A Ordinary Shares: Adjustment to reflect the redemption of 23,185,774 MAC Class A shares Ordinary Shares upon Closing of the Transaction.

The remaining 3,329,006 non-redeeming MAC Class A Ordinary Share shareholders became ordinary shareholders of MAL, resulting in $34,431,481 (3,329,006 shares at $10.00 per share plus interest) at Closing, to be transferred to available cash to fund the Transaction.

(i)Deferred Consideration:

$75,000,000 as a deferred cash payment on the following terms:

a.payable upon MAL’s listing on the ASX or undertaking any alternative equity raise (up to 50% of the net proceeds from the raise, capped at $75 million);

b.the unpaid balance of the $75,000,000 will accrue interest at a rate equivalent to what MAL pays on the Mezz Facility, set at 3-month SOFR plus a variable margin of 8 – 12% (which will be determined by reference to prevailing copper prices); and

c.any residual (up to the $75,000,000 plus applicable interest) not paid in cash by the date that is twelve (12) months after the Closing will be settled on the next business day through the issuance of additional Ordinary Shares at a 30% discount to the 20-trading day VWAP before the issuance (the “Equity Conversion Date”). If MAL is listed on more than one exchange, the VWAP will be calculated by reference to the exchange with the largest volume (US$ equivalent) over the 20-trading day period before the Equity Conversion Date. If the Ordinary Shares cannot be issued to Glencore due to applicable law or the rules of any applicable stock exchange, Glencore, in its sole discretion, may delay the date for the issuance of the MAL Ordinary Shares, noting that such right only delays the date for the issuance of the Ordinary Shares, which amount of New MAC Ordinary Shares will be set on the Equity Conversion Date;

d.The Deferred Consideration are recognized as a financial liability that is measured at amortized cost.

(j)Contingent Adjustments (please refer to Note 3 for additional information regarding the accounting treatment of these portions of the Transaction):

a.Royalty Deed: The Royalty Deed is a net smelter return royalty agreement pursuant to which after the Closing, CMPL will pay to the Seller a royalty equal to 1.5% from all net smelter returns from all marketable and metal-bearing copper material produced from the mining tenure held by CMPL at the time of the Closing. The $45 million adjustment reflects the fair value of the Royalty Deed upon close of the Transaction. The estimated fair value was determined by discounting 1.5% of the future expected copper net smelter return over the expected life of the mine. The net smelter return is determined using consensus copper prices less estimated treatment and refining costs under the new offtake agreement.

b.Copper price: After Closing, Glencore is entitled to $150 million in cash structured as two contingent payments of $75 million each, the First Contingent Copper Payment and Second Contingent Copper Payment, that are unsecured, fully subordinated and payable if, and only if, over the life of the mine, the average daily LME closing price is greater than (i) $4.25/lb ($9,370/mt) for any rolling 18-month period (commencing at Closing), and (ii) $4.50/lb ($9,920/mt) for any rolling 24-month period (commencing at Closing). The contingent payments are recognized as a financial liability and measured at fair value estimated at $104.5 million based on the output from a commodity price simulation model and recognized as a financial liability.

Key assumptions
LME Spot Copper Price	$4.10
Annualized Copper Price Volatility	26.10%
Annual Copper Price Inflation Rate	1.04%
Risk-free Interest Rate	3.70%
Reversion factor	11.60%

(k)Warrant liability: Adjustment for the fair value of 3,187,500 warrants to purchase Ordinary Shares issued to Sprott in connection with the Mezzanine Facility. The warrants have an exercise price of $12.50 per share, are fully transferable and have a 5-year term from the date of issuance. The Warrant liability is estimated at fair value using a Black-Scholes Merton model.

Key assumptions
Underlying Share Price	$10.22
Strike Price	$12.50
Volatility	25.00%
Risk-free Interest Rate	3.70%
Term	5 years

(l)Additional paid-in capital: Adjustment for the conversion of MAC Class A and B shares to common shares in MAL final redemptions. The remaining adjustments reflect the additional paid-in capital for shares issued at $10 per share less the Par Value of $0.0001 per share in MAL less share issuance costs associated with the PIPE Investors and warrants issued in connection with the Mezzanine Facility.

(in thousands of USD dollars)	Proceeds	Common Shares — Par Value	Additional Paid-In Capital
MAC Class A Ordinary Shareholders	$34,431	$0	$34,431
PIPE Investors	227,217	2	227,215
Redemption Backstop Facility	25,000	0	25,000
Current CMPL shareholders	100,000	1	99,999
Other Equity Investments	32,300	0	32,300
Gross Proceeds	418,949	4	418,945
Fair Value of Founder Shares allocated to Cornerstone Investors	(8,835)	—	(8,835)
Mezz Warrants issued	(6,965)	—	(6,965)
PIPE Share Issuance Costs	(3,989)	—	(3,989)
	399,160	4	399,156
Capital contribution for Founder Shares allocated to Cornerstone Investors by Sponsor	8,835	—	8,835
Class B Shares held by the Sponsor	—	0	0
Total	$407,995	$5	$407,991

(m)Depreciation of acquired assets: Reflects the revised depreciation of finite-lived assets arising on the acquisition of CMPL and based on management’s preliminary estimate of estimated useful lives. The major categories of property, plant and equipment are depreciated on a unit of production (“UOP”) and/or straight-line basis. The finite-lived assets relate to buildings and plant and equipment that are depreciated on a straight- line basis while mineral resource and mine development follow the UOP basis. Estimated useful lives are linked to MAC’s estimate of current life- of-mine while the estimated UOP rate is approximately 2% on an annualized basis. UOP is based on MAC’s current estimate of proven and probable reserves which includes inferred resources converted at a historical conversion rate Pro forma adjustments by asset category are as follows:

	For the three months ended March 31, 2023
(in thousands of USD dollars)	CMPL Depreciation	Revised MAC Depreciation	Transaction Accounting Adjustment
Freehold land and buildings	$(65)	$(159)
Plant and equipment	(7,218)	(5,596)
Right-of-use assets	(352)	(8)
Mineral Resource	—	(1,609)
Mine Development	(4,061)	(3,092)
Included in cost of goods sold	$(11,696)	$(10,464)	$1,232

	For the year ended December 31, 2022
(in thousands of USD dollars)	CMPL Depreciation	Revised MAC Depreciation	Transaction Accounting Adjustment
Freehold land and buildings	$(529)	$(635)
Plant and equipment	(32,319)	(22,384)
Right-of-use assets	(1,320)	(30)
Mineral Resource	—	(6,435)
Mine Development	(17,160)	(12,369)
Included in cost of goods sold	$(51,328)	$(41,853)	$9,475

						Revised	Revised
						Annual	Quarterly
		Allocation of FV		Revised		Depreciation	Depreciation
	Carrying Value	Adjustment to	Revised	useful	Depreciation	using MAC	using MAC
Asset Category	at March 31, 2023	Asset Categories	Asset Base	life	method	Useful Lives	Useful Lives
Freehold land and buildings	$1,182	$10,245	$11,427	18	Straight Line	$635	$159
Plant and equipment	198,056	204,853	402,909	18	Straight Line	22,384	5,596
Right-of-use assets	547	—	547	18	Straight Line	30	8
Mineral Resource	—	282,271	282,271	2%	UOP	6,435	1,609
Exploration and evaluation	—	—	—	2%	UOP	—	—
Mine Development	224,125	318,415	542,540	2%	UOP	12,369	3,092
Total	423,910	815,784	$1,239,694			$41,853	$10,464

(n)Royalty Deed: Reflects estimated costs of 1.5% copper only net smelter return royalty payable to Glencore as part of the Royalty Deed going forward. See Note 1, Note 2, Note 4(j)(a) herein.

(o)Sale-leaseback: Reflects estimated depreciation of the right of use asset and interest on the sale- leaseback. The right-of-use asset is capitalized at $16.7 million (see Note 4(d)) and depreciated over an estimated useful life of three (3) years on a straight-line basis.

(p)Transaction costs: Reflects estimated costs associated with the Transaction of $60.9 million to be incurred subsequent to December 31, 2022 (See Note 4(e)).

(q)Reversal of Trust interest income, Change in fair value of conversion option and Amortization of discount on convertible promissory note: Trust income represents interest earned from the cash held in the Trust Account for the three months ended March 31, 2023, of $2,848,650 and for the year ended December 31, 2022, of $ 3,753,097. The Trust funds will be utilized to fund the proposed Business Combination and accordingly this income will not form part of future operations. The change in fair value of the conversion option is applicable to the conversion option embedded in the promissory note from the Sponsor to MAC in order to fund expenses related to the Transaction in 2022. The Promissory note will be converted to Private warrants or per the terms, settled at the close of the Transaction (See Note 4(e)).

(r)Interest on debt facilities and Glencore Deferred Consideration: Reflects interest expense related to the drawdown of a $205 million syndicated senior term loan using a current estimate of the payable interest rate of 8.1% and the interest expense relating to the $135 million Mezz Facility is based on an estimate of the applicable interest rate of 12.5%. The Glencore Deferred Consideration carries interest at the same rate as the Mezz Facility; the interest rate period is assumed to be six (6) months from Closing, taking into account the timing and estimated proceeds from the planned ASX listing as discussed in these notes and elsewhere in this filing. Under the 50% Redemption Scenario, interest is also calculated on the $75 million Copper Stream from Osisko.

For the Three months ended
March 31, 2023
(in thousands of US dollars)	Final Redemptions
Interest Expense
Subordinated debt - Mezz Term Loan	$4,220
Senior Debt - Term Loan (Banks)	4,167
Senior Debt - Revolving Credit Facility (Banks)	—
Glencore Deferred Payment	1,289
Redemption Backstop Facility - Debt (Copper Stream)	897
Surety Bond (Environmental Liability)	251
Equipment leases	212
Total interest expense	$11,036

The sensitivity analysis below demonstrates the impact of 0.125% change on the Transaction Adjustment interest expense for the three months ended March 31, 2023, $11,036:

	Final Redemptions
(in thousands of US dollars)	Decrease 0.125%	Increase 0.125%
Senior Debt - Term Loan (Banks)	$4,177	$4,262
Subordinated debt - Mezz Term Loan	4,103	4,231
Glencore Deferred Payment	1,278	1,301
Redemption Backstop Facility - Debt (Copper Stream)	873	921
Surety Bond (Environmental Liability)	244	259
Equipment leases	208	215
Total interest expense	$10,883	$11,189
Net Movement	$(153)	$153

For the year ended December 31, 2022
(in thousands of US dollars)	Final Redemptions
Interest Expense
Subordinated debt - Mezz Term Loan	$16,878
Senior Debt - Term Loan (Banks)	16,667
Glencore Deferred Payment	5,157
Redemption Backstop Facility - Debt (Copper Stream)	3,589
Surety Bond (Environmental Liability)	1,006
Equipment leases	1,229
Total interest expense	$44,526

The sensitivity analysis below demonstrates the impact of 0.125% change on the Transaction Adjustment interest expense for the year ended December 31, 2022, of $44,526:

	Final Redemptions
	Decrease	Increase
(in thousands of US dollars)	0.125%	0.125%
Senior Debt - Term Loan (Banks)	$16,710	$17,047
Subordinated debt - Mezz Term Loan	16,410	16,923
Glencore Deferred Payment	5,110	5,204
Redemption Backstop Facility - Debt (Copper Stream)	3,495	3,683
Surety Bond (Environmental Liability)	974	1,037
Equipment leases	1,209	1,250
Total interest expense	$43,908	$45,144
Net Movement	$(618)	$618

(s)Tax: The adjustment reflects the estimated tax impact of pro forma adjustments relating to MAC-Sub at the Australian Company tax rate of 30% for the three months ended March 31, 2023, and for the year ended December 31, 2022 as well as pro forma management adjustments at MAL that will be subject to Jersey company tax of 0% which is equivalent to the MAC Cayman tax rate.

Three months ended
March 31, 2023
(in thousands of US dollars)	Final Redemptions
Tax effect of All Transaction adjustments	$808
Deferred Tax release due to temporary differences associated with revised depreciation	741
Reversal of CMPL uncertain tax positions(1)	1,256
Transaction Adjustment	$2,805
CMPL Tax expense	(3,981)
Tax (benefit)/Expense	$(1,176)
(1)

The CMPL uncertain tax positions relates to an estimated impact of a transfer pricing matter relating to the historical offtake agreement as well as the historical Tax Consolidated Group. MAL (via MAC-Sub) will form a new Tax Consolidated Group and accordingly this tax position will not apply going forward.

For the year ended
December 31, 2022
(in thousands of US dollars)	Final Redemptions
Tax effect of All Transaction adjustments	$7,027
Deferred Tax release due to temporary differences associated with revised depreciation	2,966
Reversal of CMPL uncertain tax positions	12,395
Transaction Adjustment	$22,388
CMPL Tax benefit	(15,715)
Tax (benefit)/Expense	$6,673
(1)

The CMPL uncertain tax positions relates to an estimated impact of a transfer pricing matter relating to the historical offtake agreement as well as the historical Tax Consolidated Group. MAL (via MAC-Sub) will form a new Tax Consolidated Group and accordingly this tax position will not apply going forward.

(t)Offtake agreement: Adjustments to revenue and distribution and selling expenses to account for the revised offtake agreement between MAC-Sub and CMPL related party. The historical CMPL financial statements accounts for the offtake agreement with GIAG, the same counterparty as the counterparty going forward. The terms and nature of the agreement have changed, and therefore the financial statements have been adjusted to reflect the effects of the new agreement for the three months ended March 31, 2023, and the year ended December 31, 2022. The offtake agreement has changed from a price participation agreement for treatment and refining costs to benchmark offtake agreement with market referenced treatment and refining cost. Any amounts receivable under the historical offtake agreement will be settled on Closing (Refer to Note 4(g)).

(u)Reclassification to conform financial statement line-item presentation: Please also refer to Note 7. MAL operating and formation costs for the three months ended March 31, 2023, of $1,203,610, acquisition costs of $3,383,270 and bank fees of $1,191 have been reclassified as Administrative expenses and will be non-recurring in the 12 months following the consummation of the Business Combination. Similarly, operating and formation costs for the year ended December 31, 2022, of $2,117,475 and acquisition costs of $7,625,359 and bank fees of $5,205 have been reclassified as Administrative expenses, are non-recurring and will not recur beyond the 12 months following the consummation of the Business Combination.

Note 5 — Management Adjustments

Management Adjustments reflects adjustments for estimated corporate costs to operate New MAC post the Transaction, as a publicly traded mining company owning the CSA mine. The estimated corporate expenses represent dis-synergies of the Business Combination since CMPL represents a privately held entity that do not have an existing executive or corporate structure.

Corporate overhead costs are based on Managements’ experience of running single asset, public mining companies and based on judgment. These costs may not be sufficient to cover all expected and unexpected overhead costs in order to run New MAC.

	Three months	For the year
	ended	ended
(in thousands of US dollars)	March 31, 2023	December 31, 2022
Directors’ and officers’ insurance	$625	$2,500
Executive and Corporate personnel salaries	985	3,940
Director Fees	130	520
Regulatory fees	31	125
Investor relations and conference fees	138	550
Head Office Rent	19	75
IT and communications	328	1,312
Audit Fees and Internal control	100	400
Miscellaneous	63	250
Corporate overhead costs	$2,418	$9,672

The effect of Management Adjustments on earnings per share for the three months ended March 31, 2023, are as follows:

Three months ended
March 31, 2023
(in thousands of US dollars)	Final Redemptions
Profit/(loss) for the year	$(13)
Corporate overhead costs	(2,418)
Revised Profit/(Loss) for the year	$(2,431)
Loss per share - basic	$(0.05)
Weighted average shares outstanding - basic	48,409,448
Profit (Loss) per share - diluted	$(0.05)
Weighted average shares outstanding - diluted	48,409,448
Effect of potential dilutive securities	—
Adjusted weighted average shares outstanding - diluted	48,409,448

For the three months ended March 31, 2023, 18,561,064 of potentially dilutive common shares, issuable upon the exercise of the Public Warrants (8,838,260), Private Warrants (6,535,304) and Mezzanine Financing Warrants (3,187,500) were not included in the computation of loss per share as their effect was anti-dilutive.

The effect of Management Adjustments on earnings per share for the year ended December 31, 2022, are as follows:

For the year ended December 31, 2022
(in thousands of US dollars)	Final Redemptions
Profit/(loss) for the year	$(11,138)
Corporate overhead costs	(9,672)
Revised Profit/(Loss) for the year	$(20,810)

Loss per share - basic	$(0.43)
Weighted average shares outstanding - basic	48,409,448
Profit (Loss) per share - diluted	$(0.43)
Weighted average shares outstanding - diluted	48,409,448
Effect of potential dilutive securities	—
Adjusted weighted average shares outstanding - diluted	48,409,448

For the year ended December 31, 2022, 18,561,064 of potentially dilutive common shares, issuable upon the exercise of the Public Warrants (8,838,260), Private Warrants (6,535,304) and Mezzanine Financing Warrants (3,187,500) were not included in the computation of loss per share as their effect was anti- dilutive.

Note 6 — Profit (loss) per share

The pro forma net income (loss) per share is calculated using the weighted average number of shares outstanding, and the issuance of additional shares in connection with the Business Combination and PIPE financing for the three months ended March 31, 2023, and the year ended December 31, 2022.

Basic and diluted net income (loss) per share is calculated by dividing the net income (loss) for the period by the pro forma weighted average number of ordinary shares and dilutive shares that would have been outstanding during the period using the treasury stock method. Excluded from the calculation are potential equity awards to be issued under employee plans. MAL Warrants issued in connection with the Business Combination are not included in the basic earnings per share calculation as the options are not exercised at the date of the consummation of the Share Sale Agreement.

The weighted average number of ordinary shares was determined by taking the historical number of ordinary shares outstanding of MAC and adjusting for the shares issued under the Transaction and shown in Note 3.

Final Redemptions
New MAC Ordinary shares outstanding after Business Combination	48,409,448
New MAC Warrants
Public Warrants	8,838,260
Private Warrants	6,535,304
Mezzanine Financing Warrants	3,187,500
Total New MAC Ordinary Shares Outstanding After Warrant Exercise	66,970,512
Profit (Loss) per share Denominator
Weighted average shares outstanding – basic	48,409,448
Weighted average shares outstanding – diluted	48,409,448

For the three months ended March 31, 2023, and the year ended December 31, 2022, 18,561,064 of potentially dilutive common shares, issuable upon the exercise of the Public Warrants (8,838,260), Private Warrants (6,535,304) and Mezzanine Financing Warrants (3,187,500) were not included in the computation of loss per share as their effect was anti-dilutive.

Note 7 — Financial Statement Reclassification

The following table provides a reconciliation of the reclassification of certain balances on the statement of comprehensive income for the three months ended March 31, 2023, and the year ended December 31, 2022, to conform MAC line items to those used by CMPL and as applied in preparing the pro forma financial information:

(in thousands of US dollars)

	Cobar Management Pty.	Three months ended	Year ended
Metals Acquisition Corp	Limited	March 31, 2023	December 31, 2022
Operating and formation costs	Administrative expenses	(1,204)	(2,117)
Acquisition costs	Administrative expenses	(3,383)	(7,625)
Stock compensation	Administrative expenses	—	(224)
Bank Fee	Administrative expenses	(1)	(5)
Interest expense	Finance costs	(41)	—
Change in foreign exchange	Net foreign exchange gains/(losses)	(1)	—

The following table provides a reconciliation of the reclassification of certain balances on the statement of financial position of MAC as at March 31, 2023 to conform to the presentation used by CMPL and as applied in preparing the pro forma financial information:

(in thousands of US dollars)

	Cobar Management	Three months ended
Metals Acquisition Corp	Pty. Limited	March 31, 2023
Cash	Cash and cash equivalents	35

Reclassifications of CMPL’s historical financial statement line items to pro forma financial

The following table provides a reconciliation of the reclassification of certain balances on the statement of profit or loss and other comprehensive income for the three months ended March 31, 2023, and for the year ended December 31, 2022, to conform historical CMPL line items to those used by MAL on a go-forward basis and as applied in preparing the pro forma financial information:

(in thousands of US dollars)

		Three months ended	Year ended
Cobar Management Pty. Limited	Pro Formas	March 31, 2023	December 31, 2022
Revenue from related party	Revenues	$65,227	$219,705

SELECTED HISTORICAL FINANCIAL DATA

The following tables presents our financial information and other data. The selected financial information related to our statements of profit or loss, financial position, changes in equity and cash flows presented in the tables below is derived from CMPL’s historical audited annual financial statements as of and for the years ended December 31, 2022, 2021 and 2020.

This selected financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the financial statements and the notes related thereto, included elsewhere in this prospectus.

Statement of Profit and Loss Data: (In Thousands of US dollars)

	Year ended December 31
	2022	2021	2020
Revenues	$219,705	$273,380	$202,183
Cost of goods sold	(189,496)	(190,150)	(181,093)
Gross Profit Operating expenses	$30,209	$83,230	$21,090
Distribution and selling expenses	(17,246)	(15,195)	(12,846)
Administrative expenses	(1,230)	(1,473)	(3,909)
Operating income	$11,733	$66,562	$4,335
Net foreign exchange gains/(losses)	(453)	401	(1,647)
Finance income	6	3	9
Finance costs	(930)	(530)	(793)
Profit before income taxes	$10,356	$66,436	$1,904
Income tax (expense)/benefit	(15,715)	100,059	(31,041)
(Loss)/Profit for the year	$(5,359)	$166,495	$(29,137)

Statement of Financial Position Data:

	Year ended December 31
	2022	2021	2020
Cash and cash equivalents	$1,316	$79	$110
Total Assets	463,393	440,202	425,373
Total Liabilities	96,422	94,542	72,007
Total liabilities and equity	463,393	440,202	425,373

Statement of Cash Flows Data:

	Year ended December 31
	2022	2021	2020
Net cash generated by operating activities	$54,547	$87,819	$43,971
Net cash used in investing activities	(66,273)	(32,068)	(55,763)
Net cash generated by/(used in) financing activities	13,000	(55,939)	11,592
Increase/(decrease) in cash and cash equivalents	$1,274	$(188)	$(200)

USE OF PROCEEDS

All of the Ordinary Shares and Private Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

We could receive up to an aggregate of approximately $216,639,736 from the exercise of all Warrants, assuming the exercise in full of such Warrants for cash. There is no assurance that our Warrants will be in the money prior to their expiration or that the holders of the Warrants will elect to exercise any or all of such Warrants. We believe the likelihood that Warrant holders will exercise their Warrants and therefore any cash proceeds that we may receive in relation to the exercise of the Warrants overlying shares being offered for sale is, among other things, dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the exercise price of a holder’s Warrant, we would not expect such holder to exercise its Warrants as it would be selling at a loss if they sold their Ordinary Shares. To the extent that any Warrants are exercised on a “cashless basis” under the limited circumstances in which such exercises are permitted, the amount of cash we would receive from the exercise of the Warrants will decrease. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes, which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. We will have broad discretion over the use of any proceeds from the exercise of the Warrants.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses incurred by the Selling Securityholders in disposing of the securities.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our Ordinary Shares. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. Any further determination to pay dividends on our Ordinary Shares would be at the discretion of our Board.

BUSINESS

This section sets forth certain information on our business and certain of our financial and operating information appearing elsewhere in this prospectus. It may not contain all the information about us that may be important to you, and we urge you to read the entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and CMPL’s financial statements included elsewhere in this prospectus.

Overview

New MAC operates the CSA Mine, which is located less than 1,000 kilometers west-northwest of Sydney near the town of Cobar in western New South Wales, Australia. Sealed highways and public roads provide all-weather access to the CSA Mine, and the CSA Mine is linked by rail to the ports of Newcastle and Port Kembla, New South Wales, from which the copper concentrate product is exported.

The CSA Mine has a long operating history, with copper mineralization first discovered in 1871. Development commenced in the early 1900s, focusing on near surface mineralization. In 1965, Broken Hill South Limited developed a new mechanized underground mining and processing operation, with new shafts, winders, concentrator, and infrastructure. Subsequently, it operated under several different owners, until Glencore acquired the property in 1999.

The underground mine is serviced by two hoisting shafts and a decline from surface to the base of the mine. Ore is produced principally from two steeply dipping underground mineralized systems, QTS North (“QTSN”) and QTS Central (“QTSC”), from depths currently between 1,500 to 1,900 meters below the surface. The current depth of the decline is around 1,900 meters. The ore is crushed underground, hoisted to surface, and milled and processed through the CSA concentrator. In 2022, the CSA Mine produced 144 kilotons (“kt”) of concentrate grading 26% copper containing 38kt of copper.

The currently estimated Ore Reserves support six and a half years of operation. The CSA Mine has a long history of resource renewal and exploration success, and there is reasonable geological evidence of continuity down dip.

The town of Cobar is serviced by a sealed airstrip, with commercial flights to and from Sydney. The project is well-served by existing infrastructure, which includes power supply, water supply, site buildings, and service facilities. Power is supplied to the site from the state energy network via a 132 kilovolt (“kV”) transmission line. A 22kV line is also connected to the site and is available for limited supply in emergencies. The state energy network is supplied by a mix of conventional and renewable power generation. Further diesel power generators are available to supply minimal backup power capable of supporting emergency room facilities and functions.

The majority of the water supply for the operation is provided by the Cobar Water Board from Lake Burrendong via a weir on the Bogan River at Nyngan through a network of pumps and pipelines. During times of significant drought, the CSA Mine may not be able to rely on this water supply. Additional water is available from tailings water recycling, surface water capture, and an installed borefield. Although the CSA Mine has water allocations provided under water licenses, there is no certainty of supply in times of significant drought. The supplementary water supply listed is not sufficient to maintain mining and processing operations at full production.

We believe that the CSA Mine has the potential to allow us to participate in the decarbonization of the world through the production and sale of copper, which is used in electrification production and supply. The copper concentrate produced by the CSA Mine is a well-known product in the global copper smelting market and is a quality product sought after for blending opportunities. By being in production already, the CSA Mine gives us the opportunity to participate in this opportunity as it evolves without the need for a major capital investment.

Competitive Strengths

For the following reasons, we believe that we and the CSA Mine are well positioned to compete in the global copper market:

Attractive Location:   The CSA Mine is a well-established copper mine located in a low political risk jurisdiction. Much of the world’s copper is produced in higher risk jurisdictions in Africa and Latin America and as such is subject to potential supply and cost issues associated with resource nationalism, corruption, uncertain and materially changing fiscal regimes and political and civil disruption. While no certainty can exist that some or all of these factors would not impact us in the future, since the CSA Mine opened in its modern format in 1967, the operation has not been significantly negatively impacted by these factors.

Established Operating History:   As the CSA Mine is already in production and is in the process of completing a significant capital reinvestment program, MAC believes the CSA Mine is well positioned to supply copper at a competitive position on the global cost curve for copper. The CSA Mine is also one of the highest-grade copper mines globally, which also provides a competitive advantage compared to many other copper mines. Cost inflation pressures are significant in the mining industry at the current time, especially so in the capital cost area of a new build mine (“Greenfield Build”). The risks associated with building a new mine are significant given the lack of historical operating data and the inflationary pressures in the mining industry at present. The CSA Mine has a substantial competitive strength relative to Greenfield Build projects given its long-established operating track record and the major historical capital investments that have been made over the past 55 years.

Business Strategy

With only a single primary asset, New MAC’s business strategy focuses on the safe, environmentally compliant operation of the CSA Mine to produce copper and minor amounts of silver in concentrate. Recently, our business strategy has increased focus on performance in Environmental, Social, Governance (“ESG”) requirements. The business is well established and the current strategy has been in place for many years.

The mine has historically operated with a relatively short reserve life, with infill drilling of known orebodies occurring replacing mined reserves over the long term and gradually expanding the total reserves. This has typically been accomplished through near mine exploration drilling, which has historically been targeted at a relatively low level sufficient to replace each year of mined production. In parallel to this, exploration activities target new lenses on the mining lease in close proximity to the existing known orebodies with the intention of finding new lenses or orebodies.

In the last few years, the CSA Mine has consistently invested in exploration to identify additional resources and reserves, with the intent to develop a more robust pipeline of works through geophysics and geochemistry for drilling,that commenced in 2022. We plan to continue and expand on this strategy to provide a better ability for long-term planning and capital deployment decisions to be made.

Summary of Mineral Resources and Mineral Reserves

The deposit in the CSA Mine is located within the Cobar mineral field in the Cobar Basin, a north-south mineralized belt containing copper, gold, and lead-zinc mineralization, with five currently operating mines within 80 kilometers of Cobar. Mineralization is associated with north-south faulting and northwest cross cutting structures.

The CSA Mine mineralization occurs in five known systems: Eastern, Western, QTSN, QTSC and QTS South (“QTSS”). Within these systems multiple lenses occur; lenses are typically five and thirty meters wide, with relatively short strike lengths (less than 300 meters), but significant down plunge extent of up to 1,000 meters. Not all the systems extend to surface; QTSN which accounts for the bulk of the current production tonnes is developed from 600m depth while QTSC is developed from a depth of around 1,200m.

The dominant copper sulphide is chalcopyrite (CuFeS2); silver is also present as acanthite (Ag2S).

BDA considers that the CSA Mine has exploration potential both in the immediate vicinity of the CSA Mine and within the broader tenement package. The QTSN and QTSC lodes remain open down dip, with the deepest drill intersection currently at around 2,200 meters. Magnetic and electromagnetic surveys have identified a number of targets along strike of the known CSA Mine lodes, both within the Mining Lease and the surrounding Exploration Licenses.

Mineral Resources

The table below sets forth the Mineral Resource estimate for the CSA Mine as of December 31, 2022. The Mineral Resources presented in this section are not Mineral Reserves and do not reflect demonstrated economic viability. The reported Inferred Mineral Resources are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as Mineral Reserves. There is no certainty that all or any part of this Mineral Resource will be converted into Mineral Reserve. All figures are rounded to reflect the relative accuracy of the estimates and totals may not add correctly. Mineral Resource estimates are exclusive of Mineral Reserves on a 100% ownership basis.

Copper and Silver Mineral Resources Exclusive of Mineral Reserves as of 31 December 2022, Based on a Copper Price of US$7,400/t

System	Resource Category	Tonnes Mt	Cu %	Cu Metal Kt	Ag g/t	Ag Metal Moz
All Systems	Measured Mineral Resources	0.0	0.0	0.0	0.0	0.0
	Indicated Mineral Resources	0.0	0.0	0.0	0.0	0.0
	Meas + Ind Mineral Resources	0.0	0.0	0.0	0.0	0.0
	Inferred Mineral Resources	3.5	5.6	193	20	2.2
	Total Mineral Resources	3.5	5.6	193	20	2.2

Notes:

●	Mineral Resources are reported as of 31 December 2022 and are reported using the definitions in Item 1300 of Regulation S-K (17 CFR Part 229)(SK1300)
●	Mineral Resources are reported excluding Mineral Reserves
●	The Qualified Person for the estimate is Mike Job, of Cube Consulting Pty Ltd (“Cube”)
●	Price assumptions used in the estimation include US$7,400/ton of Copper and US$21.7/ounce of silver. The Copper price is an approximate 9% discount to consensus copper pricing as at Feb 1, 2023
●	Geological mineralization boundaries defined at a nominal 2.5% Cu cut off
●	Metallurgical recovery assumptions used in the estimation were 97.5% Copper recovery and 80% Silver recovery
●	Mineral Resources reported as dry, raw, undiluted, in-situ tons
●	Figures are subject to rounding

Approximately 73% of our current Mineral Resource tonnage and 78% of the contained copper lies within the QTSN and QTSC systems.

Mineral Reserves

We produced a Mineral Reserve estimate for the CSA Mine, based on actual stope designs incorporating mining losses and mining dilution. The Mineral Reserve is based on Measured and Indicated resources only. The table below shows the Mineral Reserve for the CSA Mine as of December 31, 2023:

CSA — Summary of Copper and Silver Mineral Reserves as of 31 December 2022, Based on a Copper Price of US$7,400/t

System	Reserve Category	Tonnes Mt	Cu %	Cu Metal Kt	Ag g/t	Ag Metal Moz
All Systems	Proven Mineral Reserve	4.8	4.3	208.8	17.8	2.8
	Probable Mineral Reserve	3.1	3.5	105.3	13.5	1.3
	Total Mineral Reserve	7.9	4.0	314.1	16.1	4.1

Notes:

●	Mineral Reserves are reported as of 31 December 2022 and are reported using the definitions in Item 1300 of Regulation S-K
●	The Qualified Person for the estimate is Jan Coetzee, an officer of the Registrant

●	Price assumptions used in the estimation include US$7,400/ton of Copper and US$21.7/ounce of silver. The Copper price is an approximate 9% discount to consensus copper pricing as at Feb 1, 2023
●	Mineral Reserves reported as dry, diluted, in-situ tons using a Stope breakeven cut off grade of 2.2% Cu and a Development breakeven cut off grade of 1.0% Cu
●	Metallurgical recovery assumptions use in the estimation were 97.5% Copper recovery and 80% Silver recovery
●	Figures are subject to rounding

Internal Controls

Assay Sample Preparation and Analysis

Core processing follows the standard sequence of meter mark-up, quantification of recovery, RQD determination, geological logging, sample mark-up, core photography, bulk density determination and sampling.

The sampling procedure includes interval checks, cutting intervals, sampling intervals, inserting standards, sampling duplicates, weighing samples and dispatching samples. All parts of the core processing cycle are tracked and recorded electronically.

Core yard technicians review the core and check the sample intervals as identified on the sampling sheet, including checking to ensure that the sample intervals satisfy length requirements (0.4 – 1.1m for NQ). The geologist corrects errors or discrepancies.

Core is cut according to the core cutting procedure with a CoreWise diamond coresaw. Where sample intervals start or end part of the way through a stick of core, the core is broken with a hammer.

Once the entire hole is cut, trays are laid out in order on the racks or on pallets. Sample intervals are marked onto the tray before sampling, allowing the correct sample intervals to be written onto the remaining half core. The core is cut in half with one half submitted to the laboratory for analysis and the other half returned to the tray. The half core to be analysed is sampled into pre-numbered calico bags with sample numbers from the bags written on the sample sheet before sampling. Half core is collected from the end of the split back towards the start in order to minimise sampling errors. Sticks of half core longer than approximately 8cm are broken in order to reduce the risk of sample bags tearing during transport.

Sample preparation and assaying is carried out by independent laboratory, Australian Laboratory Services (“ALS”), in Orange, NSW, using an aqua regia digest and the Inductively Coupled Plasma Atomic Emission Spectrometry (“ICP-AES”) analytical method, with analysis for a standard suite of elements including copper, zinc, lead, and silver. Quality Assurance/Quality Control (“QA/QC”) protocols have been comprehensive since 2004 and include insertion of standards (supplied by Ore Research and Exploration Pty Limited), blanks and duplicate samples at a frequency of approximately 1 in 30 samples. We monitor QA/QC data; the sampling and assaying data for the main elements are considered reliable and without material bias and sample security arrangements are appropriate and satisfactory. Our relational drillhole database is an AcQuire database which is a site-managed system.

Due primarily to Covid-19 impacts on our geological and core sampling staff during 2020 – 2022, a backlog of around 8,500m of un-logged and/or un-assayed drill core has developed. We increased resourcing in this area in an effort to reduce the backlog as quickly as possible.

Specific Gravity Sampling

We compiled a database of around 16,000 bulk density values by testing one sample from each core tray (approximately one sample per 6.5m of core) and determining density using the water immersion method. A regression formula based on the copper assay of the samples tested was derived from this data. Since 2017, we have used ALS to carry out density measurements; we advise that the ALS data aligns well with the site-developed regression formula.

Quality Assurance and Quality Control

Regular analysis of our mine standards, inserted with each batch sent to the laboratory, commenced in 2007. These are in addition to normal laboratory standards inserted in the process by ALS. All QAQC data are stored in our acQuire database.

Sample weights are measured both, before the samples leave CSA Mine site, and before the samples are prepared for analysis at the ALS laboratory. Currently only the ALS sample weights are loaded into the acQuire database. All weights measured prior to leaving the CSA Mine are loaded into a weight tracker spreadsheet. This spreadsheet is used to compare our and ALS sample weights as part of the QAQC process. It is rare for weights to differ by more than 2.5%. Such cases are usually due typographical error.

Standards and Blanks

External standards and blanks are inserted into the sampling sequence for each drill hole assay submission. One blank and eleven standards derived from CSA Mine ore were prepared, supplied and certified by Ore Research and Exploration Pty Ltd for use at the CSA Mine.

Standards to be inserted are specified by the logging geologist on the sampling sheet. The procedure requires a minimum of one standard for every 30 samples, with the selected standard representing a copper grade similar to the copper grade in the surrounding samples. The core yard technician removes the label from the standard so that it cannot be identified by the laboratory. It is placed in the appropriately numbered sample bag and secured. Blanks are inserted periodically, and following high grade samples, to check for contamination in the laboratory processing stream.

Field Duplicates

Duplicate intervals are specified by the geologist on the sampling sheet and are collected approximately every 30 samples. Duplicate samples are also inserted at the end of the hole. The core yard technician removes the remaining half of the core for the selected interval and places it in the appropriately numbered sample bag. For those intervals with duplicate samples, no core remains in the tray.

A separate dispatch is completed for each drill hole to enable the assay results of the entire hole to be received from the laboratory at the same time.

Comparison of original and duplicate (second half of drill core) assay results for the period 2002 to 2021 indicate very good performance for copper, with a correlation co-efficient of 0.98. Silver field duplicates are more erratic than copper with a correlation co-efficient of 0.79.

Laboratory QA/QC

ALS inserts standards into the sample stream as part of their internal QA/QC procedure. Assay results for these standards are supplied with results for samples submitted for analysis. Assay results for laboratory standards are also stored in the acQuire database. Again, laboratory standards are checked on receipt using QA/QC reports generated within the acQuire database and any issues are reported immediately to the laboratory for resolution.

Security and Storage

Geological records and assay data are stored in an acQuire database. Drill hole information is stored as collar, down hole survey, assay, geology, specific gravity and geotechnical data.

Drill hole location data are entered manually, survey and assay data are uploaded from the survey tool and laboratory downloads respectively. Geology data is entered manually from paper logs or logged directly into acQuire via a laptop computer. A significant proportion of drill data in the database is derived from historic hardcopy drill logs.

All data entered is tracked via various registers, including Diamond Drill Hole Register, Diamond Drilling Spreadsheet, Core Processing Checklist and UG Sampling Register.

There are four levels of access to the database. ‘Read only’ access is permitted for “public” users, ‘restricted data entry’ access for “data entry” users and ‘write access’ to data tables for “acQuire user” users. This hierarchical security structure allows only the database manager full access and the right to delete data.

Internal Data Verification

Basic database validation checks are carried out by the CSA Mine personnel. These included sample from and to depths, geology depths, record duplication and missing collar duplication checks, as well as collar survey and down hole survey checks. Assay certificates were verified against acQuire dispatch and laboratory job numbers. Extensive random checks of the digital database were made against hardcopy/pdf format assay certificates and geology logs.

Core recovery data has only been collected consistently at the CSA Mine since 2004. 99.8% of the core interval has a recovery greater than 95%. Poor core recoveries are not considered to have a significant impact on the CSA Mine’s resource.

Review of Company’s QA/QC

Cube has undertaken a desktop review of historic (2020 and 2021) and current 2022 New MAC mineral resource reports containing control charts detailing the results of the CSA Mine QA/QC. The process of systematic QA/QC monitoring has been in place since 2007. The Cube review of charted standards, laboratory and field duplicate results has identified no material issues indicating the assay data used by us is without material bias due to laboratory processes and a repeatable representable result overall. Cube is satisfied that the current practices undertaken by us are to industry standard and provide assay data which are sufficient to support the estimation of a mineral resource.

Operations

Mining

Copper production at the CSA Mine is currently mine-constrained. Considerable effort in recent years, and many of the current capital expenditure programs underway, are primarily aimed at maximizing ore production as the mine gets deeper.

The CSA Mine uses mechanized long-hole open stoping (“LHOS”) with cemented paste fill (“CPF”) as the preferred mining method. A modified Avoca stoping method has been used successfully in the narrower lenses (principally QTSC and QTSW).

Over recent years, there has been a trend towards falling head grade delivered to surface. Undiluted grade reconciliation appears reasonable, but overbreak/underbreak performance and the resulting dilution and ore recovery appear to be worsening. This is related to more difficult ground conditions, poor stope/level design (and spacing), commencement of mining new narrower lenses (QTSC and QTSW) and quality of mining practices. New MAC considers that all these factors can be better managed. Additionally, steps have been taken to reduce the level interval which should have a positive impact on grade and dilution over time.

While we have committed to a replacement program for underground trucks and loaders, causing additional pieces of equipment to be on site during the transition, the utilization rate for all underground equipment is low. This results in additional costs to keep extra equipment maintained and available; we believe that with improved utilization, fewer pieces of equipment will needed. Given the increasing ventilation and temperature constraints, consideration is being given to replacing the fleet with battery/electric production trucks and loaders whose lack of exhausts would help to reduce ventilation requirements.

Planning, sequencing of stoping operations and general mine planning and supervision are areas needing improvement. New MAC considers that all these factors can be better managed and steps have already been taken to reduce the level interval which should have a positive impact on grade and dilution over time. The lag in capital development accrued in 2021 and early 2022 will require a concerted effort to catch up in the coming years and is an area of high focus for us.

Processing

The metallurgical performance at the CSA Mine is generally good, particularly in the main orebody, with consistently high copper recoveries and reasonable copper concentrate grades, and payable silver grades.

The existing grinding mills, especially the Semi Autogenous Grinding (“SAG”) mills, are around 50 years old, as well as the coarse ore bins (which date from the 1960s) and are showing signs of deterioration and potential failure, if not addressed. The change out of SAG mill 2 in the third quarter of 2022 with a new Metso 1.6kW motor (completed) and SAG mill 1 in the second half of 2023 (completed) will increase mill reliability. With this planned grinding mill update, New MAC expects throughput increases, but the mill throughput is still likely to be constrained by the ability of the mining operation to increase the mined ore tonnage.

Utilization of availability in the existing plant is poor. However, ore delivery from underground has been inconsistent, and the low plant utilization is partially related to delays in underground ore delivery.

A program of ongoing refurbishment of the flotation cells is underway and there are few problems with the flotation circuit. Reagent supply is steady, air delivery is good, and the process control system is performing satisfactorily.

Production Schedule and Life-of-Mine Plan

Recent ore production at the CSA Mine has averaged around 1.1 million tonnes per annum (“Mtpa”); 2021 mine production was approximately 1.06Mtpa at 3.9% Cu and 2022 production was 1.03Mtpa at 3.70% Cu. Over the last two years, COVID-19 labor restrictions, poor ventilation in the lower levels of the mine, and low equipment utilization rates have all impacted performance.

The improvements to mine ventilation and cooling recently completed, underground truck and loader replacements, and a renewed focus on geotechnically-driven mine sequencing and productivity improvements, could allow for some expansion of the annual ore production rates, while potentially maintaining head grades. For the remainder of the Mineral Reserve life, we are targeting annual production rates ramping back up to around 1.2Mtpa. These forecasts are from the Technical Report and not of Glencore. Glencore has not validated nor reviewed any of the underlying technical or macro assumptions used in defining the production schedules.

The following table shows the CSA Mine Reserve mine plan:

		Total/Avg	2023	2024	2025	2026	2027	2028	2029
Ore Mined	kt	7,859	1,207	1,236	1,207	1,232	1,243	1,249	486
Waste mined	kt	1,712	265	301	264	220	274	276	111
Total material mined	kt	9,571	1,472	1,537	1,471	1,452	1,517	1,525	597
Cu Grade	%	3.68%	3.7%	3.3%	3.9%	3.9%	3.8%	3.7%	3.5%
Ag Grade	g/t	16.0	18.7	17.5	18.2	16.4	13.5	13.4	12.1
Cu Recovery	%	97.5%	97.5%	97.5%	97.5%	97.5%	97.5%	97.5%	97.5%
Ag Recovery	%	80.0%	80%	80%	80%	80%	80%	80%	80%
Recovered Cu	kt	282.3	43.0	39.7	45.4	46.7	45.9	45.3	16.4
Recovered Ag	koz	3,233	581	556	564	521	431	431	151

As mining progresses in any production year, the mine will adjust the mine sequences to respond to variations in delivery that occur throughout the year.

Any lowering of the mined head grade, either through the general trend to lower copper grades over time or potentially through a lowering of the cut-off grade, will need to be offset with higher ore production rates to maintain or increase copper metal delivered to the process plant. Hoisting and processing facilities have excess capacity to support the proposed throughputs of 1.3Mtpa provided the mining schedule can be achieved.

Future production from the deeper levels within the CSA Mine is expected to be impacted by lower tonnes per vertical meter, necessitating higher development meters to maintain production and further ventilation and cooling upgrades, with increased ore and waste haulage from lower levels to the underground crusher station for shaft hoisting. We plan to supplement ore production from the lower levels with production from mineralized lodes at shallower depths, plus upper-level remnant ore.

The planned completion of a second mill replacement, originally scheduled in 2022, was completed in May 2023. While this delay may have potentially displaced some production capacity in 2023, this should not be significant if the mine produces at scheduled rates.

Key Commercial Arrangements

Offtake Agreement

Concurrently with the Closing, we entered into a new Offtake Agreement with GIAG to replace the existing offtake agreement and settle all amounts owing or receivable under the historical agreement. The Offtake Agreement is a LOM obligation, pursuant to which we are committed to selling all Material to GIAG, and GIAG is committed to buying all Material.

The Offtake Agreement is governed by the laws of England and Wales and contains customary terms and conditions, including in relation to (i) quantity, (ii) quality, (iii) shipment and delivery terms, (iv) pricing, (v) payments, (vi) weighting and sampling, (vii) assaying, (viii) Incoterms and insurance, (ix) loss, and (x) force majeure.

Other

A significant portion of costs at the CSA Mine relate to labor and other employment costs. We have other operating contracting in place for goods and services that are in the normal course of business.

Customers

All sales by us are made to its single customer GIAG. Concurrently with the Closing, we enetered into the Offtake Agreement with GIAG.

Competition

We operate in the global copper industry and faces competition from other copper producers for its main product. The copper market is a deep, liquid market where copper is traded globally in both cathode and concentrate formats.

The cost of turning copper and silver in concentrate into final usable copper and silver is expressed in the smelter charges set annually between the major copper producers and major Asian and European smelters. These charges rise and fall depending on the global supply and demand for copper as well as the freight costs relative to other producers.

Australia is relatively close to the main Asian smelters, which historically has placed our concentrate in a strong position to achieve low smelter costs given the product’s high quality. However, commencing in December 2020, the main market for these products (China) refused to accept Australian copper concentrates, forcing sales to be made to other Asian smelters.

Copper producers from the rest of the world have still been able to sell concentrate into the Chinese market, which has placed Australian concentrate at a competitive disadvantage.

The high quality of the CSA Mine concentrate has meant that it can still be placed into the Asian smelting market at a slight cost premium to historical levels.

Much of the world’s copper is produced in Latin American in large open pits that have a relatively low copper grade. In these mines, significantly more tonnes of earth have to be mined to produce a ton of copper relative to the CSA Mine. MAC believes that the carbon footprint of these mines is significantly higher than the CSA Mine and, given investor focus on ESG metrics, the CSA Mine is at a significant competitive advantage.

Employees

The CSA Mine operates with a workforce of mostly residential or “drive in drive out” workers sourced from the surrounding district. The typical staffing levels are approximately 500 permanent employees with a small workforce of contractors that are used for larger construction and maintenance projects. The CSA Mine has a portion of its work force who are members of the Australian Workers Union (“AWU”). As of April 2023, we employed 513 individuals, all of whom work at the CSA Mine. Employee rights and entitlements are governed, in addition to the general employment law framework of Australia and New South Wales, by the Cobar Management Pty Ltd Operations Enterprise Agreement 2020 (the “CMPL EA”), which provides for various leave, salary, overtime and related conditions. The CMPL EA contains a number of conditions more favorable than the minimum terms of employment applicable at law in Australia.

Intellectual Property

We do not possess any material intellectual property.

Properties

We hold a Mining Lease (CML5) over the CSA deposit, which is supplemented by Mining Purpose Leases MPL 193 and MPL 1094. The CSA Mine is surrounded by two Exploration Licences EL5693 and 5983 (Figure 2). We also have joint venture exploration interests in exploration areas to the south of Cobar.

CML5 covers an area of approximately 2,474 hectares (“ha”), the MPLs total approximately 30ha, while the surrounding exploration tenements (EL5693 and 5983) cover approximately 366km2. In addition, we have a joint venture with AuriCula Mines Pty Limited (“AuriCula”) covering the Shuttleton and Mt Hope Exploration Licence tenements south of Cobar (in which CMPL holds a 90% beneficial interest). Isokind Pty Ltd previously held joint venture interests with Oxley Exploration Pty Limited (“Oxley”) in the Restdown, Restdown South, and Horseshoe tenements (being over EL6140, EL6501 and EL6739) southeast of Cobar, but these interests have recently been reduced to a royalty-only interest, being a 1% net smelter return interest on any mineral or metallic product, and the royalty interest has been transferred to us. The CSA Mine (latitude 31°24’32.42”S, longitude 145°48’0.20”E) is located 11 kilometers northwest of the town of Cobar, in western New South Wales, Australia, as shown in the map below.

350 000 E
400 000 E
450 000 E
6 550 000 N
6 500 000 N
6 450 000 N
6 400 000 N
6 350 000 N
N
Endeavor Mine
Kidman Way
EL 5693
EL 5983
MPL 1093
MPL 1094
CML5
CSA Mine
Tritton Mine
Cobar
Barrier
Highway
Peak Mine
Airport
Hermidale
EL 6739 (Horseshoe)
EL 6140 (Restdown)
EL 6501 (Restdown South)
The Wool Track
Nymagee
EL 6223 (Shuttleton)
Hera Mine
Kidman Way
EL 6907
Mt Hope North
EL 6907
Mt Hope South
LEGEND
CSA Mining Lease
CSA Mine Temenents
Joint Venture Tenements with AuriCular Mines
Oxley Exploration Tenements Royalty Interest Only
Significant Gold/Base Metal Mines
Towns
Main Roads
Roads
Railway
0
50
Kilometres

CMPL Tenement Holding (as of December 2022)
Tenement	Area	Granted	Expiry	Status	Details	Holder
CML5	2,474ha	02/12/1993	24/06/2028	Current	CSA Mine	CMPL
MPL1093	16ha	05/02/1947	05/02/2029	Current	MPL permitting dam development	CMPL
MPL1094	14ha	05/02/1947	05/02/2029	Current	MPL permitting dam development	CMPL
EL5693	111 units	08/02/2000	07/02/2027	Current	EL (CSA Mine adjacent)	CMPL
EL5983	11 units	30/08/2002	30/08/2027	Current	EL wholly within EL5693 (CSA Mine adjacent)	CMPL
EL6223	13 units	05/04/2004	05/04/2029	Current	EL (Shuttleton), JV with AuriCula	AuriCula Mines Pty Limited (CMPL 90% beneficial interest)
EL6907	11 units	11/10/2007	11/10/2027	Current	EL (Mt Hope), JV with AuriCula	CMPL (CMPL 90% beneficial interest)

Notes: CML = Consolidated Mining Lease; MPL = Mining Purpose Lease; EL = Exploration Licence; ha = hectare; in NSW one EL map unit is one minute of latitude by one minute of longitude or approximately 3km2.

Land Tenure

CML5 occupies portions of five Western Land Leases (Nos. 9565, 731, 13844, 3667, 14587, four of which (excluding No. 13844) are held by us) and Crown Land including parts of the Cobar Regeneration Belt. Both MPL1093 and MPL1094 occupy Crown Land.

Native Title

The CSA Mine lies within the traditional lands of the Ngemba/Ngiyampaa People. A Native Title claim by Ngemba, Ngiyampaa, Wangaaypuwan, and Wayilwan claimants was accepted for registration by the National Native Title Tribunal in April 2012 (NSD38/2019 and NC2012/001). This claim is relevant to the CSA Mine operation in that it intersects exploration and mining tenements held by us.

The claim has not yet been fully determined, but as of September 2021, it has been agreed by parties to the Federal Court proceedings that Native Title has been extinguished over some 89% of land parcels within the Native Title claim area. As Native Title has not been definitively extinguished over all land allotments lying within the boundary of CML5, once the Native Title claim has been determined, it is likely that that the several parties holding interests in the land (including the State of New South Wales and us, or our subsidiaries) will enter into an Indigenous Land Use Agreement to guide the future use and management of land and water within the Native Title claim area.

Seasonality

We have no properties that are subject to material restrictions on its operations due to seasonality.

Regulatory Overview

Government Regulation

We are subject to numerous and extensive federal, state and local laws, regulations, permits and other legal requirements applicable to the mining and mineral processing industry, including those pertaining to the environment, employee health and safety, Native Title, Indigenous heritage, plant and wildlife protection, water usage, land use, land access, rehabilitation, air emissions, wastewater discharges, air quality standards, greenhouse gas emissions, waste management, handling and disposal of hazardous and radioactive substances, remediation of soil and groundwater contamination, the discharge of materials into the environment and groundwater quality and availability. Our business may be affected in varying degrees by government regulation such as restrictions on production, export or sale controls, tax increases, royalties, environmental and pollution controls or changes in conditions under which minerals may be extracted, processed or marketed. These laws, regulations, permits and legal requirements may have a significant effect on the company’s results of operations, earnings and competitive position.

Our mining and explorations obligations are managed and conducted in compliance with the Mining Act 1992 (NSW) (the “Mining Act”), the Mining Regulations 2016 (NSW) and the title conditions applicable to its mining leases and exploration licences. All exploration and mining activity in New South Wales must be conducted in accordance with an authority issued under the Mining

Act. The Mining Act, related laws and title conditions guide and restrict how our mines, processes and exports minerals, how it operate the CSA Mine, how it rehabilitates its operations, its land access rights (and compensation payable for those rights), how it conducts exploration activities and its ongoing fee and reporting obligations. Our mining infrastructure and related developments at the CSA Mine are subject to state and local planning laws, including the Environmental Planning and Assessment Act 1979 (NSW) (“EP&A Act”), State Environmental Planning Policy (Resources and Energy) 2021 (NSW) and the Cobar Local Environmental Plan 2012 (NSW). These planning laws may require us to obtain other permits or consents and comply with conditions in connection with the operation and maintenance of the CSA Mine and mining infrastructure.

Our royalty liabilities in respect of any minerals recovered under the Mining Lease are regulated by State legislation, specifically the aforementioned Mining Act and Mining Regulations. Under the Mining Act, we will be liable for the payment of royalties to the State of New South Wales for any publicly owned minerals which are recovered under the Mining Lease, with each mineral having a different prescribed rate of royalty. The liability to pay a royalty fee arises on or before July 31 annually, unless an amount of royalty greater than $50,000.00 was payable in the preceding 12-month period, ending on June 30. If an amount of royalty greater than $50,000.00 was payable for that period, the requirement to lodge a royalty return arises on a quarterly basis. We may also be liable to pay royalties to the State of New South Wales for any privately owned minerals and 7/8th of the royalty paid is owed to be paid to the private mineral owner. All royalty returns must be facilitated and lodged through the Revenue NSW portal by the relevant due date, as specified above.

The table provided below summarizes the rates of royalty payable for each of the minerals to which our Mining Lease relates to at the time of writing.

(i) Mineral	(ii) Prescribed Royalty Rate (as a percentage of the value of the mineral recovered)
(iii) Antimony	(iv) 4%
(v) Arsenic	(vi) 4%
(vii) Bismuth	(viii) 4%
(ix) Cadmium	(x) 4%
(xi) Cobalt	(xii) 4%
(xiii) Copper	(xiv) 4%
(xv) Germanium	(xvi) 4%
(xvii) Gold	(xviii) 4%
(xix) Indium	(xx) 4%
(xxi) Iron Minerals	(xxii) 4%
(xxiii) Lead	(xxiv) 4%
(xxv) Nickel	(xxvi) 4%
(xxvii) Selenium	(xxviii) 4%
(xxix) Silver	(xxx) 4%
(xxxi) Sulphur	(xxxii) 4%
(xxxiii) Zinc	(xxxiv) 4%

Federal environmental laws are established under the Environment Protection and Biodiversity Conservation Act 1999 (Cth) (the “EPBC Act”) which provides a legal framework to protect and manage matters of national environmental significance. The EPBC Act applies to any activity that is likely to have a significant impact on identified matters of national significance. EPBC Act approval may be required for certain actions or activities that affect Australia’s environment, for example when our mining or exploration activities may impact on water resources or endangered flora or fauna. In addition to federal laws, our operations are also subject to New South Wales environmental law including the EP&A Act, the Protection of the Environment Operations Act 1997 (NSW) (“POEO Act”), the Water Act 1912 (NSW), Water Management Act 2000 (NSW), Biodiversity Conservation Act 2016 (NSW) and associated regulations. Our environmental impact is also governed by an Environment Protection Licence held under the POEO Act which includes conditions that restrict CSA Mine operations. Together, this regulatory framework and authorities governs our environmental performance within our operational footprint including impacts on existing landforms, Australian biodiversity, the quality of ecosystems, Aboriginal heritage matters, water usage, environmental rehabilitation obligations, air emissions, wastewater discharges, air quality standards, greenhouse gas emissions, waste management, handling and disposal of hazardous and radioactive substances, remediation of soil and groundwater contamination, land use, the discharge of materials into the environment, groundwater quality and availability, and the public’s interest in any of the aforementioned items.

The CSA Mine is operated in accordance with work health and safety regulations imposed under federal and state ‘WHS’ legislation, the Work Health and Safety Act 2011 (Cth) and Work Health and Safety Act 2011 (NSW), the Work Health and Safety (Mines and Petroleum Sites) Act 2013 (NSW) and associated regulations. These laws impose minimum working and safety conditions that we must impose at the CSA Mine and to ensure its operations are generally maintained at a competent level to protect our employees and contractors.

Our dams and tailings dams are operated in accordance with the Dam Safety Act 2015 (NSW) which requires it to have emergency and operation plans in place to mitigate any potential risks, and to report on incidents and annual operations.

Our use of land for mining and other operations activities is subject to the Native Title Act 1993 (Cth) (the “NT Act”) which may limit its operations in areas that “Native Title” is found to persist. Where Native Title interests are identified, exploration and mining activities may be limited until a right to negotiate process is completed between us and the Native Title claimants and, in certain circumstances, an Indigenous Land Use Agreement may be entered into. Native Title Determination Application NC2012/001 in favor of the Ngemba, Ngiyampaa, Wangaaypuwa and Wayilwan people is currently being determined in the Federal Court of Australia (the “NNWW Determination”). In the event the NNWW Determination is resolved, we may need to comply with the NT Act with respect to future operations or expansions, which may include entering into an Indigenous Land Use Agreement or paying compensation in connection with future mining activities. In addition to the NT Act, we have obligations under the National Parks and Wildlife Act 1974 (NSW) to refrain from harming Aboriginal objects and heritage places. We have in place policies and procedures to ensure its mining activities do not damage Aboriginal heritage sites.

Environmental, mining, safety and other laws and regulations continue to evolve which may require us to meet stricter standards and give rise to greater enforcement, which may result in increased fines and penalties for noncompliance or may result in a heightened degree of responsibility for companies and their officers, directors and employees. Future laws, regulations, permits or legal requirements, as well as the interpretation or enforcement of existing requirements, may require substantial increases in capital or operating costs to achieve and maintain compliance or may otherwise delay, limit or prohibit our development plans and future operations, or place other restrictions upon, our development plans or future operations or result in the imposition of fines and penalties for failure to comply.

Complying with these regulations is complicated and requires significant attention and resources. We have an extensive history of operations and the company’s employees have a significant amount of experience working with various federal, state and local authorities to address compliance with such laws, regulations and permits. However, we cannot be sure that we will be in compliance with such requirements. We expect to continue to incur significant sums for ongoing regulatory expenditures, including salaries, and the costs for monitoring, compliance, remediation, reporting, pollution control equipment and permitting.

We are not aware of any probable government regulations that would materially impact us at this time, however there can be no assurance that regulations may not arise in the future that may have a negative effect on the company’s results of operations, earnings and competitive position.

Environment and Community

We have obligations to comply with national and state based environmental, work health and safety and community laws in operating and developing the CSA Mine and its related assets. These include, among others, the Environment Protection and Biodiversity Conservation Act 1999 (Cth), the Native Title Act 1992 (Cth), the Environmental Planning and Assessment Act 1979 (NSW), the Protection of the Environment Operations Act 1997 (NSW), the Work Health and Safety Act 2011 (NSW), the Mining Act 1992 (NSW), subsidiary legislation, local planning laws and the conditions of our material mining tenements and licenses.

We operate under a documented Environmental Management System (“EMS”) which forms the basis of environmental management at the CSA Mine and includes appropriate procedures, standards, and Environmental Management Plans (“EMP”) that are designed to ensure all legal and regulatory requirements are met.

We identified potential environmental impacts likely to be associated with the CSA Mine operations and has in-place appropriate design and operational measures that are designed to offset these potential impacts.

The Southern Tailings Storage Facility (“STSF”) has been operating consistently, storing approximately 55kt of tailings per month, depending on production rate. At this rate, the STSF has capacity to store tailings up to October 2024. The planned future STSF containment raises, Stages 10 and 11, have commenced early phase planning to provide additional storage capacity. Independent reports confirm that the STSF is well operated with some observed issues in relation to the facility’s integrity. A tailings storage facility stability assessment, conducted by Golder Associates Pty Ltd, has indicated some sections of the dam where the Factor of Safety (“FOS”) is below the target for Post Seismic (Liquified Strength). However, the Static FOS (Undrained Strength) remains within target for these areas. We commenced a study to install buttressing in specific areas on the STSF wall to improve the FOS to the Post Seismic (Liquified Strength). Current early phase estimate to rectify the FOS is approximately $A5 million and is expected to be completed in 2023

The decommissioned North Tailings Storage Facility (“NTSF”) adjacent to the northern boundary of the STSF, is excised from the CSA Mine lease (CML5) and is owned by the New South Wales government, but its recommissioning is one of the options under consideration for future additional tailings storage capacity.

Our 2021 estimate of closure costs to rehabilitate the existing disturbance area at the CSA Mine, if the mine closed today, totals approximately A$69 million (US$46). However, in practice progressive rehabilitation is typically undertaken over the life of the mine, significantly reducing the final closure cost. We have a current rehabilitation bond required to be posted with the Department of Regional New South Wales for closure obligations in the amount of A$37 million (US$29 million).

Permitting and Development Consents

The CSA Mine operates under several authorizations, including:

●	Mining tenements issued under the Mining Act 1992 (NSW), including Consolidated Mining Lease No. 5 and Mining Purposes Leases No. 1093 and 1094;
●	Development Consents authorized by the Cobar Shire Council (CSC), under referral from other government departments;
●	Mine Operations Plan (“MOP”) authorized by the NSW Resources Regulator;
●	Environmental Protection License (EPL1864) authorized by the NSW Environmental Protection Agency (“EPA”);
●	Water Licenses issued under the Water Management Act 2000 (NSW); responsibilities for authorizing and managing water licenses are shared between the Natural Resources Access Regulator (“NRAR”) and Water NSW; and
●	NSW Western Lands Leases granted under the Western Lands Act of 1901 (NSW) and the Western Lands Act 1901.

Mine Operations Plan

Environmental aspects of mineral exploration and mining (including mine rehabilitation and closure) in New South Wales are administered under the NSW Mining Act 1992. As a condition to compliance with a mining lease, a mine is required to prepare and implement a Mine Operations Plan (including a Mine Rehabilitation Plan) approved by the NSW Resources regulator. The most recent Mine Operations Plan for the CSA Mine was submitted to the NSW government on March 31, 2021 and approved on May 5, 2021, and remains valid until December 31, 2022.

Following the recent introduction of the Mining Amendment (Standard Conditions of Mining Leases — Rehabilitation) Regulation 2021, the MOP for large mines will be replaced by a targeted Rehabilitation Management Plan (“RMP”). The lease holder will provide annual reporting and scheduling of rehabilitation via an Annual Rehabilitation Report and forward programme. This will replace the current requirement for an Annual Environmental Management Report (“EMR”).

Environmental Protection License

The Protection of the Environment Operations Act (“POEO Act”) is the statutory instrument through which certain specified activities are regulated by the NSW EPA. Activities are administered by means of Environment Protection Licenses (“EPLs”) issued to operators of the premises on which the activities occur. CSA currently holds EPL1864 authorizing mining of minerals to a maximum annual production capacity of 2Mtpa.

Water Licenses

At present, we hold an entitlement of 1,356 megalitres per annum (“MLpa”) of high security water, as measured from the origin, under the Water Sharing Plan for the Macquarie and Cudgegong Regulated Rivers Water Source via a number of water licenses. These water licenses are issued under the Water Management Act 2000 (NSW). A portion of our entitlement is lost in transit to the CSA Mine due to factors such as evaporation and seepage along the Albert Priest Chanel and pipeline. As a result, the amount of water available for the CSA Mine to utilize is approximately 950 MLpa. However, during periods of serious drought, we may not be able to access its full share of water under the water-sharing plan.

We also holds groundwater entitlements. However, river water is preferred due to the levels of sulphates and the hardness of the ground water, which renders it unsuitable for use unless treated via reverse osmosis.

Community Awareness, Benefits and Government Relations

There is strong community support for the CSA Mine operation, and we have a positive working relationship with CSC. This is not unexpected given that the CSA Mine is the largest employer in the Cobar region, with approximately 500 employees and contractors.

We are involved with a number of community projects including:

●	assistance with the establishment of regular air services between Sydney and Cobar in 2015;
●	regular donations to local community initiatives; and
●	scholarships to students entering their final year of university.

Overall, there is strong local and state government support for the continuation of mining within the Cobar region.

Climate Change and Carbon Emissions

The CSA Mine ranks in the second quartile on the Carbon Emissions Intensity curve for Global Copper Mines with approximately 2.2-2.4 tonnes of CO2e per tonne of copper equivalent produced. Scope 1 emissions represent about 12% of the total CO2e whilst Scope 2 emissions represent 88%.

Scope 1 emissions predominantly relate to the diesel consumption from the mining fleet. Overall diesel consumption for 2021 was 2,659 kiloliters and is expected to average about 2,743 kiloliters per year over the next 4 years with the mine representing ~76% of total diesel consumption. Scope 2 emissions predominantly relate to purchased electricity with the 2021 consumption at 120,100 MWhrs and the average consumption per year estimated at 123,549 MWhrs over the next 4 years. The mine consumption of electricity relates mainly to jaw crusher and sag mill, dewatering, press filter ventilation/chiller, paste fill and mine hosting and represent ~95% of the total electricity consumption. The region has substantial solar power generation with Nyngan and Nevertire power plants providing 102MW and 132MW, respectively.

Given the depth, the mine has a high demand for ventilation and cooling to provide a safe working environment for all underground personnel. Furthermore, the overall operations have latent capacity in the process plant, hoisting capacity and associated infrastructure.

Lower heat and emissions from BEV underground equipment will reduce the demand for ventilation and cooling and concurrently electricity demand. Replacement of the diesel fleet with battery electric fleet will therefore not only reduce electricity demand for ventilation but also reduce diesel consumption (~76%) and Scope 1 and Scope 2 carbon emissions.

The mine is currently trialing a battery electric (“BEV”) loader on-site and replacement of the current diesel fleet with BEV equipment may provide not only an economic benefit but also may provide a credible path to Net Zero by reducing both Scope 1 and Scope 2 emissions.

Corporate Information

From December 18, 1998 to November 28, 2021 Acelight Pty Limited (“Acelight”) (incorporated September 11, 1998) and Isokind Pty Limited (“Isokind”) (incorporated February 23, 1998) owned the assets in the CSA Mine in a 40/60 split, respectively, pursuant to an unincorporated joint venture. On November 29, 2021, each of Isokind and Acelight entered into an “Asset Sale and Purchase Agreement” with CMPL under which each of Acelight and Isokind agreed to transfer certain tenements and assets associated with the CSA Mine. In connection with the Closing, Acelight and Isokind’s interests in related exploration licenses around the CSA Mine and in the surrounding region were transferred to CMPL.

CMPL was incorporated on June 29, 1998 as a proprietary company in Australia.

New MAC’s registered address is 3rd Floor, 44 Esplanade, St. Helier, Jersey, JE4 9WG and our place of business is 1 Louth Rd, Cobar, NSW, 2835 (which is the address of the CSA Mine).

Legal Proceedings

We are not currently party to any legal proceedings in Australia that are likely to materially impact our operations or interests.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provide information that MAC’s management believes is relevant to an assessment and understanding of CMPL’s results of operations and financial condition. The discussion should be read together with the section of the Registration Statement (as defined below) entitled “Selected Historical Financial Data of CMPL,” “Selected Historical Financial Data of CMPL,” the historical audited annual financial statements as of and for the years ended December 31, 2022, 2021 and 2020 and the respective notes thereto and unaudited interim condensed financial statements as of and for the three months ended March 31, 2023, included elsewhere in this prospectus. The financial statements of CMPL present on a standalone basis the net assets and operations to be acquired by MAC pursuant to the Share Sale Agreement.

The discussion and analysis should also be read together with New MAC’s unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2023, and the year ended December 31, 2022. See the section of this prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. New MAC’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements.”

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Operating Results” to “we,” “our” and “CMPL” refer to the business and operations of Metals Acquisition Limited, except where the context requires otherwise.

Basis of Presentation

Cobar Management Pty Limited (“Cobar” or the “CMPL”) is a proprietary company incorporated in Australia by its former parent entity, Glencore Operations Pty Limited (“GOA”). Before the Closing, its ultimate parent entity was Glencore plc (“Glencore” or “Parent”).

Cobar is primarily engaged in the operation of the CSA Mine, located near Cobar, New South Wales, Australia.

From the Glencore group’s acquisition of the CSA Mine in 1999 to November 28, 2021, Acelight Pty Limited (“Acelight”) and Isokind Pty Limited (“Isokind”) owned the CSA Mine in a 40/60 split, respectively, through an unincorporated joint venture.

On November 29, 2021, each of Isokind and Acelight entered into an asset sale and purchase agreement with CMPL under which all assets, tenements and residual interests held by Acelight and Isokind for the operation of the CSA Mine were transferred to CMPL. The consideration was settled by related party loans. As this was a transaction between entities under common control, the book value basis of accounting, utilizing the book values of Glencore, was used to record the assets and liabilities contributed to Cobar.

Further, the financial statements report the results of the CSA Mine operations as though the transfer of net assets occurred at the beginning of the period and the comparative financial information has been adjusted accordingly as well.

While Acelight, Isokind and Cobar each had a different immediate parent, all of them were 100% owned by their ultimate parent entity, Glencore, for all periods presented in the financial statements.

This discussion and analysis have been prepared as if we had owned the CSA Mine for the entire reported period. For more information, see Note 1 to CMPL’s unaudited interim condensed financial statements included elsewhere in this prospectus.

The unaudited interim condensed financial statements are general purpose financial statements, which have been prepared in accordance with IAS 34 Interim Financial Reporting. They do not include all of the information required in financial statements in accordance with International Financial Reporting Standards (“IFRS”) and should be read in conjunction with the financial statements for the year ended December 31, 2022.

In the normal course given (i) the size of CMPL within the Glencore group and (ii) that CMPL is part of GOA’s consolidated audit process, CMPL was not required to produce standalone audited financial statements on a yearly basis and was not subject to SEC reporting, PCAOB auditing standards or the Sarbanes Oxley Act. Standalone audited financial statements for the years ended December 31, 2022, 2021 and 2020 were produced for the first time solely in connection with the Business Combination and the associated requirements of New MAC to file the proxy statement/prospectus to the Registration Statement on Form F-4 (File No. 333-269007) with the SEC, as amended or supplemented through the date hereof (the “Registration Statement”).

In the course of auditing its financial statements for the years ended December 31, 2022, 2021 and 2020, which was undertaken by CMPL solely in connection with the requirements of the Business Combination and filing of the Registration Statement, CMPL and its independent registered public accounting firm identified material weaknesses as of December 31, 2021 and December 31, 2022, in CMPL’s internal control environment driven by (i) a lack of sufficient accounting and financial reporting personnel with requisite knowledge of and experience in application of SEC rules and regulations and (ii) lack of formal documentation in place to assess its financial reporting risks and controls as required under Section 404(a) of the Sarbanes Oxley Act. These material weaknesses are reflective of the fact that, prior to the Business Combination and the filing of the Registration Statement, CMPL was not required to produce standalone financial statements under PCAOB auditing standards or otherwise comply with SEC reporting requirements or the provisions of the Sarbanes Oxley Act.

In addition, in the course of auditing its financial statements for the year ended December 31, 2020, solely in connection with the requirements of the Business Combination and filing of the Registration Statement, CMPL’s independent registered public accounting firm identified a material weakness in CMPL’s internal control environment driven by deficiencies in the adequacy of supporting documentation to support the implementation of controls around property, plant and equipment. This material weakness was remediated as of April 2021 through the implementation of SAP by CMPL.

As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Prior to the Business Combination, CMPL was a wholly owned subsidiary of a private Australian company, which is an indirect wholly owned subsidiary of Glencore plc. Following the Closing, New MAC is responsible for the internal control environment at CMPL and compliance with all the applicable regulatory requirements.

In connection with the Business Combination, we will implement a number of measures to address material weaknesses which are the result of a lack of accounting and financial reporting personnel with requisite knowledge of and experience in the application of SEC rules and regulations, and the lack of formal documentation in place to assess its financial reporting risks and controls as required under Section 404(a) of the Sarbanes-Oxley Act (“SOX”). New MAC will do this by:

(i)hiring accounting and financial personnel with relevant SEC reporting and SOX compliance experience,
(ii)establishing an internal audit function with SEC reporting and SOX compliance experience, and
(iii)expanding the capabilities of existing accounting and financial reporting personnel through continuous training and education in the accounting and reporting requirements under SEC rules and regulations.

We expect to remedy the identified material weaknesses following the Closing.

However, implementation of these measures, or the failure to adequately implement these or other measures that may be required, may not fully address the material weaknesses identified in CMPL’s internal control over financial reporting and New MAC may not be successful in remediating the material weaknesses. Failure to correct the material weaknesses or failure to discover and address any other material weaknesses or deficiencies could result in inaccuracies in CMPL’s or New MAC’s respective financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis.

Overview

CMPL owns and operates the CSA Mine in western New South Wales, Australia. The CSA Mine is an established, high grade, producing, underground copper mine, with current Ore Reserves supporting approximately six and half years of operation in 2022, the CSA Mine produced approximately 37.3 kilotons (“kt”) of copper and 445.8 thousand ounces (“koz”) of silver and sold 38.1kt at an all-in sustaining cash cost (“AISC”), after by-product credits of $3.36 per pound (“lb”) of copper. The Unaudited Pro Forma Condensed Combined Statements of Comprehensive Income indicate the adjustment for the costs associated with the new Offtake

Agreement under Transaction Adjustments. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information. AISC is a non-GAAP financial measure; please see “— Non-GAAP Financial Measures.”

Based upon our operational footprint, we believe the CSA Mine has low political and economic risk compared to other mines located in other parts of the world. Our operating and strategic framework is based on expanding our production and locating and developing new mineral resources in a safe and responsible manner.

Our current business strategy is to focus our financial and human resources in the following areas:

●	Rapidly responding to the threats from the COVID-19 pandemic to protect our workforce, operations and communities while maintaining liquidity;
●	Operating our properties safely, in an environmentally responsible and cost-effective manner;
●	Maintaining and investing in exploration and pre-development projects in the vicinities of the CSA Mine;
●	Improving operations at the CSA Mine, which includes incurring costs for new technologies and equipment;
●	Expanding our Proven and Probable Ore Reserves, Identified Mineral Resources and production capacity at the CSA Mine;
●	Conducting our business with financial stewardship to preserve our financial position in varying metals price and operational environments; and
●	Continuing to seek opportunities to acquire and invest in mining and exploration properties and companies.

We strive to achieve excellent mine safety and health performance. We seek to implement this goal by (i) applying appropriate risk management processes and procedures, (ii) training employees in safe work practices, (iii) establishing, following and improving safety standards, and (iv) investigating accidents, incidents and losses to avoid recurrence and involving employees in the establishment of safety standards. We seek to implement reasonable best practices with respect to mine safety and emergency preparedness.

2023 Highlights for the three months ended March 31, 2023

Operational:

●	Produced 8.7kt of payable copper and 100.1 koz of payable silver.
●	Continued our trend of strong safety performance, our Total Reportable Injury Frequency Rate (“TRIFR”) for the three months ended March 31, 2023, was 10.4 per million work hours. While a considerable reduction and below NSW industry average, there remains opportunity for improvements.
●	Completion of new refrigeration plant. Upgrades to Shaft 1 and 2 refrigeration infrastructure and cut over of newly installed transformer complete.
●	Second Mill replacement completed in May 2023.

Financial:

●	Reported sales of products of $65.2 million.
●	Generated $30.6 million in net cash provided by operating activities.
●	Made cash capital expenditures (excluding lease additions and other non-cash items) of approximately $22.0 million.

●	Spent $1.7 million on infill drilling for the three months ended March 31, 2023.

2022 Highlights

Operational:

●	Produced 37.3kt of payable copper and 445.8 koz of payable silver.
●	Continued our trend of strong safety performance, our TRIFR for the three months ended March 31, 2022 was 8.1 per million work hours, a significant reduction from the 2021 TRIFR of 19.9 per million work hours. While a considerable reduction and below NSW industry average, there remains opportunity for improvements.
●	Completion of Primary Ventilation fans and substantially completed new refrigeration plant. Minor works remaining on upgrades to Shaft 1 and 2 refrigeration infrastructure and cut over of newly installed transformer to be completed in coming months.
●	One Mill replaced and operating at target rates without issue. Second Mill scheduled for replacement in the second quarter of 2023.

Financial:

●	Reported sales of products of $219.7 million.
●	Generated $54.5 million in net cash provided by operating activities.
●	Made cash capital expenditures (excluding lease additions and other non-cash items) of approximately $66.3 million.
●	Spent $6.6 million on infill drilling.

Significant Factors Affecting our Results of Operations

Metal Prices

Metals prices can be volatile and are influenced by a number of factors beyond our control (except on a limited basis through the use of derivative contracts). The average LME copper prices decreased over the latter half of 2022 and Quarter 1 2023. The realized prices reflect the impact of the prior offtake agreement between CMPL and GIAG, a related party. LBMA Silver prices followed the same trend as LME copper prices with the realized silver price representing the impact of the prior offtake agreement. The comparative average prices for the two years ended December 31, 2022 and December 31, 2021 and three months ended March 31, 2023 and March 31, 2022 are presented below:

		Three months ended March 31		Year ended December 31
		2023	2022	2022	2021
Copper
- LME Final Cash Buyer	$/lb	$4.05	$4.53	$4.00	$4.23
- Realized Price	$/lb	$3.05	$3.50	$2.51	$3.15

Silver
- LBMA PM Fix	$/oz	$22.89	$23.94	$21.79	$25.17
- Realized Price	$/oz	$24.13	$23.94	$20.19	$32.28

While New MAC management believes longer-term global economic and industrial trends could result in continued demand for the metals the CSA Mine produces, prices have been volatile and there can be no assurance that current prices will continue or increase. Volatility in global financial markets and other factors can pose a significant challenge to New MAC’s ability to access credit and equity markets, should we need to do so, and to predict sales prices for the CSA Mine’s products.

Environmental

Another challenge for us is the risk associated with environmental litigation, ongoing reclamation activities and changes to environmental laws and regulations. It is possible that our estimate of these liabilities (and our ability to estimate liabilities in general) may change in the future, affecting our strategic plans and the value of our business. The estimate of our environmental liabilities and liquidity needs, as well as our strategic plans, may be significantly impacted as a result of these matters or new matters that may arise. While we are not currently subject to any material environmental litigation, we strive to ensure that our activities are conducted in material compliance with applicable laws and regulations and attempt to resolve environmental litigation on terms as favorable to us as possible.

Non-GAAP Financial Measures

This prospectus presents the non-GAAP financial measures (i) Cash Cost, After By product Credits, per pound, (ii) AISC, After By-product Credits, per pound, and (iii) free cash flow for the Company for the three months ended March 31, 2023 and 2022 and the years ended December 31, 2022 and 2021 for the convenience of the investors. A non-GAAP financial measure is generally defined as a numerical measure of historical or future financial performance, financial position, or cash flow that excludes or includes amounts that would not be adjusted in the most comparable GAAP measure.

We use these non-GAAP financial measures for decision-making purposes and to assess our financial and operating performance and our liquidity position, to generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of our non-GAAP measures provides useful supplemental information to investors and financial analysts and other interested parties in their review of our operating performance. Additionally, we believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and facilitates period-to-period comparisons of results of operations. The non- GAAP financial measures described in this prospectus are not a substitute for the IFRS measures of earnings. Additionally, our calculations of these non-GAAP financial measures may be different from the calculation used by other companies, including our competitors in the industry, and therefore, our measures may not be comparable to those of other companies.

Cash Cost, After By-product Credits, per pound and AISC, After By-product Credits, per pound are measures developed by metals companies in an effort to provide a uniform standard for comparison purposes. Cash Cost, After By-product Credits, per pound is an important operating statistic that we utilize to measure the mine’s operating performance. We use AISC, After By-product Credits, per pound as a measure of our mine’s net cash flow after costs for exploration, pre-development, reclamation, and sustaining capital. This is similar to the Cash Cost, After By-product Credits, per pound non-GAAP measure we report, but also includes on-site exploration, reclamation, and sustaining capital costs. Current GAAP measures used in the mining industry, such as cost of goods sold, do not capture all the expenditures incurred to discover, develop and sustain copper production. Cash Cost, After By-product Credits, per pound and AISC, After By-product Credits, per pound also allow us to benchmark the performance of the CSA Mine versus those of our competitors. The calculation of AISC, After By-product Credits, per pound includes corporate costs for general and administrative expense and sustaining exploration and capital costs. Our primary economic product is copper, with minor silver revenues and, accordingly, we treat silver as by- product revenue when calculating ASIC.

In addition to the uses described above, Cash Cost, After By-product Credits, per pound and AISC, After By-product Credits, per pound provide management and investors an indication of operating cash flow, after consideration of the average price received from production. We also use these measurements for the comparative monitoring of performance of our mining operations period-to-period from a cash flow perspective.

The table below presents reconciliations between the most directly comparable measure for Cash Cost, After By-product Credits and AISC, After By-product Credits for the periods shown.

		Three months ended March 31		Year ended December 31
		2023	2022	2022	2021
Cost of goods sold		$51,749	$44,558	$189,496	$190,150
Depreciation and amortization		(11,721)	(11,950)	(51,529)	(52,321)
Cash Cost of goods sold		40,028	32,608	137,967	137,829
Treatment and Refining Costs		19,058	23,123	68,112	82,939
Distribution and selling expenses		3,275	4,778	17,246	15,195
Cash Cost, Before By-product Credits		$62,361	$60,509	$223,325	$235,963
Sustaining capital		22,035	19,392	66,273	32,068
General and administrative		299	246	1,230	1,473
AISC, Before By-product Credits		$84,695	$80,147	$290,828	$269,504
Less By-product Credits
Silver		(2,570)	(2,736)	(8,553)	(12,707)
AISC, After By-product Credits		$82,125	$77,411	$282,275	$256,797

Cash Cost, After By-Product Credits		$59,791	$57,773	$214,772	$223,256

Denominator
Payable Copper Tonnes Sold	kt	9.31	9.57	38.13	37.57

Cash Cost, Before By-product Credits	$/lb	$3.04	$2.87	$2.66	$2.85
AISC, Before By-product Credits	$/lb	$4.13	$3.80	$3.46	$3.25
Cash Cost, After By-product Credits	$/lb	$2.91	$2.74	$2.55	$2.70
AISC, After By-product Credits	$/lb	$4.00	$3.67	$3.36	$3.10

Free cash flow is defined as net cash provided by operating activities less additions to property, plant, equipment and mineral interests. This measure, which is used internally to evaluate CMPL’s underlying cash generation performance and the ability to repay creditors and return cash to shareholders, provides investors with the ability to evaluate CMPL’s underlying performance.

The following table provides a reconciliation of free cash flow from continuing operations for the periods shown:

	Three months ended March 31		Year ended December 31
	2023	2022	2022	2021
Net cash generated by operating activities	$30,628	$31,448	$54,547	$87,819
Less Purchase of property, plant and equipment and intangibles	(22,035)	(19,392)	(66,273)	(32,068)
Free cash flow	$8,593	$12,056	$(11,726)	$55,751

Critical Accounting Policies and Estimates

The Critical Accounting Policies and Estimates are consistent with the disclosure presented in the Registration Statement.

Recent Accounting Pronouncements

For information about recent accounting pronouncements that will apply to us in the near future, see Note 2 to our historical audited annual financial statements as of and for the years ended December 31, 2022, 2021 and 2020, included in the Registration Statement.

Results of Operations

Three Months ended March 31, 2023, compared to the Three Months ended March 31, 2022

	Three months ended March 31
	2023	2022	Variance	%
Revenues	$65,227	$76,516	$(11,289)	-15%
Cost of goods sold	(51,749)	(44,558)	(7,191)	-16%
Gross Profit	$13,478	$31,958	$(18,480)	-58%
Operating expenses
Distribution and selling expenses	(3,275)	(4,778)	1,503	31%
Administrative expenses	(299)	(246)	(53)	-22%
Operating income	$9,904	$26,934	$(17,030)	-63%
Net foreign exchange gains/(losses)	(672)	(253)	(419)	166%
Finance income	4	—	4	NA
Finance costs	(153)	(169)	16	9%
Profit before income taxes	$9,083	$26,512	$(17,429)	-66%
Income tax (expense)/benefit	(3,981)	(12,973)	8,992	-69%
(Loss)/Profit for the year	$5,102	$13,539	$(8,437)	-62%

Revenues

Revenues for the three months ended March 31, 2023, were $65.2 million, a decrease of $11.3 million, or 15%, as compared to $76.5 million for the three months ended March 31, 2022. The following table shows sales of products by metal for the three months ended March 31, 2023 and 2022, and the approximate variances attributed to differences in metals prices and sales volumes:

	Three months ended March 31
	2023	2022	%	Price	Volume
Copper	$62,657	$73,780	-15%	-13%	-3%
Silver	2,570	2,736	-6%	-1%	-7%
Total	$65,227	$76,516	-15%

Average realized prices typically differ from average market prices primarily because concentrate sales are generally provisionally recorded as revenues at the time of shipment at prevailing spot prices on the date title transfers. Due to the time elapsed between shipment of concentrates and final settlement with the customers, we must estimate the prices at which sales of our metals will be settled. In addition, under the new Offtake Agreement that has been entered into in connection with the Closing, GIAG’s election of a quotational period will affect the final price. Previously recorded sales are adjusted to estimate settlement metals prices each period through final settlement. For three months ended March 31, 2023, we recorded net positive price adjustments to provisional settlements of $1.1 million. For the period ended March 31, 2022, we recorded net positive price adjustments to provisional settlements of $2.2 million. The price adjustments relate to copper and silver contained in our concentrate shipments. Realized prices are calculated by dividing gross revenues for each metal by the payable quantities of each metal included in concentrate shipped during the period.

Total metals production and sales volumes for each period are shown in the following table:

		Three months ended March 31
		2023	2022
Copper
Tonnes produced	kt	8.69	9.25
Tonnes sold	kt	9.31	9.57
Silver
Ounces produced	koz	100.09	111.26
Ounces sold	koz	106.50	114.29

The difference between what we report as “tonnes/ounces produced” and “payable tonnes/ounces sold” is attributable to the difference between the quantities of metals contained in our products versus the portion of those metals actually paid for by GIAG. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades which impact the volume of metals contained in concentrates produced and sold.

Operations at the CSA Mine are mine constrained, with the processing plant having a capacity well above the recent mine production levels. As such, the limiting factor on copper production is the ability of the mine to deliver more or less ore from the underground workings.

Ore production from the mine was negatively impacted for the three months ended March 31, 2023, relative to the three months ended March 31, 2022, due to the following factors:

●	Aging production trucking fleet contributed to considerable down time of the fleet and reduction in ore and waste movement. Three of the old trucks have since been replaced with a further two on order.
●	Unexpected underbreak of stopes, delaying the production of approximately 20,000 ore tonnes. The extraction of these ore tonnes is a timing issue only and will be recoverable in subsequent periods.
●	Paste plant volume was compromised due to cement delivery reduced by NSW flooding and third party labor for transport. Downtime of the paste plant delayed ground support for mined stopes to access remaining parts of the orebody.
●	Staff attrition remained at 23.2%, resulting in a vacancy rate of 8%. The mining technical services group was particularly impacted resulting in some delays to release of stope design and consequently ore extraction. The labor impact is attributable to a combination of a significant pick up in mining activity regionally (and thus alternative employment opportunities), the extended mine sale process and changes in work force make up. A high turnover rate requires training of new employees and a loss of continuity and historical knowledge that, together with a relatively high workforce vacancy rate, typically is negative for production rates.
●	During 2022, major capital projects continued. These projects redirected resources away from short term ore production in order to focus on future support infrastructure for the mine. These include the major ventilation and cooling projects and associated electrical substation upgrade, as well as the replacement of two grinding mills in 2022 and 2023. Relatively few major capital projects were underway in 2022 and the focus was able to be directed entirely towards the short-term production goals going forward into 2023 there are no major capital projects following the replacement of the second Mill in the second quarter of 2023.

Cost of Goods Sold

Cost of goods sold for the three months ended March 31, 2023, was $51.7 million, an increase of $7.1 million, compared to $44.6 million for the three months ended March 31, 2022. However, costs in Australian dollars increased due to higher input costs from power, contract labor, consumables and fuel and was partially offset by a weakening Australian dollar of approximately 5.8% (68c average in Q1 2023 compared to 72c average in Q1 2022). A significant majority of our costs are incurred in Australian dollars.

Gross Profit

Gross profit for the three months ended March 31, 2023, was $13.5 million, a decrease of $18.5 million, or 58%, compared to $32.0 million for the three months ended March 31, 2022. The decrease was predominantly driven by a decrease in realized copper prices of $0.60/lb or 13% and an increase in operating costs and costs of goods sold of 16%. Copper prices decreased over the period as a result of suppressed demand for copper due to China’s ZERO-COVID policy while the world economy experienced rapid and high inflation.

Copper sales volumes decreased by 5% largely due to lower ore production in the three months ended March 31, 2023, compared to March 31, 2022.

Operating Expenses

Operating expenses for the three months ended March 31, 2023, were $3.6 million compared to $5.0 million for the three months ended March 31, 2022, a decrease of $1.4 million. This decrease was primarily driven by:

●	Decrease in distribution and selling expenses of $1.5 million in 2023 compared to $4.8 million in 2022. The decreased distribution expenses relate to a decreased freight rate in 2023 as logistics services were impacted by unseasonal flooding in Q1 2022. NSW Government royalties also decreased in 2023 as a result of lower realized metal prices in the three months ended March 31, 2023, compared to the same period in 2022; and
●	Slightly offset by an increase in administration expenses of $0.3 million in 2023 compared to $0.25 million in 2022, as a result of increased corporate overhead charges during 2023.

Income Taxes

Income tax expense for the three months ended March 31, 2023, was $4.0 million, a 69% decrease from the income tax expense of $13.0 million for the three months ended March 31, 2022. The change was primarily driven by reduced taxable income in 2023 compared to 2022 and a reduction in the provision relating to the uncertain tax position around a transfer pricing dispute with the Australian Taxation Office of $3.8 million.

Year Ended December 31, 2022, compared to the Year Ended December 31, 2021

The following table sets forth our income statement data for the periods presented:

	Year ended December 31
	2022	2021	Variance	%
Revenues	$219,705	$273,380	$(53,675)	-20%
Cost of goods sold	(189,496)	(190,150)	654	0%
Gross Profit	$30,209	$83,230	$(53,021)	-64%
Operating expenses
Distribution and selling expenses	(17,246)	(15,195)	(2,051)	-13%
Administrative expenses	(1,230)	(1,473)	243	16%
Operating income	$11,733	$66,562	$(54,829)	-82%
Net foreign exchange gains/(losses)	(453)	401	(854)	-213%
Finance income	6	3	3	100%
Finance costs	(930)	(530)	(400)	-75%
Profit before income taxes	$10,356	$66,436	$(56,080)	-84%
Income tax (expense)/benefit	(15,715)	100,059	(115,774)	-116%
(Loss)/Profit for the year	$(5,359)	$166,495	$(171,854)	-103%

Revenues

Revenues for the year ended December 31, 2022, were $219.7 million, a decrease of $53.7 million, or 20%, as compared to $273.4 million for the year ended December 31, 2021. The following table shows sales of products by metal for the years ended December 31, 2022, and 2021, and the approximate variances attributed to differences in metals prices and sales volumes:

	Year ended December 31
	2022	2021	%	Price	Volume
Copper	$211,152	$260,673	-19%	-20%	1%
Silver	8,553	$12,707	-33%	-37%	8%
Total	$219,705	$273,380	-20%

Average realized prices typically differ from average market prices primarily because concentrate sales are generally provisionally recorded as revenues at the time of shipment at prevailing spot prices on the date title transfers. Due to the time elapsed between shipment of concentrates and final settlement with the customers, we must estimate the prices at which sales of our metals will be settled. In addition, under the new Offtake Agreement that was entered into in connection with the Closing, GIAG’s selection of a quotational period may affect the final price. Previously recorded sales are adjusted to estimate settlement metals prices each period through final settlement. For 2022, we recorded net positive price adjustments to provisional settlements of $0.6 million. For 2021, we recorded net positive price adjustments to provisional settlements of $7.0 million. For 2020, we recorded net negative price adjustments to provisional settlements of $1.8 million. The price adjustments relate to copper and silver contained in our concentrate shipments. Realized prices are calculated by dividing gross revenues for each metal by the payable quantities of each metal included in concentrate shipped during the period.

Total metals production and sales volumes for each period are shown in the following table:

		Year ended December 31
		2022	2021
Copper
Tonnes produced	kt	37.28	40.53
Tonnes sold	kt	38.13	37.57

Silver
Ounces produced	koz	445.81	459.28
Ounces sold	koz	423.72	393.67

The difference between what we report as “tonnes/ounces produced” and “payable tonnes/ounces sold” is attributable to the difference between the quantities of metals contained in our products versus the portion of those metals actually paid for by GIAG. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades which impact the volume of metals contained in concentrates produced and sold.

Operations at the CSA Mine are mine constrained, with the processing plant having a capacity well above the recent mine production levels. As such, the limiting factor on copper production is the ability of the mine to deliver more or less ore from the underground workings.

Ore production from the mine was negatively impacted in 2022 relative to 2021 by the following factors:

●	COVID-19-related absenteeism experienced in 2021 continued to lessor extend in 2022, however well above typical levels of unplanned absences.
●	The ability to mine ore in an underground mine is highly dependent on the mine development ahead of the working areas (“Developed State”). During 2022, the Developed State of the CSA Mine was negatively impacted by a lower than planned development advance rate, with 4,746 meters of development compared to a budget of 5,289 meters. While still below budget development improved by 12% from 2021. Changes in mine sequences in 2022 mitigate the impact of this shortfall.
●	Production drilling is required to prepare ore mining areas for blasting and underperformance in production drilling will thus have a direct impact on ore mined. Production drilling of 90,450 metres in 2022 was 28% lower than budget and 5% lower than 2021 as a result of lower than expected mine development, which resulted in insufficient locations for production drilling equipment to operate.
●	Staff attrition remained at high levels experienced in 2021 at 31.6%. This is attributable to a combination of a significant pick up in mining activity regionally (and thus alternative employment opportunities), the extended mine sale process and changes in work force make up. A high turnover rate requires training of new employees and a loss of continuity and historical knowledge that, together with a relatively high workforce vacancy rate, typically is negative for production rates.
●	During 2022, major capital projects continued. These projects redirected resources away from short term production in order to support long term production. These include the major ventilation and cooling projects and associated electrical substation upgrade, as well as the replacement of two grinding mills scheduled for 2022 and 2023.

Cost of Goods Sold

Cost of goods sold for the year ended December 31, 2022, was $189.5 million, a decrease of $0.7 million, which is mostly in line with the $190.2 million for the year ended December 31, 2021. However, costs in Australian dollars increased and was largely offset by a weakening Australian dollar of approximately 7.6% (69c average in 2022 compared to 75c average in 2021). A significant majority of our costs are incurred in Australian dollars.

Gross Profit

Gross profit for the year ended December 31, 2022, was $30.2 million, a decrease of $53.0 million, or 64%, compared to $83.2 million for the year ended December 31, 2021. The decrease was predominantly driven by depressed copper prices, which decreased by approximately 20% over the period. Copper prices decreased over the period as a result of suppressed demand for copper due to China’s ZERO-COVID policy while the world economy experienced rapid and high inflation.

The decrease in price was marginally offset by a 1% increase in copper sales volume.

Operating Expenses

Operating expenses for the year ended December 31, 2022, were $18.5 million compared to $16.7 million in 2021, an increase of $1.8 million. This increase was primarily driven by:

●	increased distribution and selling expenses of $17.2 million in 2022 compared to $15.2 million in 2021, despite lower concentrate volumes sold of 147,668 dry metric tonnes in 2022 compared to 153,791 dry metric tonnes in 2021. The increased distribution expenses relate to an increased freight rate as logistics pipelines struggled to ramp up with pre-COVID levels of demand; and
●	reduced administration expenses of $1.2 million in 2022 compared to $1.5 million in 2021, as a result of reduced corporate overhead charges during 2022.

Income Taxes

Income tax expense for the year ended December 31, 2022, was $15.7 million, a 116% increase from the income tax benefit of $100.1 million in 2021. The change was primarily driven by an additional provision of $12.4 million in 2022 relating to the uncertain tax position around a transfer pricing dispute with the Australian Taxation Office, which was reversed in 2021.

Liquidity and Capital Resources

As at March 31, 2023, and March 31, 2022, we had $0.4 million and $0.8 million respectively, in cash and cash equivalents. The relatively low cash balance is as a result of CMPL being a wholly owned subsidiary of GAH which has a group cash sweep policy in place and cash managed by Glencore plc’s local treasury function. CMPL has a facility agreement in place with GAH, which provides liquidity to CMPL on an as needed basis. Proceeds from concentrate sales are swept to GAH and cash calls are funded by GAH in the relevant currency as required. See “— Indebtedness.” We believe that our current available cash and cash equivalents and the cash flows from our operating activities will be sufficient to meet our working capital requirements and capital expenditures in the ordinary course of business for the next 12 months.

Following the Closing, New MAC expects to fund its operations through a combination of currently available cash and cash equivalents, cash flows from operating activities and the Debt Facilities. Please see “Certain Agreements Related to the Business Combination” for more information.

Cash Flows

The following table shows the generation and use of cash for the periods indicated:

	Three months ended March 31		Year ended December 31
	2023	2022	2022	2021
Net cash generated by operating activities	$30,628	$31,448	$54,547	$87,819
Net cash used in investing activities	(22,035)	(19,392)	(66,273)	(32,068)
Net cash generated used in financing activities	(9,373)	(11,365)	13,000	(55,939)
Increase/(decrease) in cash and cash equivalents	$(780)	$691	$1,274	$(188)

Operating Activities

Net cash generated by operating activities for the three months ended March 31, 2023, was $30.6 million, a decrease of $0.8 million, or 3%, as compared to $31.4 million for the three months ended March 31, 2022. This increase was primarily driven by a decrease in commodity pricing during the three months.

Net cash generated by operating activities for the year ended December 31, 2022, was $54.5 million, a decrease of $33.3 million, or 38%, as compared to $87.8 million for the year ended December 31, 2021. This decrease was primarily driven by depressed commodity pricing during the year, partially offset by a decrease in working capital.

Investing Activities

Net cash used in investing activities for the three months ended March 31, 2023, was $22.0 million, an increase of $2.6 million, or 14%, as compared to $19.4 million for the three months ended March 31, 2022. This increase was primarily driven by increase in purchase of PPE required in Q1 2023.

Net cash used in investing activities for the year ended December 31, 2022, was $66.3 million, an increase of $34.2 million, or 107%, as compared to $32.1 million for the year ended December 31, 2021. This increase was primarily driven by a number of major capital projects in 2022 — most notably the ventilation upgrade project and the replacement of the shell of one of the three mills.

Financing Activities

Net cash used in financing activities for the three months ended March 31, 2023, was $9.4 million, a decrease of $2.0 million, or 18%, as compared to net cash used in financing activities of $11.4 million for the three months ended March 31, 2022. This decrease was primarily driven by transfers being made to the Glencore group.

Net cash generated by financing activities for the year ended December 31, 2022, was $13.0 million, an increase of $68.9 million, or 123%, as compared to net cash used in financing activities of $55.9 million for the year ended December 31, 2021. This increase was primarily driven by transfers being made from the Glencore group to manage working capital.

Indebtedness

CMPL did not have any third-party debt as of March 31, 2023, March 31, 2022, December 31, 2022, or December 31, 2021. As of March 31, 2023, CMPL management has determined that it has access to adequate resources to continue to pay debts as and when they are due and payable for the succeeding 12 months. As part of the Glencore group, CMPL currently has access to (and will have access to prior to Closing) liquidity through intercompany facilities with Glencore’s Australian treasury function. Proceeds from the sale of copper concentrate are swept to GAH and GAH funds cash calls to CMPL as and when required. CMPL leases several assets including buildings and plant and equipment. As of March 31, 2023 and December 31, 2022, the present value of these leases were $0.64 million and $0.98 million, respectively.

Contractual Obligations, Contingent Liabilities and Commitments

The table below presents our fixed, non-cancellable contractual obligations and commitments primarily related to outstanding purchase orders and certain capital expenditures and lease arrangements as of March 31, 2023:

	Payment due by Period
	Total	<1 year	1 – 3 years	3 – 5 years	>5 years
Ventilation upgrade	$3,096,218	$3,096,218	$—	$—	$—
Heavy truck refurbishment	478,000	478,000	—	—	—
Mill shell replacement	4,315,971	4,315,971	—	—	—
Other	7,313,759	7,131,648	182,111	—	—
Total	$15,203,948	$15,021,837	$182,111	$—	$—

Capital Expenditures

For the three months ended March 31, 2023, cash capital expenditures amounted to $22.0 million with only $11.7 million incurred for the period. The three largest costs consisting of heavy vehicle equipment purchases and refurbishments, geological drilling and capitalized development activities.

For the year ended December 31, 2022, cash capital expenditures amounted to $66.3 million with $77.8 million incurred, with the three largest costs consisting of ventilation and cooling upgrade, geological drilling and capitalized development activities.

As of December 31, 2022, we had prospective capital commitments of approximately $15.8 million, consisting primarily of ventilation and cooling upgrade, heavy truck refurbishment, and Mill 2 Shell replacement.

For the year ended December 31, 2021, capital expenditures amounted to $32.1 million, with the three largest costs consisting of ventilation and cooling upgrade, geological drilling and capitalized development activities.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2023, March 31, 2022, December 31, 2022, or December 31, 2021.

JOBS Act

Each of MAC and CMPL is, and consequently, following the Business Combination, New MAC will be an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, New MAC will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, and may not be required to, among other things, (i) provide an auditor’s attestation report on its system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. If some investors find New MAC’s securities less attractive as a result, there may be a less active trading market for New MAC’s securities and the prices of New MAC’s securities may be more volatile.

These exemptions will apply for a period of five years following the completion of MAC’s IPO, or until New MAC is no longer an “emerging growth company,” whichever is earlier.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to market risks in the ordinary course of our business, including liquidity risk, and foreign currency fluctuations. Information relating to quantitative and qualitative disclosures about these market risks is described below.

Foreign Currency Risk

While the majority of our costs are denominated in Australian dollars, we receive revenue primarily in the form of U.S. dollars. A rising Australian dollar will make our costs relatively more expensive in U.S. dollars, which may reduce operating margins and negatively impact cash flows.

A hypothetical 10% change in foreign currency exchange rates on our monetary assets and liabilities would not be material to our financial condition or results of operations. To date, foreign currency transaction gains and losses and exchange rate fluctuations have not been material to our financial statements.

While we have not engaged in the hedging of our foreign currency transactions to date, and do not enter into any hedging contracts for trading or speculative purposes, we may in the future hedge selected significant transactions denominated in currencies other than the Australian dollar.

Liquidity Risk

Liquidity risk is the risk that we may not have sufficient cash or other assets to meet our obligations under our financial liabilities on their respective maturity dates. For a presentation of the contractual maturities of our financial obligations, see “— Contractual Obligations, Contingent Liabilities and Commitments.”

MANAGEMENT

The following table sets forth certain information relating to our executive officers and directors as of the date of this prospectus. Our board of directors is comprised of six directors.

Name	Age	Position
Michael (Mick) James McMullen	52	Chief Executive Officer and Director
Marthinus (Jaco) J. Crouse	45	Chief Financial Officer
Dan Vujcic	44	Chief Development Officer
Neville Joseph Power	64	Chair
John Rhett Miles Bennett	42	Director
Rasmus Kristoffer Gerdeman	47	Director
Charles D. McConnell	67	Director
Patrice E. Merrin	74	Director

Michael (Mick) James McMullen (Chief Executive Officer and Director) brings more than 29 years of senior leadership experience in the exploration, financing, development, and operations of mining companies globally. Mr. McMullen most recently served as the CEO and President at Detour Gold Corporation (“Detour”), a 600,000 ounce per annum gold producer in Canada from May 2019 to January 2020. During his tenure, Mr. McMullen took the market capitalization from C$2.1 billion to C$4.9 billion over 7 months (date of deal announcement), which represented an internal rate of return of 208%, leading to the acquisition by Kirkland Lake Gold Ltd. in 2020. Through his strong technical background and commercial acumen, Mr. McMullen established and led a team that reduced all-in-sustaining costs (“AISC”, a mining metric that estimates all direct and recurring costs required to mine a unit of ore) by approximately US$250/oz over that period in a business that had historically been viewed as an underperforming asset. Mr. McMullen also improved safety performance and repaired relations with its First Nations partners, enabling a large increase in operations to be permitted, which was fundamental to the increase in market value of the company.

Prior to Detour, Mr. McMullen served as CEO at Stillwater Mining Company (“Stillwater”) from December 2013 to May 2017, and as Technical Advisor from May 2017 to December 2018, where he was instrumental in increasing Stillwater’s market capitalization from US$1.3 billion to US$2.2 billion against a 10% fall in platinum group metals (“PGM”) prices over the same time. Mr. McMullen also served as a Non-executive Director at Stillwater from May 2013 to December 2013. Stillwater was sold to Sibanye Gold Ltd. (“Sibanye”) in April 2017 in an all-cash deal valued at US$2.7 billion, which represented an internal rate of return of 16% during his 41-month tenure. During his time as CEO at Stillwater, the company reduced AISC by approximately US$300/oz, increased production to approximately 600,000 ounces per annum of PGM’s, developed a new mine, and built its PGM recycling business to be the largest in the world. The Stillwater business had been operating for 27 years prior to Mr. McMullen’s arrival as CEO and was viewed as a difficult operation with poor labor relations and safety track record. Leading up to its eventual sale, the company favorably renegotiated its labor agreements and reduced its safety incidence rate to be best-in-class in US underground mining.

Mr. McMullen’s time before Stillwater involved the identification, acquisition, development, and operation of a variety of mining assets across North and South America, Europe, Australia and Africa. These ranged from gold to base metals and bulk commodities. In addition, he has provided technical and financial advisory services to many of the larger PE funds, activist funds, and banks providing mining finance.

Mr. McMullen has a strong technical background and track record of identifying undervalued opportunities in the mining space, assuming a management position, optimizing the assets, and ultimately realizing shareholder value, ranging from exploration assets (one of two founders at GT Gold Corporation (“GT Gold”), which sold to Newmont Mining Corporation for C$393 million) to large integrated downstream and upstream businesses like Stillwater.

Mr. McMullen is a qualified geologist and received his B.Sc. from Newcastle University in 1992. From May 2021 to August 2022, Mr. McMullen served as a non-executive director at OceanaGold Corporation, a dual-listed ASX-TSX gold miner with operations in the Philippines, US and New Zealand. Mr. McMullen also served as an Executive Director of Develop Global Limited from February 2021 to June 2021 and then as a non-executive director from July 2021 to February 2023.

Marthinus (Jaco) J. Crouse (Chief Financial Officer) is a seasoned mining executive with nearly 20 years of experience in financial management, mine financial planning, business optimization and strategy development. He currently serves as executive director and chief financial officer of Amaroq Minerals Ltd. He held the position of CFO at Detour Gold from June 2019 to January 2020, where he facilitated the successful financial and operational turnaround and sale of the company to Kirkland Lake Gold Ltd. (now Agnico Eagle Mines Ltd) for C$4.9 billion.

Prior to Detour, Mr. Crouse was Chief Financial Officer & Vice President-Finance of Triple Flag Mining Finance Ltd., (“Triple Flag”), a Toronto-based privately owned metal streaming business, from September 2016 to June 2019. At Triple Flag he developed and implemented new financial reporting systems and internal controls, successfully arranged a C$300 million revolving credit facility with major banks and contributed to a team that committed close to US$1 billion in royalty and streaming transactions. From 2015 to 2016, Mr. Crouse was Vice President-Business Planning & Optimization at Barrick Gold Corp. where he was instrumental in resetting the operating cost structure (lowering AISC from US$927/oz in Q1 2015 to US$706/oz in Q1 2016), improving the capital allocation discipline to deliver US$471M of positive free cash flow for the first time in four years by Q4 2015, and reducing debt by US$1.4 billion by Q3 2016, during a period of low gold prices.

Mr. Crouse started his career in mining in 2002 by joining Xstrata plc. (“Xstrata”), the world’s largest ferrochrome producer, and went on to integrate and optimize the nickel business unit in 2007 (following the US$18.8 billion acquisition of Falconbridge Ltd), during which time he worked extensively in North America. He also fulfilled the role of asset manager at Glencore plc (“Glencore”) following its merger with Xstrata in 2013, and was responsible for integrating the previous Xstrata Nickel marketing offices. Mr. Crouse is a Chartered Professional Accountant (Ontario), a Chartered Accountant (South Africa), and a certified Financial Risk Manager (FRM) with a Bachelor of Computations (Honours) from the University of South Africa.

Dan Vujcic (Chief Development Officer) is an Investment Banker & Corporate Advisor with close to two decades of experience in global capital markets, and a non-executive director at SolGold plc since October 25, 2022. In 2016, Mr. Vujcic established an independent advisory presence, Tilt Natural Resources Capital Limited, focusing on a selection of key clients globally, which he oversaw from 2016 to 2021. Over his career, Mr. Vujcic has advised clients in a diverse range of commodities across numerous jurisdictions, including raising capital in both equity and debt markets globally, supporting the growth ambitions of emerging miners, and attaining a significant presence in the industry. Prior, Mr. Vujcic led the effort to expand Jefferies’ footprint globally through its coverage of emerging small/mid-caps and family offices, working at Jefferies from November 2010 to October 2016. Mr. Vujcic was instrumental in leading First Quantum Minerals Ltd.’s (“First Quantum”) CAD$5 billion acquisition of Inmet Mining Corporation.

Mr. Vujcic started his investment banking career at Citi in Sydney in 2003 in the Metals & Mining team and was involved in several high-profile transactions, including Fortescue Metals Group Ltd’s US$2.5 billion US high yield bond, its initial greenfield funding, paving the way for the development of one of the largest global iron ore producers. In 2007, Mr. Vujcic moved to Morgan Stanley in London working closely on transactions with Rio Tinto plc, Anglo American plc, First Quantum, and a number of emerging markets mining clients in the CIS and Asia.

Mr. Vujcic completed a Bachelor of Business with 1st Class Honours at the University of Technology, Sydney in 1999 and completed his Chartered Accountants (ICAA) qualification at Arthur Andersen in 2002.

Neville Joseph Power (Chair) is a highly experienced Executive and Company Director with extensive CEO and Board experience across engineering, construction, mining, energy, agriculture and aviation.

Mr. Power is the Deputy Chair of Strike Energy Ltd, and a director of APM Human Services International Ltd.

In the height of the global pandemic in 2020, Mr. Power was appointed by the Australian Prime Minister to lead the National COVID-19 Coordination Commission (“NCCC”). The NCCC concluded in April 2021. Mr. Power previously served as Chair of The Royal Flying Doctor Service Federation Board from December 2019 to March 2022, the Foundation for the WA Museum from September 2018 – March 2022 and Perth Airport from May 2018 to March 2022.

From 2011 to 2018, Mr. Power was Managing Director and Chief Executive Officer of Fortescue Metals Group Ltd. During his tenure, Fortescue more than quadrupled its production to over 170 million tonnes per annum and positioned itself as the lowest cost supplier of seaborne iron ore to China. During a period of plunging iron ore prices, Mr. Power was able to lead the business from a 55 million tonne miner with an operating cost of US$53/tonne in 2011, to a 170 million tonne vertically integrated producer with a cost of US$12/tonne in 2018. The performance metrics over his term are surpassed only by the positive culture created within its

5,000 strong workforce. Today, with a current market capitalization of A$63 billion, Fortescue is considered a leader in the mining industry for its ability to rapidly grow, relentlessly lower costs, and lead continuous innovation.

Before joining Fortescue, Mr. Power held Chief Executive positions at Thiess and the Smorgon Steel Group adding to his extensive background in the mining, steel and construction industries. Mr. Power’s early career was with Mt Isa Mines Ltd (“MIM”), starting as an apprentice fitter and turner and working his way through various areas of the company’s underground and open-cut mining, minerals processing and smelting operations over his two decades with the company. During his time at MIM, Mr. Power completed his B.Eng (Mech) at the DDIAE (now, University of Southern Queensland) transforming his career. In addition, Mr. Power holds an MBA from University of Queensland.

In 2016, Mr. Power was named Western Australia’s Business Leader of the Year. He also has a long history in agribusiness and aviation, holding both fixed wing and rotary pilot licenses. Mr. Power is a passionate advocate for health and development of regional and Aboriginal communities. He owns and operates a cattle station in Queensland where he was born and raised. Mr. Power is an Honorary Fellow of both Engineers Australia and a Fellow of The Australasian Institute of Mining and Metallurgy, and a member of the Australian Institute of Company Directors.

John Rhett Miles Bennett (Director) has more than 16 years of experience in the exploration, financing, development, and operation of natural resources projects globally. Mr. Bennett is the Founder and Chief Executive Officer of Black Mountain. Black Mountain was established in 2007 and today the organization includes several business units: exploration and production operations, battery metals mining, commercial saltwater disposal, in basin frac sand mining, carbon capture, and energy storage. Mr. Bennett has served as CEO of Black Mountain since its inception.

In 2017, Black Mountain sold its New Mexico assets to Marathon Oil Corporation for $700 million. Black Mountain continues to identify opportunities to extract value from asset exploitation and optimization across the E&P sector, both domestically in Australia and internationally.

Beginning in 2017 with a growing supply constraint in the Permian Basin, Mr. Bennett built the Black Mountain Sand business to satisfy a void in the market for high quality, cost-effective in-basin frac sand. Black Mountain Sand has built six in-basin frac sand facilities across the U.S., producing quality in-basin sand that provides significant cost savings for E&P operators nationally, while becoming the third largest frac sand company in the world.

Black Mountain Metals was established in 2018 to gain exposure to the rapidly emerging electric vehicle revolution, with a focus on natural resources extraction, specifically Class I Nickel Sulphide and Copper. Today, the company, which is based in Perth, Western Australia, has ownership in five nickel mines and related midstream infrastructure in Western Australia.

Mr. Bennett is a member of many industry organizations in the U.S., serving as a board member of the Texas Alliance of Energy Producers, as Chairman of the Executive Committee of the Fort Worth Wildcatters, the Independent Petroleum Association of America (“IPAA”), the Texas Independent Producers & Royalty Owners Association (“TIPRO”), the National Association of Royalty Owners (“NARO”), the American Association of Professional Landmen (“AAPL”), Young Professionals in Energy (“YPE”), and the Fort Worth Petroleum Club.

Mr. Bennett has been the recipient of numerous awards in his career: Oil & Gas Investor — Forty Under 40, the Oil & Gas Awards — Future Industry Leader, EY Entrepreneur of the Year — Energy Services & National Finalist, and D CEO Magazine — Oilfield Services CEO of the Year. Mr. Bennett earned his Bachelor of Science in Business Management from the University of Georgia in 2003 and completed the Energy Executive Management Program at the University of Oklahoma Michael F. Price College of Business in 2012.

Rasmus Kristoffer Gerdeman (Director, Audit Chair) is a Managing Director at Ankura Consulting in the Office of the CFO practice since July 2021 and brings more than 20 years of experience in capital markets and corporate advisory with a particular focus on the Natural Resources and Industrial Sectors. Mr. Gerdeman provides corporate finance, corporate strategy, and strategic communications counsel to clients around transformational events impacting a corporation’s enterprise value and reputation. His expertise includes IPOs, strategic investor relations advisory, capital allocation strategies, working capital improvement analyses, mergers and acquisitions, activist defense, restructuring activities, and management transitions. Prior to his role at Ankura, Mr. Gerdeman was a Senior Advisor with FTI Consulting from October 2019 to July 2021. He also served as Chief Strategy and Investor Relations Officer for Livent Corporation, a $2.4 billion market cap NYSE-listed lithium producer from May 2018 to

June 2019, during the company’s IPO and separation from FMC Corporation. Before his role at Livent Corporation, Mr. Gerdeman was a Managing Director at FTI Consulting in the Strategic Communications and Corporate Finance segments.

Mr. Gerdeman joined FTI Consulting in 2013, after having spent more than 12 years as a buy-side analyst at leading U.S. investment firms. He was twice awarded Institutional Investor Magazine’s prestigious “Best of the Buy-Side” for his unparalleled understanding of the industries that he covered. Mr. Gerdeman has served as a senior member of the research and investment teams at Neuberger Berman, Northern Trust Global Investors, and Zweig-Dimenna & Associates. He is also a guest lecturer and mentor to Cornell University MBA Cayuga Fund students focusing on basic materials and natural resources. Mr. Gerdeman holds a Bachelor of Science in finance from North Park University in Chicago, and a Master of Business Administration from S.C. Johnson Graduate School of Management at Cornell University and Queen’s School of Business at Queen’s University in Kingston, Ontario.

The Honorable Charles D. McConnell (Director) is a global executive and technology subject matter expert (“SME”) within energy and power, petrochemicals technology, and the investment-business development marketplace who has led the growth of multimillion-dollar businesses and new business units. Mr. McConnell has expertise in operations, sales, business, marketing, domestic/global management, and managing senior-level technology teams. Mr. McConnell is experienced in both domestic and international markets and was posted in Singapore for business in China, India, Indonesia, Korea, and Malaysia. Mr. McConnell has received worldwide recognition for his development of and advocacy for climate change and carbon policies (e.g., Carbon Capture Utilization and Storage (“CCUS”), 45Q CCUS, and Enhanced Oil Recovery (“EOR”) policy), as well as advanced carbon management in methane conversion and chemicals production.

Mr. McConnell has served as Executive Director of Carbon Management and Energy Sustainability at the University of Houston since November 2018. A 40-year veteran of the energy industry, Mr. McConnell joined the Rice University Energy and Environmental Initiative in August 2013 after serving two years as the Assistant Secretary of Energy at the U.S. Department of Energy (“DOE”) from 2011 to 2013. At DOE, Mr. McConnell was responsible for strategic policy leadership, budgets, project management, and research and development of the department’s coal, oil and gas, and advanced technologies programs, as well as for the operations and management of the U.S. Strategic Petroleum Reserve and the National Energy Technologies Laboratories. Prior to joining the DOE in 2011, Mr. McConnell served as Vice President of Carbon Management at Battelle Energy Technology in Columbus, Ohio and also spent 31 years with Praxair, Inc. (now Linde).

Mr. McConnell is a global manager who guides multiple business units through change while communicating with diverse stakeholders, external clients, and investors to create sustainable and profitable growth. He captures new opportunities by assessing market trends, building, motivating and educating high-performing teams, and evaluating technology and business portfolio options. Mr. McConnell revitalizes operations and business models for the energy transition marketplace by leveraging strong strategic planning, tactical client execution, and relationship-building collaboration for growth in energy markets challenged by a lower carbon future. Mr. McConnell is also a technology SME within energy and power, petrochemicals technology, and the investment-business development marketplace. He has been selected to testify in front of US Senate and House of Representatives subcommittees on science, climate, technologies and policy. Mr. McConnell has been selected for leadership roles on the Board of the Energy and Environment Foundation North Dakota, the EPA Science Advisory Board, the Texas Carbon Neutral Coalition, Gasification Technologies Council and the Clean Carbon Technology Foundation of Texas. Mr. McConnell also serves as an Advisor to Warwick Carbon Solutions, a CCUS project developer, and DigiKerma, a blockchain carbon storage company. Mr. McConnell holds a bachelor’s degree in chemical engineering from Carnegie-Mellon University (1977) and an MBA in finance from Cleveland State University (1984).

Patrice E. Merrin (Director) is a company director with broad experience in the resource sector, heavy industry and capital markets. Ms. Merrin is a frequent speaker and respected independent voice on industry and governance matters. Since 2014, she has served as an independent non-executive director of Glencore plc, a global commodity trading and mining company based in Switzerland. She chairs Glencore’s Ethics, Culture and Compliance Committee and serves on the Health, Safety, Environment and Communities, and Investigations Committees. She is also Glencore’s Engagement Director for North America. In May 2022, Ms. Merrin joined the board of Lancium, Inc., an energy and technology company, as an independent director. Representing a family member, she has served since 2018 on the Board of private steel business Samuel, Son & Co., Mississauga. In June 2019, Ms. Merrin was appointed Chair of the Board of Detour Gold, a role which concluded with the acquisition of Detour Gold by Kirkland Lake Gold in January 2020, a transaction valued at C$4.9 billion. She has served as a director of Arconic Inc. from May 2017 to December 2017, Stillwater Mining from May 2013 to May 2017, CML HealthCare Inc. from May 2008 to October 2013 (Chair 2011 to 2013), Novadaq Technologies Group from March 2015 to September 2017 and New Brunswick Power from 2007 to 2009. She was Lead

Independent Director of Kew Media Group from March 2017 to December 2019 then Chair until February 2020 at which time the company entered into CCAA.

Ms. Merrin has been a nominee on several activist files. Her executive roles in the resource sector have included President, CEO and Director of Luscar Ltd., Canada’s largest thermal coal producer, from 2004 to 2006, then owned equally by Sherritt International Corporation and Ontario Teachers’ Pension Plan Board, prior to which she had been EVP and COO of Sherritt International, a Canadian diversified miner where she worked from 1994 to 2004. From 2009 to 2014, Ms. Merrin was a director of Climate Change and Emissions Management Corporation, created to support Alberta’s initiatives on climate change and the reduction of emissions. She was a member of the National Advisory Panel on Sustainable Energy Science & Technology and Canada’s National Round Table on the Environment and the Economy. She is a member of Women In Mining and in 2016 was cited as one of the 100 Global Inspirational Women in Mining. Ms. Merrin served on the board of Perimeter Institute for Theoretical Physics and is a former co-chair of Perimeter’s Emmy Noether Circle, promoting women in physics. She holds a Bachelor of Arts degree from Queen’s University and completed the Advanced Management Programme at INSEAD.

Number and Terms of Office of Officers and Directors

Our Board is currently comprised of six directors. The Board is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. The term of office of the first class of directors, consisting of Michael (Mick) James McMullen and Charles D. McConnell, will expire at our first annual general meeting. The term of office of the second class of directors, consisting of Neville Joseph Power and John Rhett Miles Bennett, will expire at our second annual general meeting. The term of office of the third class of directors, consisting of Patrice E. Merrin and Rasmus Kristoffer Gerdeman, will expire at our third annual general meeting.

Our officers are appointed by the Board and serve at the Board’s discretion, rather than for specific terms of office. Our Governing Documents provide that the officers may consist of one or more chairman of the Board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the Board.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

Director Independence

The rules of the NYSE require that a majority of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries, or any other individual having a relationship with the company which in the opinion of the Board, could interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have “independent directors” as defined in the NYSE’s listing standards and applicable SEC rules. The Board has determined that Patrice E. Merrin, Rasmus Kristoffer Gerdeman, Neville Joseph Power, and Charles D. McConnell are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Family Relationships

There are no familial relationships among our directors and executive officers.

Committees of the Board of Directors

We have an audit committee, a compensation committee, a nominating committee and a HSECS committee. We have adopted a charter for each of these committees. The charter of each committee is available on our website.

Audit Committee

The Board has established an audit committee with Rasmus Kristoffer Gerdeman, Neville Joseph Power, and Patrice E. Merrin serving as members of the committee. The Board has determined that each of Mr. Gerdeman, Mr. Power, and Ms. Merrin is independent. Mr. Gerdeman serves as the Chair of the audit committee. Each member of the audit committee meets the financial literacy requirements of the NYSE and the Board has determined that Mr. Gerdeman qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The audit committee charter details the principal functions of the audit committee, including:

•	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;
•	monitoring the independence of the independent registered public accounting firm;
•

verifying the rotation of the lead (or coordinating) audit prospective partner having primary responsibility for the audit and the audit prospective partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;
•	appointing or replacing the independent registered public accounting firm;
•

determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•

monitoring compliance on a quarterly basis with the terms of our IPO and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms thereof; and

•

reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by the MAC Board, with the interested director or directors abstaining from such review and approval.

Compensation Committee

The Board has established a compensation committee. The members of the compensation committee are Patrice E. Merrin, Rasmus Kristoffer Gerdeman, and Charles D. McConnell. Mr. McConnell serves as Chair of the committee.

The Board has determined that each of Ms. Merrin, Mr. Gerdeman, and Mr. McConnell is independent. The compensation committee charter details the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other Section 16 executive officers;
•	reviewing our executive compensation policies and plans;
•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees; and
•	producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more executive officers serving on the Board’s. nominating committee

The Board has established a nominating committee. The members of the committee are Patrice E. Merrin, Rasmus Kristoffer Gerdeman, and Charles D. McConnell. Ms. Merrin serves as Chair of the nominating committee. The Board has determined that each of Ms. Merrin, Mr. Gerdeman, and Mr. McConnell is independent.

The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in a charter adopted by us, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•

should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

HSECS Committee

The Board has established an HSECS committee. The members of the HSECS committee are Neville Joseph Power, Rasmus Kristoffer Gerdeman, and Charles D. McConnell. The HSECS committee charter details the primary functions of the HSECS committee, including:

•	establish with management long term environmental and social sustainability, health and safety goals and evaluate the Company’s progress against those goals and report to the Board;

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consider and advise management of emerging environmental and social sustainability issues that may affect the business, performance or reputation of the Company and make recommendations, as appropriate, on how management can address such issues;

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advise management on implementing, maintaining and improving environmental and social sustainability, health and safety strategies, implementation of which creates value consistent with long term preservation and enhancement of shareholder value and responsible mining;

•	make recommendations to management on economically, environmentally and socially responsible business practices that align with the Company’s sustainability goals;
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monitor the Company’s risk management processes related to environmental and social sustainability, health and safety with particular attention to managing and minimizing environmental risks and impacts;

•	review and improve the Company’s sustainability initiatives and reporting including review of the Company’s annual sustainability report in line with the United Nations Global Reporting Initiative;
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oversee the establishment, review continued effectiveness and ensure updates to processes and systems necessary to safeguard compliance with environmental and social sustainability, health and safety policies, rules and regulations, bringing any material noncompliance to the attention of the Board in a timely fashion;

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review handling of incident reports, results of investigations into material events, findings from environmental and social sustainability, health and safety audits and the action plans proposed pursuant to the findings; and

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receive and review regular updates from management regarding: (i) environmental and social sustainability, health and safety performance of the Company; (ii) compliance by the Company with applicable legislation, rules and regulations as well as policies, systems and processes; and (iii) benchmarking by management of performance, policies, systems and processes of the Company against industry best practices.

Integration Committee Charter

The Board has established an Integration committee. The members of the Integration committee are Rasmus Gerdeman, Michael James McMullen, and a Glencore Representative. The Integration committee charter details the primary functions of the Integration committee, including:

•	assist the Board with its oversight responsibilities in relation to the integration of the CSA Mine into the Company;
•	to oversee and monitor the integration planning processes;
•	review the progress of the integration and recommend to the Board for approval any changes to the plans, documents, policies and procedures of the integration team;
•	to provide the Board with updates in respect to the integration; and
•	to provide the Board with such additional information and materials as necessary to make the Board aware of significant integration matters that require its attention.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors, executive officers and employees. Our Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Copies of the Code of Business Conduct and Ethics and charters for each of our board committees will be provided without charge upon request from us and are available on our website. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.

Foreign Private Issuer Exemptions

We are considered a “foreign private issuer” under the securities laws of the United States and the rules of the NYSE. Under the applicable securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. We intend to take all necessary measures to comply with the requirements of a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules of which were adopted by the SEC and the NYSE as listing standards and requirements. Under the NYSE’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and subject to certain exceptions, NYSE permits a “foreign private issuer” to follow its home country’s practice in lieu of the listing requirements of the NYSE. Certain corporate governance practices in the Jersey, Channel Islands, which is our home country, may differ significantly from NYSE corporate governance listing standards. Among other things, we are not required to have:

•	a majority of the board of directors consisting of independent directors;
•	a compensation committee consisting of independent directors;
•	a nominating committee consisting of independent directors; or
•	regularly scheduled executive sessions with only independent directors each year.

Accordingly, our shareholders may not receive the same protections afforded to shareholders of companies that are subject to all of NYSE’s corporate governance requirements. In addition, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. For further details, see “Risk Factors — Risks Relating to New MAC’s Foreign Private Issuer Status — As a foreign private issuer, New MAC is exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company. This may limit the information available to holders of the Ordinary Shares.”

EXECUTIVE COMPENSATION

Compensation of Directors and Executive Officers

During the year ended December 31, 2022, the year ended December 31, 2021 and the year ended December 31, 2020, we paid an aggregate of $2,507,996, $2,033,474, and $1,838,347, respectively, in compensation to our executive officers and directors. These amounts represent compensation paid to CMPL’s officers and directors prior to the consummation of the Business Combination, except that the amount for 2022 includes $250,000 of stock-based compensation paid to an executive of MAC.

Share Incentive Plans

Long-Term Incentive Plan

The following summarizes the material terms of the Incentive Plan, which is qualified in its entirety by the terms and conditions of the Incentive Plan, attached hereto as Exhibit 10.17.

Purpose

The Incentive Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals, (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our shareholders, and (iii) promote the success of our business.

Types of Share Awards

The Incentive Plan permits the grant of share options, share appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), dividend equivalent rights, other share-based awards and cash-based awards (all such types of awards, collectively, “Share Awards”).

Share Reserve

Subject to adjustments as set forth in the Incentive Plan, the maximum aggregate number of shares of Ordinary Shares that may be issued under the Incentive Plan is 7,764,954 shares. Additionally, the number of Ordinary Shares reserved for issuance under the Incentive Plan automatically increases on January 1st of each year, beginning on January 1, 2023 and continuing through and including January 1, 2027, by 3% of the total number of shares comprised in our share capital (i.e., each and every class of ordinary shares) outstanding on the immediately preceding December; provided, however, that our Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Ordinary Shares. The shares may be authorized, but unissued, or reacquired Ordinary Shares or from our treasury shares.

Lapsed Awards

The shares underlying any Share Awards that are forfeited, canceled, settled in cash, or otherwise terminated (other than by exercise) shall be added back to the number of Ordinary Shares available for issuance under the Incentive Plan.

Eligibility

Our employees, directors, consultants, non-employees and independent contractors and those of our affiliates are all eligible to participate in the Incentive Plan.

Administration

The Incentive Plan is administered by the Board or the compensation committee, which committee is constituted to satisfy applicable laws (the “Committee”). The Committee may, in its sole discretion, delegate all or part of the Committee’s authority and duties to accommodate any changes in applicable law.

Subject to the terms of the Incentive Plan, the Committee has the authority, in its discretion, to (i) designate participants, (ii) determine the type or types of Share Awards to be granted to each participant under the Incentive Plan, (iii) determine the number of ordinary shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Share Awards, (iv) determine the terms and conditions of any Share Award under the Incentive Plan, (v) determine whether, to what extent, and under what circumstances Share Awards under the Incentive Plan may be settled or exercised in cash, Ordinary Shares, other securities, or other Share Awards, or terminated, forfeited, canceled or suspended, and the method or methods by which Share Awards may be settled, exercised, terminated, forfeited, canceled or suspended, (vi) determine whether, to what extent, and under what circumstances cash, ordinary shares, other securities, other Share Awards and other amounts payable with respect to an award under the Incentive Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee, (vii) interpret and administer the Incentive Plan and any instrument or agreement relating to, or Share Awards made under, the Incentive Plan, (viii) establish, amend, suspend or waive such rules and guidelines, (ix) appoint such agents as it shall deem appropriate for the proper administration of the Incentive Plan, (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Incentive Plan, and (xi) correct any defect, supply any omission, or reconcile any inconsistency in the Incentive Plan or any Share Award thereunder in the manner and to the extent it deems desirable. Without limiting the foregoing, the Committee shall have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms of the Incentive Plan as it deems to be appropriate in its sole discretion and to make any findings of fact needed in the administration of the Incentive Plan or Share Award agreements.

Share Options

Each Share Award agreement will state the terms of each share option. The term will be 10 years from the date of grant, or such shorter term as may be provided in such Share Award agreement. In determining the vesting schedule for a share option award, the Committee may impose whatever vesting conditions it determines to be appropriate.

The per share exercise price for the Ordinary Shares to be issued pursuant to exercise of a share option will be determined by the Committee, provided the per share exercise price will be no less than 100% of the fair market value per share on the date of grant.

At the time a share option is granted, the Committee will fix the period within which the share option may be exercised and will determine any conditions that must be satisfied before the share option may be exercised. The Committee will also determine the acceptable form of consideration for exercising a share option, including the method of payment.

If a participant ceases to be an employee, contractor or service provider other than for “Cause” (as defined in the Share Award agreement), the participant may exercise his or her share option within such period of time as is specified in such Share Award agreement to the extent that such share option is vested on the date of termination (but in no event later than the expiration of the term of such share option). In the absence of a specified time in such Share Award agreement (or a severance agreement, employment agreement, service agreement, or severance plan), to the extent vested as of a participant’s termination, the share option will remain exercisable for 12 months following a termination of continuous service for death or disability (as determined by the Committee), and 90 days following a termination of continuous service for any other reason except for a “Cause” termination. Any outstanding share option (including any vested portion thereof) held by a participant will immediately terminate in its entirety effective upon the participant being first notified of his or her termination for Cause, or when Cause first existed if earlier, and the participant will be prohibited from exercising his or her share option from and after the date of such termination. If there is a blackout period that prohibits buying or selling shares during any part of the 10-day period before an option expires, the option exercise period shall be extended until 10 days beyond the end of the blackout period (but no later than the maximum term of the option).

Share Appreciation Rights (SARs)

The Committee will determine the terms and conditions of each SAR, provided that the grant price for each SAR will be no less than 100% of the fair market value of the underlying shares of Ordinary Shares on the date of grant (except that, if a SAR is granted in tandem with an option, the grant price of the SAR shall not be less than the exercise price of such option). Upon exercise of a SAR, a participant generally will receive payment from us (in the form of shares, cash, or in such other form as the Committee shall determine) in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise and the grant price by the number of shares with respect to which the SAR is exercised. SARs are exercisable at the times and on the terms established by the Committee. The term of each SAR shall not exceed 10 years from the date of grant. In determining the vesting schedule for an award of SARs, the Committee may impose whatever vesting conditions it determines to be appropriate.

Restricted Shares and RSUs

Awards of Restricted Shares are grants of Ordinary Shares that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Restricted Shares will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Committee.

Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one Ordinary Share. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout for his or her earned RSUs as determined by the Committee in the form of cash or shares.

In determining the vesting schedule for Restricted Shares or RSUs, the Committee may impose whatever vesting conditions it determines to be appropriate.

Restricted Shares and RSUs shall be subject to such restrictions as the Committee may establish in the applicable Share Award agreement (including, without limitation, any limitation on the right to vote a Restricted Shares or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Prior to the issuance of Ordinary Shares or Restricted Shares pursuant to a Share Award, a participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Ordinary Shares underlying such Share Award (unless otherwise provided in such Share Award agreement for Restricted Shares).

Dividend Equivalent Rights

The Committee is authorized to grant to participants Share Awards (other than share options or SARs) under the Incentive Plan under which the holders will be entitled to receive payments equivalent to dividends or interest with respect to a number of Ordinary Shares determined by the Committee and shall have such terms and conditions as the Committee shall determine.

Other Share-Based Awards

The Committee is authorized to grant to participants such other Share Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Ordinary Shares (including, without limitation, securities convertible into such shares), as are deemed by the Committee to be consistent with the purposes of the Incentive Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Incentive Plan and any applicable Share Award agreement, the Committee shall determine the terms and conditions of such Share Awards. In determining the vesting schedule for other share-based awards, the Committee may impose whatever vesting conditions it determines to be appropriate.

Leaves of Absence/Transfer Between Locations

A participant will not cease to be an employee or consultant in the case of (i) any company-approved sick leave, (ii) military leave, or (iii) any other bona fide leave of absence approved by the company. Also, a participant’s continuous service as an employee, contractor or consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the company or between the company, its subsidiaries or affiliates, or their respective successors, or a change in status from an employee to a contractor, consultant or director or from a contractor, consultant or director to an employee.

Non-transferability of Share Awards

Unless determined otherwise by the Committee, a Share Award and rights in a Share Award may not be sold, assigned, transferred, or otherwise encumbered or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative; provided, that the Committee may determine that a participant may, in a manner established by the Committee, designate a beneficiary or beneficiaries to exercise the participant’s rights with respect to any Share Award on the death of the participant.

Clawback/Recovery

Notwithstanding any provisions to the contrary under the Incentive Plan, a Share Award will be subject to any clawback policy as may be established and/or amended from time to time by us.

Adjustment

In the event of reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in our share capital, or if the outstanding ordinary shares are increased or decreased or are exchanged for a different number or kind of shares or other of our securities, or additional ordinary shares or new or different shares or other securities of ours, or other non-cash assets are distributed with respect to such ordinary shares or other securities, or if as a result of any merger or consolidation, sale of all or substantially all of our assets the outstanding shares are converted into or exchanged for our securities of or any successor entity (or a parent or subsidiary thereof), the Committee, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Incentive Plan, the number, class, kind and price of securities covered by each outstanding Share Award, the repurchase or exercise prices (as applicable) of such Share Awards, and other value determinations applicable to outstanding Share Awards.

Corporate Transaction

In the event of  (i) a transfer of all or substantially all of our assets on a consolidated basis to an unrelated person or entity, (ii) a merger or consolidation of the Company with any other entity (unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person becomes the Beneficial Owner (as defined in the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities), (iii) a transaction pursuant to which any person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; provided that the foregoing shall exclude any bona fide sale of securities of the Company by the Company to one or more third parties for purposes of raising capital, or (iv) the shareholders of the Company approving a plan or proposal for liquidation or dissolution of the Company, each outstanding Share Award (vested or unvested) may be assumed, or a substantially equivalent Share Award may be substituted, by the surviving or successor entity or a parent or subsidiary of such successor company, upon consummation of the transaction, with an appropriate adjustment as to the number and kind of shares and, as applicable, the per share exercise prices, as agreed to by the parties. If such assumption, continuation or substitution does not occur, the Committee may in its sole and absolute discretion and authority, among other actions, (i) accelerate vesting of some or all Share Awards and/or provide that repurchase rights of the Company with respect to shares issued pursuant to a Share Award shall lapse, (ii) arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of some or all outstanding Share Awards, (iii) terminate all or some Share Awards upon the consummation of the transaction without payment of any consideration, subject to applicable notice requirements, or (iv) make such other modifications, adjustments or amendments to outstanding Share Awards or the Incentive Plan as the Committee deems necessary or appropriate.

Amendment, Termination and Duration of the Incentive Plan

If approved by our shareholders, the Incentive Plan will continue in effect for a term of 10 years measured from the date of its approval by the Board, unless terminated earlier under the terms of the Incentive Plan. The Committee may at any time amend, alter, suspend, discontinue or terminate the Incentive Plan.

U.S. Federal Tax Aspects

The following is a summary of the principal U.S. federal income tax consequences to participants and the Company with respect to participation in the Incentive Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on such participant’s particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of Ordinary Shares acquired under the Incentive Plan. The Incentive Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

A participant who receives a share option or SAR will not have taxable income upon the grant of the share option or SAR. For share options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price  —  the appreciation value  —  on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year.

A participant who receives restricted shares will not have taxable income until vesting unless the participant timely files an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if the participant does not make such election. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether participant holds the shares for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).

A participant who receives RSUs will not have taxable income upon grant of a Share Award; instead, the participant will be taxed upon settlement of such Share Award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant.

Section 409A imposes certain restrictions on deferred compensation arrangements. Share Awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of Section 409A.

Prior to the delivery of any shares or cash pursuant to a Share Award (or exercise thereof) or prior to any time such Share Award or ordinary shares are subject to taxation or other tax-related items, we and/or the participant’s employer will have the power and the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy any tax-related items or other items that are required to be withheld or deducted with respect to such Share Award.

The Committee may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have us withhold otherwise deliverable cash or shares, or remitting to us proceeds from the immediate sale of shares otherwise to be delivered to the participant.

We will be entitled to a tax deduction in connection with a Share Award under the Incentive Plan only in an amount equal to the ordinary income realized by the participant at the time the participant recognizes the income. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee retains the discretion to Share Award and pay compensation that is not deductible as it believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

New Plan Benefits

The Incentive Plan does not provide for set benefits or amounts of Share Awards, and we have not approved any Share Awards that are conditioned on shareholder approval of the Incentive Plan.

Anticipated Share Awards to certain of our executive officers to be granted as of the Closing have not been finalized. All other future Share Awards to executive officers, employees and consultants under the Incentive Plan are discretionary and cannot be determined at this time. Because anticipated Share Awards to certain of our executive officers to be granted as of the Closing are not calculable as of the date hereof, we have not included them in this prospectus.

Control of Borrowing (Jersey) Order 1958

As a general position under Jersey law, consents under the Control of Borrowing (Jersey) Order 1958 (a “COBO consent”) are required in certain circumstances for the issue of securities or options. Generally speaking if there is an issue of securities (other than shares) to more than 10 holders then this will require a COBO consent. A COBO consent is also required where share options are being issued to persons other than employees, former employees, children and spouses. The Incentive Plan covers awards which includes options and units. Eligible persons includes consultants and non-employees so a COBO consent will be required.

Employee Stock Purchase Plan

The following summarizes the material terms of the ESPP, which is qualified in its entirety by the terms and conditions of the ESPP, attached hereto as Exhibit 10.18.

Purpose

The purpose of the ESPP is to provide a means by which eligible employees of the Company and certain designated companies may be given an opportunity to purchase Ordinary Shares, to assist the Company in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the Company’s success.

Share Reserve

The maximum number of Ordinary Shares initially issued under the ESPP is 1,522,991 shares. Additionally, the number of Ordinary Shares reserved for issuance under the ESPP automatically increases on January 1st of each year, beginning on January 1, 2023 and continuing through and including January 1, 2027, by 1% of the total number of Ordinary Shares (e.g., each and every class of ordinary shares of the Company) outstanding on the immediately preceding December 31st; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of Ordinary Shares. Shares subject to purchase rights granted under the ESPP that terminate without having been exercised in full will again become available for issuance under the ESPP.

Administration

The Board, or a duly authorized committee thereof, administers the ESPP.

Limitations

New employees, and the employees of any of our designated affiliates, are eligible to participate in the ESPP to the extent set forth in any document governing an offering of Ordinary Shares under the ESPP. An employee may not be granted rights to purchase shares under the ESPP if such employee immediately after the grant would own shares possessing 5% or more of the total combined voting power or value of all classes of Ordinary Shares.

The administrator establishes the offering periods in which eligible employees who are participating in the offering may purchase Ordinary Shares. Unless otherwise established by the administrator, offering and purchase periods are concurrent six-month periods commencing on January 1st and July 1st of each year, with the first such offering and purchase period commencing January 1, 2023. The administrator, in its discretion, will determine the terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of one Ordinary Share on the first trading day of a new purchase period is less than or equal to the fair market value of one Ordinary Share on the first day of the offering period, then that offering will terminate immediately as of the first trading day, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately on the first trading day of such new purchase period.

A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP (e.g., if permitted by the Company, a beneficiary designation).

Payroll Deductions; Purchase Price

The ESPP permits participants to purchase Ordinary Shares through payroll deductions of up to 15% of their compensation (or such lesser percentage determined by the Board prior to the commencement of an offering). Unless otherwise determined by the administrator, the purchase price per share will be at least 85% of the lower of the fair market value of one Ordinary Share on the first day of an offering or on the date of purchase.

Withdrawal

Participants may withdraw from an offering by delivering a withdrawal form to the Company and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the administrator. Upon such withdrawal, the Company will distribute to the employee such employee’s accumulated but unused contributions, without interest or earnings (unless otherwise required by applicable law), and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any future offerings under the ESPP.

Termination of Employment

A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by the Company or any of its parent or subsidiary companies (subject to any post-employment participation period required by law), or (ii) is otherwise no longer eligible to participate. In such event, the Company will distribute to the participant such participant’s accumulated but unused contributions, without interest or earnings (unless required by applicable law).

Corporate Transactions

In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue, or substitute each outstanding purchase right under the ESPP. If the successor corporation does not assume, continue or substitute for the outstanding purchase rights, then the participants’ accumulated contributions will be used to purchase Ordinary Shares (rounded down to the nearest whole ordinary share) within 10 business days prior to the effective date of the corporate transaction under the outstanding purchase rights, and the participants’ purchase rights will terminate immediately thereafter.

Amendment and Termination

The ESPP will continue in effect for a term of 10 years measured from the date of its approval by the board of directors, unless terminated earlier under the terms of ESPP. The Board has the authority to amend, suspend or terminate the ESPP at any time and for any reason, provided certain types of amendments will require the approval of the Company’s shareholders. Any benefits, privileges, entitlements and obligations under any outstanding purchase rights granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements or governmental regulations, or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and the Company with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on such participant’s particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of shares of ordinary shares of the Company acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Rights granted under the ESPP are not intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under the provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of Ordinary Shares as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short term or long term, depending on how long the shares have been held.

A participant will be taxed on amounts withheld for the purchase of ordinary shares of the Company as if such amounts were actually received. A participant will not be taxed at grant and will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying shares on the date of exercise of the purchase right over the purchase price. If the participant is employed by the Company or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to the fair market value of the shares on the date of exercise of the purchase right, and the participant’s capital gain holding period for those shares will begin on the day after the shares are transferred to the participant.

Tax Treatment with Respect to Us

We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of tax reporting obligations). With respect to the grant or exercise of rights under the ESPP, we are entitled to a deduction equal to the excess, if any, of the fair market value of the underlying shares on the date of exercise of the purchase right over the purchase price.

Plan Benefits

Participation in the ESPP is voluntary and each eligible employee will make an individual decision regarding whether and to what extent to participate in the ESPP. Therefore, we cannot currently determine the benefits or number of shares subject to purchase rights and a new plan benefits table is thus not provided.

Non-Employee Directors Deferred Share Unit Plan

The following summarizes the material terms of the DSU Plan, which is qualified in its entirety by the terms and conditions of the DSU Plan, attached hereto as Exhibit 10.19.

Purpose

The purpose of the DSU Plan to assist the Company in the recruitment and retention of qualified persons to serve on the Board and, through the proposed issuance of Ordinary Shares under the DSU Plan, to promote better alignment of the interests of directors and the long-term interests of our shareholders.

DSUs

A DSU is a unit credited to a participant by way of a bookkeeping entry in the books of the Company, the value of which is equivalent to one Ordinary Share. The Board will determine the date on which DSUs are granted, the number of DSUs to be granted and all other terms and conditions of the DSUs granted. The terms of a DSU may vary among participants.

Whenever cash dividends are paid on Ordinary Shares, additional DSUs shall be credited to the participant’s bookkeeping account in an amount equal a number of Ordinary Shares that have a market value equal to the cash dividends that would have been paid to the participant had the participant had Ordinary Shares in lieu of DSUs, rounded down to the next whole number of DSUs.

Share Reserve

The maximum number of Ordinary Shares initially issued under the DSU Plan is 1,552,991 shares. Additionally, the number of Ordinary Shares reserved for issuance under the DSU Plan automatically increases on January 1st of each year, beginning on January 1, 2023 and continuing through and including January 1, 2027, by 1% of the total number of Ordinary Shares comprised in our share capital (i.e., each and every class of Ordinary Shares) outstanding on the immediately preceding December 31st; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Ordinary Shares. Shares subject to DSUs that terminate without having been redeemed will again become available for issuance under the DSU Plan.

Administration

The DSU Plan is administered by the Board.

Eligibility

All non-employee members of the Board are eligible to participant in the DSU Plan.

Redemption and Settlement of DSUs

Generally, a participant’s vested DSUs will be automatically redeemed by the during the period commencing on the business day immediately following the date upon which the participant ceases to hold any position as a member of the Board and is no longer otherwise employed by the Company or its subsidiaries, including in the event of death of the participant (the “Termination Date”) and ending on the earlier of the 15th trading day following the Termination Date or the end of the calendar year in which the Termination Date occurred. Redemptions under the DSU Plan shall be valued at the market value of the Ordinary Shares as of the Termination Data and may settled in Ordinary Shares, in cash, or any combination of the foregoing, as determined in the participant’s form of acknowledgement for their DSUs.

Transferability

DSUs are non-transferrable and non-assignable by the participant during the participant’s lifetime. In the event of a participant’s death, the participant’s estate shall be entitled to redemption of any of the participant’s DSUs that were vested as of the participant’s death.

Corporate Transactions

In the event of certain specified significant corporate transactions, such as a merger or consolidation or a successful bid is made for all or substantially all of the Ordinary Shares, then unless otherwise determined by the Board in good faith the DSUs shall be redeemed in connection with the corporate transaction based on the value of the consideration to be received by the holders of Ordinary Shares in connection with such transaction.

Amendment and Termination

The DSU Plan will continue in effect for a term of 10 years measured from the date of its approval by the Board, unless terminated earlier under the terms of the DSU Plan. The Board has the authority to amend, suspend or terminate the DSU Plan, at any time and for any reason, provided certain types of amendments may require the approval of our shareholders. Any DSUs granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except with the consent of the person to whom such DSUs were granted, unless the Board determines that such amendment, suspension or termination would not materially and adversely affect such person.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to DSUs awarded under the DSU Plan. The following description applies to DSUs that are subject to U.S. federal income tax. The grant of DSUs and the crediting of DSUs to a Director’s DSU Account should not result in taxable income to the Director at the time of grant. When DSUs are paid out, the participant will recognize ordinary income equal to the fair market value of the Ordinary Shares and cash received in settlement of the DSUs, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation. A participant’s basis in any Ordinary Shares received will equal the fair market value of the Ordinary Shares at the time the participant recognized ordinary income. If, as usually is the case, the ordinary shares are a capital asset in the participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Ordinary Shares will not be ordinary income but will qualify as capital gain or loss.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date hereof by:

•	each person who beneficially owns 5.0% or more of the outstanding Ordinary Shares;
•	each person who is an executive officer or director; and
•	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Pursuant to our Articles, each Ordinary Share entitles the holder to one vote on all matters upon which the holders are entitled to vote.

The percentage of our Ordinary Shares beneficially owned is computed on the basis of 48,409,448 Ordinary Shares issued and outstanding as of the date hereof:

Beneficial Owners	New MAC Ordinary Shares	% of Total New MAC Ordinary Shares
Directors and Executive Officers(1)
Michael (Mick) James McMullen(2)(14)	560,000	1.2%
Marthinus (Jaco) J. Crouse(3)(14)	125,000	0.3%
Dan Vujcic(4)(14)	100,000	0.2%
Patrice E. Merrin(14)	55,000	0.1%
Rasmus Kristoffer Gerdeman(14)	75,000	0.2%
Neville Joseph Power(5)(14)	100,000	0.2%
John Rhett Miles Bennett(6)(14)	170,000	0.4%
Charles D. McConnell(14)	50,000	0.1%
All Directors and Executive Officers of New MAC as a Group (8 individuals)	1,235,000	2.6%
5% Beneficial Owners
Green Mountain Metals LLC(7)	11,675,666	21.4%
Glencore Operations Australia Pty Limited(8)	10,000,000	20.7%
Fourth Sail Long Short LLC/Fourth Sail Discovery(9)	6,000,000	12.3%
BlackRock Entities(10)	4,815,000	9.9%
United Super Pty Ltd(11)	3,300,000	6.8%
Sprott Private Resource Lending LP(12)	4,687,500	9.1%
Osisko Bermuda Limited(13)	4,000,000	8.3%
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Metals Acquisition Limited, 3rd Floor, 44 Esplanade, St. Helier, Jersey, JE49WG.
(2)	Reflects (i) 410,000 New MAC Ordinary Shares beneficially owned by McMullen Geological Services Pty Ltd., an entity that he owns jointly with his spouse and which he shares voting and dispositive power over such shares and (ii) 150,000 New MAC Ordinary Shares beneficially owned by LILAID PTY LTD, McMullen Family No. 2 A/C (“McMullen Trust”). Mr. McMullen has voting and dispositive power over the shares beneficially owned by the McMullen Trust.
(3)	Reflects 125,000 New MAC Ordinary Shares beneficially owned by Mr. Crouse’s spouse, Katherine Irene Helen Crouse. Mr. Crouse disclaims beneficial ownership over the shares beneficially owned by Mrs. Crouse.

(4)	Reflects 100,000 New MAC Ordinary Shares beneficially owned by Tilt Natural Resources Capital Limited, an entity that Mr. Vujcic 100% owns. Mr. Vujcic has voting and dispositive power over the shares beneficially owned by Tilt Natural Resources Capital Limited.
(5)	Reflects (i) 100,000 New MAC Ordinary Shares beneficially owned by Mascotte Capital Pty Ltd. (“Mascotte”), an entity that Mr. Power 100% owns. Mr. Power has voting and dispositive power over the shares beneficially owned by Mascotte.
(6)	Reflects 170,000 New MAC Ordinary Shares beneficially owned by Black Mountain Storage LLC, an entity that Mr. Bennett 100% owns. Mr. Bennett holds voting and dispositive power over the shares beneficially owned by Black Mountain Storage LLC.
(7)	Reflects (i) 5,640,362 New MAC Ordinary Shares and (ii) 6,035,304 New MAC Ordinary Shares underlying Private Placement Warrants exercisable within 60 days. The shares reported herein are beneficially owned in the name of the Sponsor. There are three managers of the Sponsor’s board of managers, Michael (Mick) James McMullen, John Rhett Miles Bennett, and Ashley Elizabeth Zumwalt-Forbes. Each manager has one vote, and the approval of two of the three members of the board of managers is required to approve an action of the Sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Sponsor. Based upon the foregoing analysis, no individual manager of the Sponsor exercises voting or dispositive control over any of the securities beneficially owned by the Sponsor, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.
(8)	Reflects 10,000,000 New MAC Ordinary Shares beneficially owned by Glencore Operations Australia Pty Limited. Glencore Operations Australia Pty Limited is a wholly-owned indirect subsidiary of Glencore plc, a company listed on the London Stock Exchange. The address of Glencore plc is Baarermattstrasse 3, CH 6340, Baar, Switzerland, and the address of Glencore Operations Australia Pty Limited is Level 44 Gateway, 1 Macquarie Place, Sydney NSW 2000, Australia.
(9)	Reflects (i) 699,050 New MAC Ordinary Shares and 63,550 New MAC Warrants beneficially owned by Fourth Sail Discovery LLC and (ii) 4,800,950 New MAC Ordinary Shares and 436,450 New MAC Warrants beneficially owned by Fourth Sail Long Short LLC.
(10)	The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Commodity Strategies Fund, a series of BlackRock Funds, BlackRock World Mining Trust plc, and BlackRock Global Funds - World Mining Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.
(11)	Reflects 3,300,000 New MAC Ordinary Shares beneficially owned by United Super Pty Ltd ABN 46 006 261 623 as trustee for the Construction and Building Unions Superannuation Fund ABN 75 493 363 262.
(12)	Reflects (i) 1,500,000 New MAC Ordinary Shares beneficially owned by Sprott Private Resource Lending II (Collector), LP and (ii) 3,187,500 New MAC Ordinary Shares underlying New MAC Financing Warrants exercisable within 60 days beneficially owned by Sprott Private Resource Lending II (Collector-2), LP.
(13)	Reflects 4,000,000 New MAC Ordinary Shares. The shares reported herein are beneficially owned by Osisko Bermuda Limited.
(14)	Each of these individuals holds a direct or indirect interest in the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

SELLING SECURITYHOLDERS

This prospectus relates to the possible offer and sale from time to time by the Selling Securityholders of (i) up to 54,803,246 Ordinary Shares, comprising: (a) up to 22,128,695 Ordinary Shares issued to certain Selling Securityholders in connection with the Business Combination, (b) up to 22,951,747 Ordinary Shares issued to certain Selling Securityholders under the PIPE Financing consummated in connection with the Business Combination, and (c) up to 6,535,304 Ordinary Shares issuable to certain Selling Securityholders upon the exercise of Private Warrants held by them, and (d) up to 3,187,500 Ordinary Shares issuable to Sprott upon the exercise of New MAC Financing Warrants and (ii) up to 6,535,304 outstanding Private Warrants that were issued in connection with the Business Combination.

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our Ordinary Shares and Private Warrants after the date of this prospectus.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering securities for resale to the public and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

The following table sets forth the names of the Selling Securityholders, the number of Ordinary Shares (including Ordinary Shares underlying the New MAC Warrants) and New MAC Warrants owned by each of them as of the date of this prospectus, the maximum number of Ordinary Shares (assuming exercise of all of the New MAC Warrants beneficially owned by such Selling Securityholder) and New MAC Warrants which may be offered pursuant to this prospectus, and the number and percentage of Ordinary Shares and New MAC Warrants to be beneficially owned by each Selling Securityholder assuming all of the Ordinary Shares (assuming exercise of all of the New MAC Warrants beneficially owned by the Selling Securityholders) and New MAC Warrants which may be offered by such Selling Securityholder pursuant to this prospectus are sold.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s Ordinary Shares or Private Warrants pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares or Private Warrants registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

	Securities beneficially owned prior to the offering			Securities to be sold in the offering		Securities beneficially owned after the offering
Name of Selling Securityholder	Ordinary Shares(1)	Warrants	%(2)	Ordinary Shares	Warrants	Ordinary Shares(1)	Warrants	%
Mr. Clive Bruce Jones ATF Alyse Investment Trust(3)	10,000	—	*	10,000	—	—	—	—
Anson Investments Master Fund LP(4)	25,000	—	*	25,000	—	—	—	—
Anson North Star Tactical Equity Fund LP(5)	75,000	—	*	75,000	—	—	—	—
Argonaut Funds Management Pty Ltd ATF Argonaut Natural Resources Fund A/C(6)	130,000	—	*	130,000	—	—	—	—
BEP Special Situations VI LLC(7)	2,083,333	—	4.30%	2,083,333	—	—	—	—
BlackRock Global Funds – World Mining Fund(8)	3,713,000	—	7.67%	3,713,000	—	—	—	—
BlackRock World Mining Trust plc(9)	964,300	—	1.99%	964,300	—	—	—	—
BlackRock Commodity Strategies Fund, a Series of BlackRock Funds(10)	137,700	—	*	137,700	—	—	—	—
CI Investments Inc.(11)	335,000	—	*	335,000	—	—	—	—
Extract Capital Master Fund Ltd.(12)	350,000	—	*	350,000	—	—	—	—
Fourth Sail Discovery LLC(13)	699,050	63,550	1.57%	699,050	63,550	—	—	—
Fourth Sail Long Short LLC(14)	4,800,950	436,450	10.72%	4,800,950	436,450	—	—	—
Green Mountain Metals LLC (15)	5,640,362	6,035,304	21.44%	5,640,362	6,035,304	—	—	—
Gannet Capital Pty Ltd ATF Victor Smorgon Partners Global Multi-Strategy Fund(16)	541,546	—	1.12%	541,546	—	—	—	—
Glencore Operations Australia Pty Limited(17)	10,000,000	—	20.66%	10,000,000	—	—	—	—
Janajena Pty Ltd ATF Lenga Family Trust(18)	30,000	—	*	30,000	—	—	—	—
Katherine Irene Helen Crouse(19)	25,000	—	*	25,000	—	—	—	—
Kenneth Joseph Hall as trustee for Hall Park Trust<Hall Park A/C>(20)	668,800	—	1.38%	668,800	—	—	—	—
Lilaid Pty Ltd <McMullen Family Trust No 2 A/C>(21)	150,000	—	*	150,000	—	—	—	—
LIM Asia Multi-Strategy Fund Inc.(22)	100,000	—	*	100,000	—	—	—	—
Loquela Pty Ltd(23)	10,000	—	*	10,000	—	—	—	—
Mascotte Capital Pty Ltd(24)	50,000	—	*	50,000	—	—	—	—
Mulcaster Super Fund Pty Ltd ATF Mulcaster Super Fund(25)	12,000	—	*	12,000	—	—	—	—
Muntz Pty Ltd(26)	100,000	—	*	100,000	—	—	—	—
Osisko Bermuda Limited(27)	4,000,000	—	8.26%	4,000,000	—	—	—	—
Patrice Ellen Merrin(28)	5,000	—	*	5,000	—	—	—	—
Perennial Investment Management Limited(29)	35,000	—	*	35,000	—	—	—	—
Platinum Investment Management Limited as agent for Platinum Capital Limited(30)	2,032,801	—	4.20%	73,897	—	—	—	—
Platinum Investment Management Limited as agent for Platinum Global Opportunities Master Fund Limited (30)	2,032,801	—	4.20%	3,127	—	—	—	—
Platinum Investment Management Limited as agent for Platinum Global Transition Fund (Quoted Managed Hedge Fund) (30)	2,032,801	—	4.20%	20,000	—	—	—	—
Platinum Investment Management Limited as agent for Platinum International Fund(30)	2,032,801	—	4.20%	1,135,036	—	—	—	—
Platinum Investment Management Limited as agent for Platinum World Portfolios Plc – Platinum World Portfolios – International Fund(30)	2,032,801	—	4.20%	10,571	—	—	—	—
Platinum Investment Management Limited as agent for The Platinum Master Portfolio Limited(30)	2,032,801	—	4.20%	35,067	—	—	—	—
Platinum Investment Management Limited as agent for Colonial First State Investments Limited as responsibility entity for the Commonwealth Specialist Fund 4(30)	2,032,801	—	4.20%	238,828	—	—	—	—
Polymer Asia Fund LP(31)	200,000	—	*	200,000	—	—	—	—
Precision Opportunities Fund Ltd <Investment A/C>(32)	134,100	—	*	134,100	—	—	—	—
Quotidian No 2 Pty Ltd(33)	75,000	—	*	75,000	—	—	—	—
BofA Securities Inc. - Regal Funds Management Pty Limited as trustee for one or more funds(34)	300,000	—	*	300,000	—	—	—	—
Roxbury 1 Pty Ltd ATF Lewis Family Trust(35)	20,000	—	*	20,000	—	—	—	—
SailingStone Capital Partners LLC, as investment manager on behalf of Victory Global Energy Transition Fund, a series of Victory Global energy Transition Fund, a series of Victory Portfolios(36)	1,469,976	—	3.04%	1,469,976	—	—	—	—
SailingStone Global Natural Resources Fund (Series A/PIV A) (37)	119,300	—	*	119,300	—	—	—	—
SailingStone Global Natural Resources Fund (Series B/PIV B) (38)	46,485	—	*	46,485	—	—	—	—
SailingStone Global Natural Resources Fund (Series SMA/PIV C) (39)	405,009	—	*	405,009	—	—	—	—
Scotch Investments Pty Ltd ATF Scotch Investment Trust(40)	12,500	—	*	12,500	—	—	—	—
Sprott Private Resource Lending II (Collector), LP and Sprott Private Resource Lending II (Collecter-2), LP, together(41)	1,500,000	3,187,500	9.08%	1,500,000	3,187,500	—	—	—
Terra Capital Green Metals Fund(42)	20,601	—	*	20,601	—	—	—	—
Terra Capital Natural Resources Fund(43)	329,399	—	*	329,399	—	—	—	—
The Trustees of the University of Pennsylvania Retiree Medical and Death Benefits Trust(44)	49,230	—	*	49,230	—	—	—	—
Treasury Services Group Pty Ltd ATF Nero Resource Fund(45)	100,000	—	*	100,000	—	—	—	—
United Super Pty Ltd ABN 46 006 261 623 as trustee for the Construction and Building Unions Superannuation Fund ABN 75 493 363 262(46)	3,300,000	—	6.82%	3,300,000	—	—	—	—
Verdure Property Management Limited(47)	10,000	—	*	10,000	—	—	—	—
Botanical Nominees Pty Limited, as trustee of the Wilson Asset Management Equity Fund(48)	4,660	—	*	4,660	—	—	—	—
WAM Capital Limited(49)	134,605	—	*	134,605	—	—	—	—
WAM Research Limited(50)	30,735	—	*	30,735	—	—	—	—
Insync Investments Pty Ltd ATF Weekley Super Fund(51)	25,000	—	*	25,000	—	—	—	—
Australian Underground Drilling Pty Ltd(52)	70,000	—	*	70,000	—	—	—	—
Platinum Investment Management Limited as agent for ARIA Co. Pty Ltd as trustee for PSCC/CSS Investments Trust - Combined Investments Fund(30)	2,032,801	—	4.20%	516,275	—	—	—	—

* Represents beneficial ownership of less than one percent.

(1)

The number of Ordinary Shares listed for each Selling Securityholder assumes the exercise of all of the Private Warrants or New MAC Financing Warrants, as applicable, beneficially owned by such Selling Securityholder.

(2)

In calculating the percentages of Ordinary Shares outstanding, (a) the numerator is calculated by adding the number of Ordinary Shares held by such beneficial owners and the number of Ordinary Shares issuable upon the exercise of Private Warrants held by such beneficial owner (if any); and (b) the denominator is calculated by adding the total aggregate number of Ordinary Shares outstanding, the number of Ordinary Shares issuable upon the exercise of Private Warrants held by such beneficial owner, if any (but not the number of Ordinary Shares issuable upon the exercise of Private Warrants held by any other beneficial owner).

(3)The business address of Alyse Investments A/C is C/- Accolade Services, GPO Box D150, Perth, WA, 6840.

(4)The business address of Anson Investments Master Fund LP is 155 University Ave, Suite 207, Toronto, Ontario, M5H 3B7.

(5)	The business address of Anson North Star Tactical Equity Fund LP is 155 University Ave, Suite 207, Toronto, Ontario, M5H 3B7.
(6)

The business address of Argonaut Funds Management Pty Ltd ATF Argonaut Natural Resources Fund A/C is Level 30, Allendale Square, 77 St Georges Terrace, Perth, Western Australia, Australia 6000, and is managed by AFM Artemis Pty Ltd.

(7)The business address of BEP Special Situations VI LLC is 300 Crescent Court, Suite 1860, Dallas, TX 75201.

(8)

The registered holders of the referenced shares to be registered is the following fund under management by subsidiaries of BlackRock, Inc.: BlackRock Global Funds. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(9)

The registered holder of the referenced shares to be registered is the following account under management by subsidiaries of BlackRock, Inc.: BlackRock World Mining Trust plc. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(10)

The registered holder of the referenced shares to be registered is the following fund under management by subsidiaries of BlackRock, Inc.: BlackRock Commodity Strategies Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(11) The business address of CI Investments Inc. is 15 York Street, 2nd Floor, Toronto, ON M5J 0A3, Canada.

(12)The business address of Extract Capital Master Fund Ltd. Is 34 King St E., Suite 1102, Toronto ON M5C 2XB, Canada.

(13)	The business address of Fourth Sail Discovery LLC is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The shares reported herein are owned by Fourth Sail Capital LP.
(14)	The business address of Fourth Sail Long Short LLC is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The shares reported herein are owned by Fourth Sail Capital LP.
(15)

Reflects (i) 5,640,362 New MAC Ordinary Shares and (ii) 6,128,695 New MAC Ordinary Shares underlying Private Placement Warrants exercisable within 60 days. The shares reported herein are beneficially owned in the name of the Sponsor. There are three managers of the Sponsor’s board of managers, Michael (Mick) James McMullen, John Rhett Miles Bennett, and Ashley Elizabeth Zumwalt-Forbes. Each manager has one vote, and the approval of two of the three members of the board of managers is required to approve an action of the Sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Sponsor. Based upon the foregoing analysis, no individual manager of the Sponsor exercises voting or dispositive control over any of the securities beneficially owned by the Sponsor, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

(16)

The business address of Gannet Capital Pty Ltd as trustee for the Victor Smorgon Partners Global Multi-Strategy Fund is Level 12, 644 Chapel Street, South Yarra Vic 3141 Australia. The shares reported herein are owned by Gannet Capital Pty Ltd – Trustee Company. Glenn Poswell, director of the trustee company, is the beneficial owner of such securities.

(17)

Reflects 10,000,000 Ordinary Shares beneficially owned by Glencore Operations Australia Pty Limited. Glencore Operations Australia Pty Limited is a wholly-owned indirect subsidiary of Glencore plc, a company listed on the London Stock Exchange. The address of Glencore plc is Baarermattstrasse 3, CH 6340, Baar, Switzerland, and the address of Glencore Operations Australia Pty Limited is Level 44 Gateway, 1 Macquarie Place, Sydney NSW 2000, Australia.

(18)	The business address of Janajena Pty Ltd ATF Lenga Family Trust is Level 11, 344 Queen Street, Brisbane, QLD 4000. Mr. Jason Sonny Lenga is the beneficial owner of such securities.

(19) The business address ofKatherine Irene Helen Crouse is 52 Glenaden Avenue East, Toronto, M8Y2L3, Ontario, Canada.

(20)The business address of Kenneth Joseph Hall as trustee for Hall Park Trust <Hall Park A/C> is PO Box 368, Bassendean, WA 6934.

(21)

The business address of Lilaid Pty Ltd <McMullen Family Trust No 2> is 2 Lilika Rd, City Beach, 6015 Australia. The shares reported herein are owned by Lilaid Pty Ltd. Michael James McMullen, Bryony Isabel McMullen, and Annette McMullen are the beneficial owners of such securities.

(22)

The business address of LIM Asia Multi-Strategy Fund Inc. is C/O LIM Advisors Ltd, 1901, 19/F Ruttonjee House, 11 Duddell St, Central, Hong Kong. The shares reported herein are owned by LIM Asia Multi-Strategy Fund Inc.

(23)	The business address of Loquela Pty Ltd is C/- Accolade Services, GPO Box D150, Perth, WA, 6840. Ian Meredith Johnson and Philippa Jayne Weekly are the beneficial owners of such securities.
(24)	The business address of Mascotte Capital Pty Ltd is PO Box 7086 Cloisters Square PO, WA 6850. Neville Power is the beneficial owner of such securities.
(25)

The business address of Mulcaster Super Fund Pty Ltd ATF Mulcaster Super Fund is C/- Accolade Services, GPO Box D150, Perth, WA, 6840. Mr. Andrew Brian Mulcaster and Mrs. Helen Jane Mulcaster are the beneficial owners of such securities.

(26)

The business address of Muntz Pty Ltd is 224 Kooyong Road Toorak, Victoria, Australia 3142. The shares reported herein are owned by Muntz Pty Ltd. Mr. Dion Hershan and Mrs. Amy Hershan are the beneficial owners of such securities.

(27)	Reflects 4,000,000 New MAC Ordinary Shares. The shares reported herein are beneficially owned by Osisko Bermuda Limited.

(28)The business address of Patrice Ellen Merrin is 92 Birch Avenue, Toronto, Ontario, M4V IC8, Canada.

(29)

The business address of Perennial Investment Management Limited is Level 27, 88 Phillip Street, Sydney NSW 2000, Australia. The shares reported herein are owned by Perennial Partners Limited. Sam Berridge is the beneficial owner of such securities.

(30)

The business address of Platinum Investment Management Limited (“PIML”) as responsible entity of one or more funds and as agent for one or more discretionary portfolio management clients, is Level 8, 7 Macquarie Place, Sydney NSW 2000, Australia. Where PIML is the responsible entity for one or more funds, the shares reported herein are beneficially owned by PIML in that capacity. Where PIML is acting as agent for one or more discretionary portfolio management clients, the shares reported herein are beneficially owned by those underlying discretionary portfolio management clients. PIML is 100% owned by Platinum Asset Management Limited, a publicly listed Australian limited liability company (ASX: PTM).

(31)	The business address of Polymer Asia Fund LP is No. 2401-06, 24/F, Three Pacific Place, 1 Queen’s Road East, Hong Kong.
(32)

The business address of Precision Opportunities Fund Ltd <Investment A/C> is PO Box 1976, West Perth, WA 6872. Mr. Tim Weir, Mr. Tony Kenny, and Mr. Andy Clayton are the beneficial owners of such securities.

(33)	The business address of Quotidian No 2 Pty Ltd is Level 11, 151 Macquarie St, Sydney NSW 2000, Australia. Mr. Robert M Whyte is the beneficial owner of such securities.
(34)

The business address of Regal Funds Management Pty Limited as trustee for one or more funds is Level 47, Gateway 1 Macquarie Place, Sydney NSW2000. The shares reported herein are held by BoFA Securities Inc as custodian and are beneficially owned by Regal Funds

Management Pty Limited, as trustee or investment manager to one or more funds. Regal Funds Management Pty Limited is 100% owned by Regal Partners Limited, a publicly listed Australian limited liability company (ASX: RPL).

(35)

The business address of Roxbury 1 Pty Ltd ATF Lewis Family Trust is 210 Military Road, Dover Heights, NSW 2030, Australia, which is a corporate trustee of a discretionary family trust. Mr. Paul Lewis, sole director of the corporate trustee is the beneficial owner of such securities.

(36)

The business address of SailingStone Capital Partners LLC, as investment manager on behalf of Victory Global Energy Transition Fund, a series of Victory Portfolios, is 100 Waugh Drive, Suite 600, Houston, Texas 77007.

(37)	The business address of SailingStone Global Natural Resources Fund (Series A/PIV A) is 100 Waugh Drive, Suite 600, Houston, Texas 77007.
(38)	The business address of SailingStone Global Natural Resources Fund (Series B/PIV B) is 100 Waugh Drive, Suite 600, Houston, Texas 77007.
(39)	The business address of SailingStone Global Natural Resources Fund (Series SMA/PIV C) is 100 Waugh Drive, Suite 600, Houston, Texas 77007.
(40)

The business address of Scotch Investments A/C is C/- Accolade Services, GPO Box D150, Perth, WA, 6840. The shares reported herein are owned by Scotch Investments Pty Ltd. Mr. Stephen Rado and Mr. Ian Lee are the beneficial owners of such securities.

(41)

Reflects (i) 1,500,000 New MAC Ordinary Shares (ii) 3,187,500 Ordinary Shares underlying New MAC Financing Warrants beneficially owned by Sprott Private Resource Lending II (Collector), LP and Sprott Private Resource Lending II (Collector-2), LP.

(42)The business address of Terra Capital Green Metals Fund is Level 11, Suite 02, 6 O’Connell Street, Sydney, NSW, 2000.

(43)	The business address of Terra Capital Natural Resources Fund is Level 11, Suite 02, 6 O’Connell Street, Sydney, NSW, 2000.
(44)	The business address of The Trustees of the University of Pennsylvania Retiree Medical and Death Benefits Trust is 100 Waugh Drive, Suite 600, Houston, Texas 77007.
(45)

The business address of Treasury Services Group Pty Ltd ATF Nero Resource Fund is C/- AAM PO Box, 107 Morley, Western Australia, 6943. The shares reported herein are owned by Nero Resource Fund Pty LTD. Mr. Russell Delroy is the beneficial owner of such securities.

(46)

The business address of United Super Pty Ltd ABN 46 006 261 623 as trustee for the Construction and Building Unions Superannuation Fund ABN 75 493 363 262 is 22/130 Lonsdale Street, Melbourne, VIC, Australia, 3000.

(47)

The business address of Verdure Property Management Limited is 69 Mayfield Avenue, Orpington, London, BR6 0AH, United Kingdom, Great Britain. Mr. Ian Lorentzen is the beneficial owner of such securities.

(48)

The business address of Botanical Nominees Pty Limited, as trustee of the Wilson Asset Management Equity Fund, is Level 26, Governor Phillip tower, 1 Farrer Place, Sydney, NSW, 2000. Mr. Geoffrey Wilson is the beneficial owner of such securities.

(49)	The business address of WAM Capital Limited is Level 26, Governor Phillip Tower, 1 Farrer Place, Sydney, NSW, 2000. Mr. Geoffrey Wilson is the beneficial owner of such securities.
(50)	The business address of WAM Research Limited is Level 26, Governor Phillip Tower, 1 Farrer Place, Sydney, NSW, 2000. Mr. Geoffrey Wilson is the beneficial owner of such securities.
(51)

The business address of Insync Investments Pty Ltd is C/- Accolade Services, GPO Box D150, Perth, WA, 6840. Mr. John William Weekley and Mrs. Nicola Antoinette Weekley are the beneficial owners of such securities.

(52)	The business address of Australian Underground Drilling Pty Ltd is 132 Point Walter Road, Bicton, Perth, Western Australia.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions Related to the Business Combination

Certain other related agreements have been entered into in connection with the Business Combination. This section describes the material provisions of certain additional agreements entered into pursuant to the Share Sale Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, and you are urged to read such Related Agreements in their entirety.

Sponsor Letter Agreement (Lock-up Agreement)

In connection with MAC’s IPO, on July 28, 2021, MAC, the Sponsor and each of the initial shareholders, directors and officers of MAC entered into that certain Sponsor Letter Agreement pursuant to which the Sponsor and each of the initial shareholders, directors and officers of MAC have agreed, among other things, to certain transfer restrictions on any of their Founder Shares until the earliest of (i) one year after the completion of MAC’s initial business combination and (ii) subsequent to the business combination, (x) if the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after MAC’s initial business combination, or (y) the date on which MAC completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of MAC’s public shareholders having the right to exchange their MAC Class A Ordinary Shares for cash, securities or other property. In addition, the Sponsor, the Sponsor’s affiliates and each initial shareholder agrees that it, he or she shall not transfer any of their private placement warrants and MAC Class A Ordinary Shares issued upon conversion or exercise thereof until 30 days after the completion of MAC’s initial business combination.

PIPE Financing (Private Placement)

Substantially concurrently with the execution and delivery of the Share Sale Agreement, MAC entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and MAC agreed to issue and sell to the PIPE Investors an aggregate of 22,951,747 Ordinary Shares at a price of $10.00 per share, for aggregate gross proceeds of $229,517,470. Four of the PIPE Investors are officers and directors of MAC and one of the PIPE Investors is also an affiliate of the Sponsor and they have agreed to subscribe for 230,000 Ordinary Shares in the aggregate, at a purchase price of $10.00 per share, for aggregate gross proceeds of $2,300,000 all pursuant to the Subscription Agreements on the same terms and conditions as all other PIPE Investors. Such subscribed shares were converted into Ordinary Shares in connection with the Business Combination. We has also agreed to grant certain customary registration rights to the PIPE Investors in connection with the PIPE Financing.

Director Nomination Agreement

On June 12, 2023, MAC Limited and Bluescape entered into a director nomination side letter (the “Director Nomination Agreement”), which provides that, for so long as Bluescape (together with its affiliates) holds at least 1.25 million of the issued ordinary shares in New MAC, Bluescape will at its sole discretion be entitled to (but not obliged to) designate one (1) director to be nominated the board of directors of the New MAC. In the event Bluescape and its affiliates, together, cease to hold at least 1.25 million of the issued ordinary shares of New MAC, Bluescape shall promptly cause the resignation of such director and New MAC may promptly remove such director at its sole discretion. Any person appointed as a director in accordance with the Director Nomination Agreement must not be prohibited from acting as a director of New MAC under any applicable law or the rules of any relevant stock exchange and must be “independent” in accordance with the rules of any relevant stock exchange.

Glencore’s Director Appointment Rights

Pursuant to the Share Sale Agreement, dated as of March 17, 2022, as amended by the Deed of Consent and Covenant, dated as of November 22, 2022, as supplemented by the CMPL Share Sale Agreement Side Letter, dated as of April 21, 2023, as supplemented by the CMPL Share Sale Agreement Side Letter, dated May 31, 2023, and as further supplemented by the CMPL Share Sale Agreement Side Letter, dated June 2, 2023 (as may be amended, supplemented, or otherwise modified from time to time, Glencore has the right to appoint one (1) director to the Board for every 10% of New MAC Ordinary Shares that it beneficially owns.

Shareholder Non-Redemption Agreement

In connection with the Subscription Agreements, the Sponsor agreed to transfer an aggregate of 988,333 shares of Class B common stock of MAC that it then held and agreed to sell 500,000 MAC Private Placement Warrants at a price of $1.50 for each MAC Private Placement Warrant to certain investors who agreed to subscribe for a significant number of Ordinary Shares. These certain investors entered into Shareholder Non-Redemption Agreements with the Sponsor, under which, among other things, such MAC shareholder agreed that unless such Founder Shares are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction.

A&R Registration Rights Agreement

At the Closing, we, the Sponsor and certain persons named therein entered into the A&R Registration Rights Agreement, pursuant to which that certain Registration Rights Agreement was amended and restated in its entirety, as of the Closing. As a result, the holders of registrable securities (as defined in A&R Registration Rights Agreement) have the right to make a written demand for registration under the Securities Act of all or a portion of their registrable securities, subject to certain limitations so long as such demand includes a number of registrable securities with a total offering price in excess of $50 million. Any such demand may be in the form of an underwritten offering, it being understood that, subject to certain exceptions, we shall not be required to conduct more than an aggregate total of three underwritten offerings in any 12-month period. In addition, the holders of registrable securities have “piggy-back” registration rights to include their securities in other registration statements filed by us subsequent to the Closing. We also agreed to file with the SEC a resale shelf registration statement covering the resale of all registrable securities within 30 days of the Closing, to be declared effective within 90 days of the Closing.

Royalty Deed

Concurrently with the Closing, the Royalty Deed between the Company, Glencore and CMPL became effective, pursuant to which CMPL is required, on a quarterly basis, to pay to Glencore a royalty equal to 1.5% of Net Smelter Returns (as defined in the Royalty Deed). Net Smelter Returns are equal to the gross revenue minus allowable deductions for all marketable and metal-bearing copper material, in whatever form or state, that is mined, produced, extracted or otherwise recovered from the Royalty Area (as defined in the Royalty Deed). Glencore has the right to transfer its interest in the Royalty Deed (subject to limited restrictions, and subject to a right of last refusal granted to CMPL) and to take security (as a subordinated creditor) to secure CMPL’s obligations under the Royalty Deed. The Royalty Deed is governed by the laws of New South Wales, Australia.

Offtake Agreement

Concurrently with the Closing, we entered into a new Offtake Agreement with GIAG. The Offtake Agreement is a life-of-mine obligation, pursuant to which we are committed to selling all Material to GIAG, and GIAG is committed to buying all Material. The Offtake Agreement is governed by the laws of England and Wales.

Transitional Services Agreement

CMPL and GAH are parties to a transitional services agreement under which GAH has agreed to provide the benefit of certain transitional services and group contracts for a period post-closing in order to assist CMPL to transition and operate the business on a standalone basis. GAH will be paid a service fee in exchange for the performance of those services in accordance with the terms of the transitional services agreement.

Rehabilitation Bond Amendments

CMPL owes and maintains certain security bond liabilities to the New South Wales Government (the “State”) in respect of environmental rehabilitation obligations of the CSA Mine (or “Security Bond Liability” as such term is defined in the Share Sale Amendment). The parties have agreed that, to the extent CMPL’s Security Bond Liability increases beyond the amount applicable as at the date of the Share Sale Amendment, Glencore agrees to procure that it, or its related bodies corporate, will procure bank guarantees or securities are provided to the State on behalf of the Company at Glencore’s cost for the portion of such Security Bond Liability that exceeds the current Security Bond Liability during the period on and from completion of the Business Combination until the earlier of (i) the refinancing of MAC’s Senior Facilities or the date that the Senior Facilities are repaid or cancelled in full. Glencore has also agreed to maintain its current Security Bond cover in place for an interim period post closing of the Business Combination, of up to 90 days, at which time MAC will replace the Security Bond (to the extent it doesn’t exceed current Security

Bond Liability). If MAC is unable to replace the Security Bond within the interim period a re-balancing regime has been agreed to reflect the commercial positions outlined in this paragraph (namely, that MAC will meet the obligations and responsibility for the current Security Bond Liability).

Senior Facilities

On February 28, 2023, MAC-Sub (as borrower), MAC and MAC Limited (as guarantors) entered into a syndicated senior loan facility agreement (the “SFA”) with a syndicate of Senior Lenders. Citi Debt, Bank of Montreal, and Harris Bank, N.A. are the Mandated Lead Arrangers and Bookrunners (“MLABs”). The following summarizes the material terms of the SFA, which is qualified in its entirety by the terms and conditions of the SFA, attached hereto as Exhibit 10.19.

The SFA establishes a number of credit facilities to be available to MAC-Sub in connection with the Business Combination. The SFA also establishes mechanisms for how the funds provided under the Senior Facilities can be drawn down and used, and otherwise how New MAC, MAC-Sub, and CMPL (post-Closing) must conduct business (particularly in relation to cash and bank accounts, maintaining and dealing with assets, informational reporting, and other management matters). The SFA provides for a US$258 million syndicated senior secured debt facility (comprising of a US$205 million acquisition term loan and US$25 million revolving credit facility for working capital and a US$28 million (A$40 million) letter of credit facility) in available credit to MAC-Sub. The SFA is based upon a market form (from the Asia Pacific Loan Market Association (Australian Branch)) and is governed by New South Wales law.

Mezz Facility

MAC-Sub (as borrower), MAC and MAC Limited (as guarantors) and Sprott (as lender) entered into a Mezzanine Loan Note Facility Agreement dated March 10, 2023 pursuant to which Sprott made available a US$135 million loan facility agreement available to MAC-Sub, for funding purposes in connection with the Business Combination (the “Mezz Facility”). MAC-Sub is subject to standard and customary mandatory prepayment terms for a facility of this nature, and the Mezz Facility is subject to substantially similar terms relating to conditions, representations and warranties, customary terms, covenants, conditions precedents, events of default and other provisions as the syndicated facilities agreement (the “SFA”) by and between MAC-Sub and several lenders. In connection with the Mezz Facility, we, MAC, Sprott Private Resource Lending II (Collector), LP (the “Equity Subscriber”) and Sprott Private Resource Lending II (Collector-2), LP, (the “Warrant Subscriber”) entered into a subscription agreement (the “Sprott Subscription Agreement”) pursuant to which the Equity Subscriber committed to purchase 1,500,000 Ordinary Shares (the “Subscribed Shares”) at a purchase price of $10.00 per share and an aggregate purchase price of $15,000,000. In addition, in accordance with the terms of the Mezz Facility, the Warrant Subscriber received 3,187,500 warrants to purchase Ordinary Shares (the “New MAC Financing Warrants”) once the Mezz Facility began. Each New MAC Financing Warrant entitled the holder to purchase one Ordinary Share. The New MAC Financing Warrant documentation contains customary anti-dilution clauses.

Silver Stream Agreement

On March 20, 2023, Osisko, MAC, MAC Limited and MAC-Sub entered into the Silver Stream providing for the purchase by Osisko, and a sale by MAC, of Refined Silver equal to the amount of silver produced from the CSA Mine (the “Produced Silver”) during the life of the mine. On June 15, 2023, Osisko advanced to us a US$75,000,000 upfront cash deposit (the “Deposit”) on account of future deliveries of refined silver by us to Osisko referenced to silver production from the CSA Mine. The Deposit was used for the purposes of partly financing the Business Combination. The Silver Stream is governed by New South Wales law.

Osisko Redemptions Backstop Facility

On March 20, 2023, Osisko, MAC, MAC Limited and MAC-Sub entered into the Redemptions Backstop Facility pursuant to which Osisko agreed to make available to us up to US$100,000,000 drawable at MAC’s discretion in case of shortfall of the funds required for the Business Combination as a result of redemptions. The Redemptions Backstop Facility consists of an upfront cash deposit of up to US$75,000,000 (the “Copper Deposit”) on account of future deliveries of refined copper by us to Osisko referenced to copper production from the CSA Mine and up to US$25,000,000 equity subscription (to be subscribed for on a pro-rata basis equal to the proportion of Copper Deposit that MAC elects to draw on prior to Closing). The full amount of the Copper Deposit and US$25,000,000 equity subscription was drawn by MAC on Closing for purposes of partly financing the Business Combination.

Share Incentive Plans

See “Executive Compensation — Share Incentive Plans.”

Other Related Party Transactions

Treasury, Funding and Support Services

CMPL was party to an intercompany facility agreement with GAH dated December 31, 2015 (as amended, novated and supplemented from time to time) which provided liquidity and cash management to CMPL on an as needed basis. The facility was callable on demand with two months’ notice and bore no interest or fees. Voluntary prepayments could have been made at any time prior to the notified cancellation date and a party redrawn any amount prepaid by that party. This agreement was terminated in connection with the Closing.

Fuel Supply Arrangements

Glencore Australia Oil Pty Ltd (“GAOP”) and CMPL are party to a rolling three-month fuel supply arrangement under which all of the CSA Mine’s diesel fuel requirements are supplied by GAOP on arm’s length terms.

Deed of Cross Guarantee

CMPL was a party to a Deed of Cross-Guarantee (the “DOCG”) dated December 4, 2018 along with Glencore Investment Pty Limited (“Glencore Investment”) and certain of its subsidiaries. The effect of the DOCG was that each company in the closed group (including CMPL) guarantees the payment of any debt owed to creditors by Glencore Investment and each other wholly owned subsidiary company on liquidation of the relevant company. This means that creditors could have regard to the consolidated financial position of the group as a whole, rather than the financial statements of each of the subsidiaries. CMPL was released from the DOCG in connection with the Closing.

Contracts & Procurement

CMPL obtains the benefit of certain goods and services (including critical supplies such as electricity, consumables and plant and equipment) through procurement contracts and purchase orders which have been entered into by other members of the Glencore group, or contracts which certain members of the Glencore group have entered into as agent for CMPL (as well as other entities in the Glencore group). This allows the Glencore group to maintain a centralised procurement function across multiple mines and entities in the broader group, and in some instances obtain the benefit of volume discounts. As flagged in the “Risk Factors” section, CMPL may be unable to obtain the benefits of these arrangements and may need to seek alternative service and products providers or renegotiate new contracts with existing service providers.

Tax Funding and Tax Sharing Agreements

CMPL was part of a tax consolidated group (the “TCG”) under Australian taxation law, of which Glencore Investment, a subsidiary of Glencore plc, was the head company. The TCG operated as a single entity for Australian income tax purposes.

CMPL was a party to tax sharing and tax funding agreements for the TCG, but CMPL was released from the agreements and exited the TCG in connection with the Closing.

Indirect Tax Funding and Sharing Deeds

CMPL was also part of a GST group (the “GST Group”) under Australia taxation law, of which Glencore, a subsidiary of Glencore plc, was the representative member. A GST Group is two or more associated business entities that operate as a single business for GST purposes. One member of the GST Group (the “representative member”) completes activity statements and accounts for GST on behalf of the whole group.

CMPL was a party to indirect tax sharing and indirect tax funding deeds in connection with the GST Group, but CMPL was released from and exited the GST Group in connection with the Closing.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the material terms of our share capital. This summary is not intended to be complete and it is qualified by reference to our Articles, a copy of which is included elsewhere in this registration statement.

General

We are a private limited company incorporated under the laws of Jersey, Channel Islands. Our affairs are governed by our Articles and the Companies (Jersey) Law 1991, as amended (the “Jersey Companies Law”).

Our authorized share capital is US$24,500 consisting of 220,000,000 Ordinary Shares, par value $0.001 per share, and 25,000,000 Preference Shares, par value US$0.0001 per share. As of the date of this prospectus, there were 48,409,448 Ordinary Shares issued and outstanding.

Shares

General

Our counsel, Ogier, Jersey, Channel Islands, has confirmed that all of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the outstanding Ordinary Shares will generally not be issued (unless required to be issued pursuant to the Articles) and legal title to the issued shares is recorded in registered form in the register of members. Holders of our Ordinary Shares have no pre-emptive, subscription, redemption or conversion rights.

Preference Shares

Our Board may provide for other classes of shares, including series of preference shares, out of the authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be determined by our Board. If any preference shares are issued, the rights, preferences and privileges of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of such preference shares.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies (Jersey) Law 1991 and the Articles. Dividends and other distributions on our issued and outstanding Ordinary Shares may be paid out of our funds of lawfully available for such purpose, subject to any preference of any of our outstanding preference shares. Dividends and other distributions will be distributed among the holders of our Ordinary Shares on a pro rata basis.

Voting Rights

Each of our Ordinary Share entitles the holder to one vote on all matters upon which the holders of our Ordinary Shares are entitled to vote. Voting at any shareholders’ meeting is by way of poll.

A quorum required for a meeting of our shareholders requires the presence in person or by proxy of persons holding in aggregate not less than a simple majority of all our voting share capital in issue (provided that the minimum quorum for any meeting shall be two shareholders entitled to vote).

A special resolution will be required for important matters such as an alteration of capital, removal of a director for cause, merger or our consolidation, change of name or making changes to the Articles or our voluntary winding up.

An ordinary resolution of our shareholders requires the affirmative vote of a simple majority of the votes of the holders of the ordinary shares cast at a quorate general meeting, while a special resolution requires the affirmative vote of the holders of the ordinary shares representing no less than two-thirds of the votes cast at a quorate general meeting.

Variation of rights

The rights attached to any class of our shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied only with the sanction of a special resolution passed at a general meeting or by the written consent of the holders of two-thirds of the shares of that class or with the sanction of a resolution passed by the holders of a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be varied by the creation or issue of further shares ranking in priority to, or pari passu with, such previously existing shares.

Transfer of Ordinary Shares

Any shareholder may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form prescribed by the Designated Stock Exchange or as otherwise approved by our board of directors.

In addition, the Articles prohibit the transfer of our Ordinary Shares in breach of the rules or regulations of the applicable exchange on which the shares are listed (the “Designated Stock Exchange”, which shall initially be the NYSE) or any relevant securities laws (including the Exchange Act).

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of our Ordinary Shares shall be distributed among the holders of our Ordinary Shares on a pro rata basis.

Directors

Appointment and removal

Our management is vested in its board of directors. The Articles provide that there shall be a board of directors consisting of no fewer than two and no greater than 14 directors, unless increased or decreased from time to time by our Board in a general meeting. The Board consists of six directors. So long as our Ordinary Shares are listed on the Designated Stock Exchange, our Board shall include such number of “independent directors” as the relevant rules applicable to the listing of any shares on the Designated Stock Exchange require (subject to any applicable exceptions for “controlled” companies).

The directors are divided into three (3) classes designated as Class I, Class II and Class III, respectively. The term of office of the first class of directors, consisting of Michael (Mick) James McMullen and Charles D. McConnell, will expire at our first annual general meeting. The term of office of the second class of directors, consisting of Neville Joseph Power and John Rhett Miles Bennett, will expire at our second annual general meeting. The term of office of the third class of directors, consisting of Patrice E. Merrin and Rasmus Kristoffer Gerdeman, will expire at our third annual general meeting. At each of our succeeding annual general meeting of shareholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual general meeting.

Our directors have power from time to time and at any time to appoint any person as a director to fill a vacancy on the board of directors or as an addition to the existing board of directors, subject to the remaining provisions of the Articles, applicable law and the listing rules of the Designated Stock Exchange. Any director so appointed shall hold office until the expiration of the term of such class of directors or until his earlier death, resignation or removal.

A director may be removed from office by the holders of Ordinary Shares by special resolution only for “cause” (as defined in the Articles). In addition, a director may be removed from office by the board of directors of New MAC by resolution made by the board of directors for “cause.”

The appointment and removal of directors is subject to the applicable rules of the Designated Stock Exchange.

The detailed procedures for the nomination of persons proposed to be elected as directors at any general meeting of New MAC are set out in the Articles.

Indemnification of Directors and Officers

To the fullest extent permitted by law, the Articles provide that our directors and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s actual fraud or willful default.

Warrants

Public Shareholders’ Warrants

Each whole warrant entitles the registered holder to purchase one of our Ordinary Shares at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of MAC’s IPO or 30 days after the completion of MAC’s initial business combination. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of our Ordinary Shares. This means only a whole warrant may be exercised at a given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years from the closing, June 15, 2028, or earlier upon redemption or liquidation.

We will not be obligated to deliver any of our Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to our Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue our Ordinary Shares upon exercise of a warrant unless our Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of our Ordinary Shares underlying such unit.

We have not registered our Ordinary Shares issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of the Business Combination, we will use our commercially reasonable efforts to file with the SEC this registration statement covering our Ordinary Shares issuable upon exercise of the warrants, to cause such registration statement to become effective within 60 business days after the Closing, and to maintain the effectiveness of such registration statement and a current prospectus relating to our Ordinary Shares until the warrants expire or are redeemed, as specified in the warrant agreement. If this registration statement covering the resale of our Ordinary Shares issuable upon exercise of the warrants is not effective by the 60th business day after the Closing, warrantholders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of our Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the warrants, multiplied by the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value.

Redemptions of warrants when the price per ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

●	if, and only if, the reported last sale price of our Ordinary Shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrantholders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and certain issuances of our Ordinary Shares and equity linked securities).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of our Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares, if available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above, even if the holders are otherwise unable to exercise the warrants.

We established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of our Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per ordinary share equals or exceeds $10.00.

Once the warrants become exercisable, we may redeem the outstanding warrants:

●	in whole and not in part;
●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that during such 30 day period holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Ordinary Shares except as otherwise described below; provided, further, that if the warrants are not exercised on a cashless basis or otherwise during such 30 day period, we shall redeem such warrants for $0.10 per share; and
●	if, and only if, the Reference Value (as defined above under “Redemption of warrants when the price per ordinary share equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like and certain issuances of our Ordinary Shares and equity linked securities) on the trading day before we send the notice of redemption to the warrantholders.

The numbers in the table below represent the number of our Ordinary Shares that a warrantholder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on volume-weighted average price of our Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide warrantholders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (i) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00, and (ii) in the case of an adjustment pursuant to the second paragraph under the heading “—

Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Fair Market Value of Ordinary Shares

Redemption Date (period to expiration of warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.31	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.32	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.33	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.29	0.309	0.325	0.34	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.28	0.301	0.32	0.337	0.352	0.361
30 months	0.196	0.224	0.25	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.35	0.361
24 months	0.173	0.204	0.233	0.26	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.13	0.164	0.197	0.23	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.25	0.282	0.312	0.339	0.361
9 months	0.09	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.15	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of our Ordinary Shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of our Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 our Ordinary Shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of our Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 of our Ordinary Shares for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 of our Ordinary Shares per warrant (subject to adjustment).

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when our Ordinary Shares are trading at or above $10.00 per share, which may be at a time when the trading price of our Ordinary Shares is below the exercise price of the warrants. We established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per ordinary share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to its capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We are required to pay the applicable redemption price to warrantholders if it chooses to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in its best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in its best interest to update its capital structure to remove the warrants and pay the redemption price to the warrantholders.

As stated above, we can redeem the warrants when our Ordinary Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to its capital structure and cash position while providing warrantholders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when our Ordinary Shares are trading at a price below the exercise price of the warrants, this could result in the warrantholders receiving fewer of our Ordinary Shares than they would have received if they had chosen to wait to exercise their warrants for our Ordinary Shares if and when such Ordinary Shares were trading at a price higher than the exercise price of $11.50.

No fractional Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of our Ordinary Shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than our Ordinary Shares pursuant to the warrant agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than our Ordinary Shares, we (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of our Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.

If the number of our outstanding Ordinary Shares is increased by a capitalization or share dividend payable in Ordinary Shares, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-divisions or similar event, the number of Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares), and (ii) one minus the quotient of (x) the price per Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion, and (ii) “historical fair market value” means the volume-weighted average price of Ordinary Shares as reported during the ten trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if New MAC, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all the holders of Ordinary Shares on account of such Ordinary Shares (or other securities into which the warrants are convertible), other than (i) as described above or (ii) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Ordinary Shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of MAC with or into another corporation (other than a consolidation or merger in which New MAC is the continuing corporation and that does not result in any reclassification or reorganization of New MAC’s issued and outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of New MAC as an entirety or substantially as an entirety in connection with which New MAC is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. Amending our warrant agreement to allow for the warrants to be classified as equity in MAC’s financial statements will require a vote of holders of at least a majority of the public warrants and the private placement warrants, voting together as a single class. Otherwise, amending our warrant agreement requires the approval by the holders of at least a majority of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders; provided that, solely in the case of an amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants that does not adversely affect any of the terms of the public warrants, such amendment will require only the written consent or vote of the registered holders of at least a majority of the then-outstanding private placement warrants.

The warrantholders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive our Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

We agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The private placement warrants (including our Ordinary Shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after June 15, 2023, and they will not be redeemable by New MAC so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in MAC’s IPO. Any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants will require a vote of holders of at least 50% of the number of the then outstanding private placement warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering the warrants for that number of our Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of our Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our Ordinary Shares for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

On April 13, 2022, MAC issued an unsecured convertible promissory note (the “Sponsor Convertible Note”) to the Sponsor pursuant to which MAC borrowed $1,200,000 for transaction costs reasonably related to the consummation of the business combination. On May 24, 2022, the Sponsor exercised its option to convert the issued and outstanding loan amount of $1,200,000 under the 2022 Sponsor Convertible Note, resulting in the issuance of 800,000 private placement warrants to the Sponsor.

Restrictions on Transfers of Founder Shares and Private Placement Warrants

The Founder Shares, private placement warrants and any of our Ordinary Shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with MAC entered into by the Sponsor, officers and directors. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the Founder Shares, until the earlier of (A) one year after the completion of MAC’s initial business combination or (B) subsequent to MAC’s initial business combination, (x) if the last sale price of our Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after MAC’s initial business combination, or (y) the date on which MAC completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the private placement warrants and our Ordinary Shares underlying such warrants, until 30 days after the completion of MAC’s initial business combination, except in each case (a) to MAC’s officers or directors, any affiliates or family members of any of MAC’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization, (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (d) in the case of an individual, pursuant to a qualified domestic relations order, (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) by virtue of the laws of the State of Delaware or the Sponsor’s memorandum and articles of association upon dissolution of the Sponsor, (g) to MAC for no value for cancellation in connection with the consummation of an initial business combination; (h) in the event of MAC’s liquidation prior to the completion of its initial business combination, or (i) in the event of MAC’s liquidation, merger, share exchange, reorganization or other similar transaction which results in all of MAC’s shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to MAC’s completion of its initial business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and by the same agreements entered into by the Sponsor with respect to such securities (including provisions relating to voting, the Trust Account and liquidation distributions described elsewhere in this prospectus).

Other Jersey, Channel Islands Law Considerations

Purchase of New MAC’s Own Ordinary Shares

As with declaring a dividend, we may not buy back or redeem its shares unless its directors who are to authorize the buyback or redemption have made a statutory solvency statement that, immediately following the date on which the buyback or redemption is proposed, we will be able to discharge its liabilities as they fall due and, having regard to prescribed factors, we will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the date on which the buyback or redemption is proposed (or until we are dissolved on a solvent basis, if earlier).

If the above conditions are met, we may purchase its ordinary shares in the manner described below.

We may purchase on a stock exchange its own fully paid ordinary shares pursuant to a special resolution of its shareholders.

We may purchase its own fully paid ordinary shares other than on a stock exchange pursuant to a special resolution of its shareholders, but only if the purchase is made on the terms of a written purchase contract which has been approved in advance by an ordinary resolution of its shareholders. The shareholder from whom we propose to purchase or redeem ordinary shares is not entitled to vote in respect of the ordinary shares to be purchased.

We may fund a redemption or purchase of its own ordinary shares from any source. It cannot purchase its ordinary shares if, as a result of such purchase, only redeemable ordinary shares would remain in issue.

If authorized by a resolution of its shareholders, any shares that we redeem or purchase may be held by it as treasury shares. Any shares held by us as treasury shares may be canceled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them. Shares redeemed or purchased by us are canceled where we have not been authorized to hold such shares as treasury shares.

Mandatory Purchases and Acquisitions

The Companies (Jersey) Law 1991 provides that where a person has made an offer to acquire a class or all of our outstanding ordinary shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding ordinary shares, that person is then entitled (and may be required) to acquire the remaining ordinary shares. In such circumstances, a holder of any such remaining ordinary shares may apply to the courts of Jersey for an order that the person making such offer not be entitled to purchase the holder’s ordinary shares or that the person purchase the holder’s ordinary shares on terms different to those under which the person made such offer.

Other than as described below under “— U.K. City Code on Takeovers and Mergers,” we are not subject to any regulations under which a shareholder that acquires a certain level of share ownership is then required to offer to purchase all of our remaining ordinary shares on the same terms as such shareholder’s prior purchase.

Compromises and Arrangements

Where we and our creditors or shareholders or a class of either of them propose a compromise or arrangement between us and our creditors or its shareholders or a class of either of them (as applicable), the courts of Jersey may order a meeting of the creditors or class of creditors, or of our shareholders or class of shareholders (as applicable), to be called in such a manner as the court directs.

Any compromise or arrangement approved by a majority in number present and voting at the meeting representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon New MAC and all the creditors, shareholders or members of the specific class of either of them (as applicable).

Whether our capital is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

U.K. City Code on Takeovers and Mergers

The U.K. City Code on Takeovers and Mergers (the “Takeover Code”) applies, among other things,

(i)	to an offer for a public company whose registered office is in the Channel Islands and whose securities are admitted to trading on a regulated market or a multilateral trading facility in the United Kingdom or any stock exchange in the Channel Islands or the Isle of Man, or (ii) if the company is a public company and is considered by the Panel on Takeovers and Mergers (the “Takeover Panel”), to have its place of central management and control in the United Kingdom or the Channel Islands or the Isle of Man (in each case, a “Code Company”). This is known as the “residency test.” Under the Takeover Code, the Takeover Panel will determine whether we have our place of central management and control in the United Kingdom, the Channel Islands or the Isle of Man by looking at various factors, including the structure of the New MAC Board, the functions of the directors, and where they are resident.

If at the time of a takeover offer, the Takeover Panel determines that the residency test is satisfied and we have our place of central management and control in the United Kingdom, it would be subject to a number of rules and restrictions, including but not limited to the following: (i) our ability to enter into deal protection arrangements with a bidder would be extremely limited; (ii) we might not, without the approval of its shareholders, be able to perform certain actions that could have the effect of frustrating an offer, such as issuing shares or carrying out acquisitions or disposals; and (iii) we would be obliged to provide equality of information to all bona fide competing bidders. The Takeover Code also contains certain rules in respect of mandatory offers for Code Companies. Under Rule 9 of the Takeover Code, if a person:

●	acquires an interest in shares of a Code Company that, when taken together with shares in which persons acting in concert with such person are interested, carry 30% or more of the voting rights of the Code Company; or
●	who together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the Code Company, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer (or provide a cash alternative) for the Code Company’s outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

A majority of our board of directors to reside outside of the United Kingdom. Therefore, for the purposes of the Takeover Code, we anticipate that the residency test will not be met and that we will not be considered to have its place of central management and control inside the United Kingdom, the Channel Islands or the Isle of Man.

Therefore, the Takeover Code should not apply to us. It is possible that in the future changes in the composition of our Board, changes in the Takeover Panel’s interpretation of the Takeover Code, or other events may cause the Takeover Code to apply to us.

Jersey Regulatory Matters

The Jersey Financial Services Commission (the “JFSC”) has given, and has not withdrawn, its consent under Article 2 of the Control of Borrowing (Jersey) Order 1958 to the issue of New MAC Ordinary Shares.

The JFSC is protected by the Control of Borrowing (Jersey) Law 1947 against any liability arising from the discharge of its functions under that law.

A copy of this prospectus has been delivered to the Jersey Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and the Jersey Registrar of Companies has given, and has not withdrawn, his consent to its circulation.

It must be distinctly understood that, in giving these consents, neither the Jersey Registrar of Companies nor the JFSC takes any responsibility for the financial soundness of New MAC or for the correctness of any statements made, or opinions expressed, with regard to it. If you are in any doubt about the contents of this prospectus, you should consult your stockbroker, bank manager, solicitor, accountant, or other financial adviser.

The price of securities and the income from them can go down as well as up. Nothing in this prospectus or anything communicated to holders or potential holders of any of our Ordinary Shares (or interests in them) by or on behalf of us is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for any ordinary shares (or interests in them) for the purposes of the Financial Services (Jersey) Law 1998.

Our directors have taken all reasonable care to ensure that the facts stated in this prospectus are true and correct in all material respects, and that there are no other facts the omission of which would make misleading any statement in the prospectus, whether of facts or opinion. All of our directors accept responsibility accordingly.

Enforcement of Civil Liabilities

U.S. laws do not necessarily extend either to us or our officers or directors. We are incorporated under the laws of the Jersey, Channel Islands. A majority of its directors and officers reside outside of the United States. Substantially all of the assets of both our Company and our directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process on either us or our officers and directors within the United States, or to enforce against these persons or the Company, either inside or outside the United States, a judgment obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any U.S. state.

A judgment of a U.S. court is not directly enforceable in Jersey, but constitutes a cause of action which may be enforced by Jersey courts provided that:

●	the applicable U.S. courts had jurisdiction over the case, as recognized under Jersey law;
●	the judgment is given on the merits and is final, conclusive and non-appealable;
●	the judgment relates to the payment of a sum of money, not being taxes, fines or similar governmental penalties;
●	the defendant is not immune under the principles of public international law;
●	the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;
●	the judgment was not obtained by fraud; and
●	the recognition and enforcement of the judgment is not contrary to public policy in Jersey.

Jersey courts award compensation for the loss or damage actually sustained by the plaintiff. Although punitive damages are generally unknown to the Jersey legal system, there is no prohibition on them either by statute or customary law. Whether a particular judgment may be deemed contrary to Jersey public policy depends on the facts of each case, though judgments found to be exorbitant, unconscionable, or excessive will generally be deemed as contrary to public policy. Moreover, certain defendants may qualify for protection under Protection of Trading Interests Act 1980, an act of the U.K. extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order, 1983. This Act provides that a qualifying defendant is not liable for multiple damages, in excess of that required for actual compensation. A “qualifying defendant” for these purposes is a citizen of the U.K. and its Colonies (as defined in the Act), a corporation or other limited liability entity organized under the laws of the U.K., Jersey or other territory for whose international relations the U.K. is responsible or a person conducting business in Jersey.

Jersey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. It is doubtful that an original action based on U.S. federal or state securities laws could be brought before Jersey courts. In addition, a plaintiff who is not resident in Jersey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Jersey. In addition, we have been further advised by its legal counsel in Jersey, that it is uncertain as to whether the courts of Jersey would entertain original actions or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws. Jersey, Channel Islands, companies are governed by the Companies (Jersey) Law 1991 (the “Jersey Companies Law”).

ASX Restrictions

General Restrictions

These restrictions only apply if and when the Company is admitted to the official list of ASX. If the ASX listing rules prohibit an act being done, the act shall not be done, and if the ASX listing rules require an act to be done or not be done, authority is given for that act to be done or not to be done.

Restricted Securities

For such time as we are admitted to ASX, a holder of restricted securities must not dispose of, or agree to offer to dispose of, the securities during the escrow period (as defined as the escrow period applicable to restricted securities in accordance with ASX listing rules). If restricted securities are in the same class as quoted securities, the holder will be taken to have agreed in writing that the restricted securities are to be kept in our issue sponsored sub register and are to have a holding lock applied for the duration of the escrow period applicable to those securities. We must refuse to acknowledge any disposal (including, without limitation, to register any transfer) of restricted securities during the escrow period applicable to those securities except as permitted by the ASX listing rules or ASX. A holder of restricted securities will not be entitled to participate in any return of capital on those securities during the escrow period applicable to those securities except as permitted by the ASX listing rules or ASX. If a holder of restricted securities breaches a restriction deed or a provision of the Articles restricting a disposal of those securities, the holder will not be entitled to any dividend or distribution, or to exercise any voting rights, in respect of those securities for so long as the breach continues.

SHARES ELIGIBLE FOR FUTURE SALE

As of June 30, 2023, we had 220,000,000 Ordinary Shares authorized and 48,409,448 issued and outstanding, after giving effect to the Business Combination. All of the Ordinary Shares issued in connection with the Business Combination are freely transferable by persons other than by our “affiliates” or MAC’s “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of the Ordinary Shares in the public market could adversely affect prevailing market prices of the Ordinary Shares. Prior to the Business Combination, there has been no public market for Ordinary Shares. We have been approved for listing of the Ordinary Shares on the NYSE, but we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Sponsor Letter Agreement (Lock-up Agreement)

In connection with MAC’s IPO, on July 28, 2021, MAC, the Sponsor and each of the initial shareholders, directors and officers of MAC entered into that certain Sponsor Letter Agreement pursuant to which the Sponsor and each of the initial shareholders, directors and officers of MAC have agreed, among other things, to certain transfer restrictions on any of their Founder Shares until the earliest of (i) one year after the completion of MAC’s initial business combination and (ii) subsequent to the business combination, (x) if the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after MAC’s initial business combination, or (y) the date on which MAC completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of MAC’s public shareholders having the right to exchange their MAC Class A Ordinary Shares for cash, securities or other property. In addition, the Sponsor, the Sponsor’s affiliates and each initial shareholder agrees that it, he or she shall not transfer any of their private placement warrants and MAC Class A Ordinary Shares issued upon conversion or exercise thereof until 30 days after the completion of MAC’s initial business combination.

Sponsor Letter Agreement

In connection with MAC’s IPO, on July 28, 2021, MAC, the Sponsor and each of the initial shareholders, directors and officers of MAC entered into the Sponsor Letter Agreement pursuant to which the Sponsor and each of the initial shareholders, directors and officers of MAC have agreed, among other matters, to certain transfer restrictions on any of their Founder Shares until the earliest of (i) one year after the completion of MAC’s initial business combination and (ii) subsequent to the business combination, (x) if the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after MAC’s initial business combination, or (y) the date on which MAC completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of MAC’s public shareholders having the right to exchange their MAC Class A Ordinary Shares for cash, securities or other property. In addition, the Sponsor, the Sponsor’s affiliates and each initial shareholder agrees that it, he or she shall not transfer any of their private placement warrants and MAC Class A Ordinary Shares issued upon conversion or exercise thereof until 30 days after the completion of MAC’s initial business combination.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as an officer or director of the Company may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of ours other than by virtue of his or her status as an officer or director of the Company.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Ordinary Shares or Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Ordinary Shares or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of Ordinary Shares then issued and outstanding; or
●	the average weekly reported trading volume of the Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and
●	at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which was filed promptly after consummation of the Business Combination, reflecting its status as an entity that is not a shell company.

Rule 701

In general, under Rule 701 of the Securities Act, each of our employees, consultants or advisors who purchased equity shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

At the Closing, we, the Sponsor and certain persons named therein entered into the A&R Registration Rights Agreement, pursuant to which that certain Registration Rights Agreement was amended and restated in its entirety. As a result, the holders of registrable securities have the right to make a written demand for registration under the Securities Act of all or a portion of their registrable securities, subject to certain limitations so long as such demand includes a number of registrable securities with a total offering price in excess of $50 million. Any such demand may be in the form of an underwritten offering, it being understood that, subject to certain exceptions, we shall not be required to conduct more than an aggregate total of three (3) underwritten offerings in any 12-month period. In addition, the holders of registrable securities have “piggy-back” registration rights to include their securities in other registration statements filed by us subsequent to the Closing. We have also agreed to file with the SEC a resale shelf registration statement covering the resale of all registrable securities within 30 days of the Closing, to be declared effective within 90 days of the Closing.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

General

The following is a discussion of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares and Warrants by U.S. Holders (as defined below) which we collectively refer to as our “securities”. This discussion addresses only U.S. Holders that hold Ordinary Shares and Warrants as “capital assets” (generally, property held for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and assumes that any distributions made (or deemed made) by us on our securities and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status, including:

●	the Sponsor or our officers or directors;
●	banks, financial institutions or financial services entities;
●	broker-dealers;
●	taxpayers that are subject to the mark-to-market accounting rules;
●	tax-exempt entities;
●	governments or agencies or instrumentalities thereof;
●	insurance companies;
●	regulated investment companies or real estate investment trusts;
●	expatriates or former long-term residents of the United States;
●	persons that actually or constructively own 5% or more of our shares by vote or value;
●	persons that acquired Ordinary Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;
●	persons that hold Ordinary Shares as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; and
●	persons whose functional currency is not the U.S. dollar.

This discussion is based on the Code, proposed, temporary and final Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on net investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not and do not intend to seek any rulings from the IRS regarding any of the U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take, or that a court would not sustain, any positions contrary to the considerations discussed below.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes)

holds our securities, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any of our securities and persons that are treated as partners of such partnerships should consult their tax advisors.

EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS, AS WELL AS ANY APPLICABLE TAX TREATIES.

As used herein, a “U.S. Holder” means a beneficial owner of our Ordinary Shares or Warrants (as the case may be) who or that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

U.S. Federal Income Tax Considerations of the Ownership and Disposition of our Ordinary Shares and Warrants

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to passive foreign investment company (“PFIC”) rules discussed below, if we make a distribution of cash or other property to a U.S. Holder of Ordinary Shares, such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in our Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of our Ordinary Shares. We may not determine our earnings and profits on the basis of U.S. federal income tax principles, however, in which case any distribution paid by us will be treated as a dividend.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at the preferential long-term capital gains rates only if (i) our Ordinary Shares are readily tradable on an established securities market in the United States or (ii) we are eligible for the benefits of an applicable income tax treaty, in each case provided we are not treated as a PFIC in the taxable year the dividend is paid or in the preceding taxable year and certain holding period and other requirements are met. However, it is unclear whether the redemption rights with respect to the MAC ordinary shares may prevent the holder period of Ordinary Shares from commencing prior to the termination of such rights. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Ordinary Shares.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash to the holders of our Ordinary Shares which is taxable to the holders of such Ordinary Shares as a distribution.

Such constructive distribution would be subject to tax as if the U.S. Holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest. Generally, a U.S. Holder’s adjusted tax basis in its Warrants should be increased to the extent of any constructive distribution treated as a dividend.

Taxation on the Disposition of Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of Ordinary Shares or Warrants, a U.S. Holder generally will recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition, and (ii) the U.S. Holder’s adjusted tax basis in such Ordinary Shares or Warrants disposed of. A U.S. Holder’s adjusted tax basis in its Ordinary Shares or Warrants will generally equal the U.S. Holder’s acquisition cost reduced by any prior distributions treated as a return of capital. See “— Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s basis in an Ordinary Share acquired pursuant to the exercise of a Warrant.

Subject to the PFIC rules discussed below, under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for such Ordinary Shares or Warrants exceeds one year. However, it is unclear whether the redemption rights may prevent the holding period of the Ordinary Shares from commencing prior to the termination of such rights. The deductibility of capital losses is subject to limitations.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules and except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder will generally not recognize gain or loss upon the exercise of a Warrant. An Ordinary Share acquired pursuant to the exercise of a Warrant for cash will generally have a tax basis equal to U.S. Holder’s tax basis in the Warrant, increased by the amount paid to exercise the Warrant. It is unclear whether a U.S. Holder’s holding period for the Ordinary Share will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant, in either case, the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the Warrant.

Subject to the PFIC rules discussed below, the tax consequences of a cashless exercise of a Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax free, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization”. Although we expect a U.S. Holder’s cashless exercise of our Warrants (including after we provide notice of our intent to redeem Warrants for cash) to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized.

In either tax-free situation, a U.S. Holder’s tax basis in the Ordinary Shares received would generally equal the U.S. Holder’s tax basis in the Warrants. If the cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the Ordinary Share will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the Warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered Warrants with an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s adjusted tax basis in such Warrants. In this case, a U.S. Holder’s adjusted tax basis in the Ordinary Shares received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares would commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants.

Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem Warrants for cash pursuant to the redemption provisions described in the section of this prospectus titled “Description of Share Capital – Warrants – Redemption” or if we purchase warrants in an open market transaction, such redemption or purchase will generally be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Taxation on the Disposition of Ordinary Shares and Warrants.”

PFIC Considerations

Definition of a PFIC

A foreign (i.e. non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and net gains from the disposition of passive assets.

Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the foreign corporation was a PFIC, (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year, and (3) the corporation is not in fact a PFIC for either of those years.

PFIC Status of MAC and the Company

We may be classified as a PFIC for the current taxable year ending on December 31, 2022. Because PFIC status is a factual determination based on the income, assets and activities of the combined company for the entire taxable year, and the market price of our Ordinary Shares (which is subject to fluctuation), it is not possible to determine whether we will be characterized as a PFIC for any taxable year until after the close of the taxable year. As such, there can be no assurance that we will not be considered a PFIC for any taxable year.

Additionally, although a foreign corporation’s PFIC determination will be made annually, absent certain elections described below, a determination that MAC or the Company is or was a PFIC during the holding period of a U.S. Holder will continue to apply to subsequent years in which a U.S. Holder continues to hold shares in such entity (including a successor entity), whether or not such entity is a PFIC in those subsequent years. Because, following the Merger, the Company is treated as the successor to MAC for U.S. federal income tax purposes, any Company ordinary shares received on the exercise of a Company warrant treated as exchanged for a MAC warrant in the Merger may, in the absence of certain elections described below, be treated as stock of a PFIC if MAC was treated as a PFIC during the holding period of a U.S. Holder. Because MAC was a blank-check company with no active business, it likely met the PFIC income or asset tests for the prior taxable year ending on December 31, 2022 (the “Start-Up Year”), and would likely be classified as a PFIC for the Start-Up Year unless the combined company does not meet either test in the two taxable years subsequent to the Start-Up Year and the start-up exception applies.

We may be a PFIC for the current taxable year, or become a PFIC in the future, depending on the composition of our income or assets, or the market price of our Ordinary Shares, regardless of whether our income and asset composition are as expected or the start-up exception applies. Accordingly, there can be no assurance with respect to the PFIC status of MAC or the Company for the Start-Up Year, the current taxable year, or any future taxable year.

Application of PFIC Rules to Ordinary Shares and Warrants

If (i) MAC or the Company are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Ordinary Shares or Warrants, and (ii) the U.S. Holder did not make a timely and effective qualified electing fund (“QEF”) election for the first year in its holding period in which MAC or the Company (as the case may be) is a PFIC (such taxable year as it relates to a U.S. Holder, the “First PFIC Holding Year”), a QEF election along with a purging election, or a mark-to-market election, each as described below, such U.S. Holder will generally be subject to special rules with respect to

●	any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Shares or Warrants; and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Ordinary Shares).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares or Warrants;
●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may be required to file an IRS Form 8621 (whether or not the U.S. Holder makes one or more of the elections described below with respect to such shares) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE OWNERSHIP OR DISPOSITION OF ORDINARY SHARES AND WARRANTS, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.

QEF Election, Mark-to-Market Election and Purging Election

In general, if MAC or the Company is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of the Ordinary Shares by making a timely and valid QEF election under Section 1295 of the Code for such holder’s First PFIC Holding Year (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from MAC or the Company (as the case may be). If we determine the Company is a PFIC for any taxable year, we may endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF Election. However, there is no assurance that we will so endeavor, or that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. U.S. Holders should consult their tax advisors with respect to any QEF Election previously made with respect to MAC ordinary shares.

A U.S. Holder may not make a QEF election with respect to its Warrants to acquire our Ordinary Shares. As a result, if a U.S. Holder sells or otherwise disposes of such Warrants (other than upon exercise of such Warrants), any gain recognized will generally be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the Warrants. If a U.S. Holder that exercises such Warrants properly makes a QEF election with respect to the newly acquired Ordinary Shares (or has previously made a QEF election with respect to our Ordinary Shares), the QEF election will apply to the newly acquired Ordinary Shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Ordinary Shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Warrants), unless the U.S. Holder makes a purging election. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value on the last day of the last year in which the Company is treated as a PFIC, and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized in the deemed sale)

and, solely for purposes of the PFIC rules, a new holding period in such holder’s Ordinary Shares. U.S. Holders should consult their tax advisors regarding the application of the purging elections rules to their particular circumstances.

If a U.S. Holder has made a QEF election with respect to our Ordinary Shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for such holder’s First PFIC Holding Year or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Ordinary Shares will generally be taxable as capital gain and no interest charge will be imposed under the PFIC rules. U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. Any subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our Ordinary Shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for such holder’s First PFIC Holding Year, such holder will generally not be subject to the adverse PFIC consequences described above in respect of its Ordinary Shares as long as such shares continue to be treated as marketable shares. Instead, the U.S. Holder will generally include as ordinary income for each year in its holding period that MAC or the Company is treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares in a taxable year in which the Company is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after such holder’s First PFIC Holding Year.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NYSE. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of Ordinary Shares under their particular circumstances.

If the Company is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and could generally incur liability for the deferred tax and interest charge described above if the Company receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election would not be available with respect to such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

The rules dealing with PFICs and with the QEF and mark-to-market elections are complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Ordinary Shares or Warrants should consult their tax advisors concerning the application of the PFIC rules to our Ordinary Shares or Warrants in light of their particular circumstances.

Information Reporting and Backup Withholding

Dividend payments with respect to Ordinary Shares and proceeds from the sale, exchange or redemption of Ordinary Shares may be subject to information reporting to the IRS and U.S. backup withholding. A U.S. Holder may be eligible for an exemption from backup withholding if the U.S. Holder furnishes a correct taxpayer identification number and makes any other required certification or is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS and furnishing any required information.

Additional Information Reporting Requirements

Certain U.S. Holders who are individuals (and certain specified entities) that hold an interest in “specified foreign financial assets” (which may include the Ordinary Shares) are required to report information (on IRS Form 8938) relating to such assets, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions). Penalties can apply if U.S. Holders fail to satisfy such reporting requirements, and, in such circumstances, the statute of limitations for assessment of tax could be suspended, in whole or part. U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition and ownership of ordinary shares.

Transfer Reporting Requirements

A U.S. Holder (including a U.S. tax-exempt entity) that transfers cash in exchange for equity of a newly created non-U.S. corporation may be required to file IRS Form 926 or a similar form with the IRS if (i) such person owned, directly or by attribution, immediately after the transfer at least 10% by vote or value of the corporation or (ii) if the transferred cash, when aggregated with all transfers made by such person (or any related person) within the preceding 12 month period, exceeds $100,000. U.S. Holders should consult their tax advisors regarding the applicability of this requirement to their acquisition of ordinary shares.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN ORDINARY SHARES OR WARRANTS UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

Jersey Tax Considerations

The following summary of the anticipated treatment of the Company and holders of shares (other than residents of Jersey) is based on Jersey taxation law and practice as it is understood to apply at the date of this document and may be subject to any changes in Jersey law occurring after such date. It does not constitute legal or tax advice and does not address all aspects of Jersey tax law and practice (including such tax law and practice as it applies to any land or building situate in Jersey. Accordingly, prospective investors should consult their own tax advisers regarding tax considerations with respect to their investment in the Company.

Shareholders should note that tax law and interpretation can change and that, in particular, the levels and basis of, and reliefs from, taxation may change and may alter the benefits of the investment in the Company.

The Income Tax (Jersey) Law 1961 (as amended) (the “Law”) provides that the general basic rate of income tax on the profits of companies regarded as resident in Jersey or having a permanent establishment in Jersey, will be zero percent. (“zero tax rating”) and that:

●	only a limited number of financial services companies (as defined below) shall be subject to income tax at a rate of 10 percent;
●	qualifying large corporate retailers (as defined in the Law) shall be subject to income tax at a rate of up to 20 percent (to be determined in accordance with Article 123L of the Law); and
●	only utility companies (as defined in the Law), companies involved in the importation or distribution of hydrocarbon oil and Jersey Property Profits (as defined below) shall be subject to income tax at a rate of 20 percent.

A financial services company means any company that:

●	is registered under the Financial Services (Jersey) Law 1998 (the 1998 Law) to carry out:
●	investment business;
●	trust company business;
●	fund services business, as an administrator, custodian or registrar in relation to an unclassified fund or an unregulated fund; or
●	general insurance mediation business as described in either class P or class Q of the Schedule to the Financial Services (Financial Service Business) (Jersey) Order 2009;
●	is registered under the Banking Business (Jersey) Law 1991, other than a company registered for business continuity under that Law, pursuant to Article 9A of the Banking Business (General Provisions) (Jersey) Order 2002;
●	holds a permit under the Collective Investment Funds (Jersey) Law 1988 (the “CIF Law”) by virtue of being a functionary who is an administrator, registrar or custodian mentioned in Part 2 of the Schedule to the CIF Law;
●	holds either a Category A or Category B permit under the Insurance Business (Jersey) Law 1996; or
●	is a company trading in the provision of credit facilities to customers by way of making any advance or granting any credit including (but not limited to):
●	the provision, in connection with the supply of goods by hire purchase, leasing, condition sale or credit sale, of credit in instalments for which a separate charge is made and disclosed to the customer; and
●	any assignment to the company of an advance or credit repayable by the customer to a person other than the company.

Jersey Property Profits means:

●	the annual profits or gains arising in respect of any rents or receipts as follows, that is to say -
●	rents under leases of land in Jersey,
●	rents, and
●	other receipts arising to the owner of land in Jersey from, or by virtue of, the owner’s ownership of that land including any receipts arising from a licence to occupy land;
●	the annual profits or gains arising or accruing from the trade, carried on in Jersey, of the disposal, on a commercial basis, of land or any building or structure, or any part thereof, which is situated in Jersey; and
●	the annual profits or gains arising or accruing from the trade of the exploitation of land in Jersey by the exploration, excavation, excision, extrication, extirpation, exsiccation, expropriation or extraction or recovery of stone, minerals and other inorganic solid materials.

For so long as the Company holds a zero tax rating or is deemed not to be tax resident in Jersey is entitled to pay dividends to shareholders without any withholding or deduction for or on account of Jersey income tax. Shareholders who are not resident for income tax purposes in Jersey are not subject to taxation in Jersey in respect of any income or gains arising in respect of the shares held by them. Shareholders who are resident for income tax purposes in Jersey will be subject to income tax in Jersey on any dividends paid on shares held by them or on their behalf.

There is no stamp duty in Jersey on the issue or transfer of shares. On the death of an individual holder (whether or not such individual was resident in Jersey), duty at rates of up to 0.75% of the value of the relevant shares (subject to a cap on liability of £100,000) may be payable upon the registration of a grant of probate or letters of administration which would be required in order to transfer the shares of a deceased sole shareholder. There is no capital gains tax, estate duty or inheritance tax in Jersey nor is there any tax on gifts.

Goods and Services Tax

Pursuant to the Goods and Services Tax (Jersey) Law 2007 (the “2007 Law”), Jersey goods and services tax is payable on the supply of applicable goods and services at the rate of 5%. For so long as the Company is an ‘international services entity’ under the 2007 Law, having satisfied the requirements of the Goods and Services Tax (International Service Entities) (Jersey) Regulations 2007, as amended, a supply of goods or of a service made by the Company shall not be a taxable supply for the purposes of the 2007 Law.

Information reporting

Information relating to the shares, their holders and beneficial owners may be required to be provided to tax authorities in certain circumstances pursuant to domestic or international reporting and transparency regimes. This may include (but is not limited to) information relating to the value of shares, amounts paid or credited with respect to shares, details of the holders or beneficial owners of shares and information and documents in connection with transactions relating to shares. In certain circumstances, the information obtained by a tax authority may be provided to tax authorities in other countries.

OECD consultations on changes in tax law

Prospective investors in the Company should be aware that the OECD published its Action Plan on Base Erosion and Profit Shifting (otherwise known as “BEPS”) in 2013, the final reports were published on 5 October 2015 and jurisdictions are starting to consider their response. Depending on how BEPS is introduced, changes to tax laws based on recommendations made by the OECD in relation to BEPS may, for example, result in: the restriction or loss of existing access by the Company to tax relief under applicable double taxation agreements; the creation of a permanent establishment of the Company within a certain jurisdiction; or restrictions on permitted levels of deductibility of expenses (such as interest) for tax purposes. Such effects could lead to additional tax being suffered by the Company, which may adversely affect the value of the investments held by investors in the Company. There could also be additional tax reporting and disclosure obligations for investors.

In June 2016, Jersey became a BEPS Associate and a member of the BEPS inclusive framework, which allows Jersey to contribute to the overall development of the BEPS project.

Economic Substance

The Taxation (Companies – Economic Substance) (Jersey) Law 2018 (the “Substance Law”) came into force on January 1, 2019. The Substance Law addresses the concerns of the EU Code of Conduct Group (Business Taxation) regarding economic substance raised as part of the BEPS project. On March 12, 2019, the EU Council placed Jersey on the “White List” recognizing it as being cooperative and having fulfilled its commitments given in 2017.

The Substance Law requires that a Jersey tax resident company conducting relevant activities from which it receives gross income must satisfy the economic substance tests set out in that law. The relevant activities within the scope of the Substance Law include acting as an equity holding company, financing and leasing activities and acting as a headquarters company.

The Substance Law provides progressive sanctions for non-compliance including financial penalties, disclosure and striking off from the register.

PLAN OF DISTRIBUTION

We are registering for resale by the Selling Securityholders (i) up to 54,803,246 Ordinary Shares and (ii) up to 6,535,304 Private Warrants. We will not receive any proceeds from any sale by the Selling Securityholders of the securities being registered hereunder, except with respect to amounts received by us upon exercise of our Warrants to the extent such Warrants are exercised for cash. See “Use of Proceeds.” We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses incurred by the Selling Securityholders in disposing of the securities.

The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling Ordinary Shares or Private Warrants received after the date of this prospectus from the Selling Securityholders. We have registered the Ordinary Shares and Private Warrants covered by this prospectus for offer and sale so that those Ordinary Shares and Private Warrants may be freely sold to the public by the Selling Securityholders. Registration of the Ordinary Shares and Private Warrants covered by this prospectus does not mean, however, that those Ordinary Shares and Private Warrants necessarily will be offered or resold by the Selling Securityholders.

The Selling Securityholders may use any one or more of the following methods when disposing of Ordinary Shares or Private Warrants:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares or Private Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
●	directly to one or more purchasers;
●	through agents;
●	through agreements with broker-dealers, who may agree with the Selling Securityholders to sell a specified number of such Ordinary Shares or Private Warrants at a stipulated price per share or warrant;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge, mortgage, charge or grant a security interest in some or all of the Ordinary Shares or Private Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares or Private Warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The

Selling Securityholders also may transfer the Ordinary Shares or Private Warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our Ordinary Shares or Private Warrants, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares or Private Warrants in the course of hedging the positions they assume. The Selling Securityholders may also sell our Ordinary Shares or Private Warrants short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares or Private Warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares or Private Warrants offered by this prospectus, which Ordinary Shares or Private Warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of Ordinary Shares or Private Warrants offered by them will be the purchase price of such Ordinary Shares or Private Warrants less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares or Private Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares or Private Warrants may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Ordinary Shares or Private Warrants may be underwriting discounts and commissions under the Securities Act. Any Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, our Ordinary Shares or Private Warrants to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares or Private Warrants may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares or Private Warrants may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

There can be no assurance that the Selling Securityholders will sell all or any of the Ordinary Shares and Private Warrants offered by this prospectus. In addition, the Selling Securityholders may also sell Ordinary Shares and Private Warrants under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Ordinary Shares and Private Warrants against certain liabilities, including liabilities arising under the Securities Act.

Lock-Up Restrictions

Of the Ordinary Shares that may be offered or sold by Selling Securityholders identified in this prospectus, some are subject to certain lock-up restrictions, including pursuant to the Sponsor Letter Agreement and the Sponsor Letter Agreement, each as further described elsewhere in this prospectus.

EXPENSES RELATED TO THE OFFERING

The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of the Ordinary Shares and Private Warrants being registered by this registration statement. With the exception of the SEC Registration Fee, all amounts are estimates.

SEC registration fee	$62,724.21
FINRA filing fee	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous costs	*
Total	$62,724.21
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses incurred by the Selling Securityholders in disposing of the securities.

LEGAL MATTERS

Ogier (Jersey) LLP has advised us on certain legal matters as to Jersey, Channel Islands law. Maples and Calder (Hong Kong) LLP has advised us on certain legal matters as to Cayman Islands law. We have been represented by Paul Hastings LLP with respect to certain legal matters as to United States federal securities and New York State law.

EXPERTS

The financial statements of CMPL as of December 31, 2022 and December 31, 2021, and for each of the two years in the period ended December 31, 2022 and as of December 31, 2021, December 31, 2020, and January 1, 2020 and for each of the two years in the period ended December 31, 2021, included in this prospectus, have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their reports. Such financial statements are included herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Metals Acquisition Corp. as of December 31, 2022 and for the year then ended included in this prospectus have been so included in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Metals Acquisition Corp as of December 31, 2021, the related statements of operations, changes in shareholders’ deficit and cash flows for the period from March 11, 2021 (inception) through December 31, 2021 included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein in reliance on such report given upon such firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

U.S. laws do not necessarily extend either to New MAC or its officers or directors. New MAC is incorporated under the laws of the Jersey, Channel Islands. A majority of its directors and officers reside outside of the United States. Substantially all of the assets of both New MAC and its directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process on either New MAC or its officers and directors within the United States, or to enforce against these persons or New MAC, either inside or outside the United States, a judgment obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any U.S. state.

A judgment of a U.S. court is not directly enforceable in Jersey, but constitutes a cause of action which may be enforced by Jersey courts provided that:

●	the applicable U.S. courts had jurisdiction over the case, as recognized under Jersey law;
●	the judgment is given on the merits and is final, conclusive and non-appealable;
●	the judgment relates to the payment of a sum of money, not being taxes, fines or similar governmental penalties;
●	the defendant is not immune under the principles of public international law;
●	the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;
●	the judgment was not obtained by fraud; and
●	the recognition and enforcement of the judgment is not contrary to public policy in Jersey.

Jersey courts award compensation for the loss or damage actually sustained by the plaintiff. Although punitive damages are generally unknown to the Jersey legal system, there is no prohibition on them either by statute or customary law. Whether a particular judgment may be deemed contrary to Jersey public policy depends on the facts of each case, though judgments found to be exorbitant, unconscionable, or excessive will generally be deemed as contrary to public policy. Moreover, certain defendants may qualify for protection under Protection of Trading Interests Act 1980, an act of the U.K. extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order, 1983. This Act provides that a qualifying defendant is not liable for multiple damages, in excess of that required for actual compensation. A “qualifying defendant” for these purposes is a citizen of the U.K. and its Colonies (as defined in the Act), a corporation or other limited liability entity organized under the laws of the U.K., Jersey or other territory for whose international relations the U.K. is responsible or a person conducting business in Jersey.

Jersey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. It is doubtful that an original action based on U.S. federal or state securities laws could be brought before Jersey courts. In addition, a plaintiff who is not resident in Jersey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Jersey. In addition, New MAC has been further advised by its legal counsel in Jersey, that it is uncertain as to whether the courts of Jersey would entertain original actions or enforce judgments from U.S. courts against New MAC or its officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws.

Our registered office address is Ogier Global Company Secretary (Jersey) Limited of 3rd Floor, 44 Esplanade, St. Helier, Jersey, JE4 9WG, and our principal executive office is 3rd Floor, 44 Esplanade, St. Helier, Jersey, JE4 9WG.

We have irrevocably appointed Forbes Barrentine Law as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 17480 Dallas Pkwy #114, Dallas, TX 75287.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://www.metalsacquisition.com/. We make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INDEX TO FINANCIAL STATEMENTS

METALS ACQUISITION CORP

Page
Unaudited Financial Statements as of March 31, 2023
Condensed Consolidated Balance Sheets as of March 31, 2023 (Unaudited) and December 31, 2022	F-3
Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2023 and 2022	F-4
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Deficit for the Three Months Ended March 31, 2023 and 2022	F-5
Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2023, and 2022	F-6
Notes to Unaudited Condensed Consolidated Financial Statements	F-7
Audited Financial Statements as of December 31, 2022
Report of Independent Registered Public Accounting Firm	F-31
Report of Independent Registered Accounting Firm (PCAOB ID 688)	F-32
Balance Sheet as of December 31, 2022	F-33
Statements of Operations for the year ended December 31, 2022 and for the period from March 11, 2021 (Inception) to December 31, 2021	F-34
Statements of Changes in Shareholder’s Deficit for the year ended December 31, 2022 and for the period from March 11, 2021 (Inception) through December 31, 2021	F-35
Statements of Cash Flows for the year ended December 31, 2022 and for the period from March 11, 2021 (Inception) to December 31, 2021	F-36
Notes to Audited Financial Statements	F-37 – F-58

CMPL

METALS ACQUISITION CORP

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash	$35,075	$42,314
Other receivable	65,061	53,200
Prepaid expenses	192,520	201,275
Total current assets	292,656	296,789
Marketable securities held in Trust Account	271,757,366	268,908,716
Deferred financing costs	1,598,459	985,760
Total Assets	$273,648,481	$270,191,265

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Accrued expenses and accounts payable	$2,078,202	$927,261
Due to related party	22,570	—
Deferred liabilities	10,260,573	7,239,473
Deferred underwriting discount	9,280,173	9,280,173
Promissory note – related party	1,459,594	786,096
Total current liabilities	23,101,112	18,233,003

Warrant liability	10,992,098	7,442,633
Total Liabilities	34,093,210	25,675,636

Commitments and Contingencies (Note 7)

Class A ordinary shares subject to possible redemption, 26,514,780 shares at redemption value of $10.25 and $10.14 per share as of March 31, 2023 and December 31, 2022, respectively	271,757,366	268,908,716

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding (excluding 26,514,780 shares subject to possible redemption)	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,628,695 shares issued and outstanding	663	663
Additional paid-in capital	—	—
Accumulated deficit	(32,202,758)	(24,393,750)
Total Shareholders’ Deficit	(32,202,095)	(24,393,087)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$273,648,481	$270,191,265

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

METALS ACQUISITION CORP

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2023	2022
Operating and formation costs	$1,203,610	$1,369,159
Acquisition costs	3,383,270	—
Loss from operations	(4,586,880)	(1,369,159)

Other expense:
Change in fair value of warrants	(3,447,505)	(4,496,199)
Change in foreign exchange	626	—
Trust interest income	2,848,650	17,414
Interest expense	(40,842)	—
Bank fee	(1,191)	(869)
Total Other expense, net	(640,262)	(4,479,654)

Net loss	$(5,227,142)	$(5,848,813)

Basic and diluted weighted average Class A shares outstanding, ordinary shares subject to possible redemption	26,514,780	26,514,780

Basic and diluted net loss per share, Class A ordinary shares (as revised)(1)	$0.11	$—

Basic and diluted weighted average Class B ordinary shares outstanding	6,628,695	6,628,695

Basic and diluted net loss per share, Class B ordinary shares (as revised)(1)	$(1.22)	$(0.88)
(1)	Net loss per share for the three months ended March 31, 2022 for Class A Ordinary Shares and Class B Ordinary Shares have been revised to conform with current period presentation (See Note 2).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

METALS ACQUISITION CORP

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’
DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2023

	Class A		Class B		Additional		Total
	Ordinary Shares		Ordinary Shares		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of January 1, 2023	—	$—	6,628,695	$663	$—	$(24,393,750)	$(24,393,087)
Remeasurement of Class A ordinary shares subject to possible redemption	—	—	—	—	(266,784)	(2,581,866)	(2,848,650)
Contribution of conversion price in excess of fair value of warrants	—	—	—	—	198,040	—	198,040
Amount in excess of the face value over the present value on related party promissory note	—	—	—	—	68,744	—	68,744
Net loss	—	—	—	—	—	(5,227,142)	(5,227,142)
Balance as of March 31, 2023	—	$—	6,628,695	$663	$—	$(32,202,758)	$(32,202,095)

FOR THE THREE MONTHS ENDED MARCH 31, 2022

	Class A		Class B		Additional
	Ordinary Shares		Ordinary Shares		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of January 1, 2022	—	$—	6,628,695	$663	$—	$(16,835,266)	$(16,834,603)
Remeasurement of Class A ordinary shares subject to possible redemption	—	—	—	—	—	(25,233)	(25,233)
Net loss	—	—	—	—	—	(5,848,813)	(5,848,813)
Balance as of March 31, 2022	—	$—	6,628,695	$663	$—	$(22,709,312)	$(22,708,649)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

METALS ACQUISITION CORP

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the	For the
	Three Months	Three Months
	Ended	Ended
	March 31, 2023	March 31, 2022
Cash flows from Operating Activities:
Net loss	$(5,227,142)	$(5,848,813)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,848,650)	(17,414)
Change in fair value of warrants	3,447,505	4,496,199
Interest expense	40,842	—
Changes in operating assets and liabilities:
Prepaid expenses	8,755	22,996
Other receivable	(11,861)	—
Accrued expenses and accounts payable	538,242	768,735
Due to related party	22,570	—
Deferred liabilities	3,021,100	—
Net cash used in operating activities	(1,008,639)	(578,297)

Cash flows from Financing Activities:
Proceeds from promissory note - related party	701,400	—
Proceeds from convertible promissory note – related party	300,000	—
Net cash provided by financing activities	1,001,400	—

Net change in cash	(7,239)	(578,297)
Cash, beginning of the period	42,314	954,974
Cash, end of the period	$35,075	$376,677

Supplemental disclosure of noncash investing and financing activities:
Remeasurement of Class A ordinary shares subject to possible redemption	$2,848,650	$25,233
Private warrants issued upon conversion of related party promissory note	$101,960	$—
Deferred financing costs included in accrued expenses	$947,037	$—
Capital contributed on settlement of related party note	$198,040	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

METALS ACQUISITION CORP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Business Operations and Going Concern and Management’s Plan

Metals Acquisition Corp (together with its consolidated subsidiaries, except as the context otherwise requires, the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on March 11, 2021.The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). On March 4, 2022, a wholly owned subsidiary, Metals Acquisition Corp. (Australia) Pty Ltd (“MAC-Sub”) was incorporated under the Australian Corporations Act 2001 and registered in New South Wales for the purposes of an initial Business Acquisition.

As of March 31, 2023, the Company had not commenced any operations. All activity for the period from March 11, 2021 (inception) through March 31, 2023, relates to the Company’s formation, operating costs, and the initial public offering (the “IPO”), described below and activities related to seeking an acquisition target. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments in the trust account derived from the IPO. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Green Mountain Metals LLC, a Cayman Islands limited liability company (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on July 28, 2021 (the “Effective Date”). On August 2, 2021, the Company consummated its IPO of 25,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-third of one redeemable warrant of the Company (“Warrant”), each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $250,000,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company completed the private sale of an aggregate of 5,333,333 warrants (the “Private Placement Warrants”) to the Sponsor at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $8,000,000. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of such warrants) are not transferable, assignable or salable until 30 days after the completion of the initial Business Combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants are redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the Units being sold in the IPO.

The underwriter had a 45-day option from the date of the Company’s IPO (August 2, 2021) to purchase up to an additional 3,750,000 Units to cover over-allotments, if any. On September 3, 2021, the Underwriter partially exercised the over-allotment option to purchase an additional 1,514,780 Units (the “Over-Allotment Units”) generating aggregate gross proceeds of $15,147,800 and incurring $302,956 in cash underwriting fees (see Notes 3 and 8) and $530,173 in deferred underwriting fees.

Simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the private placement with the Sponsor for an aggregate of 201,971 warrants to purchase Class A Ordinary Shares for $1.50 per warrant in a private placement with each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment (the “Additional Private Placement Warrants”), generating total proceeds of $302,956 (the “Private Placement Proceeds” and, together with the Option Unit Proceeds, the “Proceeds”) (see Note 5).

On September 16, 2021, the remaining amounts under the over-allotment option expired unused and 558,805 Class B ordinary shares were forfeited by the Sponsor to the Company for no consideration.

The Additional Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of such warrants) are not transferable, assignable or salable until 30 days after the completion of the initial Business Combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants are redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the Units being sold in the IPO.

Certain qualified institutional buyers or institutional accredited investors who are unaffiliated with the management team (“Anchor Investors”) purchased a total of 19,575,000 Units or 78.3% of the outstanding Units following the IPO (assuming no exercise of the over-allotment option). After the exercise of the Underwriter’s over-allotment option, the percentage purchased by Anchor Investors has decreased from 78.3% to 73.8%.

In addition, the Sponsor sold membership interests representing an aggregate of 1,272,500 founder shares to all Anchor Investors combined in the Sponsor, that will convert on a one-to-one basis into common shares in New MAC upon the Proposed Business Combination.

The Company estimated the aggregate fair value of these founder shares attributable to Anchor Investors via their purchase of the membership interest to be $11,107,653, or $8.73 per share. The founder shares purchased by the Anchor Investors represent a capital contribution by the Sponsor for the benefit of the Company and are recorded as offering costs and reflected as a reduction in the proceeds from the offering and offering expenses in accordance with ASC 470 and Staff Accounting Bulletin Topic 5A.

As the IPO included two instruments, Class A ordinary shares and warrants, and as the warrants are classified as a financial liability, it was necessary to allocate the gross proceeds between Class A ordinary shares and warrants. The Company adopted the residual method to allocate the gross proceeds between Class A ordinary shares and warrants based on their relative fair values. The gross proceeds were first allocated to the fair value of the warrants and the residual amount was then allocated to Class A ordinary shares. The percentage derived from this allocation was then used to allocate deferred offering costs between Class A ordinary shares and warrants. Issuance costs of $1,984,130 were allocated to the warrants and charged to the Company’s current period statement of operations.

The purchase of 78.3% in aggregate of the Units sold in the IPO, or 19,575,000 Units and the sales of membership interest by the Sponsor are hereby referred to as the “Anchor Investment.”

Transaction costs of the IPO amounted to $26,713,571 consisting of $5,302,956 of underwriting discounts, $9,280,173 of deferred underwriting discounts, fair value in the Anchor Investor shares of $11,107,653, and $1,022,789 of other offering costs. Of the transaction costs, $1,984,130 is included in other expenses and $24,729,441 is included in temporary equity.

A total of $265,147,800 was placed in a U.S.-based trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, acting as trustee, upon closing of the IPO and the underwriter partially exercising its over-allotment option.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the Private Placement Warrants, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less deferred underwriting commissions).

The Company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts previously disbursed to management for working capital purposes, if permitted, and excluding the amount of deferred underwriting discounts and commissions held in trust) at the time of signing an agreement to enter a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for so that the Company is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The net proceeds from the initial public offering are held in a trust account and are invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its income taxes, if any, the Company’s amended and restated memorandum and articles of association, as discussed below and subject to the requirements of law and regulation, will provide that the proceeds from the IPO and the sale of the Private Placement Warrants held in the Trust Account will not be released from the Trust Account (1) to the Company, until the completion of the initial Business Combination, or (2) to the public shareholders, until the earliest of (a) the completion of the initial Business Combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any public shares properly tendered in connection with a (A) shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the IPO, or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares or pre-initial Business Combination activity, and (c) the redemption of the public shares if the Company has not consummated the initial Business Combination within 24 months from the closing of the IPO. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial Business Combination or liquidation if the Company has not consummated an initial Business Combination within 24 months from the closing of the IPO, with respect to such Class A ordinary shares so redeemed.

The Company will provide the public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under applicable law or stock exchange listing requirements. The public shareholders are entitled to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein.

The ordinary shares subject to redemption are recorded at redemption value and have been classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company will have only 24 months from the closing of the IPO (the “Combination Period”) to complete the initial Business Combination. If the Company has not completed the initial Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold, (ii) to waive their redemption rights with respect to any founder shares and any public shares purchased during or after the IPO in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within the Combination Period, or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares or pre-initial Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any founder shares they hold if the Company fails to consummate the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Combination Period).

The Company’s Sponsor has agreed it will be liable to the Company if and to the extent any claims by a third party (excluding the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay its tax obligations, provided that such liability will not apply to any claims by a third party or prospective partner business who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriter of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be liable for such third-party claims. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Accordingly, the Sponsor may not be able to satisfy those obligations.

On March 17, 2022, the Company and Glencore Operations Australia Pty Limited (“Glencore”) entered into a Share Sale Agreement (the “SSA”).

Under the terms of the SSA, MAC-Sub will acquire from Glencore 100% of the issued share capital of Cobar Management Pty. Limited (“CMPL”) (the acquisition of CMPL and the CSA mine (as defined herein) from Glencore, the “Proposed Business Combination”). CMPL owns and operates the Cornish, Scottish and Australian mine (the “CSA Mine”) in Cobar, New South Wales, Australia.

Under the original terms of the SSA, in consideration for the acquisition of CMPL, the Company and MAC-Sub will: (a) pay $1,050,000,000 to Glencore (subject to a customary closing accounts adjustments to reflect the working capital, net debt and tax liabilities of CMPL at the time of closing under the SSA (the “Closing”)), (b) issue $50,000,000 (5,000,000 shares) worth of MAC Class A ordinary shares, $0.0001 par value to Glencore, and (c) enter into a net smelter royalty pursuant to which after the Closing, CMPL will pay to Glencore a royalty of 1.5% of all net smelter copper concentrate produced from the mining tenure held by CMPL at the time of the Closing.

The business combination has been approved by the boards of directors of the Company and Glencore.

On November 22, 2022, the Company, MAC-Sub and Metals Acquisition Limited (“MAC Limited”) entered into a Deed of Consent and Covenant with Glencore to amend the SSA (the “Amendment”). Pursuant to the Amendment, the parties thereto agreed to (i) permit the Company to undertake a re-domiciliation whereby the Company will be merged with and into MAC Limited, with MAC Limited continuing as the surviving company (“New MAC”) and (ii) amend the consideration payable to Glencore in connection with the acquisition of the CSA Mine whereby the Company and MAC-Sub will:

(a)	Pay at least $775 million in cash (with the potential to be scaled up to $875 million depending on equity demand) to Glencore (subject to customary closing accounts adjustment (including New MAC being liable for accounting fees in connection with the transaction) to reflect the working capital, net debt and tax liabilities of CMPL at the Closing;
(b)	Issue up to 10,000,000 ordinary shares of New MAC (the “New MAC Ordinary Shares”) at the Closing (the “Rollover Shares”) to Glencore (having a value of up to $100,000,000) with Glencore having the option to scale down the amount to $0 subject to MAC raising sufficient equity (with any scale-back to be reflected in the upfront cash payment scale-up, as set forth in subsection (a));
(c)	Pay $75 million in a deferred cash payment on the following terms:
(i)	Payable upon New MAC’s listing on the Australian Stock Exchange or undertaking any alternative equity raise (up to 50% of the net proceeds from the raise, capped at US$75 million);
(ii)	the unpaid balance of the $75 million will accrue interest at a rate equivalent to what New MAC pays on its mezzanine subordinated term loan, set at SOFR plus a variable margin of 8-12% (which will be determined by reference to prevailing copper prices); and
(iii)	any residual (up to the $75 million plus applicable interest) not paid in cash by the date that is twelve (12) months after the Closing will be settled on the next business day through the issuance of additional New MAC Ordinary Shares at a 30% discount to the 20-trading day VWAP before the issuance (“Equity Conversion Date”). If New MAC is listed on more than one exchange, the VWAP will be calculated by reference to the exchange with the largest volume (US$ equivalent) over the 20-trading day period before the Equity Conversion Date. If the New MAC Ordinary Shares cannot be issued to Glencore due to applicable law or the rules of any applicable stock exchange, Glencore, in its sole discretion, may delay the date for the issuance of the New MAC Ordinary Shares, noting that such right only delays the date for the issuance of the New MAC Ordinary Shares, which amount of New MAC Ordinary Shares will be set on the Equity Conversion Date;
(d)	Pay $150 million in cash structured as two contingent payments ($75 million each) that are unsecured, fully subordinated and payable if, over the life of the CSA Mine, the average daily London Metal Exchange closing price is greater than:
(i)	$4.25/lb (US$9,370/mt) for any rolling 18-month period (commencing at Closing) (the “First Contingent Payment”); and
(ii)	$4.50/lb (US$9,920/mt) for any rolling 24-month period (commencing at Closing) (the “Second Contingent Payment”);

The First Contingent Payment and the Second Contingent Payment will be payable as soon as the applicable payment trigger milestone has been achieved. However, if one or both of the milestones are met in the first three years post-Closing, the payment will only be made to the extent it does not constitute a breach of New MAC’s finance facilities in place at the Closing. To the extent payment would constitute a breach of the relevant facilities, New MAC will be subject to an obligation to use best endeavors to obtain the consent of all financiers for the payment to be made during the three-year window. For the avoidance of doubt, New MAC will be obligated to make the payments on the earlier of the first business day following (i) the refinancing of its senior debt, and (ii) the third anniversary of the Closing (being maturity of the senior debt), to the extent that First Contingent Payment and/or Second Contingent Payment has been triggered but not paid during the first three years post-Closing;

(e)	Enter into a Royalty Deed and Offtake Agreement as previously disclosed in the SSA; and
(f)	Grant Glencore the right to appoint one (1) director to the New MAC board of directors for every 10% of New MAC Ordinary Shares that Glencore beneficially owns.

On February 28, 2023, MAC-Sub, the Company and New MAC, as guarantors, entered into a syndicated facility agreement with Citibank, N.A., Sydney Branch, Bank of Montreal, Harris Bank N.A., The Bank of Nova Scotia, Australian Branch, and National Bank of Canada (collectively, the “Senior Lenders”) and Citisecurities Limited, as agent for the Senior Lenders, to provide a senior syndicate loan facility to finance, in part, the Proposed Business Combination. The Senior Syndicated Facility provides amongst other facilities, a US$205 million acquisition term loan that can be used to fund in part the Business Combination Consideration.

On March 10, 2023, MAC-Sub, the Company and MAC Limited, as guarantors, entered into a mezzanine debt facility loan note subscription agreement (the “Mezz Facility”) with Sprott Private Resource Lending II (Collector-2), LP, (the “Lender”) and Sprott Resource Lending Corp., as agent and security trustee for the Lender, to provide a mezzanine loan facility of US$135,000,000 to finance, in part, the Proposed Business Combination.

On April 14, 2023, the Company, New MAC and certain investors entered into subscription agreements (the “Subscription Agreements”), pursuant to which such investors agreed to subscribe for an aggregate of 11,362,506 ordinary shares, par value $0.0001 per share, of the Issuer (the “Subscribed Shares”) at a purchase price of $10.00 per share, for an aggregate purchase price of $113,625,060 in a private placement or placements (the “Private Placements”) to be consummated immediately prior to or substantially concurrently with the consummation of the Proposed Business Combination. The obligations of the parties to consummate the transactions contemplated by the Subscription Agreements shall be contingent upon, among other things, customary closing conditions and the consummation of the Proposed Business Combination.

The Subscription Agreements will terminate upon the earlier of (i) such date and time as the Share Sale Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of the Company and Subscriber to terminate the Subscription Agreements, or (iii) August 2, 2023.

Michael James McMullen, Chief Executive Officer and a member of the board of directors of the Company, has entered into a Subscription Agreement with an aggregate purchase price of $1,500,000. Katherine Crouse, spouse of Marthinus J. Crouse, Chief Financial Officer of the Company, has entered into a Subscription Agreement with an aggregate purchase price of $250,000. Patrice Ellen Merrin, director of the Company, has entered into a Subscription Agreement with an aggregate purchase price of $50,000.

In connection with the Subscription Agreements, Green Mountain Metals, LLC, the Company’s sponsor, agreed to transfer an aggregate of 517,500 shares of Class B common stock (Founder Shares converted to ordinary common stock on closing of the Proposed Business Combination) of the Company that it currently holds to certain investors who agreed to subscribe for a significant number of Subscribed Shares.

Going Concern and Management’s Plan

As of March 31, 2023, the Company had $35,075 of cash and a working capital deficit of $22,808,456.

The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Until the consummation of the Business Combination, the Company will be using the funds not held in the Trust Account.

On April 13, 2022, the Company issued an unsecured promissory note (the “2022 Sponsor Convertible Note”) to the Sponsor pursuant to which the Company could borrow up to $1,200,000 from the Sponsor for working capital needs, including transaction costs reasonably related to the consummation of the Proposed Business Combination (Refer to Note 5). On May 6, 2022, the Company borrowed $1,200,000 under the 2022 Sponsor Convertible Note. On May 24, 2022, the Sponsor exercised its option to convert the issued and outstanding loan amount of $1,200,000 under the 2022 Sponsor Convertible Note resulting in the issuance of 800,000 private placement warrants to the Sponsor, fully satisfying the Company’s obligation under the 2022 Sponsor Convertible Note.

On October 25, 2022, the Company issued an unsecured non-convertible promissory note (the “October 2022 Note”) to the Sponsor pursuant to which the Company may borrow up to $300,000 from the Sponsor for transaction costs reasonably related to the consummation of the Business Combination. The October 2022 Note bears no interest and all unpaid principal under the note will be due and payable in full up to the earlier of (1) August 2, 2023 and (ii) the acquisition of the Cornish, Scottish and Australian Mine in the Company’s Proposed Business Combination. As of March 31, 2023, $300,000 was outstanding under the October 2022 Note.

On December 21, 2022, the Company issued an unsecured non-convertible promissory note (the “December 2022 Note”) to the Sponsor pursuant to which the Company may borrow up to $1,254,533 from the Sponsor for transaction costs reasonably related to the consummation of the Business Combination. The December Note bears no interest and all unpaid principal under the Note will be due and payable in full up the earlier of (i) August 2, 2023, and (ii) the acquisition of the Cornish, Scottish and Australian Mine in the Company’s Proposed Business Combination. As of March 31, 2023, $1,187,496 was outstanding under the December 2022 Note.

On January 9, 2023, the Company issued an unsecured promissory note (the “2023 Sponsor Convertible Note”) to the Sponsor pursuant to which the Company borrowed $300,000 from the Sponsor for transaction costs reasonably related to the consummation of the Proposed Business Combination. Concurrently upon the issuance of the 2023 Sponsor Convertible Note, the Sponsor exercised its option to convert the issued and outstanding loan amount of $300,000 resulting in the issuance of 200,000 private placement warrants to the Sponsor, fully satisfying the Company’s obligation under the 2023 Sponsor Convertible Note.

On March 31, 2023, the Company issued an unsecured non-convertible promissory note (the “March 2023 Note”) to the Sponsor pursuant to which the Company may borrow up to $339,877 from the Sponsor for transaction costs reasonably related to the consummation of the Business Combination. The March 2023 Note bears no interest and all unpaid principal under the Note will be due and payable in full up the earlier of (i) August 2, 2023 and (ii) the acquisition of the Cornish, Scottish and Australian Mine (“CSA Mine”) in the Company’s business combination. As of March 31, 2023 there was no balance outstanding under the March 31, 2023 Note.

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board’s (“FASB’s”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until August 2, 2023 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date and the Company’s stockholders have not approved an extension by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that, should a Business Combination not occur, and an extension not be approved by the stockholders of the Company, the potential for mandatory liquidation and dissolution raises substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after August 2, 2023. The Company intends to continue to complete a Business Combination before the mandatory liquidation date. The Company is within 5 months of its mandatory liquidation date as of the time of filing of this Report.

Risks and Uncertainties

Results of operations and the Company’s ability to complete the Proposed Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an initial Business Combination. Per the Going Concern note above, the Company intends to continue to complete the Proposed Business Combination before the mandatory liquidation date of August 2, 2023. However, the Company is within 5 months of its mandatory liquidation date as of the time of filing of this Report and without an extension it is highly unlikely that a different business combination would be consummated if the Proposed Business Combination failed.

The condition precedent satisfaction date under the Share Sale Agreement (as amended) for the Proposed Business Combination is April 28, 2023 (“CP Date”). If all conditions precedent are not satisfied or waived by the CP Date and the parties don’t mutually agree an extension in writing, then both the Company and Glencore have the option to unilaterally elect to terminate the Share Sale Agreement. In the event the conditions precedent are not satisfied or waived in full by the CP Date and neither party elects to terminate, then the Share Sale Agreement remains binding on both parties until such date as one party elects to exercise its option to terminate

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 24, 2023. The interim results for the three months ended March 31, 2023, are not necessarily indicative of the results to be expected for the year ending December 31, 2023, or for any future interim periods.

The condensed consolidated financial statements include the accounts of a wholly-owned subsidiary Metals Acquisition Corp. (Australia) Pty Ltd (“MAC-Sub”), a private company incorporated in Australia.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. MAC-Sub was solely incorporated for the purpose of the Proposed Business Combination and was dormant for 2022. Intercompany transactions for the period ended March 31, 2023 were eliminated upon consolidation.

Revision of Prior Year Presentation

Certain prior year amounts have been revised to conform to the current year presentation. These revisions had no effect on the reported results of operations. A revision has been made to the Statement of Operations for March 31, 2022, to revise the earnings per share for Class A Ordinary Shares and Class B Ordinary Shares to conform to the current year calculation in applying the two class method.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”). The Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and qualifying for exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but that any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of these unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these condensed consolidated financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company had $35,075 and $42,314 of cash as of March 31, 2023 and December 31, 2022. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2023 and December 31, 2022.

Investments Held in Trust Account

At March 31, 2023 and December 31, 2022, funds held in the Trust Account included $271,757,366 and $268,908,716 of investments held in a money market fund characterized as Level 1 investments within the fair value hierarchy under ASC 820 (as defined below).

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000. As of March 31, 2023 and December 31, 2022, the Company has not experienced losses on this account.

The Investments Held in the Trust Account are invested in J.P. Morgan money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Treasury bonds are considered low-risk investments that are generally risk-free when held to maturity, since being fully backed by the U.S. government makes the risk of default extremely low.

Convertible Debt

The Company accounts for conversion options embedded in convertible notes in accordance with ASC 815. ASC 815 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free-standing derivative financial instruments.

The Company reviews the terms of convertible debt issued to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value. The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to interest expense.

Debt Financing Costs

The Company complies with the requirements of ASC 835-30-45-1A with respect to debt financing costs. Debt financing costs consist principally of legal and professional fees incurred through the balance sheet date that are directly related to the procurement of the Senior Syndicated Facility and the Mezz Facility. Debt financing costs incurred prior to the closing of the related debt instrument are capitalized and reported in the balance sheet as a long-term deferred asset until the closing of the related debt instrument at which time the accumulated debt financing costs are capitalized to the debt instrument as previously discussed. As of March 31, 2023 and December 31, 2022, $1,598,459 and $985,760, respectively, were capitalized and are included in deferred financing costs on the condensed consolidated balance sheets. On February 28, 2023 and March 10, 2023, the Company closed the Senior Syndicated Facility and the Mezz Facility respectively – Refer to Note 6.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO. Offering costs are charged to shareholders’ deficit or the consolidated statement of operations based on the relative value of the Warrants to the proceeds received from the Units sold upon the completion of the IPO. Accordingly, as of December 31, 2021, offering costs totaling $26,713,571 (consisting of $5,302,956 of underwriting fees, $9,280,173 of deferred underwriting fees, $11,107,653 of fair value of founder shares sold to Anchor Investors, and $1,022,789 of other offering costs) were recognized. Of the $26,713,571 offering costs $1,984,130 were allocated to the Public and Private Warrants and included in other expenses for the period and $24,729,441 included in temporary equity. There were no offering costs incurred for the three months ended March 31, 2023.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets, primarily due to its short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” The Company’s derivative instruments are recorded at fair value as of the IPO (August 2, 2021) and re-valued at each reporting date, with changes in the fair value reported in the consolidated statement of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants are derivative instruments. As the warrants meet the definition of a derivative, the warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, “Fair Value Measurement,” with changes in fair value recognized in the consolidated statement of operations in the period of change.

Warrant Instruments

The Company accounts for the 13,666,666 warrants issued in connection with the IPO and Private Placement and the additional 504,927 public warrants and 201,971 private placement warrants associated with the exercise of the over-allotment, in accordance with the guidance contained in FASB ASC 815 “Derivatives and Hedging” under which the warrants do not meet the criteria for equity treatment and must, thereby, be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at fair value and adjusts the instrument to fair value at each reporting period. This liability will be re-measured at each balance sheet date until the warrants are exercised or expire, and any change in fair value will be recognized in the Company’s consolidated statements of operations. The fair value of warrants will be estimated using observable market inputs. The valuation model utilizes inputs and other assumptions and may not be reflective of the price at which they can be settled. Such warrant classification is also subject to re-evaluation at each reporting period.

Fair Value Measurements

Fair value is defined as the price that would be received for the sale of an asset that would be paid for the transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholder’s deficit. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s consolidated balance sheets.

All of the Class A ordinary share sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary share subject to redemption to be classified outside of permanent equity.

If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the remeasurement adjustment from initial carrying amount to redemption book value and subsequently adjusted the redemption book value as of the IPO date for the earnings in the Trust Account. The change in the carrying value of redeemable ordinary share resulted in charges against additional paid-in capital and accumulated deficit. The carrying amount of ordinary shares subject to possible redemption excludes any potential reduction for up to $100,000 of funds held in trust that the Company may use to fund liquidation expenses. The Company will reduce the carrying amount of temporary equity for the availability of these funds only in the event that the Company’s liquidation becomes probable.

As of March 31, 2023 and December 31, 2022, the ordinary shares subject to possible redemption reflected on the consolidated balance sheets are reconciled in the following table:

Gross proceeds from IPO	$265,147,800
Less:
Proceeds allocated to Public Warrants, net of offering costs	(14,052,833)
Ordinary share issuance costs	(24,729,441)
Plus:
Remeasurement adjustment of carrying value to redemption value	42,543,190
Ordinary shares subject to possible redemption as of December 31, 2022	268,908,716
Plus:
Remeasurement adjustment of carrying value to redemption value	2,848,650
Ordinary shares subject to possible redemption as of March 31, 2023	$271,757,366

Net (Loss) Income Per Share

The Company has two classes of ordinary shares, which are referred to as Class A ordinary shares and Class B ordinary shares. In applying the two-class method, net income is shared pro rata between the two classes of shares whereas net losses, after adjustment for Trust income, are allocated solely to Class B ordinary shares, as Class A ordinary shares have no obligation to fund losses nor is their redemption feature reduced as a result of losses. Private and public warrants to purchase 14,373,564 Class A ordinary shares at $11.50 per share were issued on August 2, 2021, and September 3, 2021. On May 24, 2022, the Sponsor exercised its option to convert the issued and outstanding loan amount of $1,200,000 under the 2022 Sponsor Convertible Note, resulting in the issuance of 800,000 private placement warrants to the Sponsor. On January 9, 2023, the Sponsor exercised its option to convert the issued and outstanding loan amount of $300,000 under the 2023 Sponsor Convertible Note, resulting in the issuance of 200,000 private placement warrants to the Sponsor. Each private placement warrant entitles the Sponsor to purchase one Class A ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants sold concurrently with the Company’s initial public offering. The calculation of diluted (loss) income per common share does not consider the effect of the warrants issued in connection with the (i) IPO, (ii) exercise of over-allotment, or (iii) Private Placement since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted net (loss) income per ordinary share is the same as basic net (loss) income per ordinary share for the periods.

The following table reflects the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts):

	Three Months Ended		Three Months Ended
	March 31, 2023		March 31, 2022 (1)
	Class A	Class B	Class A	Class B
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net loss	$2,848,650	$(8,075,792)	$17,415	$(5,866,228)
Denominator:
Weighted average shares outstanding	26,514,780	6,628,695	26,514,780	6,628,695

Basic and diluted net income/(loss) per ordinary share	$0.11	$(1.22)	$—	$(0.88)
(1)	Net loss per share for the three months ended March 31, 2022 for Class A Ordinary Shares and Class B Ordinary Shares have been revised to conform with current period presentation (See Note 2).

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of March 31, 2023 and December 31, 2022, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next 12 months.

The Company is considered to be an exempted Cayman Islands company with connection to Australia via MAC-Sub as a taxable jurisdiction. MAC-Sub is dormant and the Company is therefore presently not subject to income taxes or income tax filing requirements in the Cayman Islands, United States or Australia. As such, the Company’s tax provision was zero for the period presented.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts on an Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on August 2, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying unaudited condensed consolidated financial statements.

Note 3 — Initial Public Offering

Units

On August 2, 2021, the Company consummated its IPO of 25,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-third of one redeemable warrant of the Company (“Warrant”), each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $250,000,000. The warrants will become exercisable 30 days after the completion of the initial Business Combination. The warrants will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The underwriter had a 45-day option from the date of the Company’s IPO (August 2, 2021) to purchase up to an additional 3,750,000 Units to cover over-allotments.

On September 3, 2021, the underwriter partially exercised the over-allotment option to purchase an additional 1,514,780 Units (the “Over-Allotment Units”) generating aggregate gross proceeds of $15,147,800 and incurring $302,956 in cash underwriting fees (see Note 1) and $530,173 of deferred underwriting fees.

On September 16, 2021, the remaining amounts under the over-allotment option expired unused and 558,805 Class B ordinary shares were forfeited by the Sponsor to the Company for no consideration.

Warrants

Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. In addition, if (x) the Company issues additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), or the Newly Issued Price; (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions); and (z) the volume-weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described below under “Redemption of warrants when the price per Class A ordinary share equal or exceed $10.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The warrants cannot be exercised until 30 days after the completion of the initial Business Combination, and will expire at 5:00 p.m., New York City time, five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations described below with respect to registration, or if a valid exemption from registration is available. No warrant will be exercisable, and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. If the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. If a registration statement is not effective for the exercised warrants, the purchaser of a Unit containing such warrant will have paid the full purchase price for the Unit solely for the Class A ordinary share underlying such Unit.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and
●	if, and only if, the last reported sales price (the “Closing Price”) of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and certain issuances of Class A ordinary shares and equity linked securities ) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”).

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;
●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities — Warrants — Public Shareholders’ Warrants” based on the redemption date and the “fair market value” of the Class A ordinary shares (as defined below); and
●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted per share subdivisions, share dividends, reorganizations, recapitalizations, and the like) on the trading day before the Company sends the notice of redemption to the warrant holders.

The “fair market value” of the Class A ordinary shares shall mean the volume-weighted average price of the Class A ordinary shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. The Company will provide the warrant holders with the final fair market value no later than one business day after the 10-day trading period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Company’s Sponsor purchased an aggregate of 5,333,333 Private Placement Warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.50 per warrant, or $8,000,000 in the aggregate.

Simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the private placement with the Sponsor for an aggregate of 201,971 warrants to purchase Class A Ordinary Shares for $1.50 per warrant in a private placement with each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment (the “Additional Private Placement Warrants”), generating total proceeds of $302,956 (the “Private Placement Proceeds” and, together with the Option Unit Proceeds, the “Proceeds”) (see Note 1).

On September 16, 2021, the remaining amounts under the over-allotment option expired unused.

The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of such warrants) are not transferable, assignable, or salable until 30 days after the completion of the initial Business Combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the Units being sold in the IPO.

Note 5 — Related Party Transactions

Founder Shares

In March 2021, the Company’s Sponsor paid $25,000, or approximately $0.003 per share, to cover certain of the offering and formation costs in exchange for an aggregate of 7,187,500 Class B ordinary shares, par value $0.0001 per share, of which 937,500 shares were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised.

On September 3, 2021, the Underwriter partially exercised the over-allotment option to purchase an additional 1,514,780 Units. On September 16, 2021, the remaining amounts under the over-allotment option expired unused. Consequently, 558,805 shares were forfeited by the Sponsor for no consideration.

The Company’s initial shareholders have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

On December 14, 2022, Ashley Zumwalt-Forbes and Black Mountain Storage LLC (collectively, the “Transferors”) entered into a Securities Assignment Agreement to assign and transfer an aggregate of 25,000 shares in the Sponsor that will convert on a one-to-one basis into common shares in New MAC upon the consummation of the Proposed Business Combination, to Marthinus J. Crouse (the “Recipient”). Pursuant to the agreement, the Transferors agreed to assign and transfer of the founder shares to the Recipient as soon as practicable after the date of the agreement. The 25,000 founder shares were transferred to the Recipient on December 23, 2022. The transfer of the founder shares is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. There are no vesting restrictions on the 25,000 shares transferred therefore there is no performance condition. Compensation expense of $224,250 or $8.97 per share was recognized for the year ended December 31, 2022.

The employment agreements expected to be signed by management in connection with the close of the Proposed Business Combination provide for the grant of 336,000 restricted stock units. As these grants are contingent upon the close of the Proposed Business Combination no amounts have been recorded in these condensed consolidated financial statements.

On April 14, 2023, the Company, New MAC and certain investors entered into subscription agreements (the “Subscription Agreements”), pursuant to which such investors agreed to subscribe for an aggregate of 11,362,506 ordinary shares, par value $0.0001 per share, of the Issuer (the “Subscribed Shares”) at a purchase price of $10.00 per share, for an aggregate purchase price of $113,625,060 in a private placement or placements (the “Private Placements”) to be consummated immediately prior to or substantially concurrently with the consummation of the Proposed Business Combination. The private placement included related party transactions specified below.

Michael James McMullen, Chief Executive Officer and a member of the board of directors of the Company, has entered into a Subscription Agreement with an aggregate purchase price of $1,500,000. Katherine Crouse, spouse of Marthinus J. Crouse, Chief Financial Officer of the Company, has entered into a Subscription Agreement with an aggregate purchase price of $250,000. Patrice Ellen Merrin, director of the Company, has entered into a Subscription Agreement with an aggregate purchase price of $50,000.

In connection with the Subscription Agreements, Green Mountain Metals, LLC, the Company’s sponsor, agreed to transfer an aggregate of 517,500 shares of Class B common stock (Founder Shares converted to ordinary common stock on closing of the

Proposed Business Combination) of the Company that it currently holds to certain investors who agreed to subscribe for a significant number of Subscribed Shares

Promissory Note — Related Party

On October 25, 2022 the Company issued an unsecured promissory note (“the October 2022 Note”) to the Sponsor, pursuant to which the Company borrowed the maximum of $300,000 from the Sponsor for transaction costs reasonably related to the consummation of the Business Combination. The October 2022 Note bears no interest and all unpaid principal under the October 2022 Note will be due and payable in full the earlier of (i) August 2, 2023 and (ii) the consummation of the Business Combination. As of March 31, 2023 and December 31, 2022 $300,000 were outstanding under the October 2022 Note.

On December 21, 2022, the Company issued an unsecured promissory note (the “December 2022 Note”) to the Sponsor pursuant to which the Company may borrow up to $1,254,533 from the Sponsor for transaction costs reasonably related to the consummation of the Business Combination. The December 2022 Note bears no interest and all unpaid principal under the December 2022 Note will be due and payable in full up the earlier of (i) August 2, 2023 and (ii) the acquisition of the Cornish, Scottish and Australian Mine in the Company’s Proposed Business Combination.

As of March 31, 2023 and December 31, 2022, $1,187,496 and $486,096 were outstanding under the December 2022 Note, respectively.

The Company assessed the October 2022 Note and December 2022 Note and calculated the difference between the face value and the present value of the notes and the difference of $68,744 was recorded as a contribution from the Sponsor on the statement of shareholders’ deficit as of March 31, 2023. The Company also calculated imputed interest on the notes under FASB ASC Topic 835-30, “Imputation of Interest” in the amount of $40,842 and recorded interest expense on the statement of operations as of March 31, 2023.

On March 31, 2023, the Company issued an unsecured non-convertible promissory note (the “March 2023 Note”) to the Sponsor pursuant to which the Company may borrow up to $339,877 from the Sponsor for transaction costs reasonably related to the consummation of the Business Combination. The March 2023 Note bears no interest and all unpaid principal under the Note will be due and payable in full up the earlier of (i) August 2, 2023 and (ii) the acquisition of the Cornish, Scottish and Australian Mine (“CSA Mine”) in the Company’s business combination. As of March 31, 2023, there was no amount outstanding under the March 2023 Note.

Advances from Related Parties

The Sponsor or an affiliate of the Sponsor incurred expenses on behalf of the Company only between the initial Company registration and the IPO. The liability was non-interest bearing and due on demand. During the year ended December 31, 2021, the Company received advances from related parties of $150,000 and were fully repaid at the close of the IPO. As at March 31, 2023 and December 31, 2022, there were no advances from Related Parties.

Working Capital Loans – Convertible Promissory Note from Related Party

To finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes the initial Business Combination, the Company will repay the Working Capital Loans. If the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into Private Placement Warrants of the post Business Combination entity at a price of $1.50 per warrant, at the option of the lender. Such warrants would be identical to the Private Placement Warrants. At March 31, 2023 and December 31, 2022, there were no Working Capital Loans outstanding.

On May 6, 2022, the Company entered into a convertible promissory note agreement with the Sponsor pursuant to which the Sponsor agreed to loan the Company up to an aggregate principal amount of $1,200,000. The 2022 Sponsor Convertible Note is non-interest bearing and payable on the earlier of (i) August 2, 2023, or (ii) the date on which the Company consummates the initial Business Combination. If the Company does not consummate the Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the 2022 Sponsor Convertible Note; however, no proceeds from the Trust Account may be used for such repayment. Up to $1,200,000 of the 2022 Sponsor Convertible Note may be converted into warrants at a price of $1.50 per warrant at the option of the Sponsor. The warrants would be identical to the Private Placement Warrants; provided, however, that (i) the warrants will not be subject to forfeiture in connection with the Business Combination and (ii) the warrants will grant the holders the right to purchase one ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants. Concurrently with entering into the agreement, the Company borrowed $1,200,000 against the Sponsor Convertible Note. On May 24, 2022, the Sponsor exercised the conversion option and converted the issued and outstanding loan balance of $1,200,000 under the 2022 Sponsor Convertible Note into 800,000 private placement warrants. As of March 31, 2023, there were no outstanding amounts under the 2022 Sponsor Convertible Note.

The Company assessed the provisions of the 2022 Sponsor Convertible Note under ASC 470-20. The derivative component of the obligation was initially valued and classified as a derivative liability. The conversion option was valued using a Monte Carlo Simulation method, which is considered to be a Level 3 fair value measurement and based on the following assumptions (see Note 6):

	May 24, 2022	May 6, 2022
	Conversion	Borrowing
	(Final	(Initial
	Measurement)	Measurement)
Underlying warrant value	$0.60	$0.80
Exercise price	$1.50	$1.50
Holding period	0.35	0.40
Risk-free rate%	1.25%	1.18%
Volatility%	59.57%	55.35%

On January 9, 2023, the Company issued an unsecured promissory note (the “2023 Sponsor Convertible Note”) to the Sponsor pursuant to which the Company borrowed $300,000 from the Sponsor for transaction costs reasonably related to the consummation of the Business Combination. All unpaid principal under the 2023 Sponsor Convertible Note will be due and payable in full on the earlier of (i) August 2, 2023, and (ii) the acquisition of the Cornish, Scottish and Australian Mine in the Company’s Proposed Business Combination (the “Business Combination”) (such earlier date, the “Maturity Date”).

Pursuant to the terms of the 2023 Sponsor Convertible Note, the Sponsor will have the option, at any time on or prior to the Maturity Date, to convert any amounts outstanding under the 2023 Sponsor Convertible Note, up to $300,000 in the aggregate, into warrants to purchase the Company’s Class A ordinary shares, par value $0.0001 per share, at a conversion price of $1.50 per warrant, with each warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants sold concurrently with the Company’s initial public offering.

Concurrently upon the issuance of the 2023 Sponsor Convertible Note, on January 9, 2023, the Sponsor exercised its option to convert the issued and outstanding loan amount of $300,000 under the 2023 Sponsor Convertible Note, resulting in the issuance of 200,000 private placement warrants to the Sponsor. The Company assessed the provisions of the 2023 Sponsor Convertible Note under ASC 470-20 and determined due to the conversion of the note concurrent with the issuance of the promissory note there was no derivative component to be valued and recorded a warrant liability in the amount of $101,960 on January 9, 2023.

Note 6 — Recurring Fair Value Measurements

As of March 31, 2023 and December 31, 2022, the Company’s warrant liability was valued at $10,992,098 and $7,442,633. Under the guidance in ASC 815-40 the warrants do not meet the criteria for equity treatment. As such, the warrants must be recorded on the balance sheet at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s consolidated statements of operations.

The Company’s warrant liability for the Private Placement Warrants is based on a valuation model utilizing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. As of March 31, 2023 and December 31, 2022, the closing price of the Public Warrants was determined to be an appropriate estimate for the fair value of Private Placement Warrants due to a make-whole provision in the contractual terms of the Private Placement Warrants Agreement and reclassified to Level 2.

On September 20, 2021, the Company’s Public Warrants began trading on the New York Stock Exchange. As such, the Company’s warrant liability for the Public Warrants is based on unadjusted quoted prices in an active market (the New York Stock Exchange) for identical assets or liabilities that the Company can access. The fair value of the Public Warrant liability is classified within Level 1 of the fair value hierarchy.

All of the Company’s trust assets on the balance sheet consist of U. S. Money Market funds. Fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets.

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of March 31, 2023 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	Level 1	Level 2	Level 3
Assets:
U.S. Money Market held in Trust Account	$271,757,366	$—	$—
	$271,757,366	$—	$—
Liabilities:
Public Warrants	$6,319,356	$—	$—
Private Placement Warrants	—	4,672,742	—
	$6,319,356	$4,672,742	$—

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2022 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	Level 1	Level 2	Level 3
Assets:
U.S. Money Market held in Trust Account	$268,908,716	$—	$—
	$268,908,716	$—	$—
Liabilities:
Public Warrants	$4,335,166	$—	$—
Private Placement Warrants	—	3,107,467	—
	$4,335,167	$3,107,467	$—

The Company established the initial fair value for the Warrants on August 2, 2021, the date of the consummation of the Company’s IPO and September 3, 2021, the date of the Underwriter’s partial exercise of its over-allotment option, respectively. The Company used a Black-Scholes model to value the Public and Private Warrants.

The Company accounts for conversion options embedded in convertible notes in accordance with ASC 815. ASC 815 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free-standing derivative financial instruments.

The conversion option liability of the 2022 Sponsor Convertible Note was valued using a Monte Carlo simulation model which values each borrowing at borrowing date and is revalued at each subsequent conversion and reporting date. The Monte Carlo model’s primary unobservable input utilized in determining the fair value of the conversion option liability is the expected volatility of the common stock. The expected volatility was implied from the Company’s own Public Warrant pricing. Other key assumptions used in connection with the Monte Carlo model were holding period, risk free rate, exercise price, and underlying warrant value, which were based on market conditions, management assumptions, and terms of the 2022 Sponsor Convertible Note (see Note 5).

The following table provides a reconciliation of changes in fair value liability of the beginning and ending balances for the Company’s Private Placement Warrants as Level 3:

Fair value at December 31, 2021	$3,265,830
Promissory note conversion	480,000
Change in fair value	(324,766)
Private Placement Warrants reclassified to level 2	(3,421,064)
Fair Value at December 31, 2022	$—

Except for the transfer from Level 3 to Level 1 for the Public Warrants and Level 3 to Level 2 for the Private Warrants, there were no other transfers between Levels 1, 2 or 3 for the year ended December 31, 2022 and for the three months ended March 31, 2023.

Note 7 — Deferred Liabilities, Commitments and Contingencies

Registration Rights

The holders of the (i) Founder shares (which were issued in a private placement prior to the closing of the IPO), (ii) Private Placement Warrants (which were issued in a private placement simultaneously with the closing of the IPO) and (iii) Private Placement Warrants (that may be issued upon conversion of Working Capital Loans) will have registration rights to require the Company to register a sale of any of the securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of the IPO. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed after the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter’s Agreement

The underwriter had a 45-day option from the date of the IPO to purchase up to an additional 3,750,000 Units to cover over-allotments, if any.

On September 3, 2021, the underwriter partially exercised its over-allotment option to purchase an additional 1,514,780 Units (the “Over-Allotment Units”) generating aggregate gross proceeds of $15,147,800 and incurring $302,956 in cash underwriting fees (see Note 1).

On September 16, 2021, the remaining amounts under the over-allotment option expired unused.

The underwriter was paid a cash underwriting discount of two percent (2%) of the gross proceeds of the IPO (including the Over-Allotment Units), or $5,302,956. Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% or $9,280,173 of the gross proceeds of the IPO (including the Over-Allotment Units) held in the Trust Account upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

Legal Services Agreement

Legal services rendered by U.S. General Counsel are accrued on a quarterly basis but deferred for settlement until the closing of the Proposed Business Combination. The accrued fees as of March 31, 2023 and December 31, 2022 were $4,168,087 and $3,373,124, respectively. These amounts are included in deferred liabilities on the consolidated balance sheets.

Tax Planning Services Agreement

Tax planning services rendered by the Company’s tax advisor are accrued on a monthly basis but deferred for settlement until the closing of the Proposed Business Combination. The deferred fees as of March 31, 2023 and December 31, 2022 were $662,562 and $544,119, respectively. These amounts are included in deferred liabilities on the consolidated balance sheets.

Glencore Deed of Consent and Side Letter

On November 22, 2022, the Company, MAC-Sub and New MAC entered into a Deed of Consent and Covenant (the “Deed of Consent and Covenant”) with Glencore to amend the SSA (the “Amendment”). Pursuant to the Amendment, the Company agreed to assume the costs related to the auditing fees associated with CMPL. The fees are being paid by Glencore and are repayable by the Company to Glencore at the earliest of the closing of the Proposed Business Combination or the cessation thereof. The deferred fees payable to Glencore as of March 31, 2023 and December 31, 2022 were $4,530,101 and $2,995,087, respectively. These amounts are included in deferred liabilities on the consolidated balance sheets.

On April 21, 2023, the Company, MAC-Sub, New MAC and Glencore entered into the CMPL Share Sale Agreement Side Letter (the “Side Letter”). Pursuant to the Side Letter, the Sunset Date (as defined in the SSA) has been extended from April 28, 2023 to June 1, 2023. In addition, MAC, MAC-Sub, and MAC Limited have requested that Glencore procure legal opinions relating to certain of its Related Bodies Corporate (as defined in the SSA). Pursuant to the Side Letter, MAC, MAC-Sub, and New MAC agreed to reimburse Glencore for any fees incurred in connection with procuring such legal opinions.

Senior Syndicated Facility Agreement

On February 28, 2023, MAC-Sub, the Company and New MAC, as guarantors, entered into a syndicated facility agreement (“SFA”) with Citibank, N.A., Sydney Branch, Bank of Montreal, Harris Bank N.A., The Bank of Nova Scotia, Australian Branch, and National Bank of Canada (collectively, the “Senior Lenders”) and Citisecurities Limited, as agent for the Senior Lenders, to provide a senior syndicate loan facility to finance, in part, the Proposed Business Combination.

The SFA provides for, among other things, three credit facilities (collectively, the “Senior Facilitates”) as follows:

(i)	a $205 million acquisition term loan (“Facility A”) that can be used to fund the Business Combination Consideration, requires quarterly repayments that are sculpted as necessary to meet a Debt Service Cover Ratio minimum of 1.50x but can be mandatorily repaid by way of a ‘sweep’ of excess cash available to the MAC-Sub and each of its subsidiaries such that on the last day of each quarter, MAC-Sub must apply 30% of all excess cash in repayment of Facility A applied in inverse order of maturity, and is fully amortized over a notational 5 year loan life based on agreed financial modelling as described in the SFA;
(ii)	a $25 million revolving credit facility (“Facility B”) that can be used only for general corporate purposes post-closing of the Business Combination, requires repayments such that all loans under Facility B are repaid on or before the date that is 3 years after the date of financial close under the SFA (the “Termination Date”); and
(iii)	a A$40 million letter of credit facility (“Facility C”) that is for performance guarantees in favor of the government of New South Wales in relation to the environmental rehabilitation obligations of the CSA Mine and for other financial bank guarantees, as required, requires repayment on the Termination Date. At present Facility A and Facility B are fully committed, with Facility C not yet having received full commitments, but structured on the basis that a further lender can accede to the SFA to fund that Facility C.

The rate of interest for Facility A and B is calculated from the aggregate of i) the margin (being a fixed amount of 3.0% per annum), and (ii) the greater of zero or the secured overnight financing rate (“SOFR”) for such day. The issuance fee for Facility C (in lieu of interest) is 2% per annum on the amount of each outstanding performance guarantee, or 3% per annum on the amount of each outstanding financial guarantee. The SFA also specifies a default interest rate of an additional 2% per annum for overdue payments.

The SFA is subject to customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement.

Loan Note Subscription Agreement – Mezzanine Debt Facility and Equity Subscription Agreement

On March 10, 2023, MAC-Sub, the Company and MAC Limited, as guarantors, entered into a mezzanine debt facility loan note subscription agreement (the “Mezz Facility”) with Sprott Private Resource Lending II (Collector-2), LP, (the “Lender”) and Sprott Resource Lending Corp., as agent and security trustee for the Lender, to provide a mezzanine loan facility to finance, in part, the Proposed Business Combination.

The Mezz Facility provides for, among other things, $135,000,000 total funding available to MAC with a maturity of five (5) years from the closing of the Business Combination. The interest rate on the Mezz Facility will be paid on a quarterly basis and is calculated as the aggregate of (i) the Interest Rate Margin (outlined below), and (ii) the greater of the 3-month term SOFR rate or 2.00% per annum. The Interest Rate Margin is calculated based on the copper price on the first day of each calendar quarter as quoted on the London Metal Exchange (“LME”). The variation in the copper price will determine the margin rate as well as the composition of interest payments (being either cash and/or capitalized to the principal (provided no event of default is continuing) as described below:

LME Copper Price	Margin	Payment
<$3.40/lb	12.00%	100% capitalized / 0% Cash
>$3.40/lb to $3.85/lb	10.00%	60% capitalized / 40% Cash
>$3.85/lb	8.00%	0% capitalized / 100% Cash

Equity Subscription Agreement

Concurrently, in connection with the Mezz Facility, New MAC, the Company, Sprott Private Resource Lending II (Collector), LP (the “Equity Subscriber”) and Sprott Private Resource Lending II (Collector-2), LP, (the “Warrant Subscriber”) entered into a subscription agreement (the “Subscription Agreement”) pursuant to which the Equity Subscriber has committed to purchase 1,500,000 New MAC Ordinary Shares (the “Subscribed Shares”) at a purchase price of $10.00 per share and an aggregate purchase price of $15,000,000. In addition, in accordance with the terms of the Mezz Facility, and subject to the consummation of the transactions contemplated thereby, the Warrant Subscriber will receive 3,187,500 warrants to purchase New MAC Ordinary Shares (the “New MAC Financing Warrants”) once the Mezz Facility begins. Each New MAC Financing Warrant will entitle the holder to purchase one New MAC Ordinary Share. The New MAC Financing Warrant documentation will contain customary anti-dilution clauses. The New MAC Financing Warrants will be fully transferrable and will last for the full term of the Mezz Facility with an exercise price of US$12.50 per share. Upon exercise, New MAC may either (i) cash-settle the New MAC Warrants, or (ii) direct the holder to offset the exercise price against the outstanding principal amount of the facility. New MAC may elect to accelerate the exercise date for the New MAC Financing Warrants if New MAC Ordinary Shares are quoted on a recognized stock exchange as over two (2) times the exercise price for twenty (20) consecutive trading days.

The obligations to consummate the transactions contemplated by the Subscription Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Mezz Facility and the Proposed Business Combination Agreement.

Silver Purchase Agreement, Silver Stream Equity Subscription, Redemptions Backstop Facility

On March 20, 2023, MAC-Sub, a wholly owned subsidiary of the Company, as a seller psa entity, the Company and New MAC following the Proposed Business Combination, as seller, entered into a silver purchase agreement (the “Silver Stream”) with Osisko Bermuda Limited (the “Purchaser”), pursuant to which the Purchaser will advance to New MAC a $75,000,000 upfront cash deposit (the “Silver Deposit”) on account of future deliveries of refined silver by New MAC to the Purchaser referenced to silver production from the CSA Mine (as defined below). The amount of the Silver Deposit will be increased by an additional $15,000,000 if the average silver market price quoted by the London Bullion Market Association (the “LBMA”) is $25.50 per ounce or more over the ten (10) business day period prior to the closing of the Silver Stream. The Silver Deposit represents a pre-payment of a portion of the purchase price for refined silver to be sold by New MAC to the Purchaser under the Silver Stream.

The Silver Deposit will be used by New MAC to finance, in part, the Proposed Business Combination. The Silver Stream provides for the sale by New MAC to the Purchaser of an amount of refined silver equal to 100% of payable silver (calculated as 90% of produced silver) produced by the CSA Mine during the life of mine. The Purchaser will make ongoing cash payments for refined silver delivered equal to 4% (the “Silver Cash Price”) of the silver price quoted on the LBMA for one ounce of refined silver on the day prior to the date of delivery (the “Silver Market Price”). Until the Silver Deposit is reduced to nil, the Purchaser shall credit the difference between the Silver Market Price and the Silver Cash Price against the outstanding Silver Deposit. After the Silver Deposit is reduced to nil, the Purchaser will pay only the Silver Cash Price for each ounce of refined silver.

Additionally, pursuant to the Silver Stream, the Purchaser has been granted a right of first refusal with respect to any royalty, stream or similar interest in the metals or other minerals mined from a project now or hereafter owned by MAC or any affiliate of New MAC that a third party offers to purchase from New MAC or any affiliate of New MAC (the “ROFR”). The ROFR, applies until the later to occur of: (i) seven (7) years from the closing date of the Silver Stream; and (ii) the date on which the Purchaser or any affiliate ceases to hold or control more than 5% of the issued share capital of New MAC.

Except as otherwise described above and customary terms and conditions for stream transactions, the Silver Stream contains substantially similar representations and warranties, covenants, events of default and other provisions as the SFA governing the three senior credit facilities. The Silver Stream is subject to the completion of the Senior Facilities, Mezz Facility and the Business Combination.

Silver Stream Equity Subscription Agreement

Concurrently, on March 20, 2023, New MAC and the Company entered into a subscription agreement with Osisko Bermuda Limited (the “Subscriber”) (the “Silver Stream Subscription Agreement”) pursuant to which the Subscriber has committed to purchase 1,500,000 New MAC Ordinary Shares at a purchase price of $10.00 per share and an aggregate price of $15,000,000. The subscription is conditional upon the completion of the Silver Stream, Senior Facilities, Mezz Facility and the Proposed Business Combination.

The Silver Stream Subscription Agreement provides for, among other things, the terms of the equity issue which are identical to the PIPE financing in connection with the Proposed Business Combination

Redemptions Backstop Facility

New MAC, the Company and the Purchaser entered into a Redemptions Backstop Facility, consisting of a Copper Purchase Agreement (as defined below) with an upfront deposit of up to $75,000,000 and up to a $25,000,000 equity subscription (to be subscribed for on a pro-rata basis equal to the proportion of the deposit under the Copper Purchase Agreement that New MAC elects to draw on prior to the closing of the Proposed Business Combination (the “Copper Stream Subscription Agreement” (as defined below)). The deposit to be made available under the Redemptions Backstop Facility is drawable at New MAC’s discretion in the event there is a shortfall of funds required for the Proposed Business Combination. The Redemptions Backstop Facility is subject to the completion of the Senior Facilities, Mezz Facility, Silver Stream and the Proposed Business Combination.

Copper Purchase Agreement

On March 20, 2023, MAC-Sub, as a seller psa entity, the Company and New MAC, as sellers, entered into a copper purchase agreement (the “Copper Stream”) with the Purchaser, pursuant to which the Purchaser will make available to New MAC an upfront cash deposit of up to $75,000,000 (the “Available Copper Deposit”) on account of future deliveries of refined copper by New MAC to the Purchaser referenced to copper production from the CSA Mine. New MAC may draw on the Available Copper Deposit in whole or in part by providing notice to the Purchaser no less than ten (10) business days prior to the closing of the Business Combination, with the Purchaser paying to New MAC in cash the amount of the Available Copper Deposit New MAC elects to draw down (the “Elected Deposit Percentage”) at the closing of the Business Combination (the “Copper Deposit”). The Copper Deposit represents a pre-payment of a portion of the purchase price for refined copper to be sold by New MAC to the Purchaser under the Copper Stream.

The Copper Stream provides for the sale by New MAC to the Purchaser of an amount of refined copper equal to the Copper Stream Percentage (as defined below) of payable copper (being 96.2% of produced copper) produced by the CSA Mine during the life of the mine. For the purposes of the Copper Stream, the “Copper Stream Percentage” shall mean during the following periods:

Time Period	% Payable Copper
Closing to 1st Anniversary of the Closing Date	—%
1st Anniversary of the Closing Date to 5th Anniversary	3.00%
5th Anniversary until 33,000 metric tonnes of Refined Copper delivered to the Purchaser (the “Threshold Quantity”)	4.875%
Thereafter from the date that the Threshold Quantity has been met	2.25%

The Threshold Quantity and Copper Stream Percentage will be adjusted on a pro rata basis in accordance with the Elected Deposit Percentage. In addition, under the Copper Stream, New MAC may elect to reduce the Copper Stream Percentage and the Threshold Quantity on the 5th anniversary of the closing date to the amounts and percentages set out in the Copper Stream upon making a one-time payment of $40,000,000 or $20,000,000, respectively.

The Purchaser will make ongoing cash payments for refined copper delivered equal to 4% (the “Copper Cash Price”) of the cash settlement price for one tonne of refined copper quoted by the LME on the date prior to the date of delivery (the “Copper Market Price”). Until the Copper Deposit is reduced to nil, the Purchaser shall credit the difference between the Copper Market Price and the Copper Cash Price against the outstanding Copper Deposit. After the Copper Deposit is reduced to nil, the Purchaser will pay only the Copper Cash Price for each tonne of refined copper.

Except as otherwise described above and customary terms and conditions for stream transactions, the Copper Stream contains substantially similar representations and warranties, covenants, events of default and other provisions as the SFA governing the Senior Facilities. The Copper Stream is subject to the completion of the Senior Facilities, Mezz Facility, Silver Stream and the Proposed Business Combination.

Copper Stream Equity Subscription Agreement

Concurrently, on March 20, 2023, New MAC and the Company entered into a subscription agreement with Osisko Bermuda Limited (the “Subscriber”) (the “Copper Stream Subscription Agreement”) pursuant to which the Subscriber has committed to purchase up to 2,500,000 New MAC Ordinary Shares at a purchase price of $10.00 per share and an aggregate price of up to $25,000,000. The number of shares purchased by the Subscriber shall be adjusted on a pro-rata basis proportional to the percentage of the Available Copper Deposit (as defined in the Copper Stream) drawn down by New MAC under the Copper Stream. The subscription is conditional upon the completion of the Copper Stream, Silver Stream, Senior Facilities, Mezz Facility and the Business Combination.

The Copper Stream Subscription Agreement provides for, among other things, the terms of the equity issue which are identical to the PIPE financing in connection with the Proposed Business Combination.

Note 8 — Shareholders’ Deficit

Preference Shares— The Company is authorized to issue a total of 1,000,000 preference shares at par value of $0.0001 each. At March 31, 2023 and December 31, 2022, there were no preference shares issued or outstanding.

Class A Ordinary Shares— The Company is authorized to issue a total of 200,000,000 Class A ordinary shares at par value of $0.0001 each. At March 31, 2023 and December 31, 2022, there were no Class A ordinary shares issued or outstanding, excluding 26,514,780 shares subject to possible redemption reflected as temporary equity.

Class B Ordinary Shares— The Company is authorized to issue a total of 20,000,000 Class B ordinary shares at par value of $0.0001 each. In March 2021, the Company issued 7,187,500 Class B ordinary shares, par value $0.0001 per share, of which 937,500 were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised. On September 3, 2021, with the partial exercise of the over-allotment option, the Sponsor forfeited 558,805 of the Class B ordinary shares. Accordingly, as of March 31, 2023 and December 31, 2022, the Company had issued 6,628,695 Class B ordinary shares to its Sponsor for $25,000, or approximately $0.004 per share.

Pursuant to the Anchor Investment, the Sponsor sold 1,272,500 founder shares to the Anchor Investors at the same price the Sponsor purchased the founder shares from the Company (approximately $0.003 per share).

The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of ordinary shares issued and outstanding upon the consummation of the IPO, plus the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial Business Combination (net of any redemptions of Class A ordinary shares by public shareholders), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, members of the team or any of their affiliates upon conversion of Working Capital Loans. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

With respect to any other matter submitted to a vote of the shareholders, including any vote in connection with the initial Business Combination, except as specified in the Company’s amended and restated memorandum and articles of association or as required by law or the applicable rules of the NYSE then in effect, holders of the founder shares and holders of the public shares will vote together as a single class, with each share entitling the holder to one vote.

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the unaudited condensed consolidated financial statements were available to be issued.

The Company did not identify any subsequent events, other than listed below, that would have required adjustment in the unaudited condensed consolidated financial statements.

In connection with the Proposed Business Combination, on April 14, 2023, the Company, New MAC and certain investors entered into subscription agreements (the “Subscription Agreements”), pursuant to which such investors agreed to subscribe for an aggregate of 11,362,506 ordinary shares, par value $0.0001 per share, of the Issuer (the “Subscribed Shares”) at a purchase price of $10.00 per share, for an aggregate purchase price of $113,625,060 in a private placement or placements (the “Private Placements”) to be consummated immediately prior to or substantially concurrently with the consummation of the Proposed Business Combination. The obligations of the parties to consummate the transactions contemplated by the Subscription Agreements shall be contingent upon, among other things, customary closing conditions and the consummation of the Proposed Business Combination.

The Subscription Agreements will terminate upon the earlier of (i) such date and time as the Share Sale Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of the Company and Subscriber to terminate the Subscription Agreements, or (iii) August 2, 2023.

Michael James McMullen, Chief Executive Officer and a member of the board of directors of the Company, has entered into a Subscription Agreement with an aggregate purchase price of $1,500,000. Katherine Crouse, spouse of Marthinus J. Crouse, Chief Financial Officer of the Company, has entered into a Subscription Agreement with an aggregate purchase price of $250,000. Patrice Ellen Merrin, director of the Company, has entered into a Subscription Agreement with an aggregate purchase price of $50,000.

In connection with the Subscription Agreements, Green Mountain Metals, LLC, the Company’s sponsor, agreed to transfer an aggregate of 517,500 shares of Class B common stock (Founder Shares converted to ordinary common stock on closing of the Proposed Business Combination) of the Company that it currently holds to certain investors who agreed to subscribe for a significant number of Subscribed Shares.

On April 21, 2023, the Company, MAC-Sub, New MAC and Glencore entered into the CMPL Share Sale Agreement Side Letter (the “Side Letter”). Pursuant to the Side Letter, the Sunset Date (as defined in the SSA) has been extended from April 28, 2023 to June 1, 2023. In addition, MAC, MAC-Sub, and MAC Limited have requested that Glencore procure legal opinions relating to certain of its Related Bodies Corporate (as defined in the SSA). Pursuant to the Side Letter, MAC, MAC-Sub, and New MAC agreed to reimburse Glencore for any fees incurred in connection with procuring such legal opinions.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Metals Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Metals Acquisition Corp. (the Company) as of December 31, 2022, the related consolidated statement of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022, and the results of its operations and its cash flows the year ended December 31, 2022, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has until August 2, 2023 to consummate a Business Combination. If a Business Combination is not consummated by this date and the Company’s stockholders have not approved an extension by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Given the uncertainty related to the ability to consummate a business combination by August 2, 2023 the Company has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

Chartered Professional Accountants

We have served as the Company’s auditor since 2023.

Vancouver, Canada

March 24, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Metals Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Metals Acquisition Corp. (the “Company”) as of December 31, 2021, the related statements of operations, changes in shareholders’ deficit and cash flows for the period from March 11, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from March 11, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s available cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021. In 2023, we became the predecessor auditor.

Houston, TX
March 31, 2022

METALS ACQUISITION CORP

CONSOLIDATED BALANCE SHEETS

		December 31,
	Notes	2022	2021
Assets
Current assets:
Cash	1	$42,314	$954,974
Other receivable		53,200	—
Prepaid expenses		201,275	340,271
Total current assets		296,789	1,295,245
Long-term prepaid expenses		—	186,988
Marketable securities held in Trust Account	6	268,908,716	265,155,619
Deferred financing costs	1	985,760	—
Total Assets		$270,191,265	$266,637,852

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Accrued expenses and accounts payable		$927,261	$—
Accrued offering costs and expenses		—	604,474
Deferred liabilities	7	7,239,473	—
Deferred underwriting discount	1	9,280,173	—
Promissory note – related party	5	786,096	—
Total current liabilities		18,233,003	604,474
Warrant liability	6	7,442,633	8,440,008
Deferred underwriting discount	1	—	9,280,173
Total Liabilities		25,675,636	18,324,655

Commitments and Contingencies (Note 7)

Class A ordinary shares subject to possible redemption, 26,514,780 shares at redemption value of $10.14 and $10.00 per share as of December 31, 2022 and 2021, respectively	3	268,908,716	265,147,800

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding		—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding (excluding 26,514,780 shares subject to possible redemption)	3	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,628,695 shares issued and outstanding	3	663	663
Additional paid-in capital		—	—
Accumulated deficit		(24,393,750)	(16,835,266)
Total Shareholders’ Deficit		(24,393,087)	(16,834,603)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit		$270,191,265	$266,637,852

The accompanying notes are an integral part of the consolidated financial statements.

METALS ACQUISITION CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

			For the Period from
		For the	March 11, 2021
		Year Ended	(Inception) Through
		December 31,	December 31,
	Notes	2022	2021
Operating and formation costs		$2,117,475	$1,122,004
Acquisition costs		7,625,359	—
Stock compensation expense		224,250	—
Loss from operations		(9,967,084)	(1,122,004)

Other income (expense):
Change in fair value of warrants	6	1,477,374	14,982,447
Offering expenses related to warrant issuance	1	—	(1,984,130)
Excess value of Private Placement Warrants	1	—	(1,066,666)
Change in fair value conversion option	5	7,200	—
Trust interest income	2	3,753,097	7,819
Amortization of discount on convertible promissory note	5	(8,000)	—
Bank fee		(5,205)	(2,448)
Total Other income, net		5,224,466	11,937,022

Net (loss) income		$(4,742,618)	$10,815,018
Basic and diluted weighted average Class A shares outstanding, ordinary shares subject to possible redemption	2	26,514,780	13,451,926

Basic and diluted net (loss) income per share, Class A ordinary shares	1	$0.14	$0.54
Basic and diluted weighted average Class B ordinary shares outstanding		6,628,695	6,403,525
Basic and diluted net (loss) income per share, Class B ordinary shares	1	$(1.28)	$0.54

The accompanying notes are an integral part of the consolidated financial statements.

METALS ACQUISITION CORP

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE PERIOD FROM MARCH 11, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Class B		Additional		Total
	Ordinary Shares		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of March 11, 2021 (Inception)	—	$—	$—	$—	$—
Class B ordinary shares issued to Sponsor	7,187,500	719	24,281	—	25,000
Capital contribution for sale of Class B shares to Anchor Investors	—	—	11,107,653	—	11,107,653
Forfeiture of 558,805 founder shares	(558,805)	(56)	56	—	—
Change in Class A ordinary shares subject to possible redemption	—	—	(11,131,990)	(27,650,284)	(38,782,274)
Net income	—	—	—	10,815,018	10,815,018
Balance as of December 31, 2021	6,628,695	663	—	(16,835,266)	(16,834,603)
Contribution of conversion price in excess of fair value of warrants	—	—	720,800	—	720,800
Stock compensation	—	—	224,250	—	224,250
Remeasurement of Class A ordinary shares subject to possible redemption	—	—	(945,050)	(2,815,866)	(3,760,916)
Net loss	—	—	—	(4,742,618)	(4,742,618)
Balance as of December 31, 2022	6,628,695	$663	$—	$(24,393,750)	$(24,393,087)

The accompanying notes are an integral part of the consolidated financial statements.

METALS ACQUISITION CORP

CONSOLIDATED STATEMENTS OF CASH FLOWS

			For the Period from
		For the Year	March 11, 2021
		Ended	(Inception) to
	Notes	December 31, 2022	December 31, 2021
Cash flows from Operating Activities:
Net (loss) income		$(4,742,618)	$10,815,018
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Formation costs paid by sponsor in exchange for issuance of Class B ordinary shares		—	6,894
Offering expenses related to warrant issuance		—	1,984,130
Excess value of Private Placement Warrants		—	1,066,666
Interest earned on marketable securities held in Trust Account		(3,753,097)	(7,819)
Decrease in fair value of warrants	6	(1,477,374)	(14,982,447)
Stock compensation expense	5	224,250	—
Change in fair value of conversion option	6	(7,200)	—
Amortization of discount on convertible promissory note	6	8,000	—
Changes in operating assets and liabilities:
Other receivable		(53,200)	—
Prepaid expenses		325,984	(527,259)
Accrued expenses and accounts payable		(145,362)	—
Accrued offering costs and expenses		—	604,474
Deferred liabilities	7	6,721,861	—
Net cash used in operating activities		(2,898,756)	(1,040,343)

Cash Flows from Investing Activities:
Investment held in Trust Account		—	(265,147,800)
Net cash used in investing activities		—	(265,147,800)

Cash flows from Financing Activities:
Proceeds from convertible promissory note – related party	6	1,200,000	—
Proceeds from promissory note – related party		786,096	—
Proceeds from Initial Public Offering, net of underwriters’ fees		—	259,844,844
Proceeds from private placement		—	8,302,958
Advances from related parties	6	—	150,000
Payments to related parties	6	—	(150,000)
Payments of offering costs	3	—	(1,004,685)
Net cash provided by financing activities		1,986,096	267,143,117

Net change in cash		(912,660)	954,974
Cash, beginning of the period		954,974	—
Cash, end of the period		$42,314	$954,974

Supplemental disclosure of noncash investing and financing activities:
Remeasurement of Class A ordinary shares subject to possible redemption		$3,760,916	$38,782,274
Deferred financing costs included in accrued expenses		$728,745	$—
Deferred underwriting commissions charged to additional paid in capital		$—	$9,280,173
Fair value of capital contribution by Sponsor to Anchor Investors		$—	$11,107,653
Forfeiture of 558,805 founder shares		$—	$56
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares		$—	$18,104
Initial classification of warrant liability		$—	$23,422,455
Private warrants issued upon conversion of related party promissory note		$480,000	$—
Capital contributed upon settlement of related party note		$720,800	$—

The accompanying notes are an integral part of the consolidated financial statements.

Note 1 - Organization and Business Operations, Going Concern and Management’s Plan

Metals Acquisition Corp (together with its consolidated subsidiaries, except as the context otherwise requires, the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on March 11, 2021.The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). On March 4, 2022, a wholly owned subsidiary, Metals Acquisition Corp. (Australia) Pty Ltd (“MAC-Sub”) was incorporated under the Australian Corporations Act 2001 and registered in New South Wales for the purposes of the Proposed Business Combination.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from March 11, 2021 (inception) through December 31, 2022, relates to the Company’s formation, operating costs, and the initial public offering (the “IPO”), described below and activities related to seeking an acquisition target. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments in the trust account derived from the IPO. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Green Mountain Metals LLC, a Cayman Islands limited liability company (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on July 28, 2021 (the “Effective Date”).On August 2, 2021, the Company consummated its IPO of 25,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-third of one redeemable warrant of the Company (“Warrant”), each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $250,000,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company completed the private sale of an aggregate of 5,333,333 warrants (the “Private Placement Warrants”) to the Sponsor at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $8,000,000. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of such warrants) are not transferable, assignable or salable until 30 days after the completion of the initial Business Combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants are redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the Units being sold in the IPO.

The underwriter had a 45-day option from the date of the Company’s IPO (August 2, 2021) to purchase up to an additional 3,750,000 Units to cover over-allotments, if any. On September 3, 2021, the Underwriter partially exercised the over-allotment option to purchase an additional 1,514,780 Units (the “Over-Allotment Units”) generating aggregate gross proceeds of $15,147,800 and incurring $302,956 in cash underwriting fees (see Notes 3 and 8) and $530,173 in deferred underwriting fees.

Simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the private placement with the Sponsor for an aggregate of 201,971 warrants to purchase Class A Ordinary Shares for $1.50 per warrant in a private placement with each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment (the “Additional Private Placement Warrants”), generating total proceeds of $302,956 (the “Private Placement Proceeds” and, together with the Option Unit Proceeds, the “Proceeds”) (see Note 5).

On September 16, 2021, the remaining amounts under the over-allotment option expired unused and 558,805 Class B ordinary shares were forfeited by the Sponsor to the Company for no consideration.

The Additional Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of such warrants) are not transferable, assignable or salable until 30 days after the completion of the initial Business Combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants are redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the Units being sold in the IPO.

Certain qualified institutional buyers or institutional accredited investors who are unaffiliated with the management team (“Anchor Investors”) purchased a total of 19,575,000 Units or 78.3% of the outstanding Units following the IPO (assuming no exercise of the over-allotment option). After the exercise of the Underwriter’s over-allotment option, the percentage purchased by Anchor Investors has decreased from 78.3% to 73.8%.

In addition, the Sponsor sold membership interests representing an aggregate of 1,272,500 founder shares to all Anchor Investors combined that will convert on a one-to-one basis into common shares in New MAC upon the Proposed Business Combination.

The Company estimated the aggregate fair value of these founder shares attributable to Anchor Investors via their purchase of the membership interest to be $11,107,653, or $8.73 per share. The founder shares purchased by the Anchor Investors represent a capital contribution by the Sponsor for the benefit of the Company and are recorded as offering costs and reflected as a reduction in the proceeds from the offering and offering expenses in accordance with ASC 470 and Staff Accounting Bulletin Topic 5A.

As the IPO included two instruments, Class A ordinary shares and warrants, and as the warrants are classified as a financial liability, it was necessary to allocate the gross proceeds between Class A ordinary shares and warrants. The Company adopted the residual method to allocate the gross proceeds between Class A ordinary shares and warrants based on their relative fair values. The gross proceeds were first allocated to the fair value of the warrants and the residual amount was then allocated to Class A ordinary shares. The percentage derived from this allocation was then used to allocate deferred offering costs between Class A ordinary shares and warrants. Issuance costs of $1,984,130 were allocated to the warrants and charged to the Company’s prior period statement of operations.

The purchase of 78.3% in aggregate of the Units sold in the IPO, or 19,575,000 Units and the sales of membership interest by the Sponsor are hereby referred to as the “Anchor Investment.”

Transaction costs of the IPO amounted to $26,713,571 consisting of $5,302,956 of underwriting discounts, $9,280,173 of deferred underwriting discounts, fair value in the Anchor Investor shares of $11,107,653, and $1,022,789 of other offering costs. Of the transaction costs, $1,984,130 is included in other expenses and $24,729,441 is included in temporary equity.

A total of $265,147,800 was placed in a U.S.-based trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, acting as trustee, upon closing of the IPO and the underwriter partially exercising its over-allotment option.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the Private Placement Warrants, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less deferred underwriting commissions).

The Company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts previously disbursed to management for working capital purposes, if permitted, and excluding the amount of deferred underwriting discounts and commissions held in trust) at the time of signing an agreement to enter a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for so that the Company is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The net proceeds from the initial public offering are held in the Trust Account and are invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its income taxes, if any, the Company’s amended and restated memorandum and articles of association, as discussed below and subject to the requirements of law and regulation, will provide that the proceeds from the IPO and the sale of the Private Placement Warrants held in the Trust Account will not be released from the Trust Account (1) to the Company, until the completion of the initial Business Combination, or (2) to the public shareholders, until the earliest of (a) the completion of the initial Business Combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any public shares properly tendered in connection with a (A) shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 24 months from the closing of the IPO, or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares or pre-initial Business Combination activity, and (c) the redemption of the public shares if the Company has not consummated the initial Business Combination within 24 months from the closing of the IPO. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial Business Combination or liquidation if the Company has not consummated an initial Business Combination within 24 months from the closing of the IPO, with respect to such Class A ordinary shares so redeemed.

The Company will provide the public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under applicable law or stock exchange listing requirements. The public shareholders are entitled to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein.

The ordinary shares subject to redemption are recorded at redemption value and have been classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company will have only 24 months from the closing of the IPO (the “Combination Period”) to complete the initial Business Combination. If the Company has not completed the initial Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold, (ii) to waive their redemption rights with respect to any founder shares and any public shares purchased during or after the IPO in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within the Combination Period, or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares or pre-initial Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any founder shares they hold if the Company fails to consummate the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Combination Period).

The Company’s Sponsor has agreed it will be liable to the Company if and to the extent any claims by a third party (excluding the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay its tax obligations, provided that such liability will not apply to any claims by a third party or prospective partner business who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriter of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be liable for such third-party claims. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Accordingly, the Sponsor may not be able to satisfy those obligations.

On March 17, 2022, the Company, MAC-Sub, and Glencore Operations Australia Pty Limited (“Glencore”) entered into a Share Sale Agreement (the “SSA”).

Under the terms of the SSA, MAC-Sub will acquire from Glencore 100% of the issued share capital of Cobar Management Pty. Limited (“CMPL”) (the acquisition of CMPL and the CSA mine (as defined herein) from Glencore, the “Proposed Business Combination”). CMPL owns and operates the Cornish, Scottish and Australian mine (the “CSA Mine”) in Cobar, New South Wales, Australia.

Under the original terms of the SSA, in consideration for the acquisition of CMPL, the Company and MAC-Sub will: (a) pay $1,050,000,000 to Glencore (subject to a customary closing accounts adjustments to reflect the working capital, net debt and tax liabilities of CMPL at the time of closing under the SSA (the “Closing”)), (b) issue $50,000,000 (5,000,000 shares) worth of MAC Class A ordinary shares, $0.0001 par value to Glencore, and (c) enter into a net smelter royalty pursuant to which after the Closing, CMPL will pay to Glencore a royalty of 1.5% of all net smelter copper concentrate produced from the mining tenure held by CMPL at the time of the Closing.

The business combination has been approved by the boards of directors of the Company and Glencore.

On November 22, 2022, the Company, MAC-Sub and Metals Acquisition Limited (“MAC Limited”) entered into a Deed of Consent and Covenant with Glencore to amend the SSA (the “Amendment”). Pursuant to the Amendment, the parties thereto agreed to (i) permit the Company to undertake a re-domiciliation whereby the Company will be merged with and into MAC Limited, with MAC Limited continuing as the surviving company (“New MAC”) and (ii) amend the consideration payable to Glencore in connection with the acquisition of the CSA Mine whereby the Company and MAC-Sub will:

(a)

Pay at least $775 million in cash (with the potential to be scaled up to $875 million depending on equity demand) to Glencore (subject to customary closing accounts adjustment (including New MAC being liable for accounting fees in connection with the transaction) to reflect the working capital, net debt and tax liabilities of CMPL at the Closing;

(b)

Issue up to 10,000,000 ordinary shares of New MAC (the “New MAC Ordinary Shares”) at the Closing (the “Rollover Shares”) to Glencore (having a value of up to $100,000,000) with Glencore having the option to scale down the amount to $0 subject to MAC raising sufficient equity (with any scale-back to be reflected in the upfront cash payment scale-up, as set forth in subsection (a));

(c)	Pay $75 million in a deferred cash payment on the following terms:
(i)	Payable upon New MAC’s listing on the Australian Stock Exchange or undertaking any alternative equity raise (up to 50% of the net proceeds from the raise, capped at US$75 million);
(ii)

the unpaid balance of the $75 million will accrue interest at a rate equivalent to what New MAC pays on its mezzanine subordinated term loan, set at SOFR plus a variable margin of 8-12% (which will be determined by reference to prevailing copper prices); and

(iii)

any residual (up to the $75 million plus applicable interest) not paid in cash by the date that is twelve (12) months after the Closing will be settled on the next business day through the issuance of additional New MAC Ordinary Shares at a 30% discount to the 20-trading day VWAP before the issuance (“Equity Conversion Date”). If New MAC is listed on more than one exchange, the VWAP will be calculated by reference to the exchange with the largest volume (US$ equivalent) over the 20-trading day period before the Equity Conversion Date. If the New MAC Ordinary Shares cannot be issued to Glencore due to applicable law or the rules of any applicable stock exchange, Glencore, in its sole discretion, may delay the date for the issuance of the New MAC Ordinary Shares, noting that such right only delays the date for the issuance of the New MAC Ordinary Shares, which amount of New MAC Ordinary Shares will be set on the Equity Conversion Date

(d)

Pay $150 million in cash structured as two contingent payments ($75 million each) that are unsecured, fully subordinated and payable if, over the life of the CSA Mine, the average daily London Metal Exchange closing price is greater than:

(i)	$4.25/lb (US$9,370/mt) for any rolling 18-month period (commencing at Closing) (the “First Contingent Payment”); and
(ii)	$4.50/lb (US$9,920/mt) for any rolling 24-month period (commencing at Closing) (the “Second Contingent Payment”);

The First Contingent Payment and the Second Contingent Payment will be payable as soon as the applicable payment trigger milestone has been achieved. However, if one or both of the milestones are met in the first three years post-Closing, the payment will only be made to the extent it does not constitute a breach of New MAC’s finance facilities in place at the Closing. To the extent payment would constitute a breach of the relevant facilities, New MAC will be subject to an obligation to use best endeavors to obtain the consent of all financiers for the payment to be made during the three-year window. For the avoidance of doubt, New MAC will be obligated to make the payments on the earlier of the first business day following (i) the refinancing of its senior debt, and (ii) the third anniversary of the Closing (being maturity of the senior debt), to the extent that First Contingent Payment and/or Second Contingent Payment has been triggered but not paid during the first three years post-Closing;

(e)	Enter into a Royalty Deed and Offtake Agreement as previously disclosed in the Current Report; and
(f)	Grant Glencore the right to appoint one (1) director to the New MAC board of directors for every 10% of New MAC Ordinary Shares that Glencore beneficially owns.

On February 28, 2023, MAC-Sub, the Company and New MAC, as guarantors, entered into a syndicated facility agreement with Citibank, N.A., Sydney Branch, Bank of Montreal, Harris Bank N.A., The Bank of Nova Scotia, Australian Branch, and National Bank of Canada (collectively, the “Senior Lenders”) and Citisecurities Limited, as agent for the Senior Lenders, to provide a senior syndicate loan facility to finance, in part, the Proposed Business Combination. The Senior Syndicated Facility provides amongst other facilities, a US$205 million acquisition term loan that can be used to fund in part the Business Combination Consideration.

On March 10, 2023, MAC-Sub, the Company and MAC Limited, as guarantors, entered into a mezzanine debt facility loan note subscription agreement (the “Mezz Facility”) with Sprott Private Resource Lending II (Collector-2), LP, (the “Lender”) and Sprott Resource Lending Corp., as agent and security trustee for the Lender, to provide a mezzanine loan facility of US$135,000,000 to finance, in part, the Proposed Business Combination.

Going Concern and Management’s Plan

As of December 31, 2022, the Company had $42,314 of cash and a working capital deficit of $17,936,214.

The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Until the consummation of the Business Combination, the Company will be using the funds not held in the Trust Account.

On April 13, 2022, the Company issued an unsecured promissory note (the “2022 Sponsor Convertible Note”) to the Sponsor pursuant to which the Company could borrow up to $1,200,000 from the Sponsor for working capital needs, including transaction costs reasonably related to the consummation of the Proposed Business Combination (Refer to Note 5). On May 6, 2022, the Company borrowed $1,200,000 under the 2022 Sponsor Convertible Note. On May 24, 2022, the Sponsor exercised its option to convert the issued and outstanding loan amount of $1,200,000 under the 2022 Sponsor Convertible Note resulting in the issuance of 800,000 private placement warrants to the Sponsor, fully satisfying the Company’s obligation under the 2022 Sponsor Convertible Note.

On October 25, 2022, the Company issued an unsecured non-convertible promissory note (the “October 2022 Note”) to the Sponsor pursuant to which the Company may borrow up to $300,000 from the Sponsor for transaction costs reasonably related to the consummation of the Business Combination. The October 2022 Note bears no interest and all unpaid principal under the note will be due and payable in full up to the earlier of (1) August 2, 2023 and (ii) the acquisition of the Cornish, Scottish and Australian Mine in the Company’s Proposed Business Combination. As of December 31, 2022, $300,000 was outstanding under the October 2022 Note.

On December 21, 2022, the Company issued an unsecured non-convertible promissory note (the “December 2022 Note”) to the Sponsor pursuant to which the Company may borrow up to $1,254,533 from the Sponsor for transaction costs reasonably related to the consummation of the Business Combination. The December Note bears no interest and all unpaid principal under the Note will be due and payable in full up the earlier of (i) August 2, 2023, and (ii) the acquisition of the Cornish, Scottish and Australian Mine in the Company’s Proposed Business Combination. As of December 31, 2022, $486,096 was outstanding under the December 2022 Note. On January 9, 2023, the Company issued an unsecured promissory note (the “2023 Sponsor Convertible Note”) to the Sponsor pursuant to which the Company borrowed $300,000 from the Sponsor for transaction costs reasonably related to the consummation of the Proposed Business Combination (Refer to Note 9).

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board’s (“FASB’s”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until August 2, 2023 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date and the Company’s stockholders have not approved an extension by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that, should a Business Combination not occur, and an extension not be approved by the stockholders of the Company, the potential for mandatory liquidation and dissolution raises substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after August 2, 2023. The Company intends to continue to complete a Business Combination before the mandatory liquidation date. The Company is within 5 months of its mandatory liquidation date as of the time of filing of this Report.

Risks and Uncertainties

Results of operations and the Company’s ability to complete the Proposed Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an initial Business Combination. Per the Going Concern note above, the Company intends to continue to complete the Proposed Business Combination before the mandatory liquidation date of August 2, 2023. However; the Company is within 5 months of its mandatory liquidation date as of the time of filing of this Report and without an extension it is highly unlikely that a different business combination would be consummated if the Proposed Business Combination failed.

The condition precedent satisfaction date under the Share Sale Agreement (as amended) for the Proposed Business Combination is 28 April 2023 (“CP Date”). If all conditions precedent are not satisfied or waived by the CP Date and the parties don’t mutually agree an extension in writing, then both the Company and Glencore have the option to unilaterally elect to terminate the Share Sale Agreement. In the event the conditions precedent are not satisfied or waived in full by the CP Date and neither party elects to terminate, then the Share Sale Agreement remains binding on both parties until such date as one party elects to exercise its option to terminate

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. MAC-Sub was solely incorporated for the purpose of the Proposed Business Combination and was dormant for 2022. There were no intercompany transactions for the period ended December 31, 2022.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”). The Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and qualifying for exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but that any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company had $42,314 and $954,974 of cash as of December 31, 2022 and 2021, respectively. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2022 and 2021.

Investments Held in Trust Account

At December 31, 2022 and 2021, funds held in the Trust Account included $268,908,716 and $265,155,619, respectively, of investments held in a money market fund characterized as Level 1 investments within the fair value hierarchy under ASC 820 (as defined below).

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000. As of December 31, 2022 and 2021, the Company has not experienced losses on this bank account.

The Investments Held in the Trust Account are invested in J.P. Morgan money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Treasury bonds are considered low-risk investments that are generally risk-free when held to maturity, since being fully backed by the U.S. government makes the risk of default extremely low.

Convertible Debt

The Company accounts for conversion options embedded in convertible Promissory notes from Related Parties in accordance with ASC 815. ASC 815 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free-standing derivative financial instruments.

The Company reviews the terms of convertible debt issued to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value. The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to interest expense.

Debt Financing Costs

The Company complies with the requirements of ASC 835-30-45-1A with respect to debt financing costs. Debt financing costs consist principally of legal and professional fees incurred through the balance sheet date that are directly related to the procurement of the Senior Syndicated Facility and the Mezz Facility. Debt financing costs incurred prior to the closing of the related debt instrument are capitalized and reported in the balance sheet as a long-term deferred asset until the closing of the related debt instrument at which time the accumulated debt financing costs are capitalized to the debt instrument as previously discussed. As of December 31, 2022 and 2021, $985,760 and $0, respectively, were capitalized and are included in deferred financing costs on the consolidated balance sheets. On February 28, 2023 and March 10, 2023, the Company closed the Senior Syndicated Facility and the Mezz Facility respectively – Refer to Note 9, Subsequent Events.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO. Offering costs are charged to shareholders’ deficit or the consolidated statement of operations based on the relative value of the Warrants to the proceeds received from the Units sold upon the completion of the IPO. Accordingly, as of December 31, 2021, offering costs totaling $26,713,571 (consisting of $5,302,956 of underwriting fees, $9,280,173 of deferred underwriting fees, $11,107,653 of fair value of founder shares sold to Anchor Investors, and $1,022,789 of other offering costs) were recognized. Of the $26,713,571 offering costs $1,984,130 were allocated to the Public and Private Warrants and included in other expenses and $24,729,441 included in temporary equity for the period ended December 31, 2021. There were no offering costs incurred for the year ended December 31, 2022.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” The Company’s derivative instruments are recorded at fair value as of the IPO (August 2, 2021) and re-valued at each reporting date, with changes in the fair value reported in the consolidated statement of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants are derivative instruments. As the warrants meet the definition of a derivative, the warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, “Fair Value Measurement,” with changes in fair value recognized in the consolidated statement of operations in the period of change.

Warrant Instruments

The Company accounts for the 13,666,666 warrants issued in connection with the IPO and Private Placement and the additional 504,927 public warrants and 201,971 private placement warrants associated with the exercise of the over-allotment, in accordance with the guidance contained in FASB ASC 815 “Derivatives and Hedging” under which the warrants do not meet the criteria for equity treatment and must, thereby, be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at fair value and adjusts the instrument to fair value at each reporting period. This liability is re-measured at each balance sheet date until the warrants are exercised or expire, and any change in fair value will be recognized in the Company’s consolidated statements of operations. The fair value of warrants is determined by the closing price of the warrants on the last trading day of the reporting period. The valuation model utilizes inputs and other assumptions and may not be reflective of the price at which they can be settled. Such warrant classification is also subject to re-evaluation at each reporting period.

Fair Value Measurements

Fair value is defined as the price that would be received for the sale of an asset that would be paid for the transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholder’s deficit. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s consolidated balance sheet.

All of the Class A ordinary shares sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary share subject to redemption to be classified outside of permanent equity.

If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the remeasurement adjustment from initial carrying amount to redemption book value and subsequently adjusted the redemption book value as of the IPO date for the earnings in the Trust Account. The change in the carrying value of redeemable ordinary share resulted in charges against additional paid-in capital and accumulated deficit. The carrying amount of ordinary shares subject to possible redemption excludes any potential reduction for up to $100,000 of funds held in trust that the Company may use to fund liquidation expenses. The Company will reduce the carrying amount of temporary equity for the availability of these funds only in the event that the Company’s liquidation becomes probable.

As of December 31, 2022 and 2021, the ordinary shares subject to possible redemption reflected on the consolidated balance sheets are reconciled in the following table:

Gross proceeds from IPO	$265,147,800
Less:
Proceeds allocated to Public Warrants, net of offering costs	(14,052,833)
Ordinary share issuance costs	(24,729,441)
Plus:
Remeasurement adjustment of carrying value to redemption value	38,782,274
Ordinary shares subject to possible redemption as of December 31, 2021	265,147,800
Plus:
Remeasurement adjustment of carrying value to redemption value	3,760,916
Ordinary shares subject to possible redemption as of December 31, 2022	$268,908,716

Net (Loss) Income Per Share

The Company has two classes of ordinary shares, which are referred to as Class A ordinary shares and Class B ordinary shares. In applying the two-class method, net income is shared pro rata between the two classes of shares whereas net losses, after adjustment for Trust income, are allocated solely to Class B ordinary shares, as Class A ordinary shares have no obligation to fund losses nor is their redemption feature reduced as a result of losses. Private and public warrants to purchase 14,373,564 Class A ordinary shares at $11.50 per share were issued on August 2, 2021, and September 3, 2021. On May 24, 2022, the Sponsor exercised its option to convert the issued and outstanding loan amount of $1,200,000 under the 2022 Sponsor Convertible Note, resulting in the issuance of 800,000 private placement warrants to the Sponsor. Each private placement warrant entitles the Sponsor to purchase one Class A ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants sold concurrently with the Company’s initial public offering. The calculation of diluted (loss) income per common share does not consider the effect of the warrants issued in connection with the (i) IPO, (ii) exercise of over-allotment, or (iii) Private Placement since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted net (loss) income per ordinary share is the same as basic net (loss) income per ordinary share for the periods.

The following table reflects the calculation of basic and diluted net (loss) income per ordinary share (in dollars, except per share amounts):

			For the Period from March 11, 2021
	For the Year Ended		(inception) through
	December 31, 2022		December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net (loss) income per ordinary share
Numerator:
Allocation of net (loss) income (as adjusted)	$3,753,097	$(8,495,715)	$7,354,212	$3,460,806
Denominator:
Weighted average shares outstanding	26,514,780	6,628,695	13,451,926	6,403,525
Basic and diluted net (loss) income per ordinary share	$0.14	$(1.28)	$0.54	$0.54

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2022 and 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company’s management does not expect any change in unrecognized tax benefits over the next 12 months.

The Company is considered to be an exempted Cayman Islands company with connection to Australia via MAC-Sub as a taxable jurisdiction. MAC-Sub is dormant and the Company is therefore presently not subject to income taxes or income tax filing requirements in the Cayman Islands, United States or Australia. As such, the Company’s tax provision was zero for the period presented.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts on an Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on August 2, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

Note 3 — Initial Public Offering

Units

On August 2, 2021, the Company consummated its IPO of 25,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-third of one redeemable warrant of the Company (“Warrant”), each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $250,000,000. The warrants will become exercisable 30 days after the completion of the initial Business Combination. The warrants will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The underwriter had a 45-day option from the date of the Company’s IPO (August 2, 2021) to purchase up to an additional 3,750,000 Units to cover over-allotments.

On September 3, 2021, the underwriter partially exercised the over-allotment option to purchase an additional 1,514,780 Units (the “Over-Allotment Units”) generating aggregate gross proceeds of $15,147,800 and incurring $302,956 in cash underwriting fees (see Note 1) and $530,173 of deferred underwriting fees.

On September 16, 2021, the remaining amounts under the over-allotment option expired unused and 558,805 Class B ordinary shares were forfeited by the Sponsor to the Company for no consideration.

Warrants

Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. In addition, if (x) the Company issues additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), or the Newly Issued Price; (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions); and (z) the volume-weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described below under “Redemption of warrants when the price per Class A ordinary share equal or exceed $10.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The warrants cannot be exercised until 30 days after the completion of the initial Business Combination, and will expire at 5:00 p.m., New York City time, five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations described below with respect to registration, or if a valid exemption from registration is available. No warrant will be exercisable, and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. If the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. If a registration statement is not effective for the exercised warrants, the purchaser of a Unit containing such warrant will have paid the full purchase price for the Unit solely for the Class A ordinary share underlying such Unit.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and
●	if, and only if, the last reported sales price (the “Closing Price”) of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and certain issuances of Class A ordinary shares and equity linked securities ) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”).

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;
●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the redemption date and the “fair market value” of the Class A ordinary shares (as defined below); and
●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted per share subdivisions, share dividends, reorganizations, recapitalizations, and the like) on the trading day before the Company sends the notice of redemption to the warrant holders.

The “fair market value” of the Class A ordinary shares shall mean the volume-weighted average price of the Class A ordinary shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. The Company will provide the warrant holders with the final fair market value no later than one business day after the 10-day trading period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Company’s Sponsor purchased an aggregate of 5,333,333 Private Placement Warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.50 per warrant, or $8,000,000 in the aggregate.

Simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the private placement with the Sponsor for an aggregate of 201,971 warrants to purchase Class A Ordinary Shares for $1.50 per warrant in a private placement with each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment (the “Additional Private Placement Warrants”), generating total proceeds of $302,956 (the “Private Placement Proceeds” and, together with the Option Unit Proceeds, the “Proceeds”) (see Note 1).

On September 16, 2021, the remaining amounts under the over-allotment option expired unused.

The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of such warrants) are not transferable, assignable, or salable until 30 days after the completion of the initial Business Combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the Units being sold in the IPO.

Note 5 — Related Party Transactions

Founder Shares

In March 2021, the Company’s Sponsor paid $25,000, or approximately $0.003 per share, to cover certain of the offering and formation costs in exchange for an aggregate of 7,187,500 Class B ordinary shares, par value $0.0001 per share, of which 937,500 shares were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised.

On September 3, 2021, the Underwriter partially exercised the over-allotment option to purchase an additional 1,514,780 Units. On September 16, 2021, the remaining amounts under the over-allotment option expired unused. Consequently, 558,805 shares were forfeited by the Sponsor for no consideration.

The Company’s initial shareholders have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

On December 14, 2022, Ashley Zumwalt-Forbes and Black Mountain Storage LLC (collectively, the “Transferors”) entered into a Securities Assignment Agreement to assign and transfer an aggregate of 25,000 shares in the Sponsor that will convert on a one-to-one basis into common shares in New MAC upon the consummation of the Proposed Business Combination, to Marthinus J. Crouse (the “Recipient”). Pursuant to the agreement, the Transferors agreed to assign and transfer of the founder shares to the Recipient as soon as practicable after the date of the agreement. The 25,000 founder shares were transferred to the Recipient on December 23, 2022. The transfer of the founder shares is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. There are no vesting restrictions on the 25,000 shares transferred therefore there is no performance condition. Compensation expense of $224,250 or $8.97 per share was recognized for the year ended December 31, 2022.

The employment agreements expected to be signed by management in connection with the close of the Proposed Business Combination provide for the grant of 336,000 restricted stock units. As these grants are contingent upon the close of the Proposed Business Combination no amounts have been recorded in these consolidated financial statements.

Promissory Notes — Related Party

On October 25, 2022 the Company issued an unsecured promissory note (“the October 2022 Note”) to the Sponsor, pursuant to which the Company borrowed the maximum of $300,000 from the Sponsor for transaction costs reasonably related to the consummation of the Business Combination. The October 2022 Note bears no interest and all unpaid principal under the October 2022 Note will be due and payable in full the earlier of (i) August 2, 2023 and (ii) the consummation of the Business Combination. As of December 31, 2022 and 2021, $300,000 and $0 were outstanding under the October 2022 Note.

On December 21, 2022, the Company issued an unsecured promissory note (the “December 2022 Note”) to the Sponsor pursuant to which the Company may borrow up to $1,254,533 from the Sponsor for transaction costs reasonably related to the consummation of the Business Combination. The December 2022 Note bears no interest and all unpaid principal under the December 2022 Note will be due and payable in full up the earlier of (i) August 2, 2023 and (ii) the acquisition of the Cornish, Scottish and Australian Mine in the Company’s Proposed Business Combination. As of December 31, 2022 and 2021, $486,096 and $0 were outstanding under the December 2022 Note.

Advances from Related Parties

The Sponsor or an affiliate of the Sponsor incurred expenses on behalf of the Company only between the initial Company registration and the IPO. The liability was non-interest bearing and due on demand. During the year ended December 31, 2021, the Company received advances from related parties of $150,000 and were fully repaid at the close of the IPO. As at December 31, 2021 and 2022 there were no advances from Related Parties.

Working Capital Loans – Convertible Promissory Notes from Related Party

To finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes the initial Business Combination, the Company will repay the Working Capital Loans. If the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into Private Placement Warrants of the post Business Combination entity at a price of $1.50 per warrant, at the option of the lender. Such warrants would be identical to the Private Placement Warrants. At December 31, 2022 and 2021, there were no Working Capital Loans outstanding.

On May 6, 2022, the Company entered into a convertible promissory note agreement with the Sponsor pursuant to which the Sponsor agreed to loan the Company up to an aggregate principal amount of $1,200,000. The 2022 Sponsor Convertible Note is non-interest bearing and payable on the earlier of (i) August 2, 2023, or (ii) the date on which the Company consummates the initial Business Combination. If the Company does not consummate the Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the 2022 Sponsor Convertible Note; however, no proceeds from the Trust Account may be used for such repayment. Up to $1,200,000 of the 2022 Sponsor Convertible Note may be converted into warrants at a price of $1.50 per warrant at the option of the Sponsor. The warrants would be identical to the Private Placement Warrants; provided, however, that (i) the warrants will not be subject to forfeiture in connection with the Business Combination and (ii) the warrants will grant the holders the right to purchase one ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants.

Concurrently with entering into the agreement, the Company borrowed $1,200,000 against the 2022 Sponsor Convertible Note. On May 24, 2022, the Sponsor exercised the conversion option and converted the issued and outstanding loan balance of $1,200,000 under the 2022 Sponsor Convertible Note into 800,000 private placement warrants. As of December 31, 2022, there were no outstanding amounts under the 2022 Sponsor Convertible Note.

The Company assessed the provisions of the 2022 Sponsor Convertible Note under ASC 470-20. The derivative component of the obligation was initially valued and classified as a derivative liability. The conversion option was valued using a Monte Carlo Simulation method, which is considered to be a Level 3 fair value measurement and based on the following assumptions (see Note 6):

	May 24, 2022	May 6, 2022
	Conversion	Borrowing
	(Final	(Initial
	Measurement)	Measurement)
Underlying warrant value	$0.60	$0.80
Exercise price	$1.50	$1.50
Holding period	0.35	0.40
Risk-free rate%	1.25%	1.18%
Volatility%	59.57%	55.35%

Note 6 — Recurring Fair Value Measurements

As of December 31, 2022 and 2021, the Company’s warrant liability was valued at $7,442,633 and$8,440,008, respectively. Under the guidance in ASC 815-40 the warrants do not meet the criteria for equity treatment. As such, the warrants must be recorded on the balance sheet at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s consolidated statements of operations.

The Company’s warrant liability for the Private Placement Warrants was based on a valuation model utilizing inputs from observable and unobservable markets with less volume and transaction frequency than active markets for the period ended December 31, 2021. The fair value of the Private Placement Warrant liability units was classified within Level 3 of the fair value hierarchy at December 31, 2021. For the year ended December 31, 2022, the closing price of the Public Warrants was determined to be an appropriate estimate for the fair value of Private Placement Warrants due to a make-whole provision in the contractual terms of the Private Placement Warrants Agreement and reclassified to Level 2.

On September 20, 2021, the Company’s Public Warrants began trading on the New York Stock Exchange. As such, the Company’s warrant liability for the Public Warrants is based on unadjusted quoted prices in an active market (the New York Stock Exchange) for identical assets or liabilities that the Company can access. The fair value of the Public Warrant liability is classified within Level 1 of the fair value hierarchy.

All of the Company’s trust assets on the balance sheet consist of U. S. Money Market funds. Fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets.

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2022 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	Level 1	Level 2	Level 3
Assets:
U.S. Money Market held in Trust Account	$268,908,716	$—	$—
	$268,908,716	$—	$—
Liabilities:
Public Warrants	$4,335,166	$—	$—
Private Placement Warrants	—	3,107,467	—
	$4,335,167	$3,107,467	$—

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	Level 1	Level 2	Level 3
Assets:
U.S. Money Market held in Trust Account	$265,155,619	$—	$—
	$265,155,619	$—	$—
Liabilities:
Public Warrants	$5,214,574	$—	$—
Private Placement Warrants	—	—	3,265,830
	$5,214,574	$—	$3,265,830

The Company established the initial fair value for the Warrants on August 2, 2021, the date of the consummation of the Company’s IPO and September 3, 2021, the date of the Underwriter’s partial exercise of its over-allotment option, respectively. The Company used a Black-Scholes model to value the Public and Private Warrants at that time.

The Company accounts for conversion options embedded in convertible notes in accordance with ASC 815. ASC 815 generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free-standing derivative financial instruments.

The conversion option liability of the 2022 Sponsor Convertible Note was valued using a Monte Carlo simulation model which values each borrowing at borrowing date and is revalued at each subsequent conversion and reporting date. The Monte Carlo model’s primary unobservable input utilized in determining the fair value of the conversion option liability is the expected volatility of the common stock. The expected volatility was implied from the Company’s own Public Warrant pricing. Other key assumptions used in connection with the Monte Carlo model were holding period, risk free rate, exercise price, and underlying warrant value, which were based on market conditions, management assumptions, and terms of the 2022 Sponsor Convertible Note (see Note 5).

The following table provides quantitative information regarding Level 3 fair value measurements of Private Placement Warrants:

December 31,
2021
Share price	$9.69
Strike price	$11.50
Term (in years)	5.50
Volatility	10.7%
Risk-free rate	1.30%
Dividend yield	0%

The following table provides a reconciliation of changes in fair value liability of the beginning and ending balances for the Company’s Private Placement Warrants as Level 3:

Fair value at December 31, 2021	$3,265,830
Promissory note conversion	480,000
Change in fair value	(324,766)
Private Placement Warrants reclassified to level 2	(3,421,064)
Fair Value at December 31, 2022	$—

Except for the transfer from Level 3 to Level 1 for the Public Warrants and Level 3 to Level 2 for the Private Warrants, there were no other transfers between Levels 1, 2 or 3 for the year ended December 31, 2022 and 2021.

Note 7 — Deferred Liabilities, Commitments and Contingencies

Registration Rights

The holders of the (i) founder shares (which were issued in a private placement prior to the closing of the IPO), (ii) Private Placement Warrants (which were issued in a private placement simultaneously with the closing of the IPO) and (iii) Private Placement Warrants (that may be issued upon conversion of Working Capital Loans) will have registration rights to require the Company to register a sale of any of the securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of the IPO. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed after the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter’s Agreement

The underwriter had a 45-day option from the date of the IPO to purchase up to an additional 3,750,000 Units to cover over-allotments, if any.

On September 3, 2021, the underwriter partially exercised its over-allotment option to purchase an additional 1,514,780 Units (the “Over-Allotment Units”) generating aggregate gross proceeds of $15,147,800 and incurring $302,956 in cash underwriting fees (see Note 1).

On September 16, 2021, the remaining amounts under the over-allotment option expired unused.

The underwriter was paid a cash underwriting discount of two percent (2%) of the gross proceeds of the IPO (including the Over-Allotment Units), or $5,302,956. Additionally, the underwriter will be entitled to a deferred underwriting discount of 3.5% or $9,280,173 of the gross proceeds of the IPO (including the Over-Allotment Units) held in the Trust Account upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

Legal Services Agreement

Legal services rendered by U.S. General Counsel are accrued on a quarterly basis but deferred for settlement until the closing of the Proposed Business Combination. The accrued fees as of December 31, 2022 and 2021 were $3,373,124 and $517,611, respectively. These amounts are included in deferred liabilities on the consolidated balance sheet.

Tax Planning Services Agreement

Tax planning services rendered by the Company’s tax advisor are accrued on a monthly basis but deferred for settlement until the closing of the Proposed Business Combination. The deferred fees as of December 31, 2022 and 2021 were $544,119 and $0, respectively. These amounts are included in deferred liabilities on the consolidated balance sheet.

Glencore Deed of Consent

On November 22, 2022, the Company, MAC-Sub and Metals Acquisition Limited (“MAC Limited”) entered into a Deed of Consent and Covenant (the “Deed of Consent and Covenant”) with Glencore to amend the SSA (the “Amendment”). Pursuant to the Amendment, the Company agreed to assume the costs related to the auditing fees associated with CMPL. The fees are being paid by Glencore and are repayable by the Company to Glencore at the earliest of of the closing of the Proposed Business Combination or the cessation thereof. The deferred fees payable to Glencore as of December 31, 2022 and 2021 were $2,995,087 and $0, respectively. These amounts are included in deferred liabilities on the consolidated balance sheet.

CMPL Share Sale Agreement Side Letter

Pursuant to the Side Letter, which further amended the Share Sale Agreement (the “Side Letter”), MAC, MAC-Sub, MAC Limited and Glencore agreed to reimburse Glencore for any fees incurred in connection with procuring such legal opinions that they requested Glencore procure relating to certain of its Related Bodies Corporate (as defined in the Share Sale Agreement). In addition, the Side Letter extended the Sunset Date from April 28, 2023 to June 1, 2023.

Note 8 — Shareholders’ Deficit

Preference Shares— The Company is authorized to issue a total of 1,000,000 preference shares at par value of $0.0001 each. At December 31, 2022 and 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares— The Company is authorized to issue a total of 200,000,000 Class A ordinary shares at par value of $0.0001 each. At December 31, 2022 and 2021, there were no Class A ordinary shares issued or outstanding, excluding 26,514,780 shares subject to possible redemption reflected as temporary equity.

Class B Ordinary Shares —The Company is authorized to issue a total of 20,000,000 Class B ordinary shares at par value of $0.0001 each. In March 2021, the Company issued 7,187,500 Class B ordinary shares, par value $0.0001 per share, of which 937,500 were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised. On September 3, 2021, with the partial exercise of the over-allotment option, the Sponsor forfeited 558,805 of the Class B ordinary shares. Accordingly, as of December 31, 2022 and 2021, the Company had issued 6,628,695 Class B ordinary shares to its Sponsor for $25,000, or approximately $0.004 per share.

Pursuant to the Anchor Investment, the Sponsor sold 1,272,500 founder shares to the Anchor Investors at the same price the Sponsor purchased the founder shares from the Company (approximately $0.003 per share).

The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of ordinary shares issued and outstanding upon the consummation of the IPO, plus the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued, by the company in connection with or in relation to the consummation of the initial Business Combination (net of any redemptions of Class A ordinary shares by public shareholders), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, members of the team or any of their affiliates upon conversion of Working Capital Loans. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

With respect to any other matter submitted to a vote of the shareholders, including any vote in connection with the initial Business Combination, except as specified in the Company’s amended and restated memorandum and articles of association or as required by law or the applicable rules of the NYSE then in effect, holders of the founder shares and holders of the public shares will vote together as a single class, with each share entitling the holder to one vote.

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the consolidated financial statements were issued.

The Company did not identify any subsequent events, other than listed below, that would have required adjustment or disclosure in the consolidated financial statements.

Working Capital Loans - Convertible Promissory Note from Related Party

On January 9, 2023, the Company issued an unsecured promissory note (the “2023 Sponsor Convertible Note”) to the Sponsor pursuant to which the Company borrowed $300,000 from the Sponsor for transaction costs reasonably related to the consummation of the Business Combination. All unpaid principal under the 2023 Sponsor Convertible Note will be due and payable in full on the earlier of (i) August 2, 2023, and (ii) the acquisition of the Cornish, Scottish and Australian Mine in the Company’s Proposed Business Combination (the “Business Combination”) (such earlier date, the “Maturity Date”).

Pursuant to the terms of the 2023 Sponsor Convertible Note, the Sponsor will have the option, at any time on or prior to the Maturity Date, to convert any amounts outstanding under the 2023 Sponsor Convertible Note, up to $300,000 in the aggregate, into warrants to purchase the Company’s Class A ordinary shares, par value $0.0001 per share, at a conversion price of $1.50 per warrant, with each warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants sold concurrently with the Company’s initial public offering.

Concurrently upon the issuance of the 2023 Sponsor Convertible Note, on January 9, 2023, the Sponsor exercised its option to convert the issued and outstanding loan amount of $300,000 under the 2023 Sponsor Convertible Note, resulting in the issuance of 200,000 private placement warrants to the Sponsor.

Senior Syndicated Facility Agreement

On February 28, 2023, MAC-Sub, the Company and New MAC, as guarantors, entered into a syndicated facility agreement (“SFA”) with Citibank, N.A., Sydney Branch, Bank of Montreal, Harris Bank N.A., The Bank of Nova Scotia, Australian Branch, and National Bank of Canada (collectively, the “Senior Lenders”) and Citisecurities Limited, as agent for the Senior Lenders, to provide a senior syndicate loan facility to finance, in part, the Proposed Business Combination.

The SFA provides for, among other things, three credit facilities (collectively, the “Senior Facilitates”) as follows:

(i)	a $205 million acquisition term loan (“Facility A”) that can be used to fund the Business Combination Consideration, requires quarterly repayments that are sculpted as necessary to meet a Debt Service Cover Ratio minimum of 1.50x but can be mandatorily repaid by way of a ‘sweep’ of excess cash available to the MAC-Sub and each of its subsidiaries such that on the last day of each quarter, MAC-Sub must apply 30% of all excess cash in repayment of Facility A applied in inverse order of maturity, and is fully amortized over a notational 5 year loan life based on agreed financial modelling as described in the SFA;
(ii)	a $25 million revolving credit facility (“Facility B”) that can be used only for general corporate purposes post-closing of the Business Combination, requires repayments such that all loans under Facility B are repaid on or before the date that is 3 years after the date of financial close under the SFA (the “Termination Date”); and

(iii)	a A$40 million letter of credit facility (“Facility C”) that is for performance guarantees in favor of the government of New South Wales in relation to the environmental rehabilitation obligations of the CSA Mine and for other financial bank guarantees, as required, requires repayment on the Termination Date. At present Facility A and Facility B are fully committed, with Facility C not yet having received full commitments, but structured on the basis that a further lender can accede to the SFA to fund that Facility C.

The rate of interest for Facility A and B is calculated from the aggregate of i) the margin (being a fixed amount of 3.0% per annum), and (ii) the greater of zero or the secured overnight financing rate (“SOFR”) for such day. The issuance fee for Facility C (in lieu of interest) is 2% per annum on the amount of each outstanding performance guarantee, or 3% per annum on the amount of each outstanding financial guarantee. The SFA also specifies a default interest rate of an additional 2% per annum for overdue payments.

The SFA is subject to customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement.

Loan Note Subscription Agreement – Mezzanine Debt Facility and Equity Subscription Agreement

On March 10, 2023, MAC-Sub, the Company and MAC Limited, as guarantors, entered into a mezzanine debt facility loan note subscription agreement (the “Mezz Facility”) with Sprott Private Resource Lending II (Collector-2), LP, (the “Lender”) and Sprott Resource Lending Corp., as agent and security trustee for the Lender, to provide a mezzanine loan facility to finance, in part, the Proposed Business Combination.

The Mezz Facility provides for, among other things, $135,000,000 total funding available to MAC with a maturity of five (5) years from the closing of the Business Combination. The interest rate on the Mezz Facility will be paid on a quarterly basis and is calculated as the aggregate of (i) the Interest Rate Margin (outlined below), and (ii) the greater of the 3-month term SOFR rate or 2.00% per annum. The Interest Rate Margin is calculated based on the copper price on the first day of each calendar quarter as quoted on the London Metal Exchange (“LME”). The variation in the copper price will determine the margin rate as well as the composition of interest payments (being either cash and/or capitalized to the principal (provided no event of default is continuing) as described below:

LME Copper Price	Margin	Payment
<$3.40/lb	12.00%	100% capitalized / 0% Cash
>$3.40/lb to $3.85/lb	10.00%	60% capitalized / 40% Cash
>$3.85/lb	8.00%	0% capitalized / 100% Cash

Equity Subscription Agreement

Concurrently, in connection with the Mezz Facility, New MAC, the Company, Sprott Private Resource Lending II (Collector), LP (the “Equity Subscriber”) and Sprott Private Resource Lending II (Collector-2), LP, (the “Warrant Subscriber”) entered into a subscription agreement (the “Subscription Agreement”) pursuant to which the Equity Subscriber has committed to purchase 1,500,000 New MAC Ordinary Shares (the “Subscribed Shares”) at a purchase price of $10.00 per share and an aggregate purchase price of $15,000,000. In addition, in accordance with the terms of the Mezz Facility, and subject to the consummation of the transactions contemplated thereby, the Warrant Subscriber will receive 3,187,500 warrants to purchase New MAC Ordinary Shares (the “New MAC Financing Warrants”) once the Mezz Facility begins. Each New MAC Financing Warrant will entitle the holder to purchase one New MAC Ordinary Share. The New MAC Financing Warrant documentation will contain customary anti-dilution clauses. The New MAC Financing Warrants will be fully transferrable and will last for the full term of the Mezz Facility with an exercise price of US$12.50 per share. Upon exercise, New MAC may either (i) cash-settle the New MAC Warrants, or (ii) direct the holder to offset the exercise price against the outstanding principal amount of the facility. New MAC may elect to accelerate the exercise date for the New MAC Financing Warrants if New MAC Ordinary Shares are quoted on a recognized stock exchange as over two (2) times the exercise price for twenty (20) consecutive trading days.

The obligations to consummate the transactions contemplated by the Subscription Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Mezz Facility and the Proposed Business Combination Agreement.

Silver Purchase Agreement, Silver Stream Equity Subscription, Redemptions Backstop Facility

On March 20, 2023, MAC-Sub, a wholly owned subsidiary of the Company, as a seller psa entity, the Company and New MAC following the Proposed Business Combination, as seller, entered into a silver purchase agreement (the “Silver Stream”) with Osisko Bermuda Limited (the “Purchaser”), pursuant to which the Purchaser will advance to New MAC a $75,000,000 upfront cash deposit (the “Silver Deposit”) on account of future deliveries of refined silver by New MAC to the Purchaser referenced to silver production from the CSA Mine (as defined below). The amount of the Silver Deposit will be increased by an additional $15,000,000 if the average silver market price quoted by the London Bullion Market Association (the “LBMA”) is $25.50 per ounce or more over the ten (10) business day period prior to the closing of the Silver Stream. The Silver Deposit represents a pre-payment of a portion of the purchase price for refined silver to be sold by New MAC to the Purchaser under the Silver Stream.

The Silver Deposit will be used by New MAC to finance, in part, the Proposed Business Combination. The Silver Stream provides for the sale by New MAC to the Purchaser of an amount of refined silver equal to 100% of payable silver (calculated as 90% of produced silver) produced by the CSA Mine during the life of mine. The Purchaser will make ongoing cash payments for refined silver delivered equal to 4% (the “Silver Cash Price”) of the silver price quoted on the LBMA for one ounce of refined silver on the day prior to the date of delivery (the “Silver Market Price”). Until the Silver Deposit is reduced to nil, the Purchaser shall credit the difference between the Silver Market Price and the Silver Cash Price against the outstanding Silver Deposit. After the Silver Deposit is reduced to nil, the Purchaser will pay only the Silver Cash Price for each ounce of refined silver.

Additionally, pursuant to the Silver Stream, the Purchaser has been granted a right of first refusal with respect to any royalty, stream or similar interest in the metals or other minerals mined from a project now or hereafter owned by MAC or any affiliate of New MAC that a third party offers to purchase from New MAC or any affiliate of New MAC (the “ROFR”). The ROFR, applies until the later to occur of: (i) seven (7) years from the closing date of the Silver Stream; and (ii) the date on which the Purchaser or any affiliate ceases to hold or control more than 5% of the issued share capital of New MAC.

Except as otherwise described above and customary terms and conditions for stream transactions, the Silver Stream contains substantially similar representations and warranties, covenants, events of default and other provisions as the SFA governing the three senior credit facilities. The Silver Stream is subject to the completion of the Senior Facilities, Mezz Facility and the Business Combination.

Silver Stream Equity Subscription Agreement

Concurrently, on March 20, 2023, New MAC and the Company entered into a subscription agreement with Osisko Bermuda Limited (the “Subscriber”) (the “Silver Stream Subscription Agreement”) pursuant to which the Subscriber has committed to purchase 1,500,000 New MAC Ordinary Shares at a purchase price of $10.00 per share and an aggregate price of $15,000,000. The subscription is conditional upon the completion of the Silver Stream, Senior Facilities, Mezz Facility and the Proposed Business Combination.

The Silver Stream Subscription Agreement provides for, among other things, the terms of the equity issue which are identical to the PIPE financing in connection with the Proposed Business Combination

Redemptions Backstop Facility

New MAC, the Company and the Purchaser entered into a Redemptions Backstop Facility, consisting of a Copper Purchase Agreement (as defined below) with an upfront deposit of up to $75,000,000 and up to a $25,000,000 equity subscription (to be subscribed for on a pro-rata basis equal to the proportion of the deposit under the Copper Purchase Agreement that New MAC elects to draw on prior to the closing of the Proposed Business Combination (the “Copper Stream Subscription Agreement” (as defined below)). The deposit to be made available under the Redemptions Backstop Facility is drawable at New MAC’s discretion in the event there is a shortfall of funds required for the Proposed Business Combination. The Redemptions Backstop Facility is subject to the completion of the Senior Facilities, Mezz Facility, Silver Stream and the Proposed Business Combination.

Copper Purchase Agreement

On March 20, 2023, MAC-Sub, as a seller psa entity, the Company and New MAC, as sellers, entered into a copper purchase agreement (the “Copper Stream”) with the Purchaser, pursuant to which the Purchaser will make available to New MAC an upfront cash deposit of up to $75,000,000 (the “Available Copper Deposit”) on account of future deliveries of refined copper by New MAC to the Purchaser referenced to copper production from the CSA Mine. New MAC may draw on the Available Copper Deposit in whole or in part by providing notice to the Purchaser no less than ten (10) business days prior to the closing of the Business Combination, with the Purchaser paying to New MAC in cash the amount of the Available Copper Deposit New MAC elects to draw down (the “Elected Deposit Percentage”) at the closing of the Business Combination (the “Copper Deposit”). The Copper Deposit represents a pre-payment of a portion of the purchase price for refined copper to be sold by New MAC to the Purchaser under the Copper Stream.

The Copper Stream provides for the sale by New MAC to the Purchaser of an amount of refined copper equal to the Copper Stream Percentage (as defined below) of payable copper (being 96.2% of produced copper) produced by the CSA Mine during the life of the mine. For the purposes of the Copper Stream, the “Copper Stream Percentage” shall mean during the following periods:

Time Period	% Payable Copper
Closing to 1st Anniversary of the Closing Date	0%
1st Anniversary of the Closing Date to 5th Anniversary	3.00%
5th Anniversary until 33,000 metric tonnes of Refined Copper delivered to the Purchaser (the “Threshold Quantity”)	4.875%
Thereafter from the date that the Threshold Quantity has been met	2.25%

The Threshold Quantity and Copper Stream Percentage will be adjusted on a pro rata basis in accordance with the Elected Deposit Percentage. In addition, under the Copper Stream, New MAC may elect to reduce the Copper Stream Percentage and the Threshold Quantity on the 5th anniversary of the closing date to the amounts and percentages set out in the Copper Stream upon making a one-time payment of $40,000,000 or $20,000,000, respectively.

The Purchaser will make ongoing cash payments for refined copper delivered equal to 4% (the “Copper Cash Price”) of the cash settlement price for one tonne of refined copper quoted by the LME on the date prior to the date of delivery (the “Copper Market Price”). Until the Copper Deposit is reduced to nil, the Purchaser shall credit the difference between the Copper Market Price and the Copper Cash Price against the outstanding Copper Deposit. After the Copper Deposit is reduced to nil, the Purchaser will pay only the Copper Cash Price for each tonne of refined copper.

Except as otherwise described above and customary terms and conditions for stream transactions, the Copper Stream contains substantially similar representations and warranties, covenants, events of default and other provisions as the SFA governing the Senior Facilities. The Copper Stream is subject to the completion of the Senior Facilities, Mezz Facility, Silver Stream and the Proposed Business Combination.

Copper Stream Equity Subscription Agreement

Concurrently, on March 20, 2023, New MAC and the Company entered into a subscription agreement with Osisko Bermuda Limited (the “Subscriber”) (the “Copper Stream Subscription Agreement”) pursuant to which the Subscriber has committed to purchase up to 2,500,000 New MAC Ordinary Shares at a purchase price of $10.00 per share and an aggregate price of up to $25,000,000. The number of shares purchased by the Subscriber shall be adjusted on a pro-rata basis proportional to the percentage of the Available Copper Deposit (as defined in the Copper Stream) drawn down by New MAC under the Copper Stream. The subscription is conditional upon the completion of the Copper Stream, Silver Stream, Senior Facilities, Mezz Facility and the Business Combination.

The Copper Stream Subscription Agreement provides for, among other things, the terms of the equity issue which are identical to the PIPE financing in connection with the Proposed Business Combination.

COBAR MANAGEMENT PTY LIMITED

UNAUDITED INTERIM CONDENSED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

		Three months ended March 31
US$ thousand	Notes	2023	2022
Revenue from related party	5	$65,227	$76,516
Cost of goods sold		(51,749)	(44,558)
Gross profit		13,478	31,958

Distribution and selling expenses		(3,275)	(4,778)
Administrative expenses		(299)	(246)
Operating profit		9,904	26,934

Net foreign exchange losses		(672)	(253)
Finance income	8	4	—
Finance costs	8	(153)	(169)
Profit before income taxes		9,083	26,512
Income tax expense	9	(3,981)	(12,973)
Profit for the period		$5,102	$13,539

Other comprehensive income		—	—
Total comprehensive income		$5,102	$13,539

Earnings per share

Weighted average number of ordinary shares for the purposes of basic and diluted earnings per share	24	1	1
Basic	24	$5,102	$13,539
Diluted	24	$5,102	$13,539

The accompanying notes are an integral part of the unaudited interim condensed financial statements.

COBAR MANAGEMENT PTY LIMITED

INTERIM CONDENSED STATEMENT OF FINANCIAL POSITION

US$ thousand	Notes	March 31, 2023	December 31, 2022
		(Unaudited)
Assets
Current assets
Cash and cash equivalents		$406	$1,316
Trade receivables from related parties	10	—	9,052
Other receivables	10	1,648	3,180
Inventories	11	21,415	23,039
Prepaid expenses		1,962	3,422
		$25,431	$40,009

Non-current assets
Property, plant and equipment	12	$423,910	$422,226
Intangible assets	13	721	747
Inventories	11	334	354
Prepaid expenses		56	57
		$425,021	$423,384
Total assets		$450,452	$463,393

Liabilities
Current liabilities
Trade payables	14	$10,734	$21,139
Trade payables to related parties	14	1,720	799
Other payables	14	6,483	6,560
Lease liabilities	15	568	848
Provisions	16	11,870	13,790
		$31,375	$43,136

Non-current liabilities
Lease liabilities	15	$67	$128
Provisions	16	44,600	44,408
Deferred tax liabilities		10,108	8,750
		54,775	53,286
Total liabilities		$86,150	$96,422
Net assets		$364,302	$366,971

Equity
Share capital	22	—	—
Retained earnings		209,606	204,504
Parent net investment	21	154,696	162,467
Total equity		$364,302	$366,971

The accompanying notes are an integral part of the unaudited interim condensed financial statements.

COBAR MANAGEMENT PTY LIMITED

UNAUDITED INTERIM CONDENSED STATEMENT OF CHANGES IN EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND MARCH 31, 2022

		Share capital
		Number of		Retained	Parent net
US$ thousand	Notes	shares	Amount	earnings	investment	Total equity
At January 1, 2022		1	—	$209,863	$135,797	$345,660
Profit for the period		—	—	13,539	—	13,539
Net changes in parent company net investment	21	—	—	—	(6,030)	(6,030)
At March 31, 2022		1	—	$223,402	$129,767	$353,169

At January 1, 2023		1	—	204,504	162,467	366,971
Profit for the period		—	—	5,102	—	5,102
Net changes in parent company net investment	21	—	—	—	(7,771)	(7,771)
At March 31, 2023		1	—	$209,606	$154,696	$364,302

The accompanying notes are an integral part of the unaudited interim condensed financial statements.

COBAR MANAGEMENT PTY LIMITED

UNAUDITED INTERIM CONDENSED STATEMENT OF CASH FLOWS

		Three months ended March 31
US$ thousand	Notes	2023	2022
Operating activities
Profit before income taxes		$9,083	$26,512
Adjustments for:
Depreciation and amortization	6	11,721	11,950
Net foreign exchange losses		672	253
Finance income	8	(4)	—
Finance costs	8	153	169
Movements in provisions		(1,767)	(1,477)
Other non-cash		(547)	(217)
		19,311	37,190
Decrease/(increase) in trade receivables from related parties		9,052	(1,442)
Decrease in other receivables		1,532	2,014
Decrease in prepaid expenses		1,404	5,550
Decrease/(increase) in inventories		1,644	(809)
Increase in trade payables to related parties		921	187
Decrease in trade payables		(1,676)	(41)
Decrease in other payables		(77)	(855)
Cash generated by operations		32,111	41,794
Income taxes paid by related party(1)	9	(1,370)	(10,220)
Interest received	8	4	—
Interest paid		(117)	(125)
Net cash generated by operating activities		$30,628	$31,448

Investing activities
Purchase of property, plant, and equipment and intangibles		(22,035)	(19,392)
Net cash used in investing activities		$(22,035)	$(19,392)

Financing activities
Payment of lease liabilities		(346)	(316)
Transfers to Parent		(9,027)	(11,049)
Net cash used in financing activities		$(9,373)	$(11,365)

(Decrease)/increase in cash and cash equivalents		(780)	691
Cash and cash equivalents at the beginning of the period		1,316	79
Net foreign exchange difference		(130)	54
Cash and cash equivalents at the end of the period		$406	$824

(1)	The Company is part of a tax consolidated group under Australian taxation law, of which Glencore Investment Pty Limited (“Glencore Investment”), a related party of the Company, is the head entity. Tax payments from companies within the Glencore Investment tax consolidated group are made by Glencore Investment in accordance with the tax sharing and tax funding agreements entered into by those entities and settled through intercompany loans via parent net investment (see note 21).

The accompanying notes are an integral part of the unaudited interim condensed financial statements.

COBAR MANAGEMENT PTY LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

1.	Corporate information

Cobar Management Pty. Limited (“Cobar” or the “Company”) is a proprietary company incorporated in Australia. Its parent entity is Glencore Operations Australia Pty Limited (“Glencore Operations Australia”). Its ultimate parent entity is Glencore plc (the “Parent”).

The unaudited interim condensed financial statements of the Company for the period ended March 31, 2023 were authorized for issue in accordance with a resolution of the Directors on May 19, 2023.

Cobar is primarily engaged in the operation of Cornish, Scottish and Australian underground copper mine (“CSA mine”) in Australia. The CSA mine was transferred to the Company on November 29, 2021 as part of the Reorganization (as described below). Prior to November 29, 2021, the Company was the manager and operator of the CSA mine.

From January 1, 2019 to November 28, 2021 Acelight Pty Limited (“Acelight”) and Isokind Pty Limited (“Isokind”) owned the assets in the CSA mine in a 40/60 split respectively, pursuant to an unincorporated joint arrangement. Whilst Acelight, Isokind, and Cobar each have a different immediate parent, all of them are indirectly 100% owned and controlled by their ultimate parent entity, Glencore plc, for all periods presented in the financial statements.

On November 29, 2021, all assets, tenements and residual interests held by Acelight and Isokind for the operation of the CSA mine were transferred to Cobar (the “Reorganization”). The consideration was settled by related party loans. As this was a transaction between entities under common control, the book value basis of accounting, organized the book values of the Parent, was used to record the assets and liabilities contributed to Cobar. Further, the financial statements report the results of the CSA mine operations as though the transfer of net assets occurred at January 1, 2020.

On March 17, 2022, Glencore Operations Australia entered a binding agreement with Metals Acquisition Corp (“MAC”) for the sale and purchase of Cobar. MAC will assume ownership and full operational control of the Company and will enter into an offtake agreement with the Parent for 100% of the copper concentrate produced at the CSA mine in return for consideration of $1.05 billion in cash, $50 million equity stake in MAC and 1.5% copper only net smelter return life of mine royalty upon completion of the transaction. On November 22, 2022, Glencore Operations Australia entered a binding deed of amendment with MAC in respect of the March 17, 2022, agreement, for the sale and purchase of Cobar. The deed of amendment provides consent to the re-domiciliation of MAC and amends consideration to $775 million in cash (with the ability to scale up to $875 million cash depending on Private Investment in Public Entity (“PIPE”) demand), up to $100 million equity stake in MAC, $75 million deferred to be paid out of half the proceeds of any future equity raise, $75 million contingent payment payable when copper averages greater than $4.25/lb for 18 continuous months over the life of mine (“LOM”), $75 million contingent payment payable when copper averages greater than $4.50/lb for 24 continuous months over the LOM, and 1.5% copper only net smelter return life of mine royalty upon completion of the transaction. The transaction, expected to be completed in 2023, is subject to the approval of MAC’s shareholders and other customary closing conditions, including regulatory approvals. The date of completion was extended to June 1, 2023.

2.	Significant accounting policies

2.1 Basis of preparation

The unaudited interim condensed financial statements are general purpose financial statements, which have been prepared in accordance with IAS 34 Interim Financial Reporting. They do not include all of the information required in financial statements in accordance with International Financial Reporting Standards (“IFRS”) and should be read in conjunction with the financial statements for the year ended December 31, 2022.

The Company’s financial information is presented as financial information using the historical results of operations and the historical bases of assets and liabilities of the Parent. The share of Cobar is owned by, and all operations of Cobar are controlled, by the Parent.

The business of the Company is the operation of the CSA mine in New South Wales, Australia. Management of the Company believes assumptions underlying the unaudited interim condensed financial statements are reasonable. However, the unaudited interim condensed financial statements may not be indicative of the interim condensed financial position, results of operations, and cash flows of the Company in the future or if it had operated independently of the Parent. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, primarily including, technical services, engineering, finance, and other general corporate and administrative costs, such as treasury, human resources, legal and others.

The interim condensed statement of profit or loss and other comprehensive income includes all revenues and costs directly attributable to the Company as well as an allocation of corporate expenses from the Parent that provide support to the Company related to general and administrative expenses. These corporate expenses have been allocated to Cobar based on direct usage or benefit, where identifiable, with the remainder allocated based on headcount or capital employed. The Parent allocates these costs to the Company using methodologies that management believes are appropriate and reasonable.

Treasury and net funding activities, and tax transactions between the Parent and the Company are accounted through Parent net investment in Cobar. These transactions between Parent and Company are deemed to have been settled immediately through Parent net investment and are shown as a net change in this account (see note 21 for additional information). As all transactions are long-term funding related, these have been accounted for as movements within the Parent net investment balance.

The Company is part of a tax consolidated group under Australian taxation law, of which Glencore Investment Pty Limited (“Glencore Investment”), a subsidiary of the Parent, is the head entity.

The unaudited interim condensed financial statements have been prepared on an accruals basis and are based on historical cost. Historical cost is generally based on the fair values of the consideration given in exchange for assets.

All amounts are presented in United States dollars (US$) and all values are rounded to the nearest thousand unless otherwise indicated.

Going concern

Although the Company is in a net current liability position of $5,417, based upon an assessment of Cobar’s forecast financial position and performance, management have determined that they have, at the time of approving the unaudited interim condensed financial statements, a reasonable expectation that the Company has access to adequate resources to continue to pay debts as and when they are due and payable for the 12 months from the date of approval of these unaudited interim condensed financial statements, whilst a 100% wholly owned subsidiary of the Parent. Therefore, management continue to adopt the going concern basis of accounting in preparing these unaudited interim condensed financial statements.

2.2 Application of new and revised accounting standards

These unaudited interim condensed financial statements are prepared using the same accounting policies as applied in the audited 2022 financial statements.

The following clarification revision to existing accounting pronouncements became effective as of January 1, 2023 and has been adopted by the Company.

Amendments to IAS 1 — Classification of Liabilities as Current or Non-current — effective for year ends beginning on or after January 1, 2023

The amendments clarify the requirements for the presentation of liabilities in the statement of financial position as current or non-current in IAS 1 Presentation of Financial Statements.

Amendments to IAS 8 — Definition of Accounting Estimates — effective for year ends beginning on or after January 1, 2023

The amendments introduce the definition of accounting estimates and include other amendments to IAS 8 to help entities distinguish changes in accounting estimates from changes in accounting policies.

Amendments to IAS 1 — Disclosure of Accounting Policies — effective for year ends beginning on or after January 1, 2023

The amendments require companies to disclose their material accounting policy information rather than their significant accounting policies.

Amendments to IAS 12 — Deferred Tax related to Assets and Liabilities arising from a Single Transaction — effective for year ends beginning on or after January 1, 2023

The amendments introduce a further exception from the initial recognition exemption under IAS 12. Under the amendments, an entity does not apply the initial recognition exemption for transactions that give rise to equal taxable and deductible temporary differences.

The amendments did not have a material impact on these unaudited interim condensed financial statements.

3.	Critical accounting judgments and key sources of estimation uncertainty

The critical accounting judgements and key sources of estimation uncertainty for the three months ended March 31, 2023 are the same as those disclosed in the audited December 31, 2022 financial statements, except for income taxes. Income taxes are recognized based on the best estimate of the weighted average annual effective income tax rate expected for the full financial year.

4.	Segment information

The chief operating decision maker has been identified as the General Manager for the CSA mine. The General Manager makes decisions with respect to allocation of resources and assesses performance of the Company. The Company is organized and operates in one single business segment focused on the mining and production of copper and silver from the CSA mine. The performance of the Company, being CSA mine operation, is assessed and managed in totality.

All sales are made to its single client, Glencore International AG in Switzerland and all assets are held in one geographical location, being the CSA mine site in Australia. Since the Company operates in one segment, all financial information required by “Segment Reporting” such as major customers, and the countries in which the entity holds material assets and reports revenue can be found in the accompanying financial statements.

5.	Revenue

	Three months ended March 31
US$ thousand	2023	2022
Sale of commodities – Copper	$62,657	$73,780
Sale of by product – Silver	2,570	2,736
Total	$65,227	$76,516

Revenue is derived principally from the sale of commodities, recognized once the control of the goods has transferred from the Company to the customer. The Company sells copper concentrate (which includes silver) produced exclusively to Glencore International AG (refer to note 21 on Related Parties).

Products of the Company may be provisionally priced at the date revenue is recognized (note 17). The impact on revenue recognized due to the changes in pricing of copper for the sales provisionally priced as at March 31, 2023 is an increase of $1,098 thousand (March 31, 2022: an increase of $2,155 thousand), accounted for under IFRS 9. Final settlements are recognized within revenue.

At March 31, 2023, the Company had 15,458 thousand pounds (March 31, 2022: 25,282 thousand pounds) of provisionally priced copper sales subject to final pricing over the next several months. The average provisional price per pound of these provisionally priced sales subject to final pricing is $2.97 (March 31, 2022, $3.33).

6.	Depreciation and amortization expense

		Three months ended March 31
US$ thousand	Notes	2023	2022
Included in cost of goods sold:
Depreciation expenses	12	$(11,696)	$(11,942)
Amortization expenses		(25)	(8)
Total		$(11,721)	$(11,950)

7.  Employee benefits expense

	Three months ended March 31
US$ thousand	2023	2022
Included in cost of goods sold:
Wages and salaries	$(11,716)	$(11,660)
Defined contribution plans	(1,574)	(1,513)
Other employee benefits	—	(3)
Total	$(13,290)	$(13,176)

8.  Finance income and costs

		Three months ended March 31
US$ thousand	Notes	2023	2022
Finance income
Interest income from banks and other third parties		$4	$—
Total		$4	$—

Finance costs
Interest expense on debts and borrowings		(1)	—
Interest expense on loans from related parties		—	(4)
Interest expense on lease liabilities		(11)	(21)
Total interest expense		(12)	(25)
Accretion expense on rehabilitation provision	16	(141)	(144)
Total		$(153)	$(169)
Finance costs – net		$(149)	$(169)

9.  Income taxes

Income taxes consist of the following:

	Three months ended March 31
US$ thousand	2023	2022
Current income tax expense	$(2,621)	$(15,237)
Total income tax expense	$(2,621)	$(15,237)

Deferred income tax (expense)/benefit	$(1,359)	$2,264
Total deferred income tax (expense)/benefit	$(1,359)	$2,264
Total income tax expense reported in the interim condensed statement of profit or loss	$(3,981)	$(12,973)

Reconciliation of income tax expense and the accounting profit multiplied by Australia’s domestic tax rate:

US$ thousand	2023	2022
Profit before income taxes	$9,083	$26,512
Income tax expense calculated at the Australian income tax rate of 30% (2022: 30%)	(2,725)	(7,954)
Tax effects of:
Movement in uncertain tax position	(1,256)	(5,019)
Income tax expense	$(3,981)	$(12,973)

Income tax judgements and uncertain tax liabilities

The Company assesses its liabilities and contingencies for all tax years open to audit based upon the latest information available. Inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws. For those matters where it is probable that an adjustment will be made, the Company records its reasonable estimate of these tax liabilities, including related penalty and interest charges. The estimate consists of a transfer pricing matter, in respect of the price charged for commodity sales to Glencore International AG (refer to note 5), that has been open for a number of years and may take several more years to resolve. In recognizing a provision for these taxation exposures, consideration was given to the range of possible outcomes to determine the Company’s best estimate of the amount to provide. As at March 31, 2023 the Company has recognized $49,011 thousand (2022: $47,755 thousand) of uncertain tax liabilities related to possible adverse outcomes of this matter, and income tax payable through a related party loan with Glencore Investment via parent net investment, the head entity of the tax consolidated group (see note 21). The increase in the liability associated with the transfer pricing matter during the three months ended March 31, 2023 of $1,256 thousand (March 31, 2022: $5,019 thousand) reflects the outcome of the latest estimate by the Company, relevant court rulings, and other factual developments.

10.  Trade and other receivables

US$ thousand	Notes	March 31, 2023	December 31, 2022
Financial assets at fair value through profit or loss
Trade receivables from related parties containing provisional pricing features	21	$—	$9,052

Other receivables
Financial assets at amortized cost
Other receivables		1	1
Non-financial instruments
Indirect tax receivable		1,647	3,179
Total other receivables		$1,648	$3,180

The average credit period on sales of goods on credit is nil days (2022: 16 days). The carrying value of trade receivables approximates fair value.

The Company determines the expected credit loss on receivables based on different scenarios of probability of default and expected loss applicable to each of the material underlying balances. The Company has determined that the expected credit loss is immaterial as all related party balances are effectively supported by the Parent and no material anticipated losses will occur.

11.  Inventories

US$ thousand	March 31, 2023	December 31, 2022
Current
Supplies and consumables	$14,154	$12,595
Work in progress	129	670
Finished goods	7,132	9,774
Total current	$21,415	$23,039

Non-current
Supplies and consumables	$334	$354
Total non-current	$334	$354
Total	$21,749	$23,393

The cost of inventories recognized as an expense within cost of goods sold during the three months ended March 31, 2023 was $10,041 thousand (2022: $6,569 thousand).

All inventories are valued at the lower of cost or net realizable value. At 2023 all inventory is measured at cost (2022: at cost).

Non-current inventories are not expected to be utilized or sold within 12 months, based on historical usage, and are therefore classified as non-current inventory.

12.  Property, plant and equipment, net

		Freehold land	Plant and	Right-of-use	Mine
US$ thousand	Notes	and buildings	equipment	assets	development	Total
Net book value
At January 1, 2023		$1,247	$201,133	$899	$218,947	$422,226
Depreciation	6	(65)	(7,218)	(352)	(4,061)	(11,696)
Additions		—	4,141	—	9,239	13,380
At March 31, 2023		$1,182	$198,056	$547	$224,125	$423,910

Plant and equipment includes expenditure for construction in progress of $87,805 thousand (2022: $86,191 thousand).

Through management’s review of internal and external factors, no indicators of impairment existed in 2023 and 2022.

13.  Intangible assets, net

Licences and software

The Company has immaterial intangible assets with a net book value at March 31, 2023 of $721 thousand (2022: $747 thousand). These intangible assets include licences and ERP software with the IP rights being held by the Parent, and the Company paying for the use of its own instance of the software.

14.  Trade and other payables

US$ thousand	Notes	March 31, 2023	December 31, 2022
Financial liabilities at amortized cost
Trade payables due to third parties		$10,734	$21,139
Trade payables due to related parties	21	1,720	799
Other payables
Financial liabilities at amortized cost
Mining royalty payable		1,871	1,757
Accrued expenses		4,612	4,803
Total other payables		$6,483	$6,560

Trade payables are obligations to pay for goods and services. Trade payables have an average payment period of 17 days (2022: 23 days) depending on the type of goods and services and the geographic area in which the purchase transaction occurs and the agreed terms. The carrying value of trade payables approximates fair value.

15.  Leases

Lease liabilities

US$ thousand	March 31, 2023	December 31, 2022
Current
Lease liabilities	$568	$848
Total current	$568	$848

Non-current
Lease liabilities	67	128
Total non-current	67	128
Total	$635	$976

Reconciliation of cash flow to movement in lease liabilities

	Three months ended March 31
US$ thousand	2023	2022
Cash related movements in leases liabilities(1)
Payment of lease liabilities	$(346)	$(316)
	(346)	(316)
Non-cash related movements in lease liabilities
Foreign exchange movements	(7)	90
Change in lease liabilities(2)	12	496
	5	586
(Decrease)/increase in lease liabilities for the period	(341)	270
Total lease liabilities – opening	$976	$1,273
Total lease liabilities – closing	$635	$1,543

(1)	See unaudited interim condensed statement of cash flows.
(2)	2022 relates to new leases.

Right-of-use assets

The Company leases several assets including buildings and plant and equipment. As at March 31, 2023 the net book value of recognized right-of-use assets relating to buildings was $411 thousand (2022: $515 thousand) and plant and equipment $136 thousand (2022: $384 thousand). The depreciation charge for the three months ended March 31, 2023 related to those assets was $104 thousand (2022: $61 thousand) and $248 thousand (2022: $248 thousand).

Disclosure of amounts recognized as right-of-use assets in the unaudited interim condensed statement of financial position are included within note 12.

Amounts recognized in the unaudited interim condensed statement of profit or loss and other comprehensive income are detailed below:

	Three months ended March 31
US$ thousand	2023	2022
Depreciation on right-of-use assets	$(352)	$(309)
Interest expense on lease liabilities	(11)	(21)
Expense relating to variable lease payments not included in the measurement of the lease liability(1)	(169)	—
Expense relating to short-term leases	(350)	(1,536)
Expense relating to low-value leases	(1)	—
Total	$(883)	$(1,866)

(1)	Relates to variable lease payments on fleet hire based on available hours.
16.	Provisions

	Employee	Rehabilitation
US$ thousand	entitlements	costs	Other	Total
January 1, 2023	$14,277	$43,868	$53	$58,198
Utilised	(1,775)	—	—	(1,775)
Accretion	—	141	—	141
Effect of foreign currency exchange movements	(166)	73	(1)	(94)
Net book value March 31, 2023	$12,336	$44,082	$52	$56,470

Current	$11,548	$270	$52	$11,870
Non-current	788	43,812	—	44,600
Net book value March 31, 2023	$12,336	$44,082	$52	$56,470

17.  Financial instruments

Fair value of financial instruments

The following tables present the carrying values and fair values of the Company’s financial instruments. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction in the principal market at the measurement date under current market conditions. Where available market rates have been used to determine fair values. When market values are not available, fair values have been calculated by discounting expected cash flows at prevailing market interest and exchange rates. The estimated fair values have been determined using market information and appropriate valuation methodologies but are not necessarily indicative of the amounts that the Company could realize in the normal course of business.

The financial assets and liabilities are presented by class in the tables below at their carrying values, which generally approximate the fair values.

2023

US$ thousand	Notes	Amortized cost	FVTPL(1)	Total
Assets
Other receivables	10	$1	$—	$1
Total financial assets		$1	$—	$1

Liabilities
Trade payables	14	$10,734	$—	$10,734
Trade payables to related parties	14	1,720	—	1,720
Other payables	14	6,483	—	6,483
Lease liabilities	15	635	—	635
Total financial liabilities		$19,572	$—	$19,572
(1)	FVTPL — Fair value through profit or loss.

2022

US$thousand	Notes	Amortized cost	FVTPL(1)	Total
Assets
Trade receivables from related parties	10	$—	$9,052	$9,052
Other receivables	10	1	-	1
Total financial assets		$1	$9,052	$9,503

Liabilities
Trade payables	14	$21,139	$—	$21,139
Trade payables to related parties	14	799	—	799
Other payables	14	6,560	—	6,560
Lease liabilities	15	976	—	976
Total financial liabilities		$29,474	$—	$29,474

(1)	FVTPL - Fair value through profit or loss.

18.  Fair value measurements

Fair values are primarily determined using quoted market prices or standard pricing models using observable market inputs where available and are presented to reflect the expected gross future cash in/outflows.

Some of the Company’s financial assets are measured at fair value at the end of each reporting period.

2023

US$thousand	Notes	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents		$406	$—	$—	$406
Total		$406	$—	$—	$406

2022

US$thousand		Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents		$1,316	$—	$—	$1,316
Trade receivables	10	—	9,052	—	9,052
Total		$1,316	$9,052	$—	$10,368

During the three months ended March 31, 2023 no amounts were transferred between Level 1 and Level 2 of the fair value hierarchy and no amounts were transferred into or out of Level 3 of the fair value hierarchy for either other financial assets or other financial liabilities.

19.  Commitments

Capital commitments

Capital expenditure for the acquisition of property, plant and equipment is generally funded through the cash flow generated by the business. As at March 31, 2023 $15,204 thousand (2022: $15,791 thousand), of which 99% (2022: 99%) relates to expenditure to be incurred over the next year, was contractually committed for the acquisition of plant and equipment. This capital expenditure primarily relates to the underground mining fleet.

20.  Contingent liabilities

The Company is subject to various claims which arise in the ordinary course of business as detailed below. These contingent liabilities are reviewed on a regular basis and where practical an estimate is made of the potential financial impact on the Company.

Environmental contingencies

The Company’s operations are subject to various environmental laws and regulations. The Company is in material compliance with those laws and regulations. The Company accrues for environmental contingencies when such contingencies are probable and reasonably estimable. Such accruals are adjusted as new information develops or circumstances change. Recoveries of environmental remediation costs from insurance companies and other parties are recorded as assets when the recoveries are virtually certain. At this time, the Company is unaware of any material environmental incidents at the CSA mine. Any potential liability arising from the above is not expected to have a material adverse effect on its income, financial position or cash flows.

Bank payment guarantees for rehabilitation

The Company has entered into various bank and performance guarantees equivalent to the estimated total amount required to fulfil any rehabilitation costs associated with mining activities. These are in the ordinary course of business. As at March 31, 2023, the total value of the guarantees is $24,730 thousand (AU$36,891 thousand) (2022: $25,101 thousand (AU$36,891 thousand)). The obligations, to which the guarantees relate, have been provided for on the balance sheet under provisions.

21.  Relationship with Parent and related entities

Allocation of general corporate expenses

Historically, the Company has been managed and operated with the assistance of personnel employed by Glencore Australia Holdings Pty Limited (“Glencore Australia Holdings”), a wholly owned subsidiary of the Parent. Accordingly, certain shared costs have been recharged to the Company and reflected as expenses in the unaudited interim condensed financial statements. Management believes the allocation methodologies are a reasonable reflection of the utilization of services provided to or the benefits received by the Company during the periods presented. The expenses reflected in the unaudited interim condensed statement of profit or loss and other comprehensive income may not be indicative of expenses that will be incurred by the Company in the future.

Glencore Australia Holdings provides certain services, which include, but are not limited to, executive oversight, treasury, finance, legal, human resources, tax planning, internal audit, financial reporting, information technology, and other corporate departments.

Centralized cash management

Glencore Australia Holdings has a centralized cash management arrangement where, on a periodic basis, excess cash balances with certain affiliated entities including Cobar are swept to Glencore Australia Holdings and mixed with cash from other affiliated entities. Cobar also participates in Glencore Australia Holdings notional cash pooling arrangements with Commonwealth Bank of Australia (the “Group Limit Facility”). This permits individual bank accounts participating in the Group Limit Facility to be overdrawn as long as consolidated funds across the entire Group Limit Facility is net positive. For purpose of the financial statements, cash only included dedicated bank accounts in the legal name of Cobar.

Loans with related parties

All transactions and balances between Cobar and the Parent during the period prior to the carve-out, which were not historically settled in cash, were considered to be effectively settled in cash in the unaudited interim condensed financial statements at the time the transaction was recorded. The total net effect of the settlement of these transactions between Cobar and the Parent were reflected in the unaudited interim condensed statement of cash flows as “Net transactions with the Parent” as financing activity and in the unaudited interim condensed statement of financial position and the interim condensed statement of changes in equity as “Parent net investment”.

Cobar’s equity balance represents share capital, retained earnings and Parent net investment. Parent net investment represents the cumulative investment by the Parent in Cobar through the transaction date. Subsequent movements in the Glencore Investment tax loan and Glencore Australia Holdings working capital loan have been included within Parent net investment.

Sales to Glencore International AG

The Company sells copper concentrate (which includes silver) produced exclusively to Glencore International AG, the revenue and cost of goods sold in the interim condensed statement of profit and loss and other comprehensive income reflect the sale of this copper concentrate with Glencore International AG. These are recognized within trade receivables from related entities in the unaudited interim condensed statement of financial position.

Parent net investment

As discussed in the basis of presentation in note 2, Parent net investment is primarily impacted by contributions from Glencore Australia Holdings as a result of treasury activities and net funding provided by or distributed to Glencore Australia Holdings. The Parent net investment is not distributable. All significant intercompany transactions between the Company and the Parent have been considered to be forgiven at the time the purchase and sale of Cobar is completed and are recorded and reflected as a net decrease in Parent net investment. The components of Parent net investment include movements to net transactions with the Parent as detailed below for the three months ended March 31, 2023 and 2022:

	Three months ended March 31
US$thousand	2023	2022
Parent net investment
At January 1	$162,467	$135,797
Glencore Investment tax loan	1,370	10,220
Glencore Australia Holdings working capital	(10,397)	(21,269)
Uncertain tax position	1,256	5,019
Net transactions with Parent	(7,771)	(6,030)
At March 31	$154,696	$129,767

Glencore Investment tax loan

The Company is part of a tax consolidated group under Australian taxation law, of which Glencore Investment Pty Limited (“Glencore Investment”), a subsidiary of the Parent, is the head company. Tax payments from companies within tax consolidated group, including the Company, are made by Glencore Investment and settled through intercompany loans.

Glencore Australia Holdings working capital

The Company is party to an intercompany facility agreement with Glencore Australia Holdings which provides liquidity and cash management to the Company on an as needed basis. Glencore Australia Holdings has provided a letter of support to support the Company’s operations for a period of 12 months from the date of issuance of the financial statements while the Company remains a wholly owned subsidiary of the Parent.

Uncertain tax position

As noted above, the Company is part of the Glencore Investment tax consolidated group and the uncertain tax provision movements are booked through intercompany loans. The movements in the uncertain tax provision are non-cash. See note 9 for details on uncertain tax position movements.

Uncertain tax position

The loans are booked through Parent net investment as they form part of the capital structure of the Company as they represent an investment into the business by the Parent and related parties of the Company.

Related party transactions

		Purchases of	Trade receivables	Trade payables
	Sales of goods	goods and	due from related	due to related
US$ thousand	and services	services	parties	parties
Glencore International AG
2023	$65,227	$—	$—	$994
2022	76,516	—	9,052	—
Glencore Australia Oil Pty Limited
2023	—	(1,299)	—	460
2022	—	(1,202)	—	545
Glencore Australia Holdings Pty Limited
2023	—	(299)	—	—
2022	—	(246)	—	—
Other related parties
2023	—	(369)	—	266
2022	—	(331)	—	254

In the normal course of business, the Company enters into various arm’s length transactions with related parties including fixed and floating price commitments to sell and to purchase commodities, forward sale and purchase contracts.

Remuneration of key management personnel

Glencore Australia Holdings provides key management personnel services to the Company. The Company has not had a separate management team during the three months ended March 31, 2023 and the three months ended March 31, 2022. Key management personnel include the General Manager of the CSA mine.

The Company pays a portion of overheads and key management personnel fees to Glencore Australia Holdings (see allocation of general corporate expenses above).

22.  Share capital

Issued shares	March 31, 2023	December 31, 2022
Ordinary shares fully paid - Cobar Management Pty. Limited	1	1
	1	1

Ordinary shares are fully paid and have no par value, carry one vote per share, and receive dividends at the discretion of the Company.

Ordinary shares issued and fully paid

		Share capital
	Number of shares	US$thousand
Balance at January 1, 2023	1	$—
Balance at March 31, 2023	1	$—

23.  Deed of cross guarantee

The Company has entered into a Deed of Cross-Guarantee (the “Deed”) with Glencore Investment on December 4, 2018. Pursuant to the Deed, in the event of any member of the Closed Group, being the holding entity Glencore Investment and its wholly-owned entities, being wound up, each party to the Deed guarantees to each creditor of the member being wound up, payment in full of that member’s debt. As at March 31, 2023 and December 31, 2022 no amounts were recognized in respect of the Deed.

24.  Earnings per share

	Three months ended March 31
US$thousand	2023	2022
Profit for the purpose of basic earnings per share being net profit attributable to owners of the Company	$5,102	$13,539
Weighted average number of ordinary shares for the purposes of basic earnings per share	1	1

Profit for the purpose of diluted earnings per share	$5,102	$13,539
Weighted average number of ordinary shares for the purposes of diluted earnings per share	1	1

Basic earnings per share	$5,102	$13,539
Diluted earnings per share	$5,102	$13,539

25.  Subsequent events

On May 5, 2023 the Company received a notification from the NSW Government Resource Regulator to increase the bank guarantees to secure funding for the fulfilment of rehabilitation obligations, from $24,730 thousand (AU$36,891 thousand) to $53,379 thousand (AU$79,981 thousand).

No other matters or circumstances have arisen since the end of the three-month period that have significantly affected or may significantly affect the operations of the Company, the results of those operations, or the state of the Company in subsequent financial years.

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of Cobar Management Pty Limited.

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of Cobar Management Pty Limited (the “Company”) as of December 31, 2022 and December 31, 2021, the related statements of profit or loss and other comprehensive income, changes in equity and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and December 31, 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte Touche Tohmatsu

Paramatta, Australia

March 17, 2023

We have served as the Company’s auditor since 2022.

STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

For the years ended December 31, 2022 and December 31, 2021

US$ thousand	Notes	2022	2021
Revenue from related party	5	219,705	273,380
Cost of goods sold		(189,496)	(190,150)
Gross profit		30,209	83,230
Distribution and selling expenses		(17,246)	(15,195)
Administrative expenses		(1,230)	(1,473)
Operating income		11,733	66,562
Net foreign exchange (losses)/gains		(453)	401
Finance income	8	6	3
Finance costs	8	(930)	(530)
Profit before income taxes		10,356	66,436
Income tax (expense)/benefit	9	(15,715)	100,059
(Loss)/profit for the year		(5,359)	166,495
Other comprehensive income		—	—
Total comprehensive (loss)/income		(5,359)	166,495
(Losses)/earnings per share
Weighted average number of ordinary shares for the purposes of basic and diluted (losses)/earnings per share	25	1	1
Basic	25	(5,359)	166,495
Diluted	25	(5,359)	166,495

The accompanying notes are an integral part of the financial statements.

STATEMENT OF FINANCIAL POSITION

As at December 31, 2022 and December 31, 2021

US$ thousand	Notes	2022	2021
Assets
Current assets
Cash and cash equivalents		1,316	79
Trade receivables from related parties	10	9,052	2,551
Other receivables	10	3,180	3,747
Inventories	11	23,039	24,854
Prepaid expenses		3,422	9,373
		40,009	40,604
Non-current assets
Property, plant and equipment, net	12	422,226	398,171
Intangible assets, net	13	747	947
Inventories	11	354	431
Other assets		57	49
		423,384	399,598
Total assets		463,393	440,202
Liabilities
Current liabilities
Trade payables	14	21,139	9,482
Trade payables to related parties	14	799	652
Other payables	14	6,560	8,455
Lease liabilities	15	848	1,047
Provisions	16	13,790	15,725
		43,136	35,361
Non-current liabilities
Lease liabilities	15	128	226
Provisions	16	44,408	44,896
Deferred tax liabilities	9	8,750	14,059
		53,286	59,181
Total liabilities		96,422	94,542
Net assets		366,971	345,660
Equity
Share capital	23	—	—
Retained earnings		204,504	209,863
Parent net investment	22	162,467	135,797
Total equity		366,971	345,660

The accompanying notes are an integral part of the financial statements.

STATEMENT OF CHANGES IN EQUITY

For the years ended December 31, 2022 and December 31, 2021

		Share capital
		Number of		Retained	Parent net	Total
US$ thousand	Notes	shares	Amount	earnings	investment	equity
As at January 1, 2021		1	—	43,368	309,998	353,366
Profit for the year		—	—	166,495	—	166,495
Net changes in parent net investment	22	—	—	—	(174,201)	(174,201)
As at December 31, 2021		1	—	209,863	135,797	345,660
As at January 1, 2022		1	—	209,863	135,797	345,660
Loss for the year		—	—	(5,359)	—	(5,359)
Net changes in parent net investment	22	—	—	—	26,670	26,670
As at December 31, 2022		1	—	204,504	162,467	366,971

The accompanying notes are an integral part of the financial statements.

STATEMENT OF CASH FLOWS

For the years ended December 31, 2022 and December 31, 2021

US$ thousand	Notes	2022	2021
Operating activities
Profit before income taxes		10,356	66,436
Adjustments for:
Depreciation and amortization	6	51,529	52,321
Net foreign exchange losses/(gains)		453	(401)
Finance income	8	(6)	(3)
Finance costs	8	930	530
Movement in provisions		1,112	1,746
Other non-cash		(1,568)	1,507
		62,806	122,136
(Increase)/decrease in trade receivables from related parties		(6,501)	6,310
Decrease/(increase) in other receivables		567	(961)
Decrease/(increase) in prepaid expenses		5,943	(8,217)
Decrease/(increase) in inventories		1,892	(8,131)
Increase in trade payables to related parties		147	652
Increase in trade payables		1,141	826
Decrease in other payables		(1,895)	(4,808)
Cash generated by operations		64,100	107,807
Income taxes paid by related party(1)	22	(8,629)	(19,461)
Interest received	8	6	3
Interest paid	8	(930)	(530)
Net cash generated by operating activities		54,547	87,819
Investing activities
Purchase of property, plant, and equipment and intangibles		(66,273)	(32,068)
Net cash used in investing activities		(66,273)	(32,068)
Financing activities
Payment of lease liabilities		(1,275)	(781)
Transfers from/(to) Parent	22	14,275	(55,158)
Net cash generated/(used in) by financing activities		13,000	(55,939)
Increase/(decrease) in cash and cash equivalents		1,274	(188)
Cash and cash equivalents at the beginning of the year		79	110
Net foreign exchange difference		(37)	157
Cash and cash equivalents at the end of the year		1,316	79
(1)	The Company is part of a tax consolidated group under Australian taxation law, of which Glencore Investment Pty Limited (“Glencore Investment”), a related party of the Company, is the head entity. Tax payments from companies within the Glencore Investment tax consolidated group are made by Glencore Investment in accordance with the tax sharing and tax funding agreements entered into by those entities and settled through intercompany loans via parent net investment (see notes 2.15 and 22).

The accompanying notes are an integral part of the financial statements.

NOTES TO THE FINANCIAL STATEMENTS

1.	Corporate information

Cobar Management Pty Limited (“Cobar” or the “Company”) is a proprietary company incorporated in Australia. Its parent entity is Glencore Operations Australia Pty Limited (“Glencore Operations Australia”). Its ultimate parent entity is Glencore plc (the “Parent”).

The financial statements of the Company for the years ended December 31, 2022 and 2021 were authorized for issue in accordance with a resolution of the Directors on March 17, 2023.

Cobar is primarily engaged in the operation of Cornish, Scottish and Australian underground copper mine (“CSA mine”) in Australia. CSA mine was transferred to the Company on November 29, 2021 as part of the Reorganization (as described below). Prior to November 29, 2021, the Company was the manager and operator of the CSA mine.

From January 1, 2019 to November 28, 2021 Acelight Pty Limited (“Acelight”) and Isokind Pty Limited (“Isokind”) owned the assets in the CSA mine in a 40/60 split respectively, pursuant to an unincorporated joint arrangement. Whilst Acelight, Isokind, and Cobar each have a different immediate parent, all of them are indirectly 100% owned and controlled by their ultimate parent entity, Glencore plc, for all periods presented in the financial statements.

On November 29, 2021, all assets, tenements and residual interests held by Acelight and Isokind for the operation of the CSA mine were transferred to Cobar (the “Reorganization”). The consideration was settled by related party loans. As this was a transaction between entities under common control, the book value basis of accounting, utilising the book values of the Parent, was used to record the assets and liabilities contributed to Cobar. Further, the financial statements report the results of the CSA mine operations as though the transfer of net assets occurred at January 1, 2020.

On March 17, 2022, Glencore Operations Australia entered a binding agreement with Metals Acquisition Corp (“MAC”) for the sale and purchase of Cobar. MAC will assume ownership and full operational control of the Company and will enter into an offtake agreement with the Parent for 100% of the copper concentrate produced at the CSA mine in return for consideration of $1.05 billion in cash, $50 million equity stake in MAC and 1.5% copper only net smelter return life of mine royalty upon completion of the transaction. On November 22, 2022, Glencore Operations Australia entered a binding deed of amendment with MAC in respect of the March 17, 2022, agreement, for the sale and purchase of Cobar. The deed of amendment provides consent to the re-domiciliation of MAC and amends consideration to $775 million in cash (with the ability to scale up to $875 million cash depending on Private Investment in Public Entity (“PIPE”) demand), up to $ 100 million equity stake in MAC, $75 million deferred to be paid out of half the proceeds of any future equity raise, $75 million contingent payment payable when copper averages greater than $4.25/lb for 18 continuous months over the life of mine (“LOM”), $75 million contingent payment payable when copper averages greater than $4.50/lb for 24 continuous months over the LOM, and 1.5% copper only net smelter return life of mine royalty upon completion of the transaction. The transaction, expected to be completed in 2023, is subject to the approval of MAC’s shareholders and other customary closing conditions, including regulatory approvals.

2.	Significant accounting policies
2.1	Basis of preparation

The financial statements are general purpose financial statements, which have been prepared on a stand-alone basis and are derived from Glencore plc’s consolidated financial statements and accounting records in which the Company was consolidated. Glencore plc’s consolidated financial statements were prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standards Board(“IASB”) and based on Glencore plc’s transition to IFRS which had occurred prior to its initial public offering in 2011.

NOTES TO THE FINANCIAL STATEMENTS

2.	Significant accounting policies (continued)

The financial statements include the historical results of operations, financial position and cash flows of the Company for the periods presented and have been prepared in accordance with the IFRS as issued by the IASB. The Company’s financial information is presented using the historical results of operations and the historical bases of assets and liabilities of the Parent.

The business of the Company is the operation of the CSA copper mine in New South Wales Australia. Management of the Company believes assumptions underlying the financial statements are reasonable. However, the financial statements may not be indicative of the financial position, results of operations, and cash flows of the Company in the future or if it had operated independently of the Parent. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, primarily including, technical services, engineering, finance, and other general corporate and administrative costs, such as treasury, human resources, legal and others.

The statement of profit or loss and other comprehensive income include all revenues and costs directly attributable the Company as well as an allocation of corporate expenses from the Parent that provide support to the Company related to general and administrative expenses. These corporate expenses have been allocated to the Company based on direct usage or benefit, where identifiable, with the remainder allocated based on headcount or capital employed. The Parent allocates these costs to the Company using methodologies that management believes are appropriate and reasonable.

Treasury and net funding activities, and tax transactions between the Parent and the Company are accounted through Parent net investment in the Company. These transactions between Parent and Company are deemed to have been settled immediately through Parent net investment and are shown as a net change in this account (see note 22 for additional information). As all transactions are long-term funding related, these have been accounted for as movements within the Parent net investment balance.

The Company is part of a tax consolidated group under Australian taxation law, of which Glencore Investment, a subsidiary of the Parent, is the head entity. See note 2.15 ‘Income taxes’ for more information.

The financial statements have been prepared on an accruals basis and are based on historical cost. Historical cost is generally based on the fair values of the consideration given in exchange for assets.

Fair value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis, except for leasing transactions that are within the scope of IFRS 16 Leases, and measurements that have some similarities to fair value but are not fair value, such as net realizable value in IAS 2 Inventories or value in use in IAS 36 Impairment of assets.

In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;
●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and
●	Level 3 inputs are unobservable inputs for the asset or liability.

NOTES TO THE FINANCIAL STATEMENTS

2.	Significant accounting policies (continued)

All amounts are presented in United States dollars (US$) and all values are rounded to the nearest thousand unless otherwise indicated.

Going concern

As at December 31, 2022, the Company has a net current liability position of $3,127 thousand and a loss for the year of $5,359 thousand, but net cash generated by operating activities of $54,547 thousand. Based upon an assessment of Cobar’s forecast financial position and performance, management have determined that they have, at the time of approving the financial statements, a reasonable expectation that the Company has access to adequate resources to continue to pay debts as and when they are due and payable for the 12 months from the date of approval of these financial statements, whilst a 100% wholly owned subsidiary of the Parent. Therefore, the Directors continue to adopt the going concern basis of accounting in preparing these financial statements.

2.2	COVID-19

The Company is aware that COVID-19 has the capacity to adversely affect the future financial performance of the Company in a variety of ways, including: significant COVID-19 specific costs, disruptions to supply chain (including purchasing, production, and transportation) and volatility in the price for copper. Depending on the duration and extent of the impact of COVID-19 and if any of the aforementioned risks materialise, it may become necessary to reassess certain accounting conclusions and disclosures including the valuation of inventories, fair value measurements, the impairment of non-financial assets, adequacy of provisions, expected credit loss assumptions, and the extent of the impact on the results of operations and cash flows.

2.3	Application of new and revised accounting standards

Adoption of new and revised standards

In the current year, the Company has adopted all of the new and revised Standards and Interpretations issued by the International Accounting Standards Board (“the IASB”) that are relevant to its operations and effective for the current annual reporting year.

The nature and impact of each new standard or amendment is described below:

Amendments to IAS 16 — Proceeds before intended use

The amendments prohibit deducting from the cost of an item of property, plant and equipment any proceeds from selling items produced while bringing that asset to the location and condition necessary for it to be capable of operating in the manner intended by management. Instead, an entity recognizes the proceeds from selling such items, and the cost of producing those items, in profit or loss.

The adoption of these amendments have not had a material impact on the Company.

New and revised standards not yet effective

IFRS Standards and Interpretations that are issued, but are not yet effective, up to the date of issuance of the financial statements, which are applicable to the Company, are disclosed below. The Company will apply these amendments, as applicable, when they become effective.

Amendments to IAS 1 — Classification of Liabilities as Current or Non-current — effective for year ends beginning on or after January 1, 2023

The amendments clarify the requirements for the presentation of liabilities in the statement of financial position as current or non-current in IAS 1 Presentation of Financial Statements.

NOTES TO THE FINANCIAL STATEMENTS

2.	Significant accounting policies (continued)

Amendments to IAS 8 — Definition of Accounting Estimates — effective for year ends beginning on or after January 1, 2023

The amendments introduce the definition of accounting estimates and include other amendments to IAS 8 to help entities distinguish changes in accounting estimates from changes in accounting policies.

Amendments to IAS 1 — Disclosure of Accounting Policies — effective for year ends beginning on or after January 1, 2023

The amendments require companies to disclose their material accounting policy information rather than their significant accounting policies.

Amendments to IAS 12 — Deferred Tax related to Assets and Liabilities arising from a Single Transaction — effective for year ends beginning on or after January 1, 2023

The amendments introduce a further exception from the initial recognition exemption under IAS 12. Under the amendments, an entity does not apply the initial recognition exemption for transactions that give rise to equal taxable and deductible temporary differences.

The Company has assessed the potential impact of the amendments on these financial statements and does not expect a material impact.

2.4	Revenue recognition

Revenue is derived principally from the sale of goods and recognized when the performance obligations have been satisfied upon transfer of control of the goods from the Company to the customer. Revenue is measured based on consideration specified in the contract with a customer and excludes amounts collected on behalf of third parties.

Revenue related to the sale of goods is recognized when the product is delivered to the destination specified by the customer, which is typically the vessel on which it is shipped, the destination port or the customer’s premises and the customer has gained control through their ability to direct the use of and obtain substantially all the benefits from the asset. The sales price is determined on a provisional basis at the date of sale as the final selling price is subject to movements in market prices up to the date of final pricing, normally ranging from 30 to 90 days after initial booking (provisionally priced sales). As the pricing only varies based on future market prices after the performance obligation has been satisfied, this is not considered to be variable consideration. The Company’s right to the consideration is unconditional as only the passage of time is required before payment is due and, therefore, the Company accounts for the receivable under IFRS 9. Revenue on provisionally priced sales is recognized based on the estimated fair value of the total consideration receivable. The revenue adjustment mechanism embedded within provisionally priced sales arrangements has the character of a commodity derivative.

Accordingly, the fair value of the final sales price adjustment is re-estimated continuously and changes in fair value are recognized as an adjustment to revenue. In all cases, fair value is estimated by reference to forward market prices.

The principal risks associated with recognition of sales on a provisional basis include commodity price fluctuations between the date the sale is recorded and the date of final settlement. If a significant decline in commodity prices occurs, it is reasonably possible the Company could be required to pay the difference between the provisional price and final selling price.

Revenues from the sale of silver, a by-product in the production of copper concentrate, are included within revenue from the sale of concentrate, which includes copper and silver.

NOTES TO THE FINANCIAL STATEMENTS

2.	Significant accounting policies (continued)

The Company is responsible for providing certain shipping and insurance services to the customer, which is generally before the date at which the Company has transferred control of the goods. These services are not distinct within the context of the contract, and they are not separately identifiable from other promises within the contract. Accordingly, shipping and insurance services are not considered separate performance obligations and are treated as costs to fulfill the promise to transfer the related products. Any customer payments of shipping and handling costs are recorded within revenue. While the Company’s customer has an option to take deliveries of the goods on Cost and Freight (“CFR”) and Cost, Insurance and Freight (“CIF”) basis, the customer generally opts for Free on Board (“FOB”) based delivery where the Company is responsible for loading the purchased goods onto the ship, and all costs associated up to that point.

2.5	Foreign currency translation

The Company’s reporting currency and the functional currency of each of the entities collectively forming the Company is the U.S. dollar as this is assessed to be the principal currency of the economic environment in which it operates. All operating revenue generated by Cobar is in the U.S. dollar and all the funding arrangements through Parent net investment (see note 22) are denominated in the U.S. dollar.

Foreign currency transactions

Transactions in foreign currencies are converted into the functional currency using the exchange rate prevailing at the transaction date. Monetary assets and liabilities outstanding at year end are converted at year-end rates. The resulting exchange differences are recorded in the statement of profit or loss and other comprehensive income.

The average and closing AUD/USD foreign currency exchange rates at 2022 and 2021 are listed below:

	Average	Closing
	FX rate	FX rate
2021	0.7512	0.7272
2022	0.6935	0.6804

2.6	Property, plant and equipment

Property, plant and equipment are initially recognized at cost, being the fair value of the consideration given to acquire or construct the asset, including directly attributable costs required to bring the asset to the location or to a condition necessary for operation and the direct cost of dismantling and removing the asset, less accumulated depreciation and any accumulated impairment losses.

Property, plant and equipment are depreciated to their estimated residual value over the estimated useful life of the specific asset concerned, or the estimated remaining life of mine (“LOM”), field or lease.

Depreciation commences when the asset is available for use. The major categories of property, plant and equipment are depreciated/amortized on a units of production (“UOP”) and/or straight-line basis. Depreciation of property, plant and equipment using UOP method over the LOM is based on estimated production units including commercially recoverable reserves (proven and probable reserves) and a portion of mineral resources (measured, indicated and inferred resources). The portion of mineral resources are included in depreciation calculations where they are expected to be classified as mineral reserves based on high degree of confidence that they will be extracted in an economic manner.

Assets under construction are included in Plant and equipment and since the assets are not yet available for use, are not depreciated.

NOTES TO THE FINANCIAL STATEMENTS

2.	Significant accounting policies (continued)

The estimated useful lives for the current and comparative periods are as follows:

Buildings	10 – 45 years/Straight-line
Freehold land	Not depreciated
Plant and equipment	3 – 30 years/UOP
Right-of-use assets	2 – 30 years
Mine development	UOP

Mine development

Mine development costs include costs incurred resulting from mine pre-production activities undertaken to gain access to proven and probable mineral reserves, including shafts, adits, drifts, ramps, permanent excavations, and infrastructure. Costs incurred before mineral resources are classified as proven and probable reserves are expensed as incurred. Capitalization of mine development project costs that meet the definition of an asset begins once mineral resources are classified as proven and probable reserves and such proposed development receives the appropriate approvals. All subsequent development expenditure is similarly capitalized, provided commercial viability conditions continue to be satisfied. Proceeds from the sale of product extracted during the development phase are netted against development expenditure. Upon completion of development and commencement of production, capitalized development costs are transferred, as required, to the appropriate plant and equipment asset category.

Depreciation for mine development costs is determined using the UOP method based on estimated production units including commercially recoverable reserves (proven and probable reserves) and a portion of mineral resources (measured, indicated and inferred resources). Depreciation, depletion and amortization using the UOP method is recorded upon production of finished goods, at which time it is allocated to inventory cost and then included as a component of cost of goods sold. Other assets are depreciated on a straight-line basis over estimated useful lives for the related assets.

2.7	Leases

As lessee, the Company assesses whether a contract contains a lease at inception of a contract. The Company recognizes a right-of-use asset and corresponding lease liability in the statement of financial position for all lease arrangements in which it is the lessee, except for short-term leases with a term of twelve months or less and leases of low value assets. For these leases, the Company recognizes the lease payments as an operating expense on a straight-line basis over the term of the lease.

The lease liability is initially measured at the present value of the future lease payments from the commencement date of the lease. The lease payments are discounted using the asset and company specific incremental borrowing rates. The lease liability is subsequently measured by increasing the carrying amount to reflect interest on the lease liability (using the effective interest method) and by reducing the carrying amount to reflect the lease payments made. The Company remeasures the lease liability, with a corresponding adjustment to the related right-of-use assets, whenever:

●	The lease term changes or there is a significant event or change in circumstances resulting in a change in the assessment of exercise of a purchase option, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate;
●	The lease payments change due to the changes in an index or rate or a change in expected payment under a guaranteed residual value, in which case the lease liability is remeasured by discounting the revised lease payments using an unchanged discount rate;
●	A lease contract is modified and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of modification.

NOTES TO THE FINANCIAL STATEMENTS

2.	Significant accounting policies (continued)

The right-of-use assets are initially recognized in the statement of financial position at cost, which comprises the amount of the initial measurement of the corresponding lease liability, adjusted for any lease payments made at or prior to the commencement date of the lease, any lease incentive received and any initial direct costs incurred, and expected costs for obligations to dismantle and remove right-of-use assets when they are no longer used. Right-of-use assets are recognized within property, plant and equipment in the statement of financial position. Right-of-use assets are depreciated on a straight-line basis from the commencement date of the lease over the shorter of the useful life of the right-of-use asset or the end of the lease term.

2.8	Restoration, rehabilitation and decommissioning

Restoration, rehabilitation and decommissioning costs arising from the installation of plant and other site preparation work, discounted using a risk free discount rate to their net present value, are provided for and capitalized at the time such an obligation arises. The costs are charged to the statement of profit or loss and other comprehensive income over the life of the operation through depreciation of the asset and the accretion expense of the discount on the provision.

Costs for restoration of subsequent site disturbance, which is created on an ongoing basis during production, are provided for at their net present values and charged to the statement of profit or loss and other comprehensive income as extraction progresses.

Changes in the estimated timing of the rehabilitation or changes to the estimated future costs are accounted for prospectively by recognizing an adjustment to the rehabilitation liability and a corresponding adjustment to the asset to which it relates, provided the reduction in the provision is not greater than the depreciated capitalized cost of the related asset, in which case the capitalized cost is reduced to nil and the remaining adjustment recognized in the statement of profit or loss and other comprehensive income. In the case of closed sites, changes to estimated costs are recognized immediately in the statement of profit or loss and other comprehensive income.

2.9	Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization (calculated on a straight- line basis over their useful lives) and accumulated impairment losses, if any.

The major categories of intangibles are amortized on a straight-line basis as follows:

Licences and software	3 – 9 years

2.10  Impairment or impairment reversals

The Company conducts, at least annually, an internal review of asset values which is used as a source of information to assess for any indications of impairment. Formal impairment tests are carried out when events or changes in circumstances indicate the carrying value may not be recoverable.

A formal impairment test involves determining whether the carrying amounts are in excess of their recoverable amounts. An asset’s recoverable amount is determined as the higher of its fair value less costs of disposal and its value in use. Such reviews are undertaken on an asset-by-asset basis, except where assets do not generate cash flows independent of other assets, in which case the review is undertaken at the CGU level.

If the carrying amount of an asset exceeds its recoverable amount, an impairment loss is recorded in the statement of profit or loss and other comprehensive income to reflect the asset at the lower amount.

NOTES TO THE FINANCIAL STATEMENTS

2.	Significant accounting policies (continued)

For those assets which were impaired in prior periods, if their recoverable amount exceeds their carrying amount, an impairment reversal is recorded in the statement of profit or loss and other comprehensive income to reflect the asset at the higher amount to the extent the increased carrying amount does not exceed the carrying value of the asset that would have been determined had no impairment previously been recognized. Goodwill impairments cannot be subsequently reversed.

2.11  Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive), as a result of past events, and it is probable that an outflow of resources embodying economic benefits that can be reliably estimated will be required to settle the liability.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the balance sheet date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flow estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material).

2.12  Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined using the first-in- first-out (“FIFO”) or the weighted average method and comprises material costs, labour costs, allocated production related overhead costs and includes treatment and refining cost. Raw materials and consumables are measured using the FIFO method and work in progress inventories using the weighted average method. Financing and storage costs related to inventory are expensed as incurred.

2.13  Financial instruments

Financial assets and financial liabilities are recognized in the Company’s statement of financial position when the Company becomes a party to the contractual provisions of the instrument.

Financial assets are classified as either financial assets at amortized cost, at fair value through other comprehensive income (“FVTOCI”) or at fair value through profit or loss (“FVTPL”) depending upon the business model for managing the financial assets and the nature of the contractual cash flow characteristics of the financial asset. Financial assets are initially recognized at fair value on the trade date, including, in the case of instruments not subsequently measured at fair value through profit or loss, directly attributable transaction costs. Trade receivables with no provisional price features and where there is no significant financing component, are initially recognized at their transaction price. Subsequently, other investments, provisionally priced trade receivables and derivatives are carried at fair value and trade receivables that do not contain provisional price features, loans and other receivables are carried at amortized cost.

Financial liabilities, other than derivatives and those containing provisional price features, are initially recognized at fair value of consideration received net of transaction costs as appropriate and subsequently carried at amortized cost. Financial liabilities that contain provisional pricing features and derivatives are carried at FVTPL.

Impairment of financial assets

A loss allowance for expected credit losses is determined for all financial assets, other than those at FVTPL and equity instruments at FVOCI, at the end of each reporting period. The expected credit loss recognized represents a probability-weighted estimate of credit losses over the expected life of the financial instrument.

NOTES TO THE FINANCIAL STATEMENTS

2.	Significant accounting policies (continued)

The Company applies the simplified approach to measure the loss allowance for trade receivables classified at amortized cost, using the lifetime expected loss provision. The expected credit losses on these financial assets is estimated using a provision matrix by reference to past default experience and an equivalent credit rating, adjusted as appropriate for current observable data and forward-looking information.

For all other financial assets at amortized cost, the Company recognizes lifetime expected credit losses when there has been a significant increase in credit risk since initial recognition, which is determined by:

●	A review of overdue amounts
●	Comparing the risk of default at the reporting date and at the date of initial recognition
●	An assessment of relevant historical and forward-looking quantitative and qualitative information.

For those balances that are beyond 30 days overdue it is presumed to be an indicator of a significant increase in credit risk.

If the credit risk on the financial instrument has not increased significantly since initial recognition, the Company measures the loss allowance for that financial instrument at an amount equal to 12-months expected credit loss, which comprises the expected lifetime loss from the instrument were a default to occur within 12 months of the reporting date.

The Company considers an event of default has materialised and the financial asset is credit impaired when information developed internally or obtained from external sources indicates that the debtor is unlikely to pay the Company without taking into account any collateral held by the Company or if the financial asset is more than 90 days past due unless the Company has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate. The Company writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery.

Derecognition of financial assets and financial liabilities

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Company recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Company retains substantially all the risks and rewards of ownership of a transferred financial asset, the Company continues to recognize the financial asset and also recognizes a collateralised borrowing for the proceeds received.

The Company derecognizes financial liabilities when the Company’s obligations are discharged, cancelled or have expired.

On derecognition of a financial asset/financial liability in its entirety, the difference between the carrying amount of the financial asset/financial liability and the sum of the consideration received and receivable/paid and payable is recognized in profit and loss.

On derecognition of equity investments designated and measured at FVTOCI, the cumulative gain or loss recognized in other comprehensive income is reclassified directly to retained earnings.

NOTES TO THE FINANCIAL STATEMENTS

2.	Significant accounting policies (continued)

2.14  Goods and services tax

Revenues, expenses and assets are recognized net of the amount of goods and services tax (“GST”), except:

●	where the amount of GST incurred is not recoverable from the taxation authority, it is recognized as part of the cost of acquisition of an asset or as part of an item of expense; or
●	for receivables and payables which are recognized inclusive of GST.

The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables.

Cash flows are included in the statement of cash flows on a gross basis. The GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified as operating cash flows.

2.15  Income tax

Tax Consolidation

The Company is part of a tax consolidated group under Australian taxation law, of which Glencore Investment is the head entity. As a result, the Company is subject to income tax through its membership of this tax consolidated group. Entities within the tax consolidated group have entered into a tax funding agreement and a tax sharing agreement with the head entity.

The current and deferred tax amounts for the tax consolidated group are allocated to the members of the tax consolidated group (including the Company) using the ‘separate taxpayer within group’ approach. This method requires tax to be calculated for each member with adjustments for transactions and events occurring within the tax-consolidated group that do not give rise to a tax consequence for the group or that have a different tax consequence at the level of the group. Accordingly, the Company recognizes an allocation of income taxes in the financial statements as if it calculated and filed a separate income tax return for Cobar, Acelight and Isokind. Deferred taxes are allocated by reference to the carrying amounts in the financial statements of the Company and the tax values applying under tax consolidation. Current tax liabilities arising from this process are accounted for as being assumed by the head entity, as under Australian taxation law the head entity has the legal obligation for (or right to) these amounts. Such amounts are reflected in amounts receivable from or payable to the head entity via Parent net investment, see movement to “Glencore Investment tax loan” in note 22.

Income tax consists of current and deferred income taxes.

Current tax

Current tax is calculated by reference to the amount of income taxes payable or recoverable in respect of the taxable profit or tax loss for the period. It is calculated using tax rates and tax laws that have been enacted or substantively enacted by reporting date. Adjustments are made for transactions and events occurring within the tax consolidated group that do not give rise to a tax consequence for the Company or that have different tax consequences at the level of the Company.

Deferred tax

Deferred tax is accounted for using the balance sheet liability method. Temporary differences are differences between the tax base of an asset or liability and its carrying amount in the balance sheet. The tax base of an asset or liability is the amount attributed to that asset or liability for tax purposes. Adjustments are made for transactions and events occurring within the tax-consolidated group that do not give rise to a tax consequence for the Company or that have different tax consequences at the level of the Company.

NOTES TO THE FINANCIAL STATEMENTS

2.	Significant accounting policies (continued)

In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that sufficient taxable amounts will be available against which deductible temporary differences or unused tax losses and tax offsets can be utilized. However, deferred tax assets and liabilities are not recognized if the temporary differences giving rise to them arise from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither taxable income nor accounting profit.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period(s) when the asset and liability giving rise to them are realized or settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by reporting date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company has both the right and the intention to settle its current tax assets and liabilities on a net or simultaneous basis.

The Company assesses its liabilities and contingencies for all tax years open to audit based upon the latest information available. Inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws. For those matters where it is probable that an adjustment will be made, the Company records its best estimate of these tax liabilities, including related interest charges, taking into account the range of possible outcomes.

Tax payments

Tax payments from companies within the Glencore Investment tax consolidated group are made by Glencore Investment in accordance with the tax sharing and tax funding agreements entered into by those entities and settled through intercompany loans via parent net investment (see note 22). Tax payments are disclosed within cash flows from operating activities in the statement of cash flows.

2.16  Employee and retirement benefits

A liability is recognized for benefits accruing to employees in respect of wages and salaries, annual leave, long service leave, and sick leave when it is probable that settlement will be required and they are capable of being measured reliably.

Liabilities recognized in respect of short-term employee benefits, are measured at their face value without the effect of discounting using the remuneration rate expected to apply at the time of settlement. Liabilities recognized in respect of long term employee benefits are measured as the present value of the estimated future cash outflows to be made by the Company in respect of services provided by employees up to reporting date.

NOTES TO THE FINANCIAL STATEMENTS

3.	Critical accounting judgments and key sources of estimation uncertainty

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable and relevant under the circumstances, independent estimates, quoted market prices and common, industry standard modelling techniques. Actual outcomes could result in a material adjustment to the carrying amount of assets or liabilities affected in future periods.

The Company has identified the following areas as being critical to understanding the Company’s financial position as they require management to make complex and/or subjective judgements, estimates and assumptions about matters that are inherently uncertain:

Critical accounting judgements

In the process of applying the Company’s accounting policies, management has made judgements based on the relevant facts and circumstances including macro-economic circumstances and, where applicable, interpretation of underlying agreements, which have the most significant effect on the amounts recognized in the financial statements.

Key sources of estimation uncertainty

In the process of applying the Company’s accounting policies, management has made key estimates and assumptions concerning the future and other key sources of estimation uncertainty. The key assumptions and estimates at the reporting date that have a significant risk of resulting in a material adjustment to the carrying amount of assets and liabilities within the next financial year, are described below. Actual results may differ from these estimates under different assumptions and conditions and may materially affect financial results or the financial position reported in future periods.

Restoration, rehabilitation and decommissioning (note 16)

A provision for future restoration, rehabilitation and decommissioning costs requires estimates and assumptions to be made around the relevant regulatory framework, the magnitude of the possible disturbance and the timing, extent and costs of the required closure and rehabilitation activities. Most of these rehabilitation and decommissioning events are expected to take place many years in the future and the currently estimated requirements and costs that will have to be met when the restoration event occurs are inherently uncertain and could materially change over time.

In calculating the appropriate provision for the expected restoration, rehabilitation or decommissioning obligations, cost estimates of the future potential cash outflows based on current studies of the expected rehabilitation activities and timing thereof, are prepared. These forecasts are then discounted to their present value using a risk free rate specific to the liability and the currency in which they are denominated.

Any changes in the expected future costs are initially reflected in both the provision and the asset (included within plant and equipment classification) and subsequently in the statement of profit or loss and other comprehensive income over the remaining economic life of the asset. As the actual future costs can differ from the estimates due to changes in laws, regulations, technology, costs and timing, the provisions including the estimates and assumptions contained therein are reviewed regularly by management. The aggregate effect of changes within 12 months as a result of revisions to cost and timing assumptions is not expected to be material.

NOTES TO THE FINANCIAL STATEMENTS

3.	Critical accounting judgments and key sources of estimation uncertainty (continued)

Depreciation based on a UOP basis (note 12)

Assets depreciated on a UOP basis rely heavily on estimated production units. In calculating the appropriate production level, management rely on life of mine plans containing production levels and costs. Estimated production units include commercially recoverable reserves (proven and probable reserves) and other mineral resources (measured, indicated and inferred resources) that can be economically and legally extracted from the CSA mine. Other mineral resources have been included in estimated production units (beyond just the proven and probable reserves) when management has sufficient confidence, for the purpose of determining economic life of certain assets, that these resources will be converted into proven and probable reserves. This determination is based on proven historical conversion rates through further drilling and a historical track record of life of mine extensions and replenishment of reserves.

The estimation of production units requires significant subjective assumptions that arise from the evaluation of geological, geophysical, engineering and economic data based on the size, depth and shape of an ore body, and requires complex geological assessments to interpret that data. Furthermore, in order to determine the production units, estimates and assumptions are also required about a range of technical and economic factors such as estimates of commodity prices, future capital requirements, quantities, grades, production techniques, recovery and conversion rates, production costs, etc. Therefore, the Company uses both internal and external technical experts to estimate the production units from CSA mine.

This data could change over time as a result of numerous factors, including new information gained from development activities, evolving production history and a reassessment of the viability of production under different economic conditions. As such changes in production units may affect the life of mine and depreciation rates thereby impacting the Company’s financial results and financial position for future periods.

The estimates and assumptions contained within the life of mine plans are reviewed regularly by management. Any changes in the life of mine plans are reflected in the depreciation rates and subsequent asset book values on a prospective basis.

Recognition and measurement of uncertain tax positions (note 9)

The Company is subject to taxes with often complex legal and tax regulatory environments. Some estimation is required in determining the accrual for income taxes. The income tax positions taken are considered by the Company to be supportable and are intended to withstand challenge from tax authorities. However, it is acknowledged that some of the positions are uncertain and include interpretations of complex tax laws as well as transfer pricing considerations which could be disputed by tax authorities. The Company judges these positions on their technical merits on a regular basis using all the information available (legislation, case law, regulations, established practice, authoritative doctrine as well as the current state of discussions with tax authorities, where appropriate). A liability is recorded for each item that is not probable of being sustained on examination by the tax authorities, based on all relevant information. The liability is calculated taking into account the most likely outcome or the expected value, depending on which is thought to give a better prediction of the resolution of each uncertain tax position in view of reflecting the likelihood of an adjustment being recognized upon examination. These estimates are based on facts and circumstances existing at the end of the reporting period. The tax liability and income tax expense include expected penalties and late payment interest arising from tax disputes.

Where the final income tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current income tax expense and deferred income tax assets and liabilities in the period in which such determination is made. Details of taxation can be found in note 9.

NOTES TO THE FINANCIAL STATEMENTS

4.	Segment information

The chief operating decision maker has been identified as the General Manager for the CSA mine. The General Manager makes decisions with respect to allocation of resources and assesses performance of the Company. The Company is organised and operates in one single business segment focused on the mining and production of copper and silver from the CSA mine. The performance of the Company, being CSA mine operation, is assessed and managed in totality.

All sales are made to its single client Glencore International AG in Switzerland and all assets are held in one geographical location, being the CSA mine site in Australia. Since the Company operates in one segment, all financial information required by “Segment Reporting” such as major customers, and the countries in which the entity holds material assets and reports revenue can be found in the accompanying financial statements.

5.	Revenue

US$ thousand	2022	2021
Sale of commodities – Copper	211,152	260,673
Sale of by product – Silver	8,553	12,707
Total	219,705	273,380

Revenue is derived principally from the sale of commodities, recognized once the control of the goods has transferred from the Company to the customer. The Company sells copper concentrate (which includes silver) produced exclusively to Glencore International AG (refer to note 22 on Related Parties).

Products of the Company may be provisionally priced at the date revenue is recognized. The impact on revenue recognized due to the changes in pricing of copper for the sales provisionally priced as at December 31, 2022 is a decrease of $760 thousand (2021: increase of $2,441 thousand), accounted for under IFRS 9. Final settlements are recognized within revenue.

As at December 31, 2022, the Company had 29,548 thousand pounds of provisionally priced copper sales subject to final pricing over the next several months. The average provisional price per pound of these provisionally priced sales subject to final pricing is $2.75.

6.	Depreciation and amortization expense

US$ thousand	Notes	2022	2021
Included in cost of goods sold:
Depreciation expenses	12	(51,328)	(52,262)
Amortization expenses		(201)	(59)
Total		(51,529)	(52,321)

7.	Employee benefits expense

US$ thousand	2022	2021
Included in cost of goods sold:
Wages and salaries	(44,189)	(47,089)
Defined contribution plans	(4,694)	(5,589)
Other employee benefits	(28)	(147)
Total	(48,911)	(52,825)

NOTES TO THE FINANCIAL STATEMENTS

8.	Finance income and costs

US$ thousand	Notes	2022	2021
Finance income
Interest income from banks and other third parties		6	3
Total		6	3
Finance costs
Interest expense on debts and borrowings		(12)	(3)
Interest expense on lease liabilities		(67)	(62)
Total interest expense		(79)	(65)
Accretion expense on rehabilitation provision	16	(851)	(465)
Total		(930)	(530)
Finance costs – net		(924)	(527)

9.	Income taxes

Income taxes consist of the following:

US$ thousand	2022	2021
Current income tax (expense)/benefit	(19,125)	100,858
Adjustments in respect of current income tax	(1,899)	(1,275)
Total income tax (expense)/benefit	(21,024)	99,583
Deferred income tax benefit/(expense)	3,622	(1,638)
Adjustments in respect of prior year deferred income tax	1,687	2,114
Total deferred income tax benefit	5,309	476
Total income tax (expense)/benefit reported in the statement of profit or loss	(15,715)	100,059

Reconciliation of income tax (expense)/benefit and the accounting profit multiplied by Australia’s domestic tax rate:

US$ thousand	2022	2021
Profit before income taxes	10,356	66,436
Income tax expense calculated at the Australian income tax rate of 30% (2021: 30%)	(3,107)	(19,931)
Tax effects of:
Movement in uncertain tax positions	(12,395)	118,846
Utilization and changes in recognition of tax losses and temporary differences	—	305
Adjustments in respect of prior years	(213)	839
Income tax (expense)/benefit	(15,715)	100,059

NOTES TO THE FINANCIAL STATEMENTS

9.	Income taxes (continued)

Deferred taxes

Deferred taxes as at December 31, 2022 and 2021 are attributable to the items in the table below:

		Recognized
US$ thousand	2022	in profit or loss	2021
Deferred tax liabilities
Depreciation and amortization	(19,280)	3,092	(22,372)
Provisions and payables	10,611	(1,037)	11,648
Receivables and consumables	(82)	3,253	(3,335)
Total	(8,750)	5,309	(14,059)
Total deferred tax – net	(8,750)	5,309	(14,059)

		Recognized
US$ thousand	2021	in profit or loss	2020
Deferred tax liabilities
Depreciation and amortization	(22,372)	4,039	(26,411)
Provisions and payables	11,648	1,495	10,153
Receivables and consumables	(3,335)	(5,058)	1,723
Total	(14,059)	476	(14,535)
Total deferred tax – net	(14,059)	476	(14,535)

Income tax judgements and uncertain tax liabilities

The Company assesses its liabilities and contingencies for all tax years open to audit based upon the latest information available. Inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws. For those matters where it is probable that an adjustment will be made, the Company records its reasoned estimate of these tax liabilities, including related penalty and interest charges. The estimate consists of a transfer pricing matter, in respect of the price charged for commodity sales to Glencore International AG (refer to note 5), that has been open for a number of years and may take several more years to resolve. In recognizing a provision for the taxation exposures, consideration was given to the range of possible outcomes to determine the Company’s best estimate of the amount to provide. As at December 31, 2022, the Company has recognized $47,755 thousand (2021: $35,360 thousand) of uncertain tax liabilities related to possible adverse outcomes of this matter, and income tax payable through a related party loan with Glencore Investment Pty Limited via parent net investment, the head entity of the tax consolidated group (see note 2.15 ‘Income taxes’ and note 22). The increase in the liability during the year of $12,395 thousand (2021: reduction in liability of $118,846 thousand) has been calculated based on the latest estimate by the Company, relevant court rulings, and other factual developments. The reduction in the prior year reflects the resolution of the matter in favour of the Company for certain years following court judgements determining that the price the Company received for the sale of copper concentrate was within an arm’s length range.

NOTES TO THE FINANCIAL STATEMENTS

10.	Trade and other receivables

US$ thousand	Notes	2022	2021
Financial assets at fair value through profit or loss
Trade receivables from related parties containing provisional pricing features	22	9,052	2,551
Other receivables
Financial assets at amortized cost
Other receivables		1	141
Non-financial instruments
Indirect tax receivable		3,179	3,606
Total other receivables		3,180	3,747

The average credit period on sales of goods on credit is 16 days (2021: 3 days). The carrying value of trade receivables approximates fair value.

The Company determines the expected credit loss on receivables based on different scenarios of probability of default and expected loss applicable to each of the material underlying balances. The Company has determined that the expected credit loss is immaterial as all related party balances are effectively supported by the Parent and no material anticipated losses will occur.

11.	Inventories

US$ thousand	2022	2021
Current
Supplies and consumables(1)	12,595	9,593
Work in progress	670	1,013
Finished goods	9,774	14,248
Total current	23,039	24,854

Non-current
Supplies and consumables(1)	354	431
Total non-current	354	431
Total	23,393	25,285
(1)	Net reversal of the write down of inventories for obsolete and slow moving stock of $1,580 thousand for the year (2021: $165 thousand).

The cost of inventories recognized as an expense within cost of goods sold during the year was $28,204 thousand (2021: $34,897 thousand).

The inventory write off recognised as an expense during the year was $715 thousand (2021: $nil).

All inventories are valued at the lower of cost or net realizable value. At 2022 all inventory is measured at cost (2021: at cost).

Non-current inventories are not expected to be utilized or sold within 12 months, based on historical usage, and are therefore classified as non-current inventory.

NOTES TO THE FINANCIAL STATEMENTS

12.	Property, plant and equipment, net

2022

		Freehold		Right-of-
		land and	Plant and	use	Mine
US$ thousand	Notes	buildings	equipment	assets	development	Total
Cost
As at January 1, 2022		8,873	477,079	2,135	457,099	945,186
Additions		—	56,068	970	20,717	77,755
Disposals		—	(157)	—	—	(157)
Other movements(1)		—	(10,405)	—	8,053	(2,352)
As at December 31, 2022		8,873	522,585	3,105	485,869	1,020,432
Accumulated depreciation and impairment:
As at January 1, 2022		7,097	289,270	886	249,762	547,015
Depreciation	6	529	32,319	1,320	17,160	51,328
Disposals		—	(137)	—	—	(137)
As at December 31, 2022		7,626	321,452	2,206	266,922	598,206
Net book value as at December 31, 2022		1,247	201,133	899	218,947	422,226
(1)	Primarily consists of decreases in rehabilitation costs of $2,352 thousand (plant and equipment). The balance is expenditure for construction in progress carried in plant and equipment and transferred to the respective asset category when brought in to use.

Plant and equipment include expenditure for construction in progress of $86,191 thousand (2021: $56,571 thousand). Included in cost of goods sold, is an estimated amount of $nil (2021: $23,238 thousand) relating to certain CWIP costs which, due to financial reporting system limitations within the CWIP module and resulting lack of documentation supporting the capitalization of these costs related to production, have been expensed in the respective periods.

Through management’s review of internal and external factors, no indicators of impairment existed in 2022 and 2021.

As at December 31, 2022, the Company is committed to $1,200 thousand (2021: $270 thousand) of short-term lease payments.

NOTES TO THE FINANCIAL STATEMENTS

12.	Property, plant and equipment, net (continued)

2021

		Freehold		Right-of-
		land and	Plant and	use	Mine
US$ thousand	Notes	buildings	equipment	assets	development	Total
Cost
As at January 1, 2021		8,986	444,611	177	443,819	897,593
Additions		—	24,225	1,958	6,663	32,846
Disposals		—	(8,202)	—	—	(8,202)
Other movements(1)		(113)	16,445	—	6,617	22,949
As at December 31, 2021		8,873	477,079	2,135	457,099	945,186
Accumulated depreciation and impairment:
As at January 1, 2021		6,394	264,296	65	231,681	502,436
Depreciation	6	703	32,645	821	18,093	52,262
Disposals		—	(8,202)	—	—	(8,202)
Other movements(1)		—	531	—	(12)	519
As at December 31, 2021		7,097	289,270	886	249,762	547,015
Net book value as at December 31, 2021		1,776	187,809	1,249	207,337	398,171
(1)	Primarily consists of increases in rehabilitation costs of $24,056 thousand (plant and equipment) offset by $1,107 thousand of other reclassifications within the various property, plant and equipment headings. The balance is expenditure for construction in progress carried in plant and equipment and transferred to the respective asset category when brought in to use.

13.	Intangible assets, net

Licences and software

The Company has immaterial intangible assets with a net book value as at December 31, 2022 of $747 thousand (2021: $947 thousand).

These intangible assets include licences and ERP software with the IP rights being held by the Parent, and the Company paying for the use of its own instance of the software.

14.	Trade and other payables

US$ thousand	Notes	2022	2021
Financial liabilities at amortized cost
Trade payables due to third parties		21,139	9,482
Trade payables due to related parties	22	799	652
Other payables
Financial liabilities at amortized cost
Mining royalty payable		1,757	2,617
Accrued expenses		4,803	5,838
Total other payables		6,560	8,455

Trade payables are obligations to pay for goods and services. Trade payables have an average payment period of 23 days depending on the type of goods and services and the geographic area in which the purchase transaction occurs and the agreed terms. The carrying value of trade payables approximates fair value.

NOTES TO THE FINANCIAL STATEMENTS

15.	Leases

Lease liabilities

US$ thousand	2022	2021
Current
Lease liabilities	848	1,047
Total current	848	1,047
Non-current
Lease liabilities	128	226
Total non-current	128	226
Total	976	1,273

Reconciliation of cash flow to movement in lease liabilities

US$ thousand	2022	2021
Cash related movements in leases liabilities(1)
Payment of lease liabilities	(1,275)	(781)
Non-cash related movements in lease liabilities
Foreign exchange movements	(57)	(98)
Change in lease liabilities(2)	1,035	2,020
	978	1,922
(Decrease)/increase in lease liabilities for the year	(297)	1,141
Total lease liabilities – opening	1,273	132
Total lease liabilities – closing	976	1,273
(1)	See statement of cash flows.
(2)	In 2022 and 2021 this relates to new leases.

Right-of-use assets

The Company leases several assets including buildings and plant and equipment. As at December 31, 2022, the net book value of recognized right-of-use assets relating to buildings was $515 thousand (2021: $133 thousand) and plant and equipment $384 thousand (2021: $1,116 thousand). The depreciation charge for the year related to those assets was $329 thousand (2021: $90 thousand) and $991 thousand (2021: $731 thousand).

Disclosure of amounts recognized as right-of-use assets in the statement of financial position are included within note 12.

Amounts recognized in the statement of profit or loss and other comprehensive income are detailed below:

US$ thousand	2022	2021
Depreciation on right-of-use assets	(1,320)	(821)
Interest expense on lease liabilities	(67)	(62)
Expense relating to short-term leases	(132)	(2,257)
Expense relating to low-value leases	(5)	(5)
Total	(1,524)	(3,145)

NOTES TO THE FINANCIAL STATEMENTS

16.	Provisions

	Employee	Rehabilitation
US$ thousand	entitlements	costs	Other	Total
January 1, 2022	16,117	44,023	481	60,621
Utilized	(941)	(166)	—	(1,107)
Released	(55)	—	(430)	(485)
Accretion	—	851	—	851
Additions	—	—	22	22
Effect of foreign currency exchange movements	(844)	(840)	(20)	(1,704)
Net book value December 31, 2022	14,277	43,868	53	58,198
Current	13,467	270	53	13,790
Non-current	810	43,598	—	44,408
Net book value December 31, 2022	14,277	43,868	53	58,198
January 1, 2021	15,220	19,637	564	35,421
Utilized	(1,497)	(135)	(162)	(1,794)
Accretion	—	465	—	465
Additions	2,006	24,056	99	26,161
Effect of foreign currency exchange movements	388	—	(20)	368
Net book value December 31, 2021	16,117	44,023	481	60,621
Current	15,190	54	481	15,725
Non-current	927	43,969	—	44,896
Net book value December 31, 2021	16,117	44,023	481	60,621

Employee entitlements

The employee entitlements provision represents the value of annual leave and long service leave entitlements accrued. The associated expenditure will occur in a pattern consistent with when employees choose to exercise their entitlements with timing of leave taken up to the discretion of the employees.

Rehabilitation costs

Cobar mining and exploration activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. Cobar conducts its operations to protect public health and the environment and believes its operations are in compliance with applicable laws and regulations in all material respects. As part of the mine closure plans, Cobar is required to provide annual guarantees over the estimated life of the mines, based on a present value approach, and to furnish the funds for the rehabilitation provision. This law requires a review of closing plans every three years.

Rehabilitation provision represents the accrued cost required to provide adequate rehabilitation and manage the site during a post-closure phase until surrender of the Mining Lease and sign off by the Environmental Authority. The majority of these costs provide for reshaping and covering waste rock emplacements — generally ensuring the site is left in a safe, stable and non-polluting condition — as well as property holding costs (e.g. Mining Lease rental and Council rates) during the post-closure phase.

The bulk of these amounts will be settled when rehabilitation is undertaken over a 3 year period (currently assumed to be started in 2031), with a tail of property holding costs over an approximate 10 year post-closure period.

NOTES TO THE FINANCIAL STATEMENTS

16.	Provisions (continued)

As at December 31, 2022, the discount rate applied in calculating the restoration and rehabilitation provision is a pre-tax risk free rate specific to the liability and the currency in which they are denominated as follows: Australian dollar 2.0% (2021: 2.0%). The Company’s own credit risk was not included and no adjustment has been made. The effect of decreasing the discount rates used by 0.5% would result in an increase in the overall rehabilitation provision by $2,266 thousand, with a resulting movement in property, plant and equipment. In the following year, the depreciation expense would increase by some $189 thousand, with an opposite direction interest expense adjustment of $158 thousand. The resulting net impact in the statement of profit or loss and other comprehensive income would be a decrease of $31 thousand, eventually netting to $nil over the settlement date of the provision.

Additions to rehabilitation provision relate to changes in estimates. In 2021, rehabilitation provision estimate changes were primarily comprised of $23,388 thousand related to change in cost estimate for increased amount of work required to be completed in tailings dam and storage facilities and other movements for accretion expense of the initial discounting that was applied to the rehabilitation provision to reflect the timing of future retirement cash flows.

Other

Other comprises provisions for possible legal and other consulting related claims.

17.	Financial and capital risk management

Financial risk management

Financial risks arising in the normal course of business from the Company’s operations comprise market risk (including commodity price risk and currency risk), credit risk and liquidity risk. It is the Company’s policy and practice to identify and, where appropriate and practical, actively manage such risks to support its objectives in managing its capital and future financial security and flexibility. The Company’s finance and risk professionals, working in coordination with the commodity departments and Glencore plc, monitor, manage and report regularly to senior management on the approach and effectiveness in managing financial risks along with the financial exposures facing the Company.

Risk Factors

The key financial risk factors that arise from the Company’s activities, including the Company’s policies for managing these risks, are outlined below.

Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises two types of risk: commodity price risk and currency risk.

Commodity price risk

The Company is exposed to price movements for the inventory it holds and the products it produces which are not held to meet priced forward contract obligations and forward priced sale contracts.

The Company has chosen not to hedge against the movement in commodity prices.

Sensitivity analysis

As at December 31, 2022, the Company has provisionally priced sales. If the commodity prices on provisionally priced sales had been 10% higher/lower and all other variables held constant, the Company’s profit after tax for the year ended December 31, 2022 would increase/decrease by $8,278 thousand (2021: $268 thousand).

NOTES TO THE FINANCIAL STATEMENTS

17.	Financial and capital risk management (continued)

Currency risk

The U.S. dollar is the functional currency of the entities collectively forming the Company. Currency risk is the risk of loss from movements in exchange rates related to transactions and balances in currencies other than the U.S. dollar. Such transactions include operating expenditure, capital expenditure and to a lesser extent purchases in currencies other than the functional currency.

The Company’s operations are located in Australia, therefore operating expenses are incurred predominantly in Australian dollar and U.S. dollar currencies. These transactions are not generally hedged. A weakening of the U.S. dollar against these currencies has a material adverse impact on earnings and cash flow settlement. The Company buys foreign currencies at spot rates to settle local currency operating expenditure and is therefore largely exposed to volatility in exchange rates.

The Company’s debt related payments are primarily denominated in U.S. dollars.

Sensitivity analysis

The carrying amounts of the Company’s foreign currency denominated monetary assets and monetary liabilities at the reporting date are as follows:

2022

US$ thousand	Notes	U.S. dollar	Australian dollar	Other	Total
Cash and cash equivalents		30	1,286	—	1,316
Trade receivables from related parties	10	9,052	—	—	9,052
Other receivables	10	—	3,180	—	3,180
Trade payables	14	(1,853)	(19,286)	—	(21,139)
Trade payables to related parties	14	(545)	(254)	—	(799)
Other payables	14	(1,047)	(5,513)	—	(6,560)
Lease liabilities	15	—	(976)	—	(976)
Net debt		5,637	(21,563)	—	(15,926)

2021

US$ thousand		U.S. dollar	Australian dollar	Other	Total
Cash and cash equivalents		30	49	—	79
Trade receivables from related parties	10	2,551	—	—	2,551
Other receivables	10	—	3,747	—	3,747
Trade payables	14	(100)	(9,295)	(87)	(9,482)
Trade payables to related parties	14	(652)	—	—	(652)
Other payables	14	(248)	(8,207)	—	(8,455)
Lease liabilities	15	—	(1,273)	—	(1,273)
Net debt		1,581	(14,979)	(87)	(13,485)

The following table details the Company’s sensitivity to a 10% increase and decrease in the U.S. dollar against the relevant foreign currencies. 10% is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the reasonably possible change in foreign exchange rates. The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the year-end for a 10% change in foreign currency rates.

NOTES TO THE FINANCIAL STATEMENTS

17.	Financial and capital risk management (continued)

A positive number below indicates an increase in profit and other equity where the U.S. dollar strengthens 10% against the relevant currency. For a 10% weakening of the U.S. dollar against the relevant currency, there would be a comparable impact on the profit and other equity, and the balances below would be negative.

2022

US$ thousand	Profit or loss	Other equity
Australian dollar	2,156	2,156
Total	2,156	2,156

2021

US$ thousand	Profit or loss	Other equity
Australian dollar	1,498	1,498
Other	9	9
Total	1,507	1,507

In management’s opinion, the sensitivity analysis is unrepresentative of the inherent foreign exchange risk as the year end exposure does not reflect the exposure during the year.

Credit risk

Credit risk arises from the possibility that counterparties may not be able to settle obligations due to the Company within their agreed payment terms. Financial assets which potentially expose the Company to credit risk consist principally of cash and cash equivalents and receivables.

The Company invests or maintains available cash domestically with the Commonwealth Bank of Australia. As part of its cash management process, the Company regularly monitors the relative credit standing of this institution. See above currency risk for currency split of cash and cash equivalents.

During the normal course of business, the Company provides credit to its customer. Although the receivables resulting from these transactions are not collateralised, the Company has not experienced significant problems with the collection of receivables given the Company’s only customer is a related party entity in Switzerland.

The Company has only one customer, Glencore International AG, in one country, Switzerland, which represents 100% of trade receivable and total sales.

Liquidity risk

Liquidity risk is the risk that the Company is unable to meet its payment obligations when due, or that it is unable, on an ongoing basis, to borrow funds in the market on an unsecured or secured basis at an acceptable price to fund actual or proposed commitments. Prudent liquidity risk management implies maintaining sufficient cash and cash equivalents and availability of adequate committed funding facilities. The Company has available committed funding sources from other financing entities within the Glencore plc group (see note 22). The Company’s credit profile and funding sources ensure that sufficient liquid funds are maintained to meet its liquidity requirements. As part of its liquidity management, the Company closely monitors and plans for its future capital expenditure well ahead of time.

As at December 31, 2022, the Company had available cash amounting to $1,316 thousand (2021: $79 thousand).

NOTES TO THE FINANCIAL STATEMENTS

17.	Financial and capital risk management (continued)

The maturity profile of the Company’s financial liabilities based on the contractual terms, and associated current financial assets, are as follows:

2022

		After	Due	Due
US$ thousand	Notes	2 years	1 – 2 years	0 – 1 year	Total
Expected future interest payments		—	3	28	31
Lease liabilities – undiscounted		2	129	876	1,007
Trade and other payables	14	—	—	28,498	28,498
Total		2	132	29,402	29,536
Current financial assets				10,369	10,369

2021

		After	Due	Due
US$ thousand	Notes	2 years	1 – 2 years	0 – 1 year	Total
Expected future interest payments		—	2	37	39
Lease liabilities – undiscounted		—	228	1,084	1,312
Trade and other payables	14	—	—	18,589	18,589
Total		—	230	19,710	19,940
Current financial assets				2,771	2,771

Capital risk management

The Company’s capital risk is managed by Glencore Operations Australia Pty Limited as it sits within the Parent’s Australian operations. Movements to the parent net investment are treated as capital investments or contributions made by the Parent.

18.	Financial instruments

Fair value of financial instruments

The following tables present the carrying values and fair values of the Company’s financial instruments. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction in the principal market at the measurement date under current market conditions. Where available market rates have been used to determine fair values. When market values are not available, fair values have been calculated by discounting expected cash flows at prevailing market interest and exchange rates. The estimated fair values have been determined using market information and appropriate valuation methodologies but are not necessarily indicative of the amounts that the Company could realize in the normal course of business.

NOTES TO THE FINANCIAL STATEMENTS

18.	Financial instruments (Continued)

The financial assets and liabilities are presented by class in the tables below at their carrying values, which generally approximate the fair values.

2022

		Amortized
US$ thousand	Notes	cost	FVTPL(1)	Total
Assets
Trade receivables from related parties	10	—	9,052	9,052
Other receivables	10	1	—	1
Total financial assets		1	9,052	9,053
Liabilities
Trade payables	14	21,139	—	21,139
Trade payables to related parties	14	799	—	799
Other payables	14	6,560	—	6,560
Lease liabilities	15	976	—	976
Total financial liabilities		29,474	—	29,474
(1)	FVTPL — Fair value through profit or loss.

2021

		Amortized
US$ thousand	Notes	cost	FVTPL(1)	Total
Assets
Trade receivables from related parties	10	—	2,551	2,551
Other receivables	10	141	—	141
Total financial assets		141	2,551	2,692
Liabilities
Trade payables	14	9,482	—	9,482
Trade payables to related parties	14	652	—	652
Other payables	14	8,455	—	8,455
Lease liabilities	15	1,273	—	1,273
Total financial liabilities		19,862	—	19,862
(1)	FVTPL — Fair value through profit or loss.

NOTES TO THE FINANCIAL STATEMENTS

19.	Fair value measurements

Fair values are primarily determined using quoted market prices or standard pricing models using observable market inputs where available and are presented to reflect the expected gross future cash in/ outflows.

Some of the Company’s financial assets and financial liabilities are measured at fair value at the end of each reporting period.

The below tables show the fair values of assets measured at fair value on a recurring basis:

2022

US$ thousand	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	1,316	—	—	1,316
Trade receivables	—	9,052	—	9,052
Total	1,316	9,052	—	10,368

2021

US$ thousand	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	79	—	—	79
Trade receivables	—	2,551	—	2,551
Total	79	2,551	—	2,630

During the year no amounts were transferred between Level 1 and Level 2 of the fair value hierarchy and no amounts were transferred into or out of Level 3 of the fair value hierarchy for either other financial assets or other financial liabilities.

20.	Commitments

Capital commitments

Capital expenditure for the acquisition of property, plant and equipment is generally funded through the cash flow generated by the business. As at December 31, 2022, $15,791 thousand (2021: $44,315 thousand), of which 99% (2021: 17%) relates to expenditure to be incurred over the next year, was contractually committed for the acquisition of plant and equipment. This capital expenditure primarily relates to the underground mining fleet.

21.	Contingent liabilities

The Company is subject to various claims which arise in the ordinary course of business as detailed below. These contingent liabilities are reviewed on a regular basis and where practical an estimate is made of the potential financial impact on the Company.

Environmental contingencies

The Company’s operations are subject to various environmental laws and regulations. The Company is in material compliance with those laws and regulations. The Company accrues for environmental contingencies when such contingencies are probable and reasonably estimable. Such accruals are adjusted as new information develops or circumstances change. Recoveries of environmental remediation costs from insurance companies and other parties are recorded as assets when the recoveries are virtually certain. At this time, the Company is unaware of any material environmental incidents at its CSA mine. Any potential liability arising from the above is not expected to have a material adverse effect on its combined income, financial position or cash flows.

NOTES TO THE FINANCIAL STATEMENTS

21.	Contingent liabilities (continued)

Bank payment guarantees for rehabilitation

The Company has entered into various bank and performance guarantees equivalent to the estimated total amount required to fulfil any rehabilitation costs associated with mining activities. These are in the ordinary course of business. As at December 31, 2022 the total value of the guarantees is AU$36,891 thousand (2021: AU$36,903 thousand). The obligations, to which the guarantees relate, have been provided for on the balance sheet under provisions (see note 16).

22.	Relationship with Parent and related entities

Allocation of general corporate expenses

Historically, the Company has been managed and operated with the assistance of personnel employed by Glencore Australia Holdings Pty Limited (“Glencore Australia Holdings”), a wholly owned subsidiary of the Parent. Accordingly, certain shared costs have been recharged to the Company and reflected as expenses in the financial statements. Management believes the allocation methodologies are a reasonable reflection of the utilization of services provided to or the benefits received by the Company during the periods presented. The expenses reflected in the statement of profit or loss and other comprehensive income may not be indicative of expenses that will be incurred by the Company in the future.

Glencore Australia Holdings provides certain services, which include, but are not limited to, executive oversight, treasury, finance, legal, human resources, tax planning, internal audit, financial reporting, information technology, and other corporate departments.

Centralized cash management

Glencore Australia Holdings has a centralized cash management arrangement where, on a periodic basis, excess cash balances with certain affiliated entities including Cobar are swept to Glencore Australia Holdings and mixed with cash from other affiliated entities. Cobar also participates in Glencore Australia Holdings notional cash pooling arrangements with Commonwealth Bank of Australia (the Group Limit Facility). This permits individual bank accounts participating in the Group Limit Facility to be overdrawn as long as consolidated funds across the entire Group Limit Facility is net positive. For purpose of the financial statements, cash only included dedicated bank accounts in the legal name of Cobar.

Loans with related parties

All transactions and balances between Cobar and the Parent during the period prior to the carve-out, which were not historically settled in cash, were considered to be effectively settled in cash in the financial statements at the time the transaction was recorded. The total net effect of the settlement of these transactions between Cobar and the Parent were reflected in the statement of cash flows as “Net transactions with the Parent” as financing activity and in the statement of financial position and the statement of changes in equity as “Parent net investment”.

Cobar’s equity balance represents share capital, retained earnings and Parent net investment. Parent net investment represents the cumulative investment by the Parent in Cobar through the transaction date. Subsequent movements in the Glencore Investment tax loan and Glencore Australia Holdings working capital loan have been included within Parent net investment.

Sales to Glencore International AG

The Company sells copper concentrate (which includes silver) produced exclusively to Glencore International AG, the revenue and cost of goods sold in the statement of profit or loss and other comprehensive income reflect the sale of this copper concentrate with Glencore International AG. These are recognized within trade receivables from related entities in the statement of financial position.

NOTES TO THE FINANCIAL STATEMENTS

22.	Relationship with Parent and related entities (Continued)

Parent net investment

As discussed in the basis of preparation in note 2, Parent net investment is primarily impacted by contributions from Glencore Australia Holdings as a result of treasury activities and net funding provided by or distributed to Glencore Australia Holdings. The Parent net investment is not distributable. All significant intercompany transactions between the Company and the Parent have been considered to be forgiven at the time the purchase and sale of Cobar is completed and are recorded and reflected as a net (decrease)/ increase in Parent net investment. The components of Parent net investment include movements to net transactions with the Parent as detailed below:

US$ thousand	2022	2021
Parent net investment As at January 1	135,797	309,998
Glencore Investment tax loan	8,629	19,461
Glencore Australia Holdings working capital	5,646	(74,816)
Uncertain tax position	12,395	(118,846)
Net transactions with Parent	26,670	(174,201)
As at December 31	162,467	135,797

Glencore Investment tax loan

The Company is part of a tax consolidated group under Australian taxation law, of which Glencore Investment, a subsidiary of the Parent, is the head company (see note 2.15). Tax payments from companies within the tax consolidated group, including the Company, are made by Glencore Investment and settled through intercompany loans.

Glencore Australia Holdings working capital

The Company is party to an intercompany facility agreement with Glencore Australia Holdings which provides liquidity and cash management to the Company on an as needed basis. Glencore Australia Holdings has provided a letter of support to support the Company’s operations for a period of 12 months from the date of issuance of the financial statements while the Company remains a wholly owned subsidiary of the Parent.

Uncertain tax position

As noted above, the Company is part of the Glencore Investment tax consolidated group and the uncertain tax provision movements are booked through intercompany loans. The movements in the uncertain tax provision are non-cash. See note 9 for details on uncertain tax position movements. The loans are booked through Parent net investment as they form part of the capital structure of the Company as they represent an investment into the business by the Parent and related parties of the Company.

NOTES TO THE FINANCIAL STATEMENTS

22.	Relationship with Parent and related entities (continued)

Related party transactions and balances

		Purchases of	Trade receivables	Trade payables
	Sales of goods	goods and	due from	due to related
US$ thousand	and services	services	related parties	parties
Glencore International AG
2022	219,705	—	9,052	—
2021	273,380	—	2,551	—
Glencore Australia Oil Pty Limited
2022	—	(5,385)	—	(545)
2021	—	(4,349)	—	(421)
Glencore Australia Holdings Pty Limited
2022	—	(1,306)	—	—
2021	—	(1,443)	—	—
Other related parties
2022	—	(1,501)	—	(254)
2021	—	(1,326)	—	(231)

In the normal course of business, the Company enters into various arm’s length transactions with related parties including fixed and floating price commitments to sell and to purchase commodities, forward sale and purchase contracts.

Remuneration of key management personnel

Glencore Australia Holdings provides key management personnel services to the Company. The Company has not had a separate management team during the years ended December 31, 2022 and 2021. Key management personnel include the General Manager of the CSA mine.

The Company pays a portion of overheads and key management personnel fees to Glencore Australia Holdings (see allocation of general corporate overheads above).

23.	Share capital

Issued shares	2022	2021
Ordinary shares fully paid	1	1
	1	1

Ordinary shares are fully paid and have no par value, carry one vote per share, and receive dividends at the discretion of the Company.

Ordinary shares issued and fully paid

	Number of	Share capital
	shares	US$ thousand
Balance as at January 1, 2021 and December 31, 2021	1	—
Balance as at December 31, 2022	1	—

NOTES TO THE FINANCIAL STATEMENTS

24.	Deed of cross guarantee

The entities that collectively are the Company have entered into a Deed of Cross-Guarantee (the “Deed”) with Glencore Investment on December 4, 2018. Pursuant to the Deed, in the event of any member of the Closed Group, being the holding entity Glencore Investment and its wholly-owned entities, being wound up, each party to the Deed guarantees to each creditor of the member being wound up, payment in full of that member’s debt. As at December 31, 2022 and 2021 no amounts were recognized in respect of the Deed.

25.	Earnings per share

US$ thousand	2022	2021
(Loss)/profit for the purpose of basic earnings per share being net profit attributable to owners of the Company	(5,359)	166,495
Weighted average number of ordinary shares for the purposes of basic earnings per share	1	1
(Loss)/profit for the purpose of diluted earnings per share	(5,359)	166,495
Weighted average number of ordinary shares for the purposes of diluted earnings per share	1	1
Basic (loss)/earnings per share	(5,359)	166,495
Diluted (loss)/earnings per share	(5,359)	166,495

26.	Subsequent events

No matters or circumstances have arisen since the end of the financial year that have significantly affected or may significantly affect the operations of the Company, the results of those operations, or the state of the Company in subsequent financial years.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Directors of Cobar Management Pty Limited.

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of Cobar Management Pty Limited (the “Company”) as of December 31, 2021, December 31, 2020 and January 1, 2020, the related statements of profit or loss and other comprehensive income, changes in equity and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, December 31, 2020 and January 1, 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte Touche Tohmatsu

Paramatta, Australia

March 17, 2023

We have served as the Company’s auditor since 2022.

COBAR MANAGEMENT PTY LIMITED

STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

For the years ended December 31, 2020 and December 31, 2021

US$thousand	Notes	2021	2020
Revenue from related party	5	273,380	202,183
Cost of goods sold		(190,150)	(181,093)
Gross profit		83,230	21,090
Distribution and selling expenses		(15,195)	(12,846)
Administrative expenses		(1,473)	(3,909)
Operating income		66,562	4,335
Net foreign exchange gains/(losses)		401	(1,647)
Finance income	8	3	9
Finance costs	8	(530)	(793)
Profit before income taxes		66,436	1,904
Income tax benefit/(expense)	9	100,059	(31,041)
Profit/(loss) for the year		166,495	(29,137)
Other comprehensive income		—	—
Total comprehensive income/(loss)		166,495	(29,137)
Earnings/(loss) per share
Weighted average number of ordinary shares for the purposes of basic and diluted earnings per share	25	1	1
Basic	25	166,495	(29,137)
Diluted	25	166,495	(29,137)

The accompanying notes are an integral part of the financial statements.

STATEMENT OF FINANCIAL POSITION

As at January 1, 2020, December 31, 2020 and December 31, 2021

				January 1,
US$thousand	Notes	2021	2020	2020
Assets
Current assets
Cash and cash equivalents		79	110	264
Trade receivables from related parties	10	2,551	8,861	6,718
Other receivables	10	3,747	2,648	2,999
Inventories	11	24,854	16,589	14,601
Prepaid expenses		9,373	1,205	—
		40,604	29,413	24,582
Non-current assets
Property, plant and equipment, net	12	398,171	395,157	397,695
Intangible assets, net	13	947	100	—
Inventories	11	431	565	518
Other assets		49	138	358
		399,598	395,960	398,571
Total assets		440,202	425,373	423,153
Liabilities
Current liabilities
Trade payables	14	9,482	8,656	5,688
Trade payables to related parties	14	652	—	481
Other payables	14	8,455	13,263	19,454
Lease liabilities	15	1,047	105	3,054
Provisions	16	15,725	14,914	9,550
		35,361	36,938	38,227
Non-current liabilities
Lease liabilities	15	226	27	1,832
Provisions	16	44,896	20,507	23,499
Deferred tax liabilities	9	14,059	14,535	20,114
		59,181	35,069	45,445
Total liabilities		94,542	72,007	83,672
Net assets		345,660	353,366	339,481
Equity
Share capital	23	—	—	—
Retained earnings		209,863	43,368	72,505
Parent net investment	22	135,797	309,998	266,976
Total equity		345,660	353,366	339,481

The accompanying notes are an integral part of the financial statements.

STATEMENT OF CHANGES IN EQUITY

For the years December 31, 2020 and December 31, 2021

	Share capital
		Number of		Retained	Parent net
US$thousand	Notes	shares	Amount	earnings	investment	Total equity
As at January 1, 2020		1	—	72,505	266,976	339,481
Loss for the year		—	—	(29,137)	—	(29,137)
Net changes in parent net investment	22	—	—	—	43,022	43,022
As at December 31, 2020		1	—	43,368	309,998	353,366
As at January 1, 2021		1	—	43,368	309,998	353,366
Profit for the year		—	—	166,495	—	166,495
Net changes in parent net investment	22	—	—	—	(174,201)	(174,201)
As at December 31, 2021		1	—	209,863	135,797	345,660

The accompanying notes are an integral part of the financial statements.

STATEMENT OF CASH FLOWS

For the years ended December 31, 2020 and December 31, 2021

US$thousand	Notes	2021	2020
Operating activities
Profit before income taxes		66,436	1,904
Adjustments for:
Depreciation and amortization	6	52,321	55,433
Net foreign exchange (gains)/losses		(401)	1,647
Finance income	8	(3)	(9)
Finance costs	8	530	793
Movement in provisions		1,746	1,473
Other non-cash		1,507	(64)
		122,136	61,177
Decrease in trade receivables from related parties		6,310	351
Increase in other receivables		(961)	(1,922)
Increase in prepaid expenses		(8,217)	(1,204)
Increase in inventories		(8,131)	(2,035)
Increase/(decrease) in trade payables to related parties		652	(481)
Increase in trade payables		826	2,968
Decrease in other payables		(4,808)	(6,191)
Cash generated by operations		107,807	52,663
Income taxes paid by related party(1)	9	(19,461)	(7,908)
Interest received	8	3	9
Interest paid	8	(530)	(793)
Net cash generated by operating activities		87,819	43,971
Investing activities
Purchase of property, plant, and equipment and intangibles	12	(32,068)	(55,763)
Net cash used in investing activities		(32,068)	(55,763)
Financing activities
Payment of lease liabilities		(781)	(2,718)
Transfers (to)/from Parent		(55,158)	14,310
Net cash (used in)/generated by financing activities		(55,939)	11,592
Decrease in cash and cash equivalents		(188)	(200)
Cash and cash equivalents at the beginning of the year		110	264
Net foreign exchange difference		157	46
Cash and cash equivalents at the end of the year		79	110
(1)	The Company is part of a tax consolidated group under Australian taxation law, of which Glencore Investment Pty Limited (“Glencore Investment”), a related party of the Company, is the head entity. Tax payments from companies within the Glencore Investment tax consolidated group are made by Glencore Investment in accordance with the tax sharing and tax funding agreements entered into by those entities and settled through intercompany loans via parent net investment (see notes 2.16 and 22).

The accompanying notes are an integral part of the financial statements.

Notes to the financial statements

1.	Corporate information

Cobar Management Pty Limited (“Cobar” or the “Company”) is a proprietary company incorporated in Australia. Its parent entity, is Glencore Operations Australia Pty Limited (“Glencore Operations Australia”). Its ultimate parent entity is Glencore plc (the “Parent”).

The financial statements of the Company for the years ended December 31, 2020 and 2021 were authorised for issue in accordance with a resolution of the Directors on December 23, 2022.

Cobar is primarily engaged in the operation of Cornish, Scottish and Australian underground copper mine (“CSA mine”) in Australia. CSA mine was transferred to the Company on November 29, 2021 as part of the Reorganization (as described below). Prior to November 29, 2021, the Company was a shell company with no active trade or business.

From January 1, 2019 to November 28, 2021 Acelight Pty Limited (“Acelight”) and Isokind Pty Limited (“Isokind”) owned the assets in the CSA mine in a 40/60 split respectively, pursuant to an unincorporated joint arrangement. Whilst Acelight, Isokind, and Cobar each have a different immediate parent, all of them are indirectly 100% owned and controlled by their ultimate parent entity, Glencore plc, for all periods presented in the financial statements.

On November 29, 2021, all assets, tenements and residual interests held by Acelight and Isokind for the operation of the CSA mine were transferred to Cobar (the “Reorganization”). The consideration was settled by related party loans. As this was a transaction between entities under common control, the book value basis of accounting, utilising the book values of the Parent, was used to record the assets and liabilities contributed to Cobar. Further, the financial statements report the results of the CSA mine operations as though the transfer of net assets occurred at the beginning of the period and the comparative financial information has been adjusted accordingly as well.

On March 17, 2022, Glencore Operations Australia entered a binding agreement with Metals Acquisition Corp (“MAC”) for the sale and purchase of Cobar. MAC will assume ownership and full operational control of the Company and will enter into an offtake agreement with the Parent for 100% of the copper concentrate produced at the CSA mine in return for consideration of $1.05 billion in cash, $50 million equity stake in MAC and 1.5% copper only net smelter return life of mine royalty upon completion of the transaction. On November 22, 2022, Glencore Operations Australia entered a binding deed of amendment with MAC in respect of the March 17, 2022, agreement, for the sale and purchase of Cobar. The deed of amendment provides consent to the re-domiciliation of MAC and amends consideration to $775 million in cash (with the ability to scale up to $875 million cash depending on PIPE demand), up to $100 million equity stake in MAC, $75 million deferred to be paid out of half the proceeds of any future equity raise, $75 million contingent payment payable when copper averages greater than $4.25/lb for 18 continuous months over the life of mine (“LOM”), $75 million contingent payment payable when copper averages greater than $4.50/lb for 24 continuous months over the LOM, and 1.5% copper only net smelter return life of mine royalty upon completion of the transaction. The transaction, expected to be completed in 2023, is subject to the approval of MAC’s shareholders and other customary closing conditions, including regulatory approvals.

2.	Significant accounting policies

2.1   Basis of preparation

The financial statements are general purpose financial statements, which have been prepared on a stand-alone basis and are derived from Glencore plc’s consolidated financial statements and accounting records in which the Company was consolidated. Glencore plc’s consolidated financial statements were prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standards Board (“IASB”) and based on Glencore plc’s transition to IFRS which had occurred prior to its initial public offering in 2011.

The financial statements include the historical results of operations, financial position and cash flows of the Company for the periods presented and have been prepared in accordance with the IFRS as issued by the IASB. The Company’s financial information is presented using the historical results of operations and the historical bases of assets and liabilities of the Parent.

Notes to the financial statements

The business of the Company is the operation of the CSA copper mine in New South Wales Australia. Management of the Company believes assumptions underlying the financial statements are reasonable. However, the financial statements may not be indicative of the financial position, results of operations, and cash flows of the Company in the future or if it had operated independently of the Parent. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, primarily including, technical services, engineering, finance, and other general corporate and administrative costs, such as treasury, human resources, legal and others.

The statement of profit or loss and other comprehensive income include all revenues and costs directly attributable the Company as well as an allocation of corporate expenses from the Parent that provide support to the Company related to general and administrative expenses. These corporate expenses have been allocated to the Company based on direct usage or benefit, where identifiable, with the remainder allocated based on headcount or capital employed. The Parent allocates these costs to the Company using methodologies that management believes are appropriate and reasonable.

Treasury and net funding activities, and tax transactions between the Parent and the Company are accounted through Parent net investment in the Company. These transactions between Parent and Company are deemed to have been settled immediately through Parent net investment and are shown as a net change in this account (see note 22 for additional information). As all transactions are long-term funding related, these have been accounted for as movements within the Parent net investment balance.

The Company is part of a tax consolidated group under Australian taxation law, of which Glencore Investment Pty Limited (“Glencore Investment”), a subsidiary of the Parent, is the head entity. See note 2.16 ‘Income taxes’ for more information.

The financial statements have been prepared on an accruals basis and are based on historical cost. Historical cost is generally based on the fair values of the consideration given in exchange for assets.

Fair value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis, except for leasing transactions that are within the scope of IFRS 16 Leases, and measurements that have some similarities to fair value but are not fair value, such as net realizable value in IAS 2 Inventories or value in use in IAS 36 Impairment of assets.

In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;
●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and
●	Level 3 inputs are unobservable inputs for the asset or liability.

All amounts are presented in United States dollars (US$) and all values are rounded to the nearest thousand unless otherwise indicated.

Notes to the financial statements

Going concern

Based upon an assessment of Cobar’s forecast financial position and performance, management have determined that they have, at the time of approving the financial statements, a reasonable expectation that the Company has access to adequate resources to continue to pay debts as and when they are due and payable for the 12 months from the date of approval of these financial statements, whilst a 100% wholly owned subsidiary of the Parent. Therefore, the Directors continue to adopt the going concern basis of accounting in preparing these financial statements.

2.2   First time adoption of International Financial Reporting Standards

The financial statements, for the year ended December 31, 2020, are the first the Company has prepared in accordance with IFRS. For periods up to and including the year ended December 31, 2019, the Company did not prepare financial statements as the entities that collectively are the Company were each individually members of the Glencore Investment Deed of Cross Guarantee and therefore individually qualify for relief from lodging a financial report with the Australian Security & Investments Commission.

The financial statements presented in this report comply with IFRS applicable as at December 31, 2021. In preparing the financial statements, the Company’s opening statement of financial position was prepared as at January 1, 2020, the Company’s date of transition to IFRS.

The Company prepared its financial statements in accordance with the recognition and measurement principles of IFRS, the application of IFRS 1 First-time Adoption of International Financial Reporting Standard has not resulted in any material impact on the amounts reported from the date of transition on January 1, 2020 to December 31, 2021.

Exemption applied

IFRS 1 allows first-time adopters certain exemptions from the retrospective application of certain requirements under IFRS.

The Company has applied the exemption in relation to cumulative translation differences that existed at the date of transition to IFRS. A cumulative translation adjustment of $35,540 thousand existed as a result of the change in presentational currency of Acelight Pty Limited and Isokind Pty Limited from AUD to USD presentational currency in 2014. The Company has applied the exemption under IFRS 1 whereby this cumulative translation difference is deemed to be zero at the date of transition to IFRS.

As this is the first financial statements the Company has prepared which are general-purpose financial statements, summarised below is an overview of the significant accounting policies adopted in the preparation and presentation of the financial statements. These accounting policies are consistent with IFRS and other than the exemption noted above no adjustments were taken. The accounting policies set out below have been consistently applied from the date of transition on January 1, 2020.

2.3   COVID-19

The Company is aware that COVID-19 has the capacity to adversely affect the future financial performance of the Company in a variety of ways, including: significant COVID-19 specific costs, disruptions to supply chain (including purchasing, production, and transportation) and volatility in the price for copper. Depending on the duration and extent of the impact of COVID-19 and if any of the aforementioned risks materialise, it may become necessary to reassess certain accounting conclusions and disclosures including the valuation of inventories, fair value measurements, the impairment of non-financial assets, adequacy of provisions, expected credit loss assumptions, and the extent of the impact on the results of operations and cash flows.

2.4   Application of new and revised accounting standards

Adoption of new and revised standards

As these financial statements are the first prepared for the Company all new and revised Standards and Interpretations issued by the International Accounting Standards Board (“the IASB”) have been adopted.

Notes to the financial statements

New and revised standards not yet effective

IFRS Standards and Interpretations that are issued, but are not yet effective, up to the date of issuance of the financial statements, which are applicable to the Company, are disclosed below. The Company will apply these amendments, as applicable, when they become effective.

Annual Improvements 2018-2020 and Other Amendments — effective for year ends beginning on or after January 1, 2022

The amendments clarify certain requirements in:

●	IFRS 1 First-time Adoption of International Financial Reporting Standards;
●	IFRS 3 Business Combinations;
●	IFRS 9 Financial Instruments;
●	IFRS 16 Property, Plant and Equipment; and
●	IAS 37 Provisions, Contingent Liabilities and Contingent Assets.

Amendments to IFRS 16 — Proceeds before intended use — effective for year ends beginning on or after January 1, 2022

The amendments prohibit deducting from the cost of an item of property, plant and equipment any proceeds from selling items produced while bringing that asset to the location and condition necessary for it to be capable of operating in the manner intended by management. Instead, an entity recognizes the proceeds from selling such items, and the cost of producing those items, in profit or loss.

The Company has assessed the potential impact of the amendment on these financial statements and does not expect a material impact.

Amendments to IAS 1 — Classification of Liabilities as Current or Non-current — effective for year ends beginning on or after January 1, 2023

The amendments clarify the requirements for the presentation of liabilities in the statement of financial position as current or non-current in IAS 1 Presentation of Financial Statements.

Amendments to IAS 8 — Definition of Accounting Estimates — effective for year ends beginning on or after January 1, 2023

The amendments introduce the definition of accounting estimates and include other amendments to IAS 8 to help entities distinguish changes in accounting estimates from changes in accounting policies.

Amendments to IAS 1 — Disclosure of Accounting Policies — effective for year ends beginning on or after January 1, 2023

The amendments require companies to disclose their material accounting policy information rather than their significant accounting policies.

Amendments to IAS 12 — Deferred Tax related to Assets and Liabilities arising from a Single Transaction — effective for year ends beginning on or after January 1, 2023

The amendments introduce a further exception from the initial recognition exemption under IAS 12. Under the amendments, an entity does not apply the initial recognition exemption for transactions that give rise to equal taxable and deductible temporary differences.

Notes to the financial statements

The Company is assessing the potential impact of the amendments on these financial statements.

2.5   Revenue recognition

Revenue is derived principally from the sale of goods and recognized when the performance obligations have been satisfied upon transfer of control of the goods from the Company to the customer. Revenue is measured based on consideration specified in the contract with a customer and excludes amounts collected on behalf of third parties.

Revenue related to the sale of goods is recognized when the product is delivered to the destination specified by the customer, which is typically the vessel on which it is shipped, the destination port or the customer’s premises and the customer has gained control through their ability to direct the use of and obtain substantially all the benefits from the asset. The sales price is determined on a provisional basis at the date of sale as the final selling price is subject to movements in market prices up to the date of final pricing, normally ranging from 30 to 90 days after initial booking (provisionally priced sales). As the pricing only varies based on future market prices after the performance obligation has been satisfied, this is not considered to be variable consideration. The Company’s right to the consideration is unconditional as only the passage of time is required before payment is due and, therefore, the Company accounts for the receivable under IFRS 9. Revenue on provisionally priced sales is recognized based on the estimated fair value of the total consideration receivable. The revenue adjustment mechanism embedded within provisionally priced sales arrangements has the character of a commodity derivative.

Accordingly, the fair value of the final sales price adjustment is re-estimated continuously and changes in fair value are recognized as an adjustment to revenue. In all cases, fair value is estimated by reference to forward market prices.

The principal risks associated with recognition of sales on a provisional basis include commodity price fluctuations between the date the sale is recorded and the date of final settlement. If a significant decline in commodity prices occurs, it is reasonably possible the Company could be required to pay the difference between the provisional price and final selling price.

Revenues from the sale of silver, a by-product in the production of copper concentrate, are included within revenue from the sale of concentrate, which includes copper and silver.

The Company is responsible for providing certain shipping and insurance services to the customer, which is generally before the date at which the Company has transferred control of the goods. These services are not distinct within the context of the contract, and they are not separately identifiable from other promises within the contract. Accordingly, shipping and insurance services are not considered separate performance obligations and are treated as costs to fulfill the promise to transfer the related products. Any customer payments of shipping and handling costs are recorded within revenue. While the Company’s customer has an option to take deliveries of the goods on Cost and Freight (“CFR”) and Cost, Insurance and Freight (“CIF”) basis, the customer generally opts for Free on Board (“FOB”) based delivery where the Company is responsible for loading the purchased goods onto the ship, and all costs associated up to that point.

2.6   Foreign currency translation

The Company’s reporting currency and the functional currency of each of the entities collectively forming the Company is the U.S. dollar as this is assessed to be the principal currency of the economic environment in which it operates. All operating revenue generated by Cobar is in the U.S. dollar and all the funding arrangements through Parent net investment (see note 22) are denominated in the U.S. dollar.

Foreign currency transactions

Transactions in foreign currencies are converted into the functional currency using the exchange rate prevailing at the transaction date. Monetary assets and liabilities outstanding at year end are converted at year-end rates. The resulting exchange differences are recorded in the statement of profit or loss and other comprehensive income.

Notes to the financial statements

The average and closing AUD/USD foreign currency exchange rates at 2020 and 2021 are listed below:

	Average	Closing
	FX rate	FX rate
2020	0.6884	0.7706
2021	0.7512	0.7272

2.7   Property, plant and equipment

Property, plant and equipment are initially recognized at cost, being the fair value of the consideration given to acquire or construct the asset, including directly attributable costs required to bring the asset to the location or to a condition necessary for operation and the direct cost of dismantling and removing the asset, less accumulated depreciation and any accumulated impairment losses.

Property, plant and equipment are depreciated to their estimated residual value over the estimated useful life of the specific asset concerned, or the estimated remaining life of mine (“LOM”), field or lease.

Depreciation commences when the asset is available for use. The major categories of property, plant and equipment are depreciated/amortized on a units of production (“UOP”) and/or straight-line basis. Depreciation of property, plant and equipment using UOP method over the LOM is based on estimated production units including commercially recoverable reserves (proven and probable reserves) and a portion of mineral resources (measured, indicated and inferred resources). The portion of mineral resources are included in depreciation calculations where they are expected to be classified as mineral reserves based on high degree of confidence that they will be extracted in an economic manner.

Assets under construction are included in Plant and equipment and since the assets are not yet available for use, are not depreciated.

The estimated useful lives for the current and comparative periods are as follows:

Buildings	10 – 45 years/Straight-line
Freehold land	Not depreciated
Plant and equipment	3 – 30 years/UOP
Right-of-use assets	2 – 30 years
Mine development	UOP

Mine development

Mine development costs include costs incurred resulting from mine pre-production activities undertaken to gain access to proven and probable mineral reserves, including shafts, adits, drifts, ramps, permanent excavations, and infrastructure. Costs incurred before mineral resources are classified as proven and probable reserves are expensed as incurred. Capitalization of mine development project costs that meet the definition of an asset begins once mineral resources are classified as proven and probable reserves and such proposed development receives the appropriate approvals. All subsequent development expenditure is similarly capitalized, provided commercial viability conditions continue to be satisfied. Proceeds from the sale of product extracted during the development phase are netted against development expenditure. Upon completion of development and commencement of production, capitalized development costs are transferred, as required, to the appropriate plant and equipment asset category.

Depreciation for mine development costs is determined using the UOP method based on estimated production units including commercially recoverable reserves (proven and probable reserves) and a portion of mineral resources (measured, indicated and inferred resources). Depreciation, depletion and amortization using the UOP method is recorded upon production of finished goods, at which time it is allocated to inventory cost and then included as a component of cost of goods sold. Other assets are depreciated on a straight-line basis over estimated useful lives for the related assets.

Notes to the financial statements

2.8   Leases

As lessee, the Company assesses whether a contract contains a lease at inception of a contract. The Company recognizes a right-of-use asset and corresponding lease liability in the statement of financial position for all lease arrangements in which it is the lessee, except for short-term leases with a term of twelve months or less and leases of low value assets. For these leases, the Company recognizes the lease payments as an operating expense on a straight-line basis over the term of the lease.

The lease liability is initially measured at the present value of the future lease payments from the commencement date of the lease. The lease payments are discounted using the asset and company specific incremental borrowing rates. The lease liability is subsequently measured by increasing the carrying amount to reflect interest on the lease liability (using the effective interest method) and by reducing the carrying amount to reflect the lease payments made. The Company remeasures the lease liability, with a corresponding adjustment to the related right-of-use assets, whenever:

●	The lease term changes or there is a significant event or change in circumstances resulting in a change in the assessment of exercise of a purchase option, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate;
●	The lease payments change due to the changes in an index or rate or a change in expected payment under a guaranteed residual value, in which case the lease liability is remeasured by discounting the revised lease payments using an unchanged discount rate;
●	A lease contract is modified and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of modification.

The right-of-use assets are initially recognized in the statement of financial position at cost, which comprises the amount of the initial measurement of the corresponding lease liability, adjusted for any lease payments made at or prior to the commencement date of the lease, any lease incentive received and any initial direct costs incurred, and expected costs for obligations to dismantle and remove right-of-use assets when they are no longer used. Right-of-use assets are recognized within property, plant and equipment in the statement of financial position. Right-of-use assets are depreciated on a straight-line basis from the commencement date of the lease over the shorter of the useful life of the right-of-use asset or the end of the lease term.

2.9   Restoration, rehabilitation and decommissioning

Restoration, rehabilitation and decommissioning costs arising from the installation of plant and other site preparation work, discounted using a risk free discount rate to their net present value, are provided for and capitalized at the time such an obligation arises. The costs are charged to the statement of profit or loss and other comprehensive income over the life of the operation through depreciation of the asset and the accretion expense of the discount on the provision.

Costs for restoration of subsequent site disturbance, which is created on an ongoing basis during production, are provided for at their net present values and charged to the statement of profit or loss and other comprehensive income as extraction progresses.

Changes in the estimated timing of the rehabilitation or changes to the estimated future costs are accounted for prospectively by recognizing an adjustment to the rehabilitation liability and a corresponding adjustment to the asset to which it relates, provided the reduction in the provision is not greater than the depreciated capitalized cost of the related asset, in which case the capitalized cost is reduced to nil and the remaining adjustment recognized in the statement of profit or loss and other comprehensive income. In the case of closed sites, changes to estimated costs are recognized immediately in the statement of profit or loss and other comprehensive income.

Notes to the financial statements

2.10   Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization (calculated on a straight-line basis over their useful lives) and accumulated impairment losses, if any.

The major categories of intangibles are amortized on a straight-line basis as follows:

Licences and software	3 – 9 years

2.11   Impairment or impairment reversals

The Company conducts, at least annually, an internal review of asset values which is used as a source of information to assess for any indications of impairment. Formal impairment tests are carried out when events or changes in circumstances indicate the carrying value may not be recoverable.

A formal impairment test involves determining whether the carrying amounts are in excess of their recoverable amounts. An asset’s recoverable amount is determined as the higher of its fair value less costs of disposal and its value in use. Such reviews are undertaken on an asset-by-asset basis, except where assets do not generate cash flows independent of other assets, in which case the review is undertaken at the CGU level.

If the carrying amount of an asset exceeds its recoverable amount, an impairment loss is recorded in the statement of profit or loss and other comprehensive income to reflect the asset at the lower amount.

For those assets which were impaired in prior periods, if their recoverable amount exceeds their carrying amount, an impairment reversal is recorded in the statement of profit or loss and other comprehensive income to reflect the asset at the higher amount to the extent the increased carrying amount does not exceed the carrying value of the asset that would have been determined had no impairment previously been recognized. Goodwill impairments cannot be subsequently reversed.

2.12   Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive), as a result of past events, and it is probable that an outflow of resources embodying economic benefits that can be reliably estimated will be required to settle the liability.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the balance sheet date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flow estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material).

2.13   Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined using the first-in-first-out (“FIFO”) or the weighted average method and comprises material costs, labour costs, allocated production related overhead costs and includes treatment and refining cost. Raw materials and consumables are measured using the FIFO method and work in progress inventories using the weighted average method. Financing and storage costs related to inventory are expensed as incurred.

2.14   Financial instruments

Financial assets and financial liabilities are recognized in the Company’s statement of financial position when the Company becomes a party to the contractual provisions of the instrument.

Notes to the financial statements

Financial assets are classified as either financial assets at amortized cost, at fair value through other comprehensive income (“FVTOCI”) or at fair value through profit or loss (“FVTPL”) depending upon the business model for managing the financial assets and the nature of the contractual cash flow characteristics of the financial asset. Financial assets are initially recognized at fair value on the trade date, including, in the case of instruments not subsequently measured at fair value through profit or loss, directly attributable transaction costs. Trade receivables with no provisional price features and where there is no significant financing component, are initially recognized at their transaction price. Subsequently, other investments, provisionally priced trade receivables and derivatives are carried at fair value and trade receivables that do not contain provisional price features, loans and other receivables are carried at amortized cost.

Financial liabilities, other than derivatives and those containing provisional price features, are initially recognized at fair value of consideration received net of transaction costs as appropriate and subsequently carried at amortized cost. Financial liabilities that contain provisional pricing features and derivatives are carried at FVTPL.

Impairment of financial assets

A loss allowance for expected credit losses is determined for all financial assets, other than those at FVTPL and equity instruments at FVOCI, at the end of each reporting period. The expected credit loss recognized represents a probability-weighted estimate of credit losses over the expected life of the financial instrument.

The Company applies the simplified approach to measure the loss allowance for trade receivables classified at amortized cost, using the lifetime expected loss provision. The expected credit losses on these financial assets is estimated using a provision matrix by reference to past default experience and an equivalent credit rating, adjusted as appropriate for current observable data and forward-looking information.

For all other financial assets at amortized cost, the Company recognizes lifetime expected credit losses when there has been a significant increase in credit risk since initial recognition, which is determined by:

●	A review of overdue amounts
●	Comparing the risk of default at the reporting date and at the date of initial recognition
●	An assessment of relevant historical and forward-looking quantitative and qualitative information.

For those balances that are beyond 30 days overdue it is presumed to be an indicator of a significant increase in credit risk.

If the credit risk on the financial instrument has not increased significantly since initial recognition, the Company measures the loss allowance for that financial instrument at an amount equal to 12-months expected credit loss, which comprises the expected lifetime loss from the instrument were a default to occur within 12 months of the reporting date.

The Company considers an event of default has materialised and the financial asset is credit impaired when information developed internally or obtained from external sources indicates that the debtor is unlikely to pay the Company without taking into account any collateral held by the Company or if the financial asset is more than 90 days past due unless the Company has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate. The Company writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery.

Derecognition of financial assets and financial liabilities

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Company recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Company retains

Notes to the financial statements

substantially all the risks and rewards of ownership of a transferred financial asset, the Company continues to recognize the financial asset and also recognizes a collateralised borrowing for the proceeds received.

The Company derecognizes financial liabilities when the Company’s obligations are discharged, cancelled or have expired.

On derecognition of a financial asset/financial liability in its entirety, the difference between the carrying amount of the financial asset/financial liability and the sum of the consideration received and receivable/paid and payable is recognized in profit and loss.

On derecognition of equity investments designated and measured at FVTOCI, the cumulative gain or loss recognized in other comprehensive income is reclassified directly to retained earnings.

2.15   Goods and services tax

Revenues, expenses and assets are recognized net of the amount of goods and services tax (“GST”), except:

●	where the amount of GST incurred is not recoverable from the taxation authority, it is recognized as part of the cost of acquisition of an asset or as part of an item of expense; or
●	for receivables and payables which are recognized inclusive of GST.

The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables.

Cash flows are included in the statement of cash flows on a gross basis. The GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified as operating cash flows.

2.16   Income tax

Tax Consolidation

The Company is part of a tax consolidated group under Australian taxation law, of which Glencore Investment is the head entity. As a result, the Company is subject to income tax through its membership of this tax consolidated group. Entities within the tax consolidated group have entered into a tax funding agreement and a tax sharing agreement with the head entity.

The current and deferred tax amounts for the tax consolidated group are allocated to the members of the tax consolidated group (including the Company) using the ‘separate taxpayer within group’ approach. This method requires tax to be calculated for each member with adjustments for transactions and events occurring within the tax-consolidated group that do not give rise to a tax consequence for the group or that have a different tax consequence at the level of the group. Accordingly, the Company recognizes an allocation of income taxes in the financial statements as if it calculated and filed a separate income tax return for Cobar, Acelight and Isokind. Deferred taxes are allocated by reference to the carrying amounts in the financial statements of the Company and the tax values applying under tax consolidation. Current tax liabilities arising from this process are accounted for as being assumed by the head entity, as under Australian taxation law the head entity has the legal obligation for (or right to) these amounts. Such amounts are reflected in amounts receivable from or payable to the head entity via Parent net investment, see movement to “Glencore Investment tax loan” in note 22.

Income tax consists of current and deferred income taxes.

Current tax

Current tax is calculated by reference to the amount of income taxes payable or recoverable in respect of the taxable profit or tax loss for the period. It is calculated using tax rates and tax laws that have been enacted or substantively enacted by reporting date. Adjustments are made for transactions and events occurring within the tax consolidated group that do not give rise to a tax consequence for the Company or that have different tax consequences at the level of the Company.

Notes to the financial statements

Deferred tax

Deferred tax is accounted for using the balance sheet liability method. Temporary differences are differences between the tax base of an asset or liability and its carrying amount in the balance sheet. The tax base of an asset or liability is the amount attributed to that asset or liability for tax purposes. Adjustments are made for transactions and events occurring within the tax-consolidated group that do not give rise to a tax consequence for the Company or that have different tax consequences at the level of the Company.

In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that sufficient taxable amounts will be available against which deductible temporary differences or unused tax losses and tax offsets can be utilized. However, deferred tax assets and liabilities are not recognized if the temporary differences giving rise to them arise from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither taxable income nor accounting profit.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period(s) when the asset and liability giving rise to them are realized or settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by reporting date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company has both the right and the intention to settle its current tax assets and liabilities on a net or simultaneous basis.

The Company assesses its liabilities and contingencies for all tax years open to audit based upon the latest information available. Inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws. For those matters where it is probable that an adjustment will be made, the Company records its best estimate of these tax liabilities, including related interest charges, taking into account the range of possible outcomes.

Tax payments

Tax payments from companies within the Glencore Investment tax consolidated group are made by Glencore Investment in accordance with the tax sharing and tax funding agreements entered into by those entities and settled through intercompany loans via parent net investment (see note 22). Tax payments are disclosed within cash flows from operating activities in the statement of cash flows.

2.17   Employee and retirement benefits

A liability is recognized for benefits accruing to employees in respect of wages and salaries, annual leave, long service leave, and sick leave when it is probable that settlement will be required and they are capable of being measured reliably.

Liabilities recognized in respect of short-term employee benefits, are measured at their face value without the effect of discounting using the remuneration rate expected to apply at the time of settlement. Liabilities recognized in respect of long term employee benefits are measured as the present value of the estimated future cash outflows to be made by the Company in respect of services provided by employees up to reporting date.

3.	Critical accounting judgments and key sources of estimation uncertainty

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable and relevant under the circumstances, independent estimates, quoted market prices and common, industry standard modelling techniques. Actual outcomes could result in a material adjustment to the carrying amount of assets or liabilities affected in future periods.

Notes to the financial statements

The Company has identified the following areas as being critical to understanding the Company’s financial position as they require management to make complex and/or subjective judgements, estimates and assumptions about matters that are inherently uncertain:

Critical accounting judgements

In the process of applying the Company’s accounting policies, management has made judgements based on the relevant facts and circumstances including macro-economic circumstances and, where applicable, interpretation of underlying agreements, which have the most significant effect on the amounts recognized in the financial statements.

Key sources of estimation uncertainty

In the process of applying the Company’s accounting policies, management has made key estimates and assumptions concerning the future and other key sources of estimation uncertainty. The key assumptions and estimates at the reporting date that have a significant risk of resulting in a material adjustment to the carrying amount of assets and liabilities within the next financial year, are described below. Actual results may differ from these estimates under different assumptions and conditions and may materially affect financial results or the financial position reported in future periods.

Restoration, rehabilitation and decommissioning (note 16)

A provision for future restoration, rehabilitation and decommissioning costs requires estimates and assumptions to be made around the relevant regulatory framework, the magnitude of the possible disturbance and the timing, extent and costs of the required closure and rehabilitation activities. Most of these rehabilitation and decommissioning events are expected to take place many years in the future and the currently estimated requirements and costs that will have to be met when the restoration event occurs are inherently uncertain and could materially change over time.

In calculating the appropriate provision for the expected restoration, rehabilitation or decommissioning obligations, cost estimates of the future potential cash outflows based on current studies of the expected rehabilitation activities and timing thereof, are prepared. These forecasts are then discounted to their present value using a risk free rate specific to the liability and the currency in which they are denominated.

Any changes in the expected future costs are initially reflected in both the provision and the asset (included within plant and equipment classification) and subsequently in the statement of profit or loss and other comprehensive income over the remaining economic life of the asset. As the actual future costs can differ from the estimates due to changes in laws, regulations, technology, costs and timing, the provisions including the estimates and assumptions contained therein are reviewed regularly by management. The aggregate effect of changes within 12 months as a result of revisions to cost and timing assumptions is not expected to be material.

Depreciation based on a UOP basis (note 12)

Assets depreciated on a UOP basis rely heavily on estimated production units. In calculating the appropriate production level, management rely on life of mine plans containing production levels and costs. Estimated production units include commercially recoverable reserves (proven and probable reserves) and other mineral resources (measured, indicated and inferred resources) that can be economically and legally extracted from the CSA mine. Other mineral resources have been included in estimated production units (beyond just the proven and probable reserves) when management has sufficient confidence, for the purpose of determining economic life of certain assets, that these resources will be converted into proven and probable reserves. This determination is based on proven historical conversion rates through further drilling and a historical track record of life of mine extensions and replenishment of reserves.

The estimation of production units requires significant subjective assumptions that arise from the evaluation of geological, geophysical, engineering and economic data based on the size, depth and shape of an ore body, and requires complex geological assessments to interpret that data. Furthermore, in order to determine the production units, estimates and assumptions are also required about a range of technical and economic factors such as estimates of commodity prices, future capital requirements, quantities, grades,

Notes to the financial statements

production techniques, recovery and conversion rates, production costs, etc. Therefore, the Company uses both internal and external technical experts to estimate the production units from CSA mine.

This data could change over time as a result of numerous factors, including new information gained from development activities, evolving production history and a reassessment of the viability of production under different economic conditions. As such changes in production units may affect the life of mine and depreciation rates thereby impacting the Company’s financial results and financial position for future periods.

The estimates and assumptions contained within the life of mine plans are reviewed regularly by management. Any changes in the life of mine plans are reflected in the depreciation rates and subsequent asset book values on a prospective basis.

Recognition and measurement of uncertain tax positions (note 9)

The Company is subject to taxes with often complex legal and tax regulatory environments. Some estimation is required in determining the accrual for income taxes. The income tax positions taken are considered by the Company to be supportable and are intended to withstand challenge from tax authorities. However, it is acknowledged that some of the positions are uncertain and include interpretations of complex tax laws as well as transfer pricing considerations which could be disputed by tax authorities. The Company judges these positions on their technical merits on a regular basis using all the information available (legislation, case law, regulations, established practice, authoritative doctrine as well as the current state of discussions with tax authorities, where appropriate). A liability is recorded for each item that is not probable of being sustained on examination by the tax authorities, based on all relevant information. The liability is calculated taking into account the most likely outcome or the expected value, depending on which is thought to give a better prediction of the resolution of each uncertain tax position in view of reflecting the likelihood of an adjustment being recognized upon examination. These estimates are based on facts and circumstances existing at the end of the reporting period. The tax liability and income tax expense include expected penalties and late payment interest arising from tax disputes.

Where the final income tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current income tax expense and deferred income tax assets and liabilities in the period in which such determination is made. Details of taxation can be found in note 9.

4.	Segment information

The chief operating decision maker has been identified as the General Manager for the CSA mine. The General Manager makes decisions with respect to allocation of resources and assesses performance of the Company. The Company is organised and operates in one single business segment focused on the mining and production of copper and silver from the CSA mine. The performance of the Company, being CSA mine operation, is assessed and managed in totality.

All sales are made to its single client Glencore International AG in Switzerland and all assets are held in one geographical location, being the CSA mine site in Australia. Since the Company operates in one segment, all financial information required by “Segment Reporting” such as major customers, and the countries in which the entity holds material assets and reports revenue can be found in the accompanying financial statements.

5.	Revenue

US$thousand	2021	2020
Sale of commodities – Copper	260,673	192,008
Sale of by product – Silver	12,707	10,175
Total	273,380	202,183

Revenue is derived principally from the sale of commodities, recognized once the control of the goods has transferred from the Company to the customer. The Company sells copper concentrate (which includes silver) produced exclusively to Glencore International AG (refer to note 22 on Related Parties).

Notes to the financial statements

Products of the Company may be provisionally priced at the date revenue is recognized. The impact on revenue recognized due to the changes in pricing of copper is an increase of $2,441 thousand and decrease of $2,364 thousand for the years ended December 31, 2021 and 2020 respectively, accounted for under IFRS 9. Final settlements are recognized within revenue.

At December 31, 2021, the Company had 37,012 thousand pounds of provisionally priced copper sales subject to final pricing over the next several months. The average provisional price per pound of these provisionally priced sales subject to final pricing is $4.34.

6.	Depreciation and amortization expense

US$thousand	Notes	2021	2020
Included in cost of goods sold:
Depreciation expenses	12	(52,262)	(55,433)
Amortization expenses		(59)	—
Total		(52,321)	(55,433)

7.	Employee benefits expense

US$thousand	2021	2020
Included in cost of goods sold:
Wages and salaries	(47,089)	(40,973)
Defined contribution plans	(5,589)	(4,305)
Other employee benefits	(147)	(584)
Total	(52,825)	(45,862)

8.	Finance income and costs

US$thousand	Notes	2021	2020
Finance income
Interest income from banks and other third parties		3	9
Total		3	9
Finance costs
Interest expense on debts and borrowings		(3)	—
Interest expense on lease liabilities		(62)	(316)
Total interest expense		(65)	(316)
Accretion expense on rehabilitation provision	16	(465)	(477)
Total		(530)	(793)
Finance costs – net		(527)	(784)

9.	Income taxes

Income taxes consist of the following:

US$thousand	2021	2020
Current income tax benefit/(expense)	100,858	(33,602)
Adjustments in respect of current income tax	(1,275)	(3,018)
Total income tax benefit/(expense)	99,583	(36,620)
Deferred income tax (expense)/benefit	(1,638)	4,318
Adjustments in respect of prior year deferred income tax	2,114	1,261
Total deferred income tax benefit	476	5,579
Total income tax benefit/(expense) reported in the statement of profit or loss	100,059	(31,041)

Notes to the financial statements

Reconciliation of income tax benefit/(expense) and the accounting profit multiplied by Australia’s domestic tax rate:

US$thousand	2021	2020
Profit before income taxes	66,436	1,904
Income tax expense calculated at the Australian income tax rate of 30% (2020: 30%)	(19,931)	(571)
Tax effects of:
Movement in uncertain tax positions	118,846	(28,712)
Utilization and changes in recognition of tax losses and temporary differences	305	—
Adjustments in respect of prior years	839	(1,758)
Income tax benefit/(expense)	100,059	(31,041)

Deferred taxes

Deferred taxes as at December 31, 2021 and 2020 are attributable to the items in the table below:

		Recognized
US$thousand	2021	in profit or loss	2020
Deferred tax liabilities
Depreciation and amortization	(22,372)	4,039	(26,411)
Provisions and payables	11,648	1,495	10,153
Receivables and consumables	(3,335)	(5,058)	1,723
Total	(14,059)	476	(14,535)
Total deferred tax – net	(14,059)	476	(14,535)

		Recognized
US$thousand	2020	in profit or loss	2019
Deferred tax liabilities
Depreciation and amortization	(26,411)	4,460	(30,871)
Provisions and payables	10,153	40	10,113
Receivables and consumables	1,723	1,079	644
Total	(14,535)	5,579	(20,114)
Total deferred tax – net	(14,535)	5,579	(20,114)

Income tax judgements and uncertain tax liabilities

The Company assesses its liabilities and contingencies for all tax years open to audit based upon the latest information available. Inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws. For those matters where it is probable that an adjustment will be made, the Company records its reasoned estimate of these tax liabilities, including related penalty and interest charges. The estimate consists of a transfer pricing matter, in respect of the price charged for commodity sales to Glencore International AG (refer to note 5), that has been open for a number of years and may take several more years to resolve. In recognizing a provision for the taxation exposures, consideration was given to the range of possible outcomes to determine the Company’s best estimate of the amount to provide. As at December 31, 2021, the Company has recognized $35,360 thousand (2020: $154,206 thousand; January 1, 2020: $125,494 thousand) of uncertain tax liabilities related to possible adverse outcomes of this matter, and income tax payable through a related party loan with Glencore Investment Pty Limited via parent net investment, the head entity of the tax consolidated group (see note 2.16 ‘Income taxes’ and note 22). The reduction in the liability during the year of $118,846 thousand (2020: increase in liability of $28,712 thousand) reflects the resolution of the transfer pricing matter in favour of the Company for certain years following court judgements determining that the price the Company received for the sale of copper concentrate was within an arm’s length range. The remaining balance has been calculated based on the latest estimate by the Company, relevant court rulings, and other factual developments.

Notes to the financial statements

10.	Trade and other receivables

				January 1,
US$thousand	Notes	2021	2020	2020
Financial assets at fair value through profit or loss
Trade receivables from related parties containing provisional pricing features	22	2,551	8,861	6,718
Other receivables
Financial assets at amortized cost
Other receivables		141	167	1,351
Non-financial instruments
Indirect tax receivable		3,606	2,481	1,648
Total other receivables		3,747	2,648	2,999

The average credit period on sales of goods on credit is 3 days (2020: 9 days). The carrying value of trade receivables approximates fair value.

The Company determines the expected credit loss on receivables based on different scenarios of probability of default and expected loss applicable to each of the material underlying balances. The Company has determined that the expected credit loss is immaterial as all related party balances are effectively supported by the Parent and no material anticipated losses will occur.

11.	Inventories

			January 1,
US$thousand	2021	2020	2020
Current
Supplies and consumables(1)	9,593	7,551	5,786
Work in progress	1,013	2,236	3,783
Finished goods	14,248	6,802	5,032
Total current	24,854	16,589	14,601

			Junuary 1,
US$thousand	2021	2020	2020
Non-current
Supplies and consumables(1)	431	565	518
Total non-current	431	565	518
Total	25,285	17,154	15,119
(1)	Net reversal of the write down of inventories for obsolete and slow moving stock of $165 thousand for the year (2020: write down of $228 thousand; January 1, 2020: reversal of write down of $30 thousand).

The cost of inventories recognized as an expense within cost of goods sold during the year was $34,897 thousand (2020: $33,356 thousand).

All inventories are valued at the lower of cost or net realizable value. At 2021 all inventory is measured at cost (2020: at cost).

Non-current inventories are not expected to be utilized or sold within 12 months, based on historical usage, and are therefore classified as non-current inventory.

Notes to the financial statements

12.	Property, plant and equipment, net

2021

		Freehold		Right-of-
		land and	Plant and	use	Mine
US$thousand	Notes	buildings	equipment	assets	development	Total
Cost
At January 1, 2021		8,986	444,611	177	443,819	897,593
Additions		—	24,225	1,958	6,663	32,846
Disposals		—	(8,202)	—	—	(8,202)
Other movements(1)		(113)	16,445	—	6,617	22,949
At December 31, 2021		8,873	477,079	2,135	457,099	945,186
Accumulated depreciation and impairment:
At January 1, 2021		6,394	264,296	65	231,681	502,436
Depreciation	6	703	32,645	821	18,093	52,262
Disposals		—	(8,202)	—	—	(8,202)
Other movements(1)		—	531	—	(12)	519
At December 31, 2021		7,097	289,270	886	249,762	547,015
Net book value at December 31, 2021		1,776	187,809	1,249	207,337	398,171
(1)	Primarily consists of increases in rehabilitation costs of $24,056 thousand (plant and equipment) offset by $1,107 thousand of other reclassifications within the various property, plant and equipment headings. Expenditure for construction in progress is carried in plant and equipment and is transferred to the respective category when brought in to use.

Plant and equipment include expenditure for construction in progress of $56,571 thousand (2020: $21,819 thousand; January 1, 2020: $21,630 thousand). Included in cost of goods sold, is an estimated amount of $23,238 thousand (2020: $11,705 thousand) relating to certain CWIP costs which, due to financial reporting system limitations within the CWIP module and resulting lack of documentation supporting the capitalization of these costs related to production, have been expensed in the respective periods.

Through management’s review of internal and external factors, no indicators of impairment existed in 2021 and 2020.

At December 31, 2021, the Company is committed to $270 thousand (2020: $863 thousand) of short-term lease payments.

Notes to the financial statements

2020

		Freehold		Right-of-
		land and	Plant and	use	Mine
US$thousand	Notes	buildings	equipment	assets	development	Total
Cost
At January 1, 2020		15,836	402,089	13,395	421,939	853,259
Additions		—	57,004	176	—	57,180
Disposals		(35)	(1,256)	(9,955)	(180)	(11,426)
Other movements(1)		(6,815)	(13,226)	(3,439)	22,060	(1,420)
At December 31, 2020		8,986	444,611	177	443,819	897,593
Accumulated depreciation and impairment:
At January 1, 2020		11,121	229,019	6,079	209,345	455,564
Depreciation	6	392	30,191	2,335	22,515	55,433
Disposals		(35)	(1,127)	(7,220)	(179)	(8,561)
Other movements(1)		(5,084)	6,213	(1,129)	—	—
At December 31, 2020		6,394	264,296	65	231,681	502,436
Net book value at December 31, 2020		2,592	180,315	112	212,138	395,157
(1)	Primarily consists of increases in rehabilitation costs of $423 thousand (plant and equipment) and reclassifications within the various property, plant and equipment headings.
13.	Intangible assets, net

Licences and software

The Company has immaterial intangible assets with a net book value at December 31, 2021 of $947 thousand (2020: $100 thousand; January 1, 2020: nil).

These intangible assets include licences and ERP software with the IP rights being held by the Parent, and the Company paying for the use of its own instance of the software.

14.	Trade and other payables

				January 1,
US$thousand	Notes	2021	2020	2020
Financial liabilities at amortized cost
Trade payables due to third parties		9,482	8,656	5,688
Trade payables due to related parties	22	652	—	481
Other payables
Financial liabilities at amortized cost
Mining royalty payable		2,617	2,119	—
Accrued expenses		5,838	11,144	19,454
Total other payables		8,455	13,263	19,454

Trade payables are obligations to pay for goods and services. Trade payables have an average payment period of 25 days depending on the type of goods and services and the geographic area in which the purchase transaction occurs and the agreed terms. The carrying value of trade payables approximates fair value.

Notes to the financial statements

15.	Leases

Lease liabilities

			January 1,
US$thousand	2021	2020	2020
Current
Lease liabilities	1,047	105	3,054
Total current	1,047	105	3,054
Non-current
Lease liabilities	226	27	1,832
Total non-current	226	27	1,832
Total	1,273	132	4,886

Reconciliation of cash flow to movement in lease liabilities

US$thousand	2021	2020
Cash related movements in leases liabilities(1)
Payment of lease liabilities	(781)	(2,718)
Non-cash related movements in lease liabilities
Foreign exchange movements	(98)	344
Change in lease liabilities(2)	2,020	(2,380)
	1,922	(2,036)
Increase/(decrease) in lease liabilities for the year	1,141	(4,754)
Total lease liabilities – opening	132	4,886
Total lease liabilities – closing	1,273	132
(1)	See statement of cash flows.
(2)	In 2021 this relates to new leases (2020: lease buy out).

Right-of-use assets

The Company leases several assets including buildings and plant and equipment. As at December 31, 2021, the net book value of recognized right-of-use assets relating to buildings was $133 thousand (2020: $112 thousand; January 1, 2020: $63 thousand) and plant and equipment $1,116 thousand (2020: $nil; January 1, 2020: $7,253 thousand). The depreciation charge for the year related to those assets was $90 thousand (2020: $128 thousand) and $731 thousand (2020: $2,207 thousand).

Disclosure of amounts recognized as right-of-use assets in the statement of financial position are included within note 12.

Amounts recognized in the statement of profit or loss and other comprehensive income are detailed below:

US$thousand	2021	2020
Depreciation on right-of-use assets	(821)	(2,335)
Interest expense on lease liabilities	(62)	(316)
Expense relating to short-term leases	(2,257)	(953)
Expense relating to low-value leases	(5)	—
Total	(3,145)	(3,604)

Notes to the financial statements

16.	Provisions

	Employee	Rehabilitation
US$thousand	entitlements	costs	Other	Total
January 1, 2021	15,220	19,637	564	35,421
Utilized	(1,497)	(135)	(162)	(1,794)
Accretion	—	465	—	465
Additions	2,006	24,056	99	26,161
Effect of foreign currency exchange movements	388	—	(20)	368
Net book value December 31, 2021	16,117	44,023	481	60,621
Current	15,190	54	481	15,725
Non-current	927	43,969	—	44,896
Net book value December 31, 2021	16,117	44,023	481	60,621
January 1, 2020	13,907	19,142	—	33,049
Utilized	(613)	(405)	(223)	(1,241)
Accretion	—	477	—	477
Additions	612	423	787	1,822
Effect of foreign currency exchange movements	1,314	—	—	1,314
Net book value December 31, 2020	15,220	19,637	564	35,421
Current	14,252	98	564	14,914
Non-current	968	19,539	—	20,507
Net book value December 31, 2020	15,220	19,637	564	35,421

Employee entitlements

The employee entitlements provision represents the value of annual leave and long service leave entitlements accrued. The associated expenditure will occur in a pattern consistent with when employees choose to exercise their entitlements with timing of leave taken up to the discretion of the employees.

Rehabilitation costs

Cobar mining and exploration activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. Cobar conducts its operations to protect public health and the environment and believes its operations are in compliance with applicable laws and regulations in all material respects. As part of the mine closure plans, Cobar is required to provide annual guarantees over the estimated life of the mines, based on a present value approach, and to furnish the funds for the rehabilitation provision. This law requires a review of closing plans every three years.

Rehabilitation provision represents the accrued cost required to provide adequate rehabilitation and manage the site during a post-closure phase until surrender of the Mining Lease and sign off by the

Environmental Authority. The majority of these costs provide for reshaping and covering waste rock emplacements — generally ensuring the site is left in a safe, stable and non-polluting condition — as well as property holding costs (e.g. Mining Lease rental and Council rates) during the post-closure phase.

The bulk of these amounts will be settled when rehabilitation is undertaken over a 3 year period (currently assumed to be started in 2031), with a tail of property holding costs over an approximate 10 year post-closure period.

As at December 31, 2021, the discount rate applied in calculating the restoration and rehabilitation provision is a pre-tax risk free rate specific to the liability and the currency in which they are denominated as follows: Australian dollar 2.0% (2020: 2.3%). The Company’s own credit risk was not included and no adjustment has been made. The effect of decreasing the discount rates used by 0.5% would result in an increase in the overall rehabilitation provision by $2,438 thousand, with a resulting movement in property, plant and equipment. In the following year, the depreciation expense would increase by some $203 thousand, with an opposite

Notes to the financial statements

direction interest expense adjustment of $165 thousand. The resulting net impact in the statement of profit or loss and other comprehensive income would be a decrease of $38 thousand, eventually netting to $nil over the settlement date of the provision.

Additions to rehabilitation provision relate to changes in estimates. In 2021, rehabilitation provision estimate changes were primarily comprised of $23,388 thousand related to change in cost estimate for increased amount of work required to be completed in tailings dam and storage facilities and other movements for accretion expense of the initial discounting that was applied to the rehabilitation provision to reflect the timing of future retirement cash flows. In 2020, these changes in estimates were made up of changes due to increased disturbance.

Other

Other comprises provisions for possible legal and other consulting related claims.

17.	Financial and capital risk management

Financial risk management

Financial risks arising in the normal course of business from the Company’s operations comprise market risk (including commodity price risk and currency risk), credit risk and liquidity risk. It is the Company’s policy and practice to identify and, where appropriate and practical, actively manage such risks to support its objectives in managing its capital and future financial security and flexibility. The Company’s finance and risk professionals, working in coordination with the commodity departments and Glencore plc, monitor, manage and report regularly to senior management on the approach and effectiveness in managing financial risks along with the financial exposures facing the Company.

Risk Factors

The key financial risk factors that arise from the Company’s activities, including the Company’s policies for managing these risks, are outlined below.

Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises two types of risk: commodity price risk and currency risk.

Commodity price risk

The Company is exposed to price movements for the inventory it holds and the products it produces which are not held to meet priced forward contract obligations and forward priced sale contracts.

The Company has chosen not to hedge against the movement in commodity prices.

Sensitivity analysis

At December 31, 2021, the Company has provisionally priced sales. If the commodity prices on provisionally priced sales had been 10% higher/lower and all other variables held constant, the Company’s profit after tax for the year ended December 31, 2021 would increase/decrease by $268 thousand (2020: $1,148 thousand).

Currency risk

The U.S. dollar is the functional currency of the entities collectively forming the Company. Currency risk is the risk of loss from movements in exchange rates related to transactions and balances in currencies other than the U.S. dollar. Such transactions include operating expenditure, capital expenditure and to a lesser extent purchases in currencies other than the functional currency.

Notes to the financial statements

The Company’s operations are located in Australia, therefore operating expenses are incurred predominantly in Australian dollar and U.S. dollar currencies. These transactions are not generally hedged. A weakening of the U.S. dollar against these currencies has a material adverse impact on earnings and cash flow settlement. The Company buys foreign currencies at spot rates to settle local currency operating expenditure and is therefore largely exposed to volatility in exchange rates.

The Company’s debt related payments are primarily denominated in U.S. dollars.

Sensitivity analysis

The carrying amounts of the Company’s foreign currency denominated monetary assets and monetary liabilities at the reporting date are as follows:

2021

US$ thousand	Notes	U.S. dollar	Australian dollar	Other	Total
Cash and cash equivalents		30	49	—	79
Trade receivables from related parties	10	2,551	—	—	2,551
Other receivables	10	—	3,747	—	3,747
Trade payables	14	(100)	(9,295)	(87)	(9,482)
Trade payables to related parties	14	(652)	—	—	(652)
Other payables	14	(248)	(8,207)	—	(8,455)
Lease liabilities	15	—	(1,273)	—	(1,273)
Net debt		1,581	(14,979)	(87)	(13,485)

2020

US$ thousand		U.S. dollar	Australian dollar	Other	Total
Cash and cash equivalents		30	80	—	110
Trade receivables from related parties	10	8,861	—	—	8,861
Other receivables	10	—	2,648	—	2,648
Trade payables	14	—	(8,656)	—	(8,656)
Other payables	14	—	(13,263)	—	(13,263)
Lease liabilities	15	—	(132)	—	(132)
Net debt		8,891	(19,323)	—	(10,432)

January 1, 2020

US$ thousand		U.S. dollar	Australian dollar	Other	Total
Cash and cash equivalents		30	234	—	264
Trade receivables from related parties	10	6,718	—	—	6,718
Other receivables	10	—	2,999	—	2,999
Trade payables	14	(512)	(5,176)	—	(5,688)
Trade payables to related parties	14	(481)	—	—	(481)
Other payables	14	(1,751)	(17,703)	—	(19,454)
Lease liabilities	15	—	(4,886)	—	(4,886)
Net debt		4,004	(24,532)	—	(20,528)

The following table details the Company’s sensitivity to a 10% increase and decrease in the U.S. dollar against the relevant foreign currencies. 10% is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management’s assessment of the reasonably possible change in foreign exchange rates. The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the year-end for a 10% change in foreign currency rates.

Notes to the financial statements

A positive number below indicates an increase in profit and other equity where the U.S. dollar strengthens 10% against the relevant currency. For a 10% weakening of the U.S. dollar against the relevant currency, there would be a comparable impact on the profit and other equity, and the balances below would be negative.

2021

	Profit or	Other
US$ thousand	loss	equity
Australian dollar	1,498	1,498
Other	9	9
Total	1,507	1,507

2020

	Profit or	Other
US$ thousand	loss	equity
Australian dollar	1,932	1,932
Total	1,932	1,932

January 1, 2020

	Profit or	Other
US$ thousand	loss	equity
Australian dollar	2,453	2,453
Total	2,453	2,453

In management’s opinion, the sensitivity analysis is unrepresentative of the inherent foreign exchange risk as the year end exposure does not reflect the exposure during the year.

Credit risk

Credit risk arises from the possibility that counterparties may not be able to settle obligations due to the Company within their agreed payment terms. Financial assets which potentially expose the Company to credit risk consist principally of cash and cash equivalents and receivables.

The Company invests or maintains available cash domestically with the Commonwealth Bank of Australia. As part of its cash management process, the Company regularly monitors the relative credit standing of this institution. See above currency risk for currency split of cash and cash equivalents.

During the normal course of business, the Company provides credit to its customer. Although the receivables resulting from these transactions are not collateralised, the Company has not experienced significant problems with the collection of receivables given the Company’s only customer is a related party entity in Switzerland.

The Company has only one customer, Glencore International AG, in one country, Switzerland, which represents 100% of trade receivable and total sales.

Liquidity risk

Liquidity risk is the risk that the Company is unable to meet its payment obligations when due, or that it is unable, on an ongoing basis, to borrow funds in the market on an unsecured or secured basis at an acceptable price to fund actual or proposed commitments. Prudent liquidity risk management implies maintaining sufficient cash and cash equivalents and availability of adequate committed funding facilities. The Company has available committed funding sources from other financing entities within the Glencore plc group (see note 22). The Company’s credit profile and funding sources ensure that sufficient liquid funds are maintained to meet its liquidity

Notes to the financial statements

requirements. As part of its liquidity management, the Company closely monitors and plans for its future capital expenditure well ahead of time.

As at December 31, 2021, the Company had available cash amounting to $79 thousand (2020: $110 thousand; January 1, 2020: $264 thousand).

The maturity profile of the Company’s financial liabilities based on the contractual terms, and associated current financial assets, are as follows:

2021

		After	Due	Due
US$ thousand	Notes	2 years	1 – 2 years	0 – 1 year	Total
Expected future interest payments		—	2	37	39
Lease liabilities – undiscounted		—	228	1,084	1,312
Trade and other payables	14	—	—	18,589	18,589
Total		—	230	19,710	19,940
Current financial assets				2,771	2,771

2020

		After	Due	Due
US$ thousand	Notes	2 years	1 – 2 years	0 – 1 year	Total
Expected future interest payments		—	2	5	7
Lease liabilities – undiscounted		—	29	110	139
Trade and other payables	14	—	—	21,919	21,919
Total		—	31	22,034	22,065
Current financial assets				9,138	9,138

January 1, 2020

		After	Due	Due
US$ thousand	Notes	2 years	1-2 years	0-1 year	Total
Expected future interest payments		—	348	523	871
Lease liabilities – undiscounted		—	2,180	3,577	5,757
Trade and other payables	14	—	—	25,623	25,623
Total		—	2,528	29,723	32,251
Current financial assets				8,333	8,333

Capital risk management

The Company’s capital risk is managed by Glencore Operations Australia Pty Limited as it sits within the Parent’s Australian operations. Movements to the parent net investment are treated as capital investments or contributions made by the Parent.

18.	Financial instruments

Fair value of financial instruments

The following tables present the carrying values and fair values of the Company’s financial instruments. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction in the principal market at the measurement date under current market conditions. Where available market rates have been used to determine fair values. When market values are not available, fair values have been calculated by discounting expected cash flows at prevailing market interest and exchange rates.

Notes to the financial statements

The estimated fair values have been determined using market information and appropriate valuation methodologies but are not necessarily indicative of the amounts that the Company could realize in the normal course of business.

The financial assets and liabilities are presented by class in the tables below at their carrying values, which generally approximate the fair values.

2021

		Amortized
US$thousand	Notes	cost	FVTPL(1)	Total
Assets
Cash and cash equivalents		79	—	79
Trade receivables from related parties	10	—	2,551	2,551
Other receivables	10	141	—	141
Total financial assets		220	2,551	2,771
Liabilities
Trade payables	14	9,482	—	9,482
Trade payables to related parties	14	652	—	652
Other payables	14	8,455	—	8,455
Lease liabilities	15	1,273	—	1,273
Total financial liabilities		19,862	—	19,862
(1)	FVTPL — Fair value through profit or loss.

2020

		Amortized
US$thousand	Notes	cost	FVTPL(1)	Total
Assets
Cash and cash equivalents		110	—	110
Trade receivables from related parties	10	—	8,861	8,861
Other receivables	10	167	—	167
Total financial assets		277	8,861	9,138
Liabilities
Trade payables	14	8,656	—	8,656
Other payables	14	13,263	—	13,263
Lease liabilities	15	132	—	132
Total financial liabilities		22,051	—	22,051
(1)	FVTPL — Fair value through profit or loss.

Notes to the financial statements

January 1, 2020

		Amortized
US$thousand	Notes	cost	FVTPL(1)	Total
Assets
Cash and cash equivalents		264	—	264
Trade receivables from related parties	10	—	6,718	6,718
Other receivables	10	1,351	—	1,351
Total financial assets		1,615	6,718	8,333
Liabilities
Trade payables	14	5,688	—	5,688
Trade payables to related parties	14	481	481
Other payables	14	19,454	19,454
Lease liabilities	15	4,886	—	4,886
Total financial liabilities		30,509	—	30,509
(1)	FVTPL — Fair value through profit or loss.
19.	Fair value measurements

Fair values are primarily determined using quoted market prices or standard pricing models using observable market inputs where available and are presented to reflect the expected gross future cash in/outflows.

Some of the Company’s financial assets and financial liabilities are measured at fair value at the end of each reporting period.

The below tables show the fair values of assets measured at fair value on a recurring basis:

2021

US$thousand	Level 1	Level 2	Level 3	Total
Financial assets
Cash and cash equivalents	79	—	—	79
Trade receivables	—	2,551	—	2,551
Total	79	2,551	—	2,630

2020

US$thousand	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	110	—	—	110
Trade receivables	—	8,861	—	8,861
Total	110	8,861	—	8,971

January 1, 2020

US$thousand	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	264	—	—	264
Trade receivables	—	6,718	—	6,718
Total	264	6,718	—	6,982

During the year no amounts were transferred between Level 1 and Level 2 of the fair value hierarchy and no amounts were transferred into or out of Level 3 of the fair value hierarchy for either other financial assets or other financial liabilities.

Notes to the financial statements

20.	Commitments

Capital commitments

Capital expenditure for the acquisition of property, plant and equipment is generally funded through the cash flow generated by the business. As at December 31, 2021, $44,315 thousand (2020: $2,448 thousand), of which 17% (2020: 60%) relates to expenditure to be incurred over the next year, was contractually committed for the acquisition of plant and equipment. This capital expenditure primarily relates to the underground mining fleet.

21.	Contingent liabilities

The Company is subject to various claims which arise in the ordinary course of business as detailed below. These contingent liabilities are reviewed on a regular basis and where practical an estimate is made of the potential financial impact on the Company.

Environmental contingencies

The Company’s operations are subject to various environmental laws and regulations. The Company is in material compliance with those laws and regulations. The Company accrues for environmental contingencies when such contingencies are probable and reasonably estimable. Such accruals are adjusted as new information develops or circumstances change. Recoveries of environmental remediation costs from insurance companies and other parties are recorded as assets when the recoveries are virtually certain. At this time, the Company is unaware of any material environmental incidents at its CSA mine. Any potential liability arising from the above is not expected to have a material adverse effect on its combined income, financial position or cash flows.

Bank payment guarantees for rehabilitation

The Company has entered into various bank and performance guarantees equivalent to the estimated total amount required to fulfil any rehabilitation costs associated with mining activities. These are in the ordinary course of business. As at December 31, 2021 the total value of the guarantees is AU$36,903 thousand (2020: AU$36,913 thousand). The obligations, to which the guarantees relate, have been provided for on the balance sheet under provisions (see note 16).

22.	Relationship with Parent and related entities

Allocation of general corporate expenses

Historically, the Company has been managed and operated with the assistance of personnel employed by Glencore Australia Holdings Pty Limited (“Glencore Australia Holdings”), a wholly owned subsidiary of the Parent. Accordingly, certain shared costs have been recharged to the Company and reflected as expenses in the financial statements. Management believes the allocation methodologies are a reasonable reflection of the utilization of services provided to or the benefits received by the Company during the periods presented. The expenses reflected in the statement of profit or loss and other comprehensive income may not be indicative of expenses that will be incurred by the Company in the future.

Glencore Australia Holdings provides certain services, which include, but are not limited to, executive oversight, treasury, finance, legal, human resources, tax planning, internal audit, financial reporting, information technology, and other corporate departments.

Centralized cash management

Glencore Australia Holdings has a centralized cash management arrangement where, on a periodic basis, excess cash balances with certain affiliated entities including Cobar are swept to Glencore Australia Holdings and mixed with cash from other affiliated entities.. Cobar also participates in Glencore Australia Holdings notional cash pooling arrangements with Commonwealth Bank of Australia (the Group Limit Facility). This permits individual bank accounts participating in the Group Limit Facility to be overdrawn as long as consolidated funds across the entire Group Limit Facility is net positive. For purpose of the financial statements, cash only included dedicated bank accounts in the legal name of Cobar, Acelight and Isokind.

Notes to the financial statements

Loans with related parties

All transactions and balances between Cobar and the Parent during the period prior to the carve-out, which were not historically settled in cash, were considered to be effectively settled in cash in the financial statements at the time the transaction was recorded. The total net effect of the settlement of these transactions between Cobar and the Parent were reflected in the statement of cash flows as “Net transactions with the Parent” as financing activity and in the statement of financial position and the statement of changes in equity as “Parent net investment”.

Cobar’s equity balance represents share capital, retained earnings and Parent net investment. Parent net investment represents the cumulative investment by the Parent in Cobar through the transaction date. Subsequent movements in the Glencore Investment tax loan and Glencore Australia Holdings working capital loan have been included within Parent net investment.

Sales to Glencore International AG

The Company sells copper concentrate (which includes silver) produced exclusively to Glencore International AG, the revenue and cost of goods sold in the statement of profit or loss and other comprehensive income reflect the sale of this copper concentrate with Glencore International AG. These are recognized within trade receivables from related entities in the statement of financial position.

Parent net investment

As discussed in the basis of preparation in note 2, Parent net investment is primarily impacted by contributions from Glencore Australia Holdings as a result of treasury activities and net funding provided by or distributed to Glencore Australia Holdings. The Parent net investment is not distributable. All significant intercompany transactions between the Company and the Parent have been considered to be forgiven at the time the purchase and sale of Cobar is completed and are recorded and reflected as a net (decrease)/increase in Parent net investment. The components of Parent net investment include movements to net transactions with the Parent as detailed below:

US$thousand	2021	2020
Parent net investment
At January 1	309,998	266,976
Glencore Investment tax loan	19,461	7,908
Glencore Australia Holdings working capital	(74,816)	6,402
Uncertain tax position	(118,846)	28,712
Net transactions with Parent	(174,201)	43,022
At December 31	135,797	309,998

Glencore Investment tax loan

The Company is part of a tax consolidated group under Australian taxation law, of which Glencore Investment Pty Limited (“Glencore Investment”), a subsidiary of the Parent, is the head company (see note 2.16). Tax payments from companies within tax consolidated group, including the Company, are made by Glencore Investment and settled through intercompany loans.

Glencore Australia Holdings working capital

The Company is party to an intercompany facility agreement with Glencore Australia Holdings which provides liquidity and cash management to the Company on an as needed basis.

Uncertain tax position

As noted above, the Company is part of the Glencore Investment tax consolidated group and the uncertain tax provision movements are booked through intercompany loans. The movements in the uncertain tax provision are non-cash. See note 10 for

Notes to the financial statements

details on uncertain tax position movements. The loans are booked through Parent net investment as they form part of the capital structure of the Company as they represent an investment into the business by the Parent and related parties of the Company.

Related party transactions

	Sales of	Purchases of	Trade receivables	Trade payables
	goods and	goods and	due from	due to related
US$thousand	services	services	related parties	parties
Glencore International AG
2021	273,380	—	2,551	—
2020	202,183	—	8,861	—
January 1, 2020			6,718	—
Glencore Australia Oil Pty Limited
2021	—	(4,349)	—	(421)
2020	—	(5,969)	—	—
January 1, 2020			—	—
Glencore Australia Holdings Pty Limited
2021	—	(1,443)	—	—
2020	—	(2,768)	—	—
January 1, 2020			—	—
Other related parties
2021	—	(1,326)	—	(231)
2020	—	(1,017)	—	—
January 1, 2020			—	(481)

In the normal course of business, the Company enters into various arm’s length transactions with related parties including fixed and floating price commitments to sell and to purchase commodities, forward sale and purchase contracts.

Remuneration of key management personnel

Glencore Australia Holdings provides key management personnel services to the Company. The Company has not had a separate management team during the years ended December 31, 2021 and 2020. Key management personnel include the General Manager of the CSA mine.

The Company pays a portion of overheads and key management personnel fees to Glencore Australia Holdings (see allocation of general corporate overheads above).

23.	Share capital

			January 1,
Issued shares	2021	2020	2020
Ordinary shares fully paid	1	1	1
	1	1	1

Ordinary shares are fully paid and have no par value, carry one vote per share, and receive dividends at the discretion of the Company.

Notes to the financial statements

Ordinary shares issued and fully paid

	Number of	Share capital
	shares	US$thousand
Balance at January 1, 2020 and December 31, 2020	1	—
Balance at December 31, 2021	1	—

24.	Deed of cross guarantee

The entities that collectively are the Company have entered into a Deed of Cross-Guarantee (the “Deed”) with Glencore Investment Pty Limited (“Glencore Investment”) on December 4, 2018. Pursuant to the Deed, in the event of any member of the Closed Group, being the holding entity Glencore Investment and its wholly-owned entities, being wound up, each party to the Deed guarantees to each creditor of the member being wound up, payment in full of that member’s debt. As at December 31, 2021 and 2020 no amounts were recognized in respect of the Deed.

25.	Earnings per share

US$thousand	2021	2020
Profit/(loss) for the purpose of basic earnings per share being net profit attributable to owners of the Company	166,495	(29,137)
Weighted average number of ordinary shares for the purposes of basic earnings per share	1	1
Profit/(loss) for the purpose of diluted earnings per share	166,495	(29,137)
Weighted average number of ordinary shares for the purposes of diluted earnings per share	1	1
Basic earnings/(loss) per share	166,495	(29,137)
Diluted earnings/(loss) per share	166,495	(29,137)

26.	Subsequent events

On March 17, 2022, Glencore Operations Australia Pty Limited, entered into an Agreement with Metals Acquisition Corp (“MAC”) for the sale of Cobar Management Pty Limited for $1.05 billion in cash and $50 million equity stake in MAC and a 1.5% copper only net smelter return life of mine royalty upon completion of the transaction. On November 22, 2022, Glencore Operations Australia entered a binding deed of amendment with MAC in respect of the March 17, 2022 agreement. Refer to note 1 for details.

No other matters or circumstances have arisen since the end of the financial year that have significantly affected or may significantly affect the operations of the Company, the results of those operations, or the state of the Company in subsequent financial years.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.Indemnification of Directors and Officers

The Companies (Jersey) Law 1991 does not contain any provision permitting Jersey companies to limit the liabilities of directors for breach of fiduciary duty. However, a Jersey company may exempt from liability, and indemnify directors and officers for, liabilities:

●	incurred in defending any civil or criminal legal proceedings where:
●	the person is either acquitted or receives a judgment in their favor;
●	the proceedings are discontinued other than by reason of such person (or someone on their behalf) giving some benefit or suffering some detriment; or
●	the proceedings are settled on terms that such person (or someone on their behalf) gives some benefit or suffers some detriment but in the opinion of a majority of the disinterested directors, the person was substantially successful on the merits in the person’s resistance to the proceedings;
●	incurred to anyone other than to New MAC if the person acted in good faith with a view to the best interests of the company;
●	incurred in connection with an application made to the court for relief from liability for negligence, default, breach of duty, or breach of trust under Article 212 of the Companies (Jersey) Law 1991 in which relief is granted to the person by the court; or
●	incurred in a case in which New MAC normally maintains insurance for persons other than directors.

To the fullest extent permitted by law, the Articles provide that the directors and officers of New MAC shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s actual fraud or willful default.

Item 7.Recent Sales of Unregistered Securities

In the past three years, we have issued the following securities that were not registered under the Securities Act. Each of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and/or Regulation S under the Securities Act. No underwriters were involved in these issuances of securities.

●	On June 15, 2023, in connection with the Business Combination and the related transactions described in this registration statement, we issued 22,951,747 Ordinary Shares to the PIPE Investors in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder. Such Ordinary Shares are being registered pursuant to this registration statement.

Item 8. Exhibits

The following exhibits are included or incorporated by reference in this registration statement on Form F-1:

EXHIBIT NUMBER	DESCRIPTION

2.1#

Share Sale Agreement, dated as of March 17, 2022, by and among Glencore Operations Australia Pty Limited, Metals Acquisition Corp. (Australia) Pty Ltd and Metals Acquisition Corp (incorporated by reference to Annex A to the proxy statement/prospectus to the Registration Statement on Form F-4 (File. No. 333-269007), filed with the SEC on May 9, 2023).

2.3

Deed of Consent and Covenant, dated as of November 22, 2022, by and among Glencore Operations Australia Pty Limited, Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp and Metals Acquisition Limited (incorporated by reference to Annex A-1 to the proxy statement/prospectus to the Registration Statement on Form F-4 (File. No. 333-269007), filed with the SEC on May 9, 2023).

2.4

CMPL Share Sale Agreement Side Letter dated as of April 21, 2023, by and among Glencore Operations Australia Pty Limited, Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp and Metals Acquisition Limited (incorporated by reference to Exhibit 2.1 to MAC’s Current Report on Form 8-K filed with the SEC on April 21, 2023).

2.5

CMPL Share Sale Agreement Side Letter dated as of May 31, 2023, by and among Glencore Operations Australia Pty Limited, Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp and Metals Acquisition Limited (incorporated by reference to Exhibit 2.1 to MAC’s Current Report on Form 8-K filed with the SEC on May 31, 2023).

2.6

CMPL Share Sale Agreement Side Letter dated as of June 2, 2023, by and among Glencore Operations Australia Pty Limited, Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp and Metals Acquisition Limited (incorporated by reference to Exhibit 2.1 to MAC’s Current Report on Form 8-K filed with the SEC on June 2, 2023).

3.1	Amended and Restated Memorandum and Articles of Association of New MAC (incorporated by reference to Exhibit 1.1 to the Shell Company Report on Form 20-F filed with the SEC on June 22, 2023).
4.1

Warrant Agreement, dated as of July 28, 2021, by and between MAC and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to MAC’s Current Report on Form 8-K filed on August 3, 2021).

4.2	Specimen Warrant Certificate of the Company (incorporated by reference to Exhibit 4.3 to MAC’s Registration Statement on Form S-1 (File No. 333-257854) filed on July 23, 2021).
4.3	The merger agreement and plan of merger, dated May 22, 2023 (incorporated by reference to Exhibit 4.2 to Metals Acquisition Limited’s Shell Company Report on Form 20-F filed on June 22, 2023).
5.1*	Opinion of Ogier (Jersey) LLP.
5.2*	Opinion of Paul Hastings LLP.
10.1	Form of Subscription Agreement, dated as of April 14, 2023 (incorporated by reference to Exhibit 10.1 to MAC’s Current Report on Form 8-K filed on April 17, 2023).
10.2

Syndicated Facilities Agreement, dated as of February 28, 2023, by and between Metals Acquisition Corp. (Australia) Pty Ltd, Citibank N.A., Sydney Branch, Bank of Montreal, Harris Bank N.A., The Bank of Nova Scotia, Australian Branch and National Bank of Canada, with Citisecurities Limited (incorporated by reference to Exhibit 10.1 to Metals Acquisition Corp’s Current Report on Form 8-K filed on March 1, 2023).

10.3

Mezzanine Debt Facility Loan Note Subscription Agreement, dated as of March 10, 2023, between Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp, Metals Acquisition Limited, Sprott Private Resource Lending II (Collector-2), LP and Sprott Resource Lending Corp. (incorporated by reference to Exhibit 10.1 to Metals Acquisition Corp’s Current Report on Form 8-K filed on March 15, 2023).

10.4

Subscription Agreement, dated as of March 10, 2023, by and between Metals Acquisition Limited, Metals Acquisition Corp, Sprott Private Resource Lending II (Collector), LP and Sprott Private Resource Lending II (Collector-2), LP (incorporated by reference to Exhibit 10.2 to Metals Acquisition Corp’s Current Report on Form 8-K filed on March 15, 2023).

10.5

Sponsor Letter Agreement, dated as of July 28, 2021, by and among Sponsor, MAC and initial shareholders of MAC (incorporated by reference to Exhibit 10.4 to Metals Acquisition Corp’s Current Report on Form 8-K filed on August 3, 2021).

10.6

Silver Purchase Agreement, dated as of March 20, 2023, by and between Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp, Metals Acquisition Limited, and Osisko Bermuda Limited (incorporated by reference to Exhibit 10.1 to Metals Acquisition Corp’s Current Report on Form 8-K filed on March 22, 2023).

10.7

Silver Stream Subscription Agreement, dated as of March 20, 2023, by and between Metals Acquisition Limited, Metals Acquisition Corp, and Osisko Bermuda Limited (incorporated by reference to Exhibit 10.2 to Metals Acquisition Corp’s Current Report on Form 8-K filed on March 22, 2023).

EXHIBIT NUMBER	DESCRIPTION
10.8

Copper Purchase Agreement, dated as of March 20, 2023, by and between Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp, Metals Acquisition Limited, and Osisko Bermuda Limited (incorporated by reference to Exhibit 10.3 to Metals Acquisition Corp’s Current Report on Form 8-K filed on March 22, 2023).

10.9

Copper Stream Subscription Agreement, dated as of March 20, 2023, by and between Metals Acquisition Limited, Metals Acquisition Corp, and Osisko Bermuda Limited (incorporated by reference to Exhibit 10.4 to Metals Acquisition Corp’s Current Report on Form 8-K filed on March 22, 2023).

10.10	Registration Rights Agreement, dated June 15, 2023 (incorporated by reference to exhibit 4.15 to Metals Acquisition Limited’s Shell Company Report on Form 20-F filed on June 22, 2023).
10.11	Offtake Agreement dated June 12, 2023 (incorporated by reference to exhibit 4.15 to Metals Acquisition Limited’s Shell Company Report on Form 20-F filed on June 22, 2023).
10.12	Royalty Deed dated June 16, 2023 (incorporated by reference to exhibit 4.15 to Metals Acquisition Limited’s Shell Company Report on Form 20-F filed on June 22, 2023).
10.13

Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Metals Acquisition Corp (incorporated by reference to Exhibit 10.2 to Metals Acquisition Corp’s Current Report on Form 8-K filed on August 3, 2021).

10.14

Promissory Note, dated as of March 16, 2021, issued to an affiliate of Metals Acquisition Corp (incorporated by reference to Exhibit 10.5 to Metals Acquisition Corp’s Registration Statement on Form S-1 (File No. 333-257854) filed on July 23, 2021).

10.15

Securities Subscription Agreement, dated as of March 16, 2021, by and between Metals Acquisition Corp and the affiliates of the Sponsor (incorporated by reference to Exhibit 10.6 to Metals Acquisition Corp’s Registration Statement on Form S-1 (File No. 333-257854) filed on July 23, 2021).

10.16	Director Nomination Side Letter, dated June 12, 2023 (incorporated by reference to Exhibit 10.2 to Metals Acquisition Corp’s Current Report on Form 8-K filed on June 12, 2023).
10.17†

Metals Acquisition Limited 2023 Long-Term Incentive Plan as of June 12, 2023 (incorporated by reference to Exhibit 4.15 to Metals Acquisition Limited’s Shell Company Report on Form 20-F filed on June 22, 2023).

10.18†

Metals Acquisition Limited 2023 Employee Stock Purchase Plan as of June 12, 2023 (incorporated by reference to Exhibit 4.15 to Metals Acquisition Limited’s Shell Company Report on Form 20-F filed on June 22, 2023).

10.19†

Metals Acquisition 2023 Non-Employee Directors Deferred Unit Plan as of June 12, 2023 (incorporated by reference to Exhibit 4.15 to Metals Acquisition Limited’s Shell Company Report on Form 20-F filed on June 22, 2023).

10.20

Form of Indemnification Agreement, dated as of July 28, 2021, between Metals Acquisition Corp and each of its officers and directors (incorporated by reference to Exhibit 10.5 to Metals Acquisition Corp’s Current Report on Form 8-K filed on August 3, 2021).

10.21

Warrant Agreement, dated as of June 6, 2023 by and between Metals Acquisition Limited and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to Metals Acquisition Limited’s Shell Company Report on Form 20-F filed on June 22, 2023).

21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 8.1 to Metals Acquisition Limited’s Shell Company Report on Form 20-F filed on June 22, 2023).
23.1*	Consent of Marcum LLP, independent registered accounting firm for Metals Acquisition Corp.
23.2*	Consent of Ernst & Young LLP, independent registered accounting firm for Metals Acquisition Corp.
23.3*	Consent of Deloitte Touche Tohmatsu, independent registered public accounting firm for Cobar Management Pty. Limited.
23.4*	Consent of Ogier (Jersey) LLP (included as part of Exhibit 5.1).
23.5*	Consent of Paul Hastings LLP (included as part of Exhibit 5.2).
23.6*	Consent of Behre Dolbear Australia Pty Ltd.
23.7*	Consent of Cube Consulting Pty Ltd.
23.8*	Consent of Jan Coetzee.
24.1*	Power of Attorney (included on signature pages).
96.1

Technical Report – CSA Copper Mine – New South Wales – Australia, effective as of April 18, 2023, by Behre Dolbear Australia Minerals industry consultants and other qualified persons (incorporated by reference to exhibit 96.1 to the Registration Statement on Form F-4 (File. No. 333-269007), filed with the SEC on May 9, 2023).

107*	Calculation of Filing Fee Tables.
*	Filed herewith

†	Indicates a management contract or any compensatory plan, contract or arrangement.
#

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Company customarily and actually treats that information as private or confidential and the omitted information is not material.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the Registrant is relying on Rule 430B:
(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
2.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Perth, Australia, on June 30, 2023.

METALS ACQUISITION LIMITED
By:	/s/ Michael James McMullen
Name: Michael James McMullen
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Michael James McMullen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for his or her or in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1, or other appropriate form and all amendments thereto, including post-effective amendments, of Metals Acquisition Limited, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Michael James McMullen	Chief Executive Officer and Director	June 30, 2023
(Principal Executive Officer)

/s/ Marthinus (Jaco) J. Crouse	Chief Financial Officer	June 30, 2023
(Principal Financial and Accounting Officer)

/s/ Neville Joseph Power	Chairman of the Board of Directors	June 30, 2023

/s/ John Rhett Miles Bennett	Director	June 30, 2023

/s/ Rasmus Kristoffer Gerdeman	Director	June 30, 2023

/s/ Charles D. McConnell	Director	June 30, 2023

/s/ Patrice E. Merrin	Director	June 30, 2023

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Metals Acquisition Limited, has signed this registration statement in the City of Fort Worth, State of Texas, on June 30, 2023.

By:	/s/ John Rhett Miles Bennett
Name: John Rhett Miles Bennett
Title: Authorized Representative